SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant   [x]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CROCKER REALTY TRUST, INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6 (i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                          CROCKER REALTY TRUST, INC.
                          433 PLAZA REAL, SUITE 335
                          BOCA RATON, FLORIDA 33432

                               August 30, 1996

To the Stockholders of
     CROCKER REALTY TRUST, INC.:

     You are cordially invited to attend a special meeting (the "Special Meeting") of stockholders of Crocker Realty Trust, Inc. (the "Company") to be held at 10:00 a.m. on Friday, September 20, 1996, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida.

     As described in the enclosed Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1996, by and among Highwoods Properties, Inc. ("Highwoods"), Cedar Acquisition Corporation, a subsidiary of Highwoods ("CAC"), and the Company (the "Merger Agreement") and the transactions contemplated by the Merger Agreement, including the merger of CAC with and into the Company (the "Merger"). Pursuant to the Merger Agreement, the Company will become a subsidiary of Highwoods, and each outstanding share of the Company's common stock will be converted in the Merger into the right to receive $11.05243 in cash, without interest. In addition, stockholders will receive a special cash dividend of $0.60411 per share representing their interest in certain assets of the Company that Highwoods is not acquiring.

     Your Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its stockholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     Only holders of common stock of record at the close of business on August 26, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     The agreement of holders of 77.1% of the Company's common stock to (i) vote in favor of the Merger and the transactions contemplated by the Merger Agreement and (ii) to grant CAC a proxy with respect to such holders' shares of common stock of the Company in respect of certain matters, including the Merger, will mean that there will be sufficient votes cast for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement to ensure its passage without the vote of any other stockholders. Under Maryland law, stockholders of the Company do not have dissenters' rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

     You are urged to read the enclosed Proxy Statement, which provides you with a description of certain of the terms of the proposed Merger. A copy of the Merger Agreement is included as Appendix A to the enclosed Proxy Statement. As more fully described in the enclosed Proxy Statement, certain members of the Company's management and Board of Directors may receive economic benefits as a result of the Merger, including (i) benefits derived from their ownership of shares of the Company's common stock and options or warrants to purchase shares of the Company's common stock, (ii) benefits pursuant to severance agreements entered into between the Company and certain executives in connection with the Merger and (iii) benefits associated with the formation of a new entity, controlled by the two principal stockholders of the Company and to be operated by the Company's current senior management, which will hold certain assets currently held by the Company.

     It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage paid envelope. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. The giving of a proxy will not affect your right to vote in the event that you attend the Special Meeting.

     Please do not send in your stock certificate at this time. In the event that the Merger is approved by the requisite vote of the Company's stockholders, you will be sent a letter of transmittal for that purpose promptly after the Merger is consummated.

                                          Sincerely,



                                          /s/Thomas J. Crocker
                                          --------------------
                                          THOMAS J. CROCKER

                          CROCKER REALTY TRUST, INC.
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON FRIDAY, SEPTEMBER 20, 1996

TO OUR STOCKHOLDERS:

     A special meeting of stockholders (the "Special Meeting") of Crocker Realty Trust, Inc., a Maryland corporation (the "Company"), will be held at 10:00 a.m. (local time), on Friday, September 20, 1996, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, for the following purposes:

    1. To approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Highwoods Properties, Inc., a Maryland corporation ("Highwoods"), Cedar Acquisition Corporation, a Maryland corporation and a subsidiary of Highwoods ("CAC"), and the Company, pursuant to which, among other things, (a) CAC will be merged with and into the Company (the "Merger"); (b) each share of common stock, par value $0.01 per share, of the Company (other than shares held by the Company or Highwoods or any wholly-owned subsidiary of Highwoods or the Company which will be cancelled) will be converted automatically into the right to receive $11.05243 in cash, without interest; and (c) the Company will become a subsidiary of Highwoods, all as more fully described in the accompanying Proxy Statement.

    2. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on August 26, 1996, the record time and date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Special Meeting.

     Under Maryland law, stockholders of the Company do not have dissenters' rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

     The Company's Proxy Statement accompanies this Notice of Special Meeting. A list of stockholders entitled to notice of the Special Meeting shall be available for inspection by any stockholder, during regular business hours, for a period of ten days prior to the Special Meeting at the principal office of the Company, 433 Plaza Real, Suite 335, Boca Raton, Florida, and at the Special Meeting.

     To ensure that a quorum is present for the Special Meeting and at any adjournment or postponement thereof, and that your shares are voted at the Special Meeting, please vote, sign, date and promptly return the enclosed proxy form in the envelope provided. Proxies may be revoked at any time prior to the Special Meeting by giving written notice of revocation to the Company's Secretary, by giving a later dated proxy, or by attending the Special Meeting and voting in person.

                                          By Order of the Board of Directors,



                                          /s/Thomas J. Crocker
                                          --------------------
                                          Thomas J. Crocker

August 30, 1996

             ------------------------------------------------------
             433 PLAZA REAL - SUITE 335 - BOCA RATON, FLORIDA 33432
                       (407) 395-9666 - FAX (407) 394-7712

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME.

                               PROXY STATEMENT
                          CROCKER REALTY TRUST, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On September 20, 1996
                        --------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Crocker Realty Trust, Inc., a Maryland corporation (the "Company"), from holders of outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), for use at a special meeting (the "Special Meeting") of the stockholders of the Company (the "Stockholders") to be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, at 10:00 a.m. (local time) on Friday, September 20, 1996, and at any adjournment or postponement thereof (the "Special Meeting").

     At the Special Meeting, the Stockholders will be asked to consider and act upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Highwoods Properties, Inc., a Maryland corporation ("Highwoods"), Cedar Acquisition Corporation, a Maryland corporation and a subsidiary of Highwoods ("CAC"), and the Company, pursuant to which, among other things, (i) CAC will be merged with and into the Company (the "Merger"); (ii) each share of Common Stock (other than shares held by the Company or Highwoods or any wholly-owned subsidiary of Highwoods or the Company which will be cancelled) will be converted automatically into a right to receive $11.05243 in cash, without interest (the "Merger Consideration"); and
(iii) the Company will become a subsidiary of Highwoods, all as more fully described in this Proxy Statement.

     You are requested to complete, date and sign the accompanying proxy and return it to the Company in the enclosed postage prepaid envelope. Your proxy may be revoked at any time prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by giving a later dated proxy or by attending the Special Meeting and voting in person. Proxies duly executed and received in time for the Special Meeting will be voted in accordance with the Stockholder's instructions. Proxies that are submitted without voting instructions will be voted as follows:

     1. FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     2. In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on August 26, 1996, the record time and date fixed by the Board of Directors (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 29,108,007 outstanding shares of Common Stock. All holders of issued and outstanding shares of Common Stock are entitled to vote on the Merger Agreement and the transactions contemplated thereby, including the Merger. The affirmative vote of two-thirds of the votes entitled to be cast by holders of outstanding shares of Common Stock is required for approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Abstentions and broker non-votes will, if present, be counted for purposes of establishing a quorum at the Special Meeting but will not be counted for purposes of the number of votes cast at the Special Meeting for the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The Board of Directors has approved the Merger and declared it advisable to the Stockholders. In addition, AP CRTI Holdings, L.P., a Delaware limited partnership ("Apollo"), AEW Partners, L.P., a Delaware limited partnership ("AEW"), Thomas J. Crocker, Richard S. Ackerman, Robert E. Onisko and Mr. Crocker's wife (collectively, the "Sellers"), which together own 77.1% of the outstanding Common Stock, have agreed to (i) vote in favor of the Merger or any other transaction contemplated by the Merger Agreement, and (ii) grant CAC a proxy with respect to their Common Stock in respect of certain matters, including the Merger and the other transactions contemplated by the Merger Agreement. Therefore, there will be a quorum at the Special Meeting and sufficient votes cast for approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, to ensure its passage without the vote of any other Stockholder.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     Stockholders are urged to read and consider carefully the information contained in this Proxy Statement and to consult with their personal financial and tax advisors.

     This Proxy Statement and the accompanying form of proxy are first being mailed to holders of the Common Stock on or about August 30, 1996.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY OR HIGHWOODS SINCE THE DATE HEREOF.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Summary.............................................................      2
The Special Meeting.................................................     13
  Matters to Be Considered at the Special Meeting...................     13
  Record Date and Voting............................................     13
The Parties to the Merger...........................................     16
  The Company.......................................................     16
  Highwoods.........................................................     41
  CAC...............................................................     41
Selected Financial Data.............................................     42
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.............................................     45
Management..........................................................     53
  Directors and Executive Officers..................................     53
  Committees of the Board of Directors..............................     56
  Executive Compensation............................................     57
  Stock Option Plan.................................................     59
  Transactions with Apollo and its Affiliates.......................     61
  Transactions with the Executive Officers..........................     62
The Merger..........................................................     63
  General...........................................................     63
  Background of the Merger...........................................    63
  Reasons for the Merger.............................................    64
  Opinion of Financial Advisor.......................................    66
The Merger Agreement.................................................    70
  Effective Time.....................................................    70
  The Merger.........................................................    70
  Representations and Warranties.....................................    72
  Conduct of Business Pending the Merger.............................    72
  Employee Arrangements..............................................    73
  Company Stock Options..............................................    73
  Indemnification and Insurance......................................    74
  Solicitation of Transactions.......................................    75
  Other Agreements...................................................    75
  Conditions Precedent to the Merger.................................    76

                                                                        PAGE
                                                                        ----
  Termination........................................................    77
  Fees and Expenses..................................................    78
  Amendment and Waivers..............................................    78
  Excluded Assets....................................................    78
The Stock Purchase Agreement.........................................    81
  Voting Agreement; Proxy............................................    81
  Conditions to Closing..............................................    81
  Effect of the Stock Purchase Agreement.............................    82
Dissenters' Rights...................................................    83
Interests of Certain Persons in the Merger...........................    83
  Benefit Plans......................................................    83
  Company Stock Options..............................................    84
  Excluded Assets....................................................    85
Certain Federal Income Tax Consequences to Common Stockholders.......    86
Security Ownership of Certain Beneficial Owners and Management.......    87
  Affiliates of the Company..........................................    88
  Stockholders Agreement.............................................    89
  Registration Rights................................................    89
Independent Public Auditors..........................................    90
Other Matters........................................................    90
Stockholder Proposals................................................    90
Additional Information...............................................    90

APPENDICES:
     Appendix A--Agreement and Plan of Merger
     Appendix B--Schedule of Excluded Properties
     Appendix C--Opinion of Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
INDEX TO FINANCIAL STATEMENTS........................................   F-1

                                   SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement or in the documents attached as Appendices hereto. Each Stockholder is urged to give careful consideration to all of the information contained in this Proxy Statement and the Appendices before voting.

THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The Special Meeting is scheduled to be held at 10:00 a.m. (local time), on Friday, September 20, 1996 at the Boca Raton Marriott, 5150 Town Center Circle in Boca Raton, Florida. At the Special Meeting, Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) such procedural matters, including, without limitation, potential adjournments of the Special Meeting, and such other matters as may properly be brought before the Special Meeting. See "THE SPECIAL MEETING--Matters to be Considered at the Special Meeting" and "OTHER MATTERS."

RECORD DATE AND VOTING

     The Board of Directors has fixed the close of business on August 26, 1996 as the Record Date for the Special Meeting. At the close of business on the Record Date, there were 29,108,007 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 60 Stockholders of record. Each holder of Common Stock on the Record Date will be entitled to one vote for each share of Common Stock held of record upon each matter properly submitted at the Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved. See "THE SPECIAL MEETING--Record Date and Voting."

VOTE REQUIRED; REVOCABILITY OF PROXIES

     The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The required vote of the Stockholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Stockholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Proxies may be revoked prior to the proxy being voted by following the procedures described in this Proxy Statement. See "THE SPECIAL MEETING--Record Date and Voting--Vote Required; Revocability of Proxies."

     STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES REPRESENTING COMMON STOCK ("COMPANY STOCK CERTIFICATES") WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, COMPANY STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN THE COMPANY LETTER OF TRANSMITTAL (AS HEREINAFTER DEFINED), WHICH WILL BE SENT TO STOCKHOLDERS BY THE EXCHANGE AGENT (AS HEREINAFTER DEFINED) PROMPTLY AFTER THE EFFECTIVE TIME (AS HEREINAFTER DEFINED).

THE PARTIES TO THE MERGER
THE COMPANY

     Unless the context otherwise requires, the term "Company" as used in this section of "SUMMARY" and in "THE PARTIES TO THE MERGER--The Company" includes Crocker Realty Trust, Inc. and its subsidiaries. The material subsidiaries are:
AP Southeast Portfolio Partners, L.P. ("Financing Partnership"); AP Fontaine III Partners, L.P. ("Fontaine Partnership"); Crocker Realty Management, Inc. ("Management Subsidiary"); Southeast Realty Options Corp. ("Land Options Subsidiary"); Crocker Realty Investors, Inc. ("CRI"); CRT Benjamin Center, Inc.; CRT Florida Holdings, Inc.; CRT South Carolina Development I, Inc.; CRT Tennessee Holdings Corp.; and CRT Leasing, Inc. ("Leasing Company").

     Crocker Realty Trust, Inc. is a fully-integrated real estate company with in-house expertise in the management, leasing, acquisition, development and construction of office properties. The Company owns 70 Class A office properties, aggregating approximately 5.7 million rentable square feet (collectively, the "Properties"), in 16 markets in Florida, North Carolina, South Carolina, Tennessee, Georgia, Virginia and Alabama (the "Company Markets"). Based on rentable square feet, the Company owns and operates the largest portfolio consisting exclusively of Class A office properties in the Southeastern United States (as hereinafter defined) that is held by a public company. Class A office properties refer to those office properties generally considered to have excellent location and access, attract high quality tenants, be well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The majority of the Properties are located in suburban office parks. The Company also owns approximately 258 acres of undeveloped land (the "Land") and options to acquire up to approximately 47 acres of undeveloped land (the "Land Options"), which Land and land subject to the Land Options are available for future development of 4 million and 485,000 rentable square feet, respectively, all strategically located adjacent to certain of the Properties. The Land is among certain of the assets that will be effectively removed from the Company prior to the Merger and held by an entity, the interests of which will be held by certain of the Stockholders, as more fully described under "THE MERGER AGREEMENT--Excluded
Assets." The Company also maintains a third-party property, asset and construction management business and a leasing and brokerage business (83% of 1995 pro forma revenues from which were attributable to affiliates of the Company). The Company qualified as a real estate investment trust (a "REIT") for federal income tax purposes commencing with its taxable year ended December 31, 1995 and made an election to be taxed as a REIT for such year.

     Sixty-three of the Properties are located in 20 suburban office parks, with the remainder also located in suburban areas. The Properties are in high growth regions of the Southeast and are strategically located for ease of access and proximity to transportation corridors. As used herein, the "Southeast" or "Southeastern United States" refers to Alabama, Delaware, Florida, Georgia, Kentucky, Maryland, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, West Virginia and Washington, D.C., collectively, a region which has experienced a greater growth in population, household formation and employment than the United States as a whole. The Properties are well maintained and professionally managed, with high quality amenities and lush landscaping. The Properties are either new or competitive with new buildings. The Properties were developed from 1980 to 1991 (with a weighted average age of approximately nine years). The majority of the Properties were acquired by the Company or its predecessors in 1993 near the end of a downturn in commercial real estate markets that resulted from the over-building of the 1980's.

     The Properties are leased as of December 31, 1995 to approximately 570 tenants representing a diverse group of local, regional, national and international companies. Leases generally are medium-term and provide for the recovery of operating costs through either a full pass-through to tenants or the recovery of increases over a stated cost base. See "THE PARTIES TO THE MERGER--The Company--Business and Properties--Leases." As of December 31, 1995, the Properties were approximately 93.6% leased, with no one tenant representing more than 3.3% of the Company's Annual Base Rent (as hereinafter defined) and with only 12 tenants individually representing more than 1.0% each. See "THE PARTIES TO THE MERGER--The Company--Business and Properties--Tenants."

     The Company also conducts third-party property, asset and construction management businesses and a leasing and brokerage business, which includes the management of approximately 2.2 million rentable square feet of space. Revenue from such activities was approximately $2.7 million on a pro forma basis for 1995, 83% of which was attributable to affiliates of the Company.

     The Company is a Maryland corporation. The Company's executive offices are located at 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, and its telephone number is (407) 395-9666. The Company maintains regional offices in Boca Raton, Florida, Charlotte, North Carolina, Atlanta, Georgia, and Memphis, Tennessee, with a senior asset manager resident in each office. See "THE PARTIES TO THE MERGER--The Company."

     RECENT DEVELOPMENTS. The Company has implemented its strategies to expand its presence in existing markets and to enter new markets within the Southeastern United States. The Company has financed such expansion through private placements of Common Stock to sophisticated institutions and the assumption of indebtedness related to certain of the Properties acquired.

     Acquisitions.

     In two transactions that occurred in December 1995 and January 1996, the Company acquired an aggregate of 20 Class A office buildings (approximately 1.3 million rentable square feet) and approximately 294 acres of undeveloped land (of which the Company sold 48 acres and entered into a contract to sell 15 acres). Consistent with the Company's strategy, the recent acquisitions were each accomplished on a privately negotiated basis and at prices which the Company believes to be below replacement cost. Each of the newly acquired buildings is consistent with the Company's standards with respect to quality and location.

     Sabal  Acquisition.  On  December  29,  1995,  the  Company  completed  the acquisition (the "Sabal Acquisition") of 11 Class A office buildings and approximately 278 acres of undeveloped land within the Sabal Park office park in Tampa, Florida, from subsidiaries of Stone and Webster Incorporated for an aggregate cash consideration of $42.5 million. Prior to the Sabal Acquisition, the Company owned six buildings (aggregating 334,000 rentable square feet) in Sabal Park. The buildings acquired consist of an aggregate of 571,000 square feet, had an occupancy rate in excess of 95% at December 31, 1995 and generated net operating income for 1995 of approximately $3.8 million. The allocated purchase price for the buildings was $29.5 million (equivalent to approximately $51.66 per square foot). Based on net operating income in 1995, the capitalization rate was 12.9% on the Sabal Acquisition. The allocated purchase price for the undeveloped land was $13.0 million. In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land acquired to Security Capital Industrial Trust for $2.9 million, resulting in a net gain of 15.4% on the land sold. The land to be sold is industrial land that is not suitable for office development. The land to be held by the Company is expected to be suitable for possible future development of approximately 3.4 million rentable square feet of office space. In connection with the Sabal Acquisition, the Company hired five former employees of Stone and Webster Incorporated who continue to perform leasing and property management functions at Sabal Park.

     Towermarc Acquisition. On January 16, 1996, the Company completed the acquisition (the "Towermarc Acquisition") from affiliates of Towermarc Corporation of (i) nine Class A office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) approximately 16 acres of undeveloped land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, for an aggregate consideration of $81.4 million. The buildings acquired consist of an aggregate of 683,000 square feet, had a 95% occupancy rate at December 31, 1995 and generated net operating income for 1995 of approximately $7.5 million. The purchase price for the buildings was $78.0 million (equivalent to approximately $114.20 per square foot). Based on net operating income in 1995, the capitalization rate was 9.6% on the acquisition. Of the nine buildings, five are located in suburban Memphis, three in the Westshore area of Tampa and one in Jacksonville's Deerwood Park development. The purchase price for the undeveloped land was $3.4 million. The land is expected to be suitable for possible future development of approximately 300,000 rentable square feet of office space. The purchase price was paid by the Company as follows: approximately $67.2 million in the form of assumption of indebtedness, 1,687,939 unregistered shares of Common Stock and approximately $900,000 cash. In connection with the Towermarc Acquisition, the Company established a regional office in Memphis and hired 15 former employees of Towermarc Corporation who will continue to perform leasing and asset and property management in Memphis, Tampa and Jacksonville.

     Financing Transactions.

     In addition to the assumption of indebtedness and issuance of shares in connection with the Towermarc Acquisition, the Company has capitalized on its ability to finance its activities through the sale of its equity securities and the establishment of credit facilities. Since its formation, the Company has directly negotiated and consummated two private placements of Common Stock. The Company has also recently entered into a line of credit facility.

     AEW Private Placement. On July 28, 1995, the Company entered into a commitment to sell 8,818,231 unregistered shares of Common Stock to AEW in a private placement transaction for $64,808,553 (approximately $7.35 per share, subject to adjustment). The closing price of the Common Stock on the day prior to the commitment was $7.25. The net proceeds from the sale, which was consummated on December 28, 1995, were used to repay $20 million of indebtedness and to fund the Sabal Acquisition.

     Fortis Private Placement. On January 9, 1996, the Company contracted to sell 1,875,000 unregistered shares of Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company (collectively, "Fortis"), in a private placement transaction for $15 million ($8.00 per share). The closing price of the Common Stock on the date prior to the contract was $8.875. The net proceeds from the sale to Fortis, which was consummated on January 12, 1996, were used to pay down certain indebtedness assumed in connection with the Towermarc Acquisition and for other general corporate purposes.

     Line of Credit. On March 20, 1996, the Company entered into an agreement with The First National Bank of Boston for a full recourse $20 million secured revolving credit facility (the "Line of Credit"). The Line of Credit has a term of three years and bears interest at either the London Interbank Offering Rate ("LIBOR") plus 175 basis points or The First National Bank of Boston's Base Rate plus 75 basis points, at the Company's option. The Line of Credit is available to fund acquisitions and development activities, as well as for the refinancing of indebtedness and for general corporate purposes, and is subject to customary covenants and reporting requirements.

     DISTRIBUTION POLICY. On July 8, 1996, the Company paid its second quarterly distribution of $0.15 per share to Stockholders of record on July 1, 1996. On March 8, 1996, the Company announced a distribution of $0.15 per share which was paid on April 3, 1996 to Stockholders of record on March 20, 1996. On an annualized basis, this represents a distribution of $0.60 per share. Also on March 8, 1996, the Company announced a special dividend of $0.03 per share paid on March 28, 1996 and related to the Company's REIT dividend distribution requirements. In order to maintain its qualification as a REIT, the Company must make annual distributions to its Stockholders of at least 95% of its REIT taxable income

(which does not include capital gains). Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements.

     Pursuant to the Merger Agreement, the Company is permitted to pay quarterly dividends on shares of Common Stock in an amount not exceeding $0.15 per share per quarter (or a prorated portion of such amount in the case of any portion of a quarterly dividend) through the Closing Date (as hereinafter defined). The Company intends to pay dividends in the period prior to the Closing Date such that each share of Common Stock will earn a dividend of $0.15 per quarter (or a prorated portion of such amount in the case of any portion of a quarterly dividend).

     The Company has declared a special distribution to Stockholders of $0.60411 per share, payable on August 30, 1996 to Stockholders of record at the close of business on August 26, 1996, which distribution will represent the per share portion of the Excluded Assets (as hereinafter defined). See "THE MERGER AGREEMENT--Excluded Assets."

HIGHWOODS AND CAC

     Highwoods is a self-administered and self-managed REIT that owns and operates a portfolio of 201 properties (the "Highwoods Properties") located in Raleigh-Durham, Winston-Salem/Greensboro (the "Piedmont Triad") and Charlotte, North Carolina; Nashville, Tennessee; and Richmond, Virginia. The Highwoods Properties consist of 103 suburban office properties and 98 industrial (including 62 service center) properties, contain an aggregate of approximately
10.4 million rentable square feet and are leased to approximately 1,100 tenants. At June 30, 1996, the Highwoods Properties were 95% leased. Highwoods also owns approximately 221 acres of land for future development. All of the development land is zoned and available for office and industrial development, 184 acres of which have utility infrastructure already in place.

     Highwoods was incorporated in Maryland in February 1994. Its executive offices are located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, and its telephone number is (919) 872-4924. Highwoods also maintains regional offices in the Piedmont Triad, Charlotte, Richmond and Nashville. See "THE PARTIES TO THE MERGER--Highwoods."

     Cedar Acquisition Corporation is a Maryland corporation and a subsidiary of Highwoods. Pursuant to the terms of the Merger Agreement, at the Effective Time, CAC will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation"). CAC's principal offices are c/o Highwoods Properties, Inc. at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 and its telephone number is (919) 872-4924. See "THE PARTIES TO THE MERGER--CAC."

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Stockholders, and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     In reaching its unanimous determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Stockholders, the Board of Directors considered a number of factors, as more fully described under "THE MERGER-- Background of the Merger" and "THE MERGER--Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

Merrill Lynch, Pierce, Fenner & Smith Incorporated, an independent investment banking firm ("Merrill Lynch"), has rendered its opinion to the Board of Directors to the effect that the cash consideration to be received by the Stockholders pursuant to the Merger Agreement together with a distribution of the value per share of Excluded Assets in the form of a Special Dividend (as hereinafter defined) is fair to the Stockholders (other than Highwoods and its affiliates and the Stockholders who will have an interest in the Excluded Assets after the Merger and their affiliates) from a financial point of view as of the date such opinion was rendered. Merrill Lynch also participated as the Company's advisor in the negotiations with Highwoods concerning the cash consideration and the structure of the Merger. A copy of the August Opinion (as hereinafter defined), which sets forth the matters considered by Merrill Lynch, is attached to this Proxy Statement as Appendix C and should be read in its entirety.

THE MERGER AGREEMENT

THE MERGER

     Subject to the provisions of the Merger Agreement, as of the Effective Time, each issued and outstanding share of Common Stock, other than those shares held by the Company, Highwoods or any wholly-owned subsidiary of the Company or Highwoods, will be converted into and represent the right to receive $11.05243 in cash, and CAC will be merged with and into the Company, with the Surviving Corporation thereby becoming a subsidiary of Highwoods. Following consummation of the Merger, Stockholders will not, by virtue of the Merger, own shares of capital stock of Highwoods and, therefore, will not participate in the growth, if any, of Highwoods and/or its stock price. Moreover, Stockholders, other than the two principal Stockholders and the Company's senior management, will not participate as owners of a newly formed entity which will purchase certain assets currently owned by the Company. See "THE MERGER AGREEMENT--Effective Time," "THE MERGER AGREEMENT--The Merger" and "THE MERGER AGREEMENT--Excluded Assets."

EXCLUDED ASSETS

     In the course of the negotiations leading to the Merger Agreement, the Company and Highwoods were unable to agree on a mutually acceptable price for certain assets of the Company that were not producing current income (the "Excluded Assets"). These Excluded Assets primarily consist of undeveloped land and contracts to acquire certain new properties. The current book value of the Excluded Assets is approximately $17.2 million. The Excluded Assets include approximately 237 acres of undeveloped land in Tampa, Florida, approximately 8.5 acres of undeveloped land in Memphis, Tennessee, approximately eight acres of undeveloped land in Greenville, South Carolina and approximately four acres of undeveloped land in Boca Raton, Florida, whose current book values are approximately $11.7 million, $3.0 million, $1.7 million and $0.8 million, respectively. The current book values and fair market values of the other Excluded Assets are not, in the aggregate, material to the Company and its subsidiaries as a whole. The current book value of each Excluded Asset which is land is the price that the Company paid to acquire such Excluded Asset. The current book value of each Excluded Asset which is not land is $0. The Excluded Assets also include a receivable due from Leasing Company in the amount of $12.1 million and created in connection with the Sabal Acquisition. Because such receivable is among the Excluded Assets, it will be effectively cancelled in the Newco Transaction (as hereinafter defined). In addition, Highwoods indicated that its willingness to pay the price it was offering for the Company depended on certain contingent liabilities (the "Excluded Liabilities") being effectively removed from the Company prior to the Merger. See "THE MERGER AGREEMENT--Excluded Assets." The Company believes that the sale of the Excluded Assets for their fair market value to one or more buyers unaffiliated with the Company could not be achieved in the short term. Accordingly, the Company determined that in order to maximize the value of the Merger to the

Stockholders, it was necessary to form a new entity ("Newco") that would own the Excluded Assets and assume the Excluded Liabilities at or prior to the Merger. The Company determined that the most efficient method of distributing the fair market value of Newco to all of its Stockholders would be to (i) organize Newco as a private company controlled by the two principal Stockholders and operated by the Company's current senior management, (ii) sell the Excluded Assets, subject to the Excluded Liabilities, to Newco for cash in an amount equal to the net fair market value of the Excluded Assets and Excluded Liabilities, (the "Newco Transaction") and (iii) distribute to all of the Stockholders the proceeds of the Newco Transaction in the form of a special cash dividend (the "Special Dividend"). The price paid in the Newco Transaction was $18 million, or $0.60411 per share of Common Stock, and was determined by negotiation between Newco and a special committee of the Board of Directors of the Company (the "Special Committee"). The Special Committee consists of two directors who are not affiliated with either Apollo or AEW and are not officers of the Company. Merrill Lynch acted as financial advisor to the Special Committee in the negotiations with Newco.

SOLICITATION OF TRANSACTIONS

     The Company has agreed not to solicit or encourage any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Competing Transaction (as hereinafter defined), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquires or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction. See "THE MERGER AGREEMENT--Solicitation of Transactions."

CONDITIONS PRECEDENT TO THE MERGER

     Consummation of the Merger is subject to various conditions including, among others: (i) approval and adoption of the Merger by the requisite vote of the Stockholders and (ii) the absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction restraining, enjoining or prohibiting consummation of the Merger. In addition, Highwoods' obligation to consummate the Merger is subject to the condition, among others, that the Company meets the requirements for qualification as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), except under certain conditions. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

     If Highwoods becomes the beneficial owner of a majority of the outstanding shares of Common Stock prior to the Effective Time, consummation of the Merger is subject to only the following conditions: (i) approval and adoption of the Merger by the requisite vote of the Stockholders and (ii) the absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction restraining, enjoining or prohibiting consummation of the Merger. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger" and "THE STOCK PURCHASE AGREEMENT."

TERMINATION

     The Merger  Agreement may be terminated at any time prior to the earlier of
(i) such time as Highwoods becomes the owner, directly or indirectly, of a majority of the Common Stock and (ii) the Effective Time, whether before or after approval by the Stockholders of the Merger: (a) by mutual written consent of Highwoods and the Company; (b) by Highwoods, upon a Terminating Company
Breach (as hereinafter defined); provided that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Highwoods may not terminate the Merger Agreement pursuant to the provisions described in this clause (b); (c) by the Company, upon a Terminating Highwoods Breach (as hereinafter defined); provided that, if such Terminating Highwoods Breach is curable by Highwoods through the exercise of its reasonable best efforts and for so long as Highwoods continues to exercise such reasonable best efforts, the Company may not terminate the Merger Agreement pursuant to the provisions described in this clause (c); (d) by Highwoods, if the Company does not meet the requirements for qualification as a REIT under Sections 856-860 of the Code; provided that, if the Company does not meet such requirements for qualification as a result of any action or omission of (or any action or omission taken at the direction of) Highwoods or due to the inaccuracy of the representation of Highwoods contained in the Merger Agreement and related to the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement (as hereinafter defined) upon the Company's status as a REIT, Highwoods will not have the right to terminate this Agreement pursuant to the provisions described in this clause (d); (e) by Highwoods or the Company, if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to the provisions described in this clause (e) shall have used commercially reasonable best efforts to remove such injunction or overturn such action; or (f) by either Highwoods or the Company, if the Special Meeting shall have concluded without the Company having obtained the required stockholder approval. See "THE MERGER AGREEMENT--Termination."

THE STOCK PURCHASE  AGREEMENT

     The Sellers have entered into a stock purchase agreement, dated as of April 29, 1996, with Highwoods and CAC (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, each Seller has agreed that, during the Term (as hereinafter defined), at any meeting of the Stockholders, and in any action by written consent of the Stockholders, it will (a) vote its shares of Common Stock in favor of the Merger or any other transaction contemplated by the Merger Agreement; (b) vote its shares of Common Stock against any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (c) vote its shares of Common Stock against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iii) any change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Highwoods; (iv) any change in the capitalization or dividend policy of the Company in effect as of the date of the Stock Purchase Agreement or (v) any other material change in the Company's corporate structure or business. Each Seller has granted CAC, or any nominee of CAC, such Seller's irrevocable proxy and attorney-in-fact to vote or act by written consent with respect to all of such Seller's shares of Common Stock in respect of any of the matters with respect to which the Seller has agreed to vote its shares of Common Stock and described in the immediately preceding sentence. The closing under the Stock Purchase Agreement is subject to various conditions. See "THE STOCK PURCHASE AGREEMENT."

     A majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting constitutes a quorum for purposes of the Special Meeting. Approval of the Merger requires the affirmative vote of two-thirds of the shares of Common Stock outstanding and entitled to vote thereon. Therefore, the agreement by the Sellers, who in the aggregate own 77.1% of the outstanding shares of Common Stock, to (i) vote in favor of the Merger or any other transaction contemplated by the Merger Agreement and (ii) grant CAC a proxy with respect to their shares of Common Stock in respect of certain matters, including the Merger and the other transactions contemplated by the Merger Agreement, will mean that there will be a quorum at the Special Meeting and sufficient votes cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any other Stockholder. Moreover, if the closing under the Stock Purchase Agreement occurs prior to the Record Date of the Special Meeting, a quorum will be present at the Special Meeting and sufficient votes will be cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any other Stockholder, assuming CAC votes the shares of Common Stock purchased at such closing in favor of approval and adoption of the Merger Agreement. If a closing under the Stock Purchase Agreement occurs prior to the Effective Time, there will be fewer conditions to consummation of the Merger than if such closing does not occur. See "THE MERGER AGREEMENT-- Conditions Precedent to Merger" and "THE STOCK PURCHASE AGREEMENT."

DISSENTERS' RIGHTS

     Under Maryland law, Stockholders do not have dissenters" rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. See "DISSENTERS' RIGHTS."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and of the Board of Directors may receive economic benefits as a result of the Merger, including benefits pursuant to certain severance agreements entered into between the Company and certain executives in connection with the Merger. See "MANAGEMENT-- Executive Compensation--Severance Agreements Entered into in Connection with the Merger." In addition, certain directors and executive officers of the Company hold Common Stock as well as options to purchase Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Furthermore, the Excluded Assets will be owned by Newco, a private company to be controlled by one or more of the principal Stockholders and to be operated by the Company's current management. The proceeds of the Newco Transaction will be distributed to all of the Stockholders. See "THE MERGER AGREEMENT--Excluded Assets." For additional information concerning such benefits, shareholdings, options and other interests of certain persons in the Merger, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO COMMON STOCKHOLDERS

     The Merger will be a taxable transaction to Stockholders. For federal income tax purposes, Stockholders will generally recognize gain or loss in the Merger in an amount determined by the difference between the cash received and their tax basis in the Common Stock exchanged therefor. For further information regarding certain federal income tax consequences to Stockholders, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO COMMON STOCKHOLDERS."

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of August 26, 1996, the directors and executive officers of the Company beneficially owned, in the aggregate, 776,262 shares of Common Stock (excluding certain shares which could be acquired upon the exercise of options), representing approximately 2.7% of the Company's outstanding shares. To the knowledge of the Company, such directors and executive officers of the Company intend to vote their outstanding shares of Common Stock for the approval and adoption of the Merger Agreement. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

MARKET PRICES OF COMMON STOCK

     The Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "CKT." On April 26, 1996, the last trading day before the public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share of Common Stock were $10.25 and $10.00, respectively. On August 28, 1996, a recent trading day prior to the date of this Proxy Statement, the reported closing sale price per share of Common Stock was $11.00. For additional information concerning historical market prices of the Common Stock, see "THE PARTIES TO THE MERGER--The Company-- Price Range of Common Stock and Dividend History."

SELECTED CONSOLIDATED FINANCIAL DATA

The summary historical financial information of the Company set forth below should be read in conjunction with, and is qualified in its entirety by, financial statements contained in "SELECTED FINANCIAL DATA," the discussion contained in "THE PARTIES TO THE MERGER--The Company-- Capitalization" and the financial statements of the Company, properties acquired from Towermarc and Sabal (the "CRT Acquired Properties"), CRI and Crocker & Sons, Inc. (and the related notes thereto) and other financial information included elsewhere in this Proxy Statement. See "INDEX TO FINANCIAL STATEMENTS."

                         SUMMARY SELECTED FINANCIAL DATA

                                                                                                    AT OR FOR THE
                                                  AT OR FOR THE YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED
                                            -------------------------------------------------          JUNE 30,
                                                                    PREDECESSOR  PREDECESSOR    -----------------------
                                            PRO FORMA    HISTORICAL  HISTORICAL   HISTORICAL    PRO FORMA     HISTORICAL
                                              1995(1)      1995(3)     1994(4)      1993(5)     1996(1)(2)      1996
                                              -------      -------     -------      -------     ----------      ----
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue:
 Rental income and tenant
   reimbursements........................   $  66,474    $  42,489    $  37,047    $   3,813    $  35,124    $  34,604
 Management income(5)....................       2,654          770           --           --        1,173        1,162
 Interest and other(6)...................       1,233        1,007          318          155          672          671
                                            ---------    ---------    ---------    ---------    ---------    ---------
     Total revenue.......................   $  70,361    $  44,266    $  37,365    $   3,968    $  36,969    $  36,437
                                            ---------    ---------    ---------    ---------    ---------    ---------
Expenses:
 Operating expenses......................   $  15,648    $   8,632    $   5,601    $     611    $   8,970    $   8,845
 Real estate taxes and insurance.........       6,678        3,680        3,343          359        3,388        3,559
 General and administrative..............       5,189        2,813          505          135        2,896        2,896
 Cost incurred for Terminated Offering...          --           --           --           --          486          486
 Management fees.........................         444        1,289        2,122          219          203          203
 Depreciation and amortization...........      12,247        7,366        5,110          525        6,430        6,322
 Interest(7).............................      21,901       16,212       14,001        1,563       10,635       10,420
                                            ---------    ---------    ---------    ---------    ---------    ---------
     Total expenses......................   $  62,107    $  39,992    $  30,682    $   3,412    $  33,008    $  32,731
                                            =========    =========    =========    =========    =========    =========
Income before extraordinary item.........   $   8,254    $   4,274    $   6,683    $     556    $   3,961    $   3,706
                                            =========    =========    =========    =========    =========    =========
Income before extraordinary item per
 share(8)................................   $    0.31    $    0.31    $     N/A    $     N/A    $    0.15    $    0.14
                                            =========    =========    =========    =========    =========    =========
BALANCE SHEET DATA:
Real estate assets, before accumulated
 depreciation and amortization...........         N/A    $ 302,156    $ 208,544    $ 203,767    $ 375,236    $ 392,442
Real estate assets, after accumulated
 depreciation and amortization...........         N/A    $ 290,566    $ 203,265    $ 203,249    $ 358,156    $ 375,362
Total assets.............................         N/A    $ 324,676    $ 223,211    $ 221,996    $ 398,941    $ 416,147
Total debt...............................         N/A    $ 181,873    $ 160,000    $ 160,000    $ 244,267    $ 244,267
Total liabilities........................         N/A    $ 190,537    $ 165,322    $ 164,690    $ 259,456    $ 259,456
CASH FLOW INFORMATION:
Net cash flow provided by operating
 activities..............................   $  16,924    $   7,771    $  10,830    $   4,661    $  14,073    $  13,697
Net cash flow used in investing
activities...............................   $ (49,500)   $ (47,059)   $  (6,567)   $(204,243)   $ (10,039)   $ (10,039)
Net cash flow provided by (used in)
 financing activities....................   $  49,488    $  44,875    $  (5,073)   $ 200,524    $     375    $     375
OTHER DATA:
Funds from Operations(9).................   $  21,410    $  12,257    $  12,463    $   1,165    $  11,463    $  11,087
Cash dividends declared per share(10)....         N/A    $    0.20          N/A          N/A          N/A    $    0.34
Book value per share(11).................         N/A    $    5.74          N/A          N/A          N/A    $    5.80

                                           HISTORICAL
                                              1995(4)
                                              -------

OPERATING DATA:
Revenue:
 Rental income and tenant
   reimbursements........................   $  18,537
 Management income(5)....................          --
 Interest and other(6)...................         492
                                            ---------
     Total revenue.......................   $  19,029
                                            ---------
Expenses:
 Operating expenses......................   $   2,964
 Real estate taxes and insurance.........       1,619
 General and administrative..............         319
 Cost incurred for Terminated Offering...          --
 Management fees.........................       1,016
 Depreciation and amortization...........       3,018
 Interest(7).............................       6,991
                                            ---------
     Total expenses......................   $  15,927
                                            =========
 Income before extraordinary item.........   $  3,102
                                            =========
Income before extraordinary item per
 share(8)................................   $    0.25
                                            =========
BALANCE SHEET DATA:
Real estate assets, before accumulated
 depreciation and amortization...........   $ 210,655
Real estate assets, after accumulated
 depreciation and amortization...........   $ 202,681
Total assets.............................   $ 236,286
Total debt...............................   $ 160,000
Total liabilities........................   $ 168,388
CASH FLOW INFORMATION:
Net cash flow provided by operating
 activities..............................   $   6,635
Net cash flow used in investing
activities...............................   $  (3,297)
Net cash flow provided by (used in)
 financing activities....................   $    (524)
OTHER DATA:
Funds from Operations(9).................   $   6,475
Cash dividends declared per share(10)....   $    0.10
Book value per share(11).................   $    5.12

- -----------------------------------

(1) Statement of operations data have been presented as if the following transactions had occurred on January 1, 1995; (i) the Company had issued 8,818,231 shares of Common Stock at $7.35 per share to AEW, (ii) the Sabal Acquisition, (iii) the merger of the predecessor to CRI with and into CRI pursuant to the Agreement and Plan of Merger, dated as of September 29, 1994, as amended, by and among CRI, the Company and the predecessor to CRI (the "CRI Merger") and the Management Subsidiary Merger (as hereinafter defined), (iv) the Company had issued 1,875,000 shares of Common Stock at $8.00 per share to Fortis, (v) the Towermarc Acqusition and (vi) the Newco transaction (see note 2 below).

(2) Balance sheet data have been presented as if the following transactions had occurred on June 30, 1996: The August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the Special Dividend related thereto for Stockholders of record on August 26, 1996 payable on August 30, 1996. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. Such contracts have no book value at June 30, 1996. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated balance sheet or related statement of operations because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to invetstors.

     The Excluded Liabilities to be assumed by Newco are (i) the payment obligations under a master lease to be entered into between Newco and Highwoods, which total $1.8 million, (ii) any liability arising out of the Company's indemnification obligation with respect to a particular lawsuit,
     (iii) amounts payable to Highwoods relating to expenses incurred by the Company in connection with the Merger (including solicitation fees payable, if any, in connection with the exercise of the Public Warrants) in excess of $9,150,000, if any. No adjustments are required to the pro forma consolidated balance sheet of the Company as of June 30, 1996 to reflect the assumption of the Excluded Liabilities by Newco.

(3) Statement of operations data represents the Company's activity for the year ended December 31, 1995, which consists of 12 months of operations for the Mortgage Note Properties (as hereinafter defined) and the properties of the Fontaine Partnership (collectively, the "Partnership Properties") and the six months of operations for the period ended December 31, 1995 for CRI, Management Subsidiary and Leasing Company. Balance sheet data represents the consolidated assets, liabilities and stockholders equity of the Company at December 31, 1995.

(4)  Represents the combined  historical data for the Financing  Partnership and
     the  Fontaine   Partnership   (collectively,   the   "Partnerships").   The
     Partnerships' inception dates occurred in the fourth quarter of 1993.

(5) Includes property management, development and construction fees, and leasing and brokerage commissions from third parties.

(6)  Includes gain on sale of land of $124,000 in historical and pro forma 1995.

(7) Interest expense includes amortization of deferred loan costs of $594,000, $737,000, $667,000 and $84,000 for pro forma 1995 and historical 1995, 1994 and 1993, respectively, $584,000 for pro forma six months ended June 30, 1996, and $571,000 and $325,000 for the six months ended June 30, 1996 and 1995, respectively.

(8)  Based on 26,925,431,  13,537,976,  26,958,145,  26,705,705, and 12,565,071,
     weighted average number of shares of Common Stock outstanding for pro forma and historical 1995, pro-forma six months ended June 30, 1996 and historical six months ended June 30, 1996 and 1995, respectively.

(9) Funds from Operations ("FFO") is defined by the NAREIT (as hereinafter defined) as net income or loss excluding gains or losses from debt restructuring and sales of property plus depreciation and amortization, and after adjustments for minority interests, unconsolidated partnerships and joint ventures (adjustments for minority interests, unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis). FFO does not represent cash flow from operating activities as defined by generally accepted accounting principles, should not be considered as an alternative to net income as an indicator of the Company's operating performance and is not indicative of cash available to fund all cash flow needs. The Company generally considers FFO to be an appropriate measure of the performance of an equity REIT because it is predicated on a cash flow analysis, as opposed to a measure predicated on generally accepted accounting principles, which gives effect to non-cash items such as depreciation. Since there is no formally agreed upon calculation of FFO, and the National Association of Real Estate Investment Trusts ("NAREIT") definition thereof is merely a gudeline, computation of FFO may vary from one REIT to another. In March 1995, NAREIT issued a clarification of its definition of FFO. The clarification provides that amortization of deferred financing costs and depreciation of non-rental real estate assets are no longer to be added back to net income in arriving at FFO. The Company adopted these changes effective January 1, 1996. The amounts in this table do not include the effect of the new clarifications. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Pro Forma Funds From Operations."

     The following table presents old computation of the Funds From Operations for each period presented:



                                                     FOR THE YEAR ENDED DECEMBER 31,                FOR THE SIX MONTHS
                                            --------------------------------------------------         ENDED JUNE 30,
                                                                     PREDECESSOR  PREDECESSOR     ----------------------
                                            PRO FORMA   HISTORICAL   HISTORICAL    HISTORICAL     PRO FORMA   HISTORICAL
                                               1995         1995         1994          1993          1996         1996
                                               ----         ----         ----          ----          ----         ----
Income before extraordinary item.........   $   8,254    $   4,274    $   6,683     $     556     $   3,961    $   3,706
Add back:
 Depreciation and amortization on real
   estate assets.........................   $  10,940    $   6,354    $   4,761     $     518     $   5,659    $   5,552
 Depreciation on non-real estate
   assets................................          90           60           --            --            82           82
 Amortization of deferred leasing
   costs.................................         682          682          349             7           421          420
 Amortization of deferred loan costs.....       1,029          737          667            84           584          571
 Amortization of goodwill and management
   contracts.............................         535          270           --            --           268          268
 Amortization of organization costs......           4            4            3            --             2            2
 Cost incurred for terminated offering...          --           --           --            --           486          486
Deduct:
 Gain on sale of land....................        (124)        (124)          --            --            --           --
                                            ---------    ---------    ---------     ---------     ---------    ---------
Funds From Operations....................   $  21,410    $  12,257    $  12,463     $   1,165     $  11,463    $  11,087
                                            =========    =========    =========     =========     =========    =========

                                           HISTORICAL
                                              1995
                                              ----
Income before extraordinary item.........   $   3,102
Add back:
 Depreciation and amortization on real
   estate assets.........................   $   2,703
 Depreciation on non-real estate
   assets................................           9
 Amortization of deferred leasing
   costs.................................         334
 Amortization of deferred loan costs.....         325
 Amortization of goodwill and management
   contracts.............................          --
 Amortization of organization costs......           2
 Cost incurred for terminated offering...          --
Deduct:
 Gain on sale of land....................          --
                                            ---------
Funds From Operations....................   $   6,475
                                            =========
(10) Based on 26,705,705,  12,565,071 and 13,537,976  weighted average number of shares of Common Stock outstanding during the six months ended June 30, 1996 and 1995, and the year ended December 31, 1995, respectively. 1995 excludes and 1996 includes a special dividend of $0.03 per share related to the Company's 1995 REIT dividend distribution requirements, which dividend was declared on March 7, 1996 for Stockholders of record on March 18, 1996 and was paid on March 28, 1996.

(11) Based on  23,362,492,  26,989,587  and  13,265,000  shares of Common  Stock outstanding as of December 31, 1995, June 30, 1996 and June 30, 1995, respectively.

                             THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     Each copy of this Proxy Statement mailed to Stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m. (local time) on Friday, September 20, 1996 at the Boca Raton Marriott, 5150 Town Center Circle, in Boca Raton, Florida. At the Special Meeting, Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) such procedural matters, including, without limitation, potential adjournments of the Special Meeting, and such other matters as may properly be brought before the Special Meeting. See "OTHER MATTERS."

     The Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Stockholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. See "THE MERGER--Background of the Merger," "THE MERGER-- Reasons for the Merger" and "THE MERGER AGREEMENT."

     STOCKHOLDERS ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE AND VOTING

     The Board of Directors has fixed the close of business on August 26, 1996 as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Special Meeting. Only Stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 29,108,007 shares of Common Stock outstanding and entitled to vote at the Special Meeting held by 60 Stockholders of record.

     Each holder of Common Stock on the Record Date will be entitled to one vote for each share of Common Stock held of record upon each matter properly submitted at the Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved.

     If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The Board of Directors is not aware of any matters other than those set forth in the Notice of Special Meeting of Stockholders that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors, except that shares represented by proxies which have been voted "AGAINST" the Merger Agreement will not be used to vote "FOR" adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "FOR" the Merger. See "--Vote Required; Revocability of Proxies" and "OTHER MATTERS."

     STOCKHOLDERS SHOULD NOT FORWARD ANY COMPANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, COMPANY STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN THE COMPANY LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO STOCKHOLDERS BY THE EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

VOTE REQUIRED;  REVOCABILITY OF PROXIES

     The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The required vote of the Stockholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Stockholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     A proxy may be revoked prior to its being voted by: (i) giving written notice of revocation to the Secretary of the Company, (ii) giving a later dated proxy or (iii) attending the Special Meeting and voting in person. Any written instrument revoking a proxy should be sent to: Crocker Realty Trust, Inc., 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, Attention:
Secretary.

     If a quorum is not obtained, or if fewer shares of Common Stock than the number required therefor are voted in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

     No vote of the stockholders of Highwoods is required in connection with the Merger Agreement.

     The obligations of the Company and Highwoods to consummate the Merger Agreement are subject to, among other things, the condition that the Stockholders, by the requisite vote thereof, approve and adopt the Merger. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

     The agreement by the Sellers,  pursuant to the Stock Purchase Agreement, to
(i) vote in favor of the Merger or any other transaction contemplated by the Merger Agreement and (ii) to grant CAC a proxy with respect to their shares of Common Stock in respect of certain matters, including the Merger and the other transactions contemplated by the Merger Agreement, will mean that there will be quorum at the Special Meeting and sufficient votes cast for approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, to ensure its passage without the vote of any other Stockholder. Moreover, if the closing under the Stock Purchase Agreement occurs prior to the Record Date, a quorum will be present at the Special Meeting and sufficient votes will be cast for approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, to ensure its passage without the vote of any other Stockholder, assuming CAC votes the shares of Common Stock purchased at such closing in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. If a closing under the Stock Purchase Agreement occurs prior to the Effective Time, there will be fewer conditions to consummation of the Merger than if such closing does not occur. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger" and "THE STOCK PURCHASE AGREEMENT."

SOLICITATION OF PROXIES

     All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies.

                            THE PARTIES TO THE MERGER

THE COMPANY

     The Company is a fully integrated, self-administered and self-managed real estate investment company with in-house expertise in management, leasing, acquisition, development and construction of office properties in the Southeastern United States. The Company owns and operates 70 Class A office buildings, located in the following 16 markets throughout the Southeastern United States:

FLORIDA           NORTH CAROLINA                      SOUTH CAROLINA
Tampa             Charlotte                           Greenville
Boca Raton        Raleigh                             Columbia
Orlando           Asheville
Jacksonville      Greensboro                          VIRGINIA
                  Winston-Salem                       Chesapeake

TENNESSEE         GEORGIA                             ALABAMA
Memphis           Norcross (suburban Atlanta)         Birmingham
Nashville

     The Company also owns the Land (approximately 258 acres) and the Land Options (to acquire up to approximately 47 acres). The Company operates on a regional management basis, with regional offices located in Boca Raton, Florida, Charlotte, North Carolina, Atlanta, Georgia, and Memphis, Tennessee. In addition, each Property has on-site management. The Company qualified as a REIT for federal income tax purposes for the year ended December 31, 1995 and made an election to be taxed as a REIT for such year.

     The Company is led by an experienced management team. The Company's senior management, which includes Thomas J. Crocker, Richard S. Ackerman and Robert E. Onisko (collectively, the "Executive Officers"), four senior asset managers and five junior asset managers, has been in the real estate industry for an average of more than 16 years, with experience in all aspects of the real estate industry. Since 1984, entities owned or controlled by one or more of the Executive Officers have acquired, developed or redeveloped and repositioned commercial properties, including Mizner Park, a mixed use property that includes office and retail space and residential units, which is located in Boca Raton, Florida, and Crocker Center, a mixed use project that includes office and retail space and a hotel which is also located in Boca Raton, Florida.

     In December 1992, the Executive Officers formed a self-administered REIT (the "Original REIT") that completed an initial public offering in January 1993 and engaged in a reorganization (the "Reorganization") that resulted in its merger into the Company on July 1, 1995. The Reorganization consisted of a series of transfers and mergers designed to consolidate the ownership of certain of the Properties and the management operations of certain predecessors of the Company, as well as to enable the Company to qualify as a REIT for federal income tax purposes. The Reorganization resulted in the transfer to the Company of (i) 47 of the Properties and the Land Options by Apollo Real Estate Investment Fund, L.P. ("Apollo Fund") and its affiliates, including Apollo Real Estate Advisors, L.P. ("AREA"), (ii) three of the Properties by the Original REIT and (iii) certain leasing, brokerage and management businesses by the Executive Officers and Mr. Crocker's wife. For REIT qualification purposes, the Company's third-party leasing and brokerage businesses were subsequently contributed to Leasing Company. The 50 Properties transferred by Apollo Fund and its affiliates and the Original REIT are collectively referred to as the "Original Properties."

     The Company's sophisticated accounting and property management information systems enable the Company to report standardized financial revenue and expense data, compile occupancy and turnover data and track lease negotiations. The Company operates a centralized accounting department at its corporate offices in Boca Raton, Florida, that allows for full integration and management of property management activities. However, each of the regional and property management offices is fully equipped with standardized hardware, software and read-only capabilities with the centralized system in Boca Raton.

     The Company is a Maryland corporation. The Company's executive offices are located at 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, and its telephone number is (407) 395-9666. The Company maintains regional offices in Boca Raton, Florida, Charlotte, North Carolina, Atlanta, Georgia and Memphis, Tennessee, with a senior asset manager resident in each office.

SUBSIDIARIES OF THE COMPANY

The Company holds the Properties through two partnerships and three corporations. Forty-six of the Properties are held by Financing Partnership, a Delaware limited partnership that was formed on November 17, 1993 for the sole purpose of acquiring such Properties from NationsBank of North Carolina, N.A., as trustee for the NCNB Real Estate Fund ("NationsBank"). Fontaine Partnership is a Delaware limited partnership formed on October 28, 1993 for the sole purpose of acquiring one of the Properties. Neither partnership has employees and their activities are carried out by the Company and its subsidiaries. The corporate subsidiaries hold the remaining 23 Properties as follows: three are owned by CRI, a Florida corporation, 15 are owned by CRT Florida Holdings, Inc., a Florida corporation, and five are owned by CRT Tennessee Holdings Corp., a Tennessee corporation.

     The Company conducts its property management business through Management Subsidiary, a real estate operating company specializing in property management, leasing development and construction management of office buildings and mixed use properties. In addition to the Properties, Management Subsidiary currently manages approximately 2.2 million square feet of commercial property, 70% of which space is attributable to affiliates of the Company. See "--Business and Properties--Third-Party Management, Leasing and Development." Management Subsidiary is the successor to the businesses of Crocker Realty Management Services, Inc. and Crocker & Sons, Inc. (other than the third-party leasing and brokerage businesses which are conducted by Leasing Company) and to the construction management business previously conducted by Crocker Construction Company.

     The Land is held by CRT Florida Development, Inc., a Florida corporation, CRT Tennessee Development Corp., a Tennessee corporation, and Leasing Company. The Land Options are held by Land Options Subsidiary, which was formed for the purpose of acquiring and holding the Land Options and does not presently conduct any operating business.

     Leasing Company was formed to enable the Company to benefit, in a manner consistent with the Company's status as a REIT, from the income of the third-party leasing and brokerage business formerly conducted by predecessor entities. Leasing Company is responsible for leasing and brokerage services provided to properties owned by third parties, including entities owned, in whole or in part, or controlled, by Messrs. Crocker and Ackerman. Leasing Company also owns the land acquired from Sabal Corporation. See "--Recent
Developments." In order to facilitate the Company's qualification as a REIT while realizing income from third-party leasing and brokerage activities, as well as from possible sales of undeveloped land, all of the Company's third-party leasing and brokerage activities, and substantially all ownership of undeveloped land, are conducted through Leasing Company. Messrs. Crocker and Ackerman each hold approximately 1.6% of the common stock of Leasing Company, Apollo holds 56.1% of the common stock of Leasing Company, AEW holds 37.7% of the common stock of Leasing Company and the Company holds 100% of the non-voting preferred stock and 3.1% of the common stock of Leasing Company. The preferred stock of Leasing Company is entitled to dividends equal to 95% of all distributions of Leasing Company. As a result of its holding of all of the non-voting preferred stock of Leasing Company, the Company expects to receive substantially all of the available net cash flow from Leasing Company, and thereby will enjoy substantially all of the net economic benefit of the business carried on by Leasing Company. The income earned by Leasing Company is subject to federal, state and local income taxes.

RECENT  DEVELOPMENTS

     The Company has implemented its strategies to expand its presence in existing markets and to enter new markets within the Southeastern United States. The Company has financed such expansion through private placements of Common Stock to sophisticated investors and the assumption of indebtedness related to certain of the Properties acquired.

     ACQUISITIONS. In two transactions that occurred in December 1995 and January 1996, the Company acquired an aggregate of 20 Class A office buildings (approximately 1.3 million rentable square feet) and approximately 294 acres of undeveloped land (of which the Company sold 48 acres and entered into a contract to sell 15 acres). Consistent with the Company's strategy, the recent acquisitions were accomplished on a privately negotiated basis and at prices which the Company believes to be below replacement costs. Each of the newly acquired properties is consistent with the Company's standards with respect to quality and location.

     The Sabal Acquisition. On December 29, 1995, the Company completed the acquisition of 11 Class A office buildings and approximately 278 acres of undeveloped land within Sabal Park in Tampa, Florida, from subsidiaries of Stone and Webster Incorporated. The assets were acquired for an aggregate cash consideration of $42.5 million. The allocated purchase price for the buildings was $29.5 million (equivalent to approximately $51.66 per square foot). Based on net operating income for 1995 of $3.8 million, the capitalization rate was 12.9% on the acquisition. The allocated purchase price for the undeveloped land was $13.0 million. The Company believes that the price paid for the buildings is below replacement cost. Prior to the Sabal Acquisition, the Company owned six buildings (334,000 rentable square feet) in Sabal Park. The buildings acquired consist of an aggregate of 571,000 feet and had an occupancy rate in excess of 95% at December 31, 1995.

     In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land to Security Capital Industrial Trust for an aggregate consideration of approximately $2.9 million, resulting in a net gain of 15.4% on the land sold. Approximately 48 of such acres were sold on December 29, 1995. The sale of remaining land (consisting of two parcels) is contingent upon the resolution or satisfaction of certain conditions. The land sold is industrial land and is not suitable for office development. The undeveloped land held by the Company is expected to be suitable for possible future development of approximately 3.4 million rentable square feet of office space.

     Including the assets acquired in the Sabal Acquisition, the Company owns 17 buildings in Sabal Park. Consistent with the Company's strategy, the Sabal Acquisition expanded the Company's existing presence in a desirable office park and the undeveloped land acquired provides additional opportunities to expand further such presence in the future. The Sabal Acquisition is part of the Company's plan for continued development at Sabal Park, particularly on the east side of the park. The buildings acquired are Class A office buildings, consistent with the level of quality of the Company's portfolio with respect to construction, maintenance, amenities and location. The Company maintains a local office at Sabal Park with a staff of approximately 15 employees involved in property management and leasing of the Company's Tampa, Orlando and Jacksonville, Florida holdings. In connection with the Sabal Acquisition, the Company hired five former employees of Stone and Webster Incorporated who continue to perform leasing and property management functions at Sabal Park.

     The Towermarc Acquisition. On January 16, 1996, the Company completed the acquisitions from affiliates of Towermarc Corporation of the following: (i) nine Class A office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) approximately 16 acres of undeveloped land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa. The aggregate consideration for the acquisitions was approximately $81.4 million and was paid as follows: (i) $67.2 million in the form of assumption of indebtedness, (ii) 1,687,939 unregistered shares of Common Stock, and (iii) approximately $900,000 in cash. The purchase price for the buildings was $78.0 million (equivalent to approximately $114.20 per square foot). Based on net operating income for 1995 of $7.5 million, the capitalization rate was 9.6% on the Towermarc Acquisition. The purchase price for the undeveloped land was $3.4 million. Subsequent to the closing, the Company paid down an aggregate of approximately $9.4 million of the debt assumed.

     The buildings acquired consist of an aggregate of 683,000 square feet and had a 95% occupancy rate at December 31, 1995. Of the nine buildings, five are located in suburban Memphis, three in the Westshore area of Tampa and one in Jacksonville's Deerwood Park. The buildings are each Class A office buildings consistent with the quality standards applied to the Company's portfolio. The land is expected to be suitable for possible future development of 300,000 rentable square feet of office space. The Towermarc Acquisition expanded the Company's presence in strategic markets in Florida and Tennessee. In connection with that acquisition, the Company established a regional office in Memphis and hired 15 former employees of Towermarc Corporation who continue to perform leasing and asset and property management in Memphis, Tampa and Jacksonville.

     Concurrently with the closing of the Towermarc Acquisition, the Company entered into a registration rights agreement with the affiliates of Towermarc Corporation that received the shares of Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT-- Registration Rights."

     FINANCING TRANSACTIONS. In addition to the assumption of indebtedness and issuance of shares in connection with Towermarc Acquisition, the Company has capitalized on its ability to finance its activities through the sale of its equity securities and the establishment of credit facilities. Since its formation, the Company has directly negotiated and consummated two private placements of Common Stock.

     AEW Private Placement. On July 28, 1995, the Company entered into a commitment to sell 8,818,231 unregistered shares of Common Stock to AEW pursuant to a stock purchase agreement. The proceeds of the sale of the Common Stock were $64,808,553 or approximately $7.35 per share. The closing price of the Common Stock on the day prior to the commitment was $7.25. The net proceeds from the sale, which was consummated on December 28, 1995, were used to repay $20 million of indebtedness and to fund the Sabal Acquisition.

     In connection with the closing of the private placement to AEW, the Company entered into an amended and restated registration rights agreement with certain Stockholders, including AEW and Apollo. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT-- Registration Rights."

     In connection with the private placement to AEW, the Company, Leasing Company, Apollo and AEW also entered into a Stockholders Agreement, dated as of December 28, 1995, as amended (the "Stockholders Agreement"), pursuant to which, among other things, AEW has the right to designate two representatives, and Apollo has the right to designate three representatives, to serve on the Board of Directors. AEW and Apollo also agreed to vote their shares in favor of two Executive Officers and two independent individuals for the remaining seats on the Board of Directors. The Stockholders Agreement also restricts Apollo and AEW from selling any portion of their respective interests in the Company without the consent of the other, prior to December 28, 1997 (except to certain permitted transferees or in connection with a public offering by the Company) and provides for certain rights of first refusal, parallel exit rights and buy/sell rights. The Company is restricted by the terms of the Stockholders Agreement from taking certain actions without the prior consent of Apollo and AEW, in each case, for so long as such entity (and its transferees) owns 10% of the Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--Stockholders Agreement."

     Fortis Private Placement. On January 9, 1996, the Company contracted to sell an aggregate of 1,875,000 shares of Common Stock to Fortis. The proceeds of the sale, which was consummated on January 12, 1996, were $15 million, or $8.00 per share. The closing price of the Common Stock on the date prior to the contract was $8.875. The net proceeds from the sale to Fortis were used to pay down certain indebtedness assumed in connection with the Towermarc Acquisition and for other general corporate purposes.

     In connection with the private placement to Fortis, the Company also entered into a registration rights agreement with Fortis. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--Registration Rights."

     Line of Credit. On March 20, 1996, the Company entered into an agreement with The First National Bank of Boston for a full recourse $20 million secured revolving credit facility. The Line of Credit has a term of three years and bears interest at either LIBOR plus 175 basis points or The First National Bank of Boston's Base Rate plus 75 basis points, at the Company's option. As of the date of this Proxy Statement, the Company has drawn $7 million on the Line of Credit. The Line of Credit is available to fund acquisitions and development activities, as well as for the refinancing of indebtedness and for general corporate purposes, and is subject to customary covenants and reporting requirements.

     PENDING TRANSACTIONS. Consistent with the Company's objectives, the Company is continually exploring opportunities for the acquisition and development of additional Class A office buildings in strategic markets in the Southeastern United States.

     Pending Acquisitions. Prior to entering into the Merger Agreement, the Company (i) had entered into a contract to acquire a 51,800 square foot building located in the Deep River Corporate Center in Greensboro, North Carolina ("Deep River Improved Property", and the contract to acquire such property, "Deep River Improved Property Contract") and (ii) was negotiating to acquire (a) approximately 22.13 acres of unimproved property located in the Deep River Corporate Center in Greensboro, North Carolina ("Deep River Unimproved Property"), (b) six multi-tenant office/warehouse buildings and other improvements known as Colony Center located in Gwinnett County, Georgia ("Colony Center Property"), (c) certain improved property known as Woodlands III, located in Ridgeland, Mississippi ("Woodlands III Property"), (d) certain improved property known as Woodlands V located in Ridgeland, Mississippi ("Woodlands V Property"), (e) certain improved property known as Woodlands I & II located in Ridgeland, Mississippi ("Woodlands I & II") and (f) certain improved property known as Patewood I & II located in Greenville, South Carolina ("Patewood Property" and together with Woodlands I & II Property, Woodlands V Property, Woodlands III Property, Colony Center Property and Deep River Unimproved Property, the "Negotiation Properties"). The Deep River Improved Property or the Deep River Improved Property Contract and all of the Company's interest in, and rights with respect to, the Negotiation Properties are among the Excluded Assets. See "THE MERGER AGREEMENT--Excluded Assets." To facilitate the removal of such assets, the Deep River Improved Property Contract and all of the Company's interest in, and rights with respect to, the Negotiation Properties were assigned to Newco. Newco has acquired the Deep River Improved Property, has entered into a contract to acquire the Deep River Unimproved Property and is actively negotiating contracts to acquire the Colony Center Property, Woodlands I & II Property, Woodlands III Property and Woodlands V Property. The Company and Newco have entered into an agreement which provides the Company the option to acquire the Deep River Improved Property and all of Newco's interest in, and rights with respect to, the Negotiation Properties for a purchase price equal to the sum of Newco's investment in such assets, including all costs incurred by Newco related thereto, and a return on its capital investment, if the Merger is not consummated.

     Pending Development. The Company is currently developing an approximately 81,000 square foot office building in Center Point Office Park in Columbia, South Carolina. The Company owns the other office building in that park, which building was 100% leased at December 31, 1995. The total cost of the project is expected to be approximately $7.6 million (equivalent to approximately $93.83 per square foot), including the purchase of the land. Pursuant to a contract entered into with the contractor, the construction costs are fixed. The building is expected to be completed in the fourth quarter of 1996 and is approximately 50% pre-leased.

SOUTHEAST  OFFICE  MARKETS

     The Southeastern United States generally, as well as the Company Markets in particular, have experienced significant growth since 1990 and are expected to continue to experience growth in coming years. From 1990 to 1995, the Southeast consistently outperformed the nation in terms of population, household formation and employment growth. During the same time period, the Company Markets experienced growth, as measured by these indicators, that was greater than the Southeast as a whole. According to industry reports, the Company Markets are expected to continue to post higher population, household formation and employment growth rates than the Southeast or the United States as a whole, at least through the year 2000. The Company believes that factors contributing to the strong growth trends of the Southeast generally and of the Company Markets specifically include low costs of labor and utilities, relaxed regulatory policies, proximity to Latin American markets, and favorable climate.

     Corporate relocation and expansion activity, as well as the developing tourist and entertainment industries in the Southeast, have been and are expected to continue to be sources of continued growth. Since 1990, a number of prominent companies have relocated to or expanded their operations in the Southeast, including the following in the Company Markets: Holiday Inn Worldwide, United Parcel Service of America, Inc. and Saab Cars USA, Inc. to Atlanta, Georgia; MagneTek and Columbia/HCA to Nashville, Tennessee; Panasonic, Avis, TWA, UPS and MCI to Norfolk, Virginia; and AT&T (27% increase in workforce by 1998), Walt Disney World Company and Universal Studios in Orlando, Florida. The Company has been successful in attracting a number of major corporations to the Company Markets. W.R. Grace & Co., Joseph E. Seagram & Sons, Scott Paper and USF&G have all recently leased major corporate facilities owned or managed by the Company. According to industry reports, the tourist and entertainment industries, ranging from family theme parks to professional sports teams and from beach resorts to convention centers, will continue to attract businesses as well as tourists to the Southeastern United States. Four National Football League teams have, or will have, been added to the Southeast by the end of the 1990s.

     The Company believes that the strong performances of the Southeast in general and of the Company Markets in particular, as measured by the population, household formation and employment growth rates, have created and will continue to create favorable office market conditions in terms of lower vacancy rates, higher rental rates and strong absorption trends. According to industry reports, occupancy levels and lease rates in the Company Markets generally have improved in recent years and are expected to continue to improve as existing available space is absorbed.

     ECONOMIC AND DEMOGRAPHIC OVERVIEW. The following provides an economic and demographic overview of the Southeast and the Company Markets.

     Population. From 1990 to 1995, while the population of the United States grew by 1.1% per year, the population of the Southeast increased at an annual rate of 1.4%. This increase is believed to be primarily a result of migration by persons attracted to the job opportunities in the Southeast. According to industry reports, migration from outside the United States to the region resulted in the Southeast's accounting for 45% of the national population growth from 1990 to 1995. During the same period, the Company Markets grew at a compound average annual rate of 1.8%, 29% faster than the Southeast as a whole. Further, the forecasted population growth rates for the Company Markets are higher than those forecasted for the Southeast and the United States as a whole. Industry reports predict that the Company Markets will post a compound average annual population growth rate of 1.5% from 1995 to 2000. During the same period, the Southeast and the United States are expected to have annual population growth rates of 1.2% and 1.0%, respectively. The following graphs illustrate the historical and forecasted compound average annual population growth trends for the years 1990 to 1995 and 1995 to 2000, respectively.

(The following table represents a bar chart in the printed version:)


                            POPULATION GROWTH TRENDS

                1990 - 1995     1995 - 2000

United States       1.1%           1.0%

Southeast           1.4%           1.2%

Company Markets     1.8%           1.5%

     Household Formation. In the early 1990s, the rate of household formation in the Southeast was 1.4% per year as compared to the national annual growth rate of 1.2%. Like the high population growth rates, household formation in the Company Markets outpaced that in the Southeast and in the nation with a 1.9% compound average annual growth rate. According to industry reports, the rate of household formation in Company Markets will continue to be higher than in the Southeast and the United States until at least the end of the century. The Company Markets are expected to have a household formation growth rate of 1.5% from 1995 to 2000, as compared to 1.2% for the Southeast and 1.0% for the nation as a whole. The following graphs depict the historical and forecasted compound average annual household formation rates for the years 1990 to 1995 and 1995 to 2000, respectively.

(The following table represents a bar chart in the printed version:)


                        HOUSEHOLD FORMATION GROWTH TRENDS

                1990 - 1995     1995 - 2000

United States       1.2%           1.0%

Southeast           1.4%           1.2%

Company Markets     1.9%           1.5%

     Employment Growth. Higher employment growth rates of the Southeast and the Company Markets in the early 1990's followed the higher population and household formation growth rates for these areas. Between 1990 and 1995, while the national employment growth rate was 1.2% per year, the Southeast's employment base increased at a rate of 1.7% per year. In comparison, the Company Markets experienced a compound average annual rate of 2.5%, more than twice the national rate, during the same period. According to industry reports, the employment base of the Company Markets should continue to grow at an annual rate faster than the Southeast or the United States as a whole. It is projected that through the year 2000 the Company Markets will post a 2.3% compound average annual rate compared to 1.8% and 1.6% for the Southeast and the United States, respectively. The following graphs illustrate the historical and forecasted compound average annual employment growth trends for the years 1990 to 1995 and 1995 to 2000, respectively.

(The following table represents a bar chart in the printed version:)


                           EMPLOYMENT GROWTH TRENDS

                1990 - 1995     1995 - 2000

United States       1.2%           1.2%

Southeast           1.7%           1.8%

Company Markets     2.5%           2.3%

     OFFICE MARKET OVERVIEW. The following provides an overview of the office market in the Southeast and the Company Markets.

     Vacancy Rates. From 1990 to 1995, office building vacancy rates in the Southeast and the Company Markets decreased at a faster rate than vacancy rates for the United States as a whole. While the national vacancy rate fell by an average of 5.8% per year to 15.1% in 1995, the Southeast vacancy rate fell by an average of 7.7% per year to 14.1% and the vacancy rates of the Company Markets fell by an average of 7.3% per year to 12.8%. The Company believes that the vacancy rates in the Company Markets for new buildings or buildings competitive with new buildings, such as the Properties, may be lower than the overall rate. The overall rate may be higher because it includes older buildings which are non-competitive with newer buildings and includes buildings located in central business districts which generally have higher vacancy rates than suburban markets. The following graph depicts the historical and forecasted average vacancy rates of the Company Markets for the years 1990 to 1998.

(The following text represents a line graph in the printed version:

                              AVERAGE VACANCY RATES

Historical and forecasted average vacancy rates for Company Markets for the years 1990 to 1998 have decreased steadily from a high point of just below 19% in 1990 to a forecasted low point of just more than 11% in 1998)

     Rental Rates. According to industry reports, while gross rental rates for office space fell in the United States and to a lesser extent in the Southeast between 1990 and 1995, gross rental rates actually increased slightly in the Company Markets. The gross rental rates used in industry reports do not reflect rent concessions, including tenant improvement costs, leasing commissions and free rent periods. The Company believes that in an improving market rent concessions are generally discontinued prior to increases in gross rental rates. Thus, the Company believes that the improvement in the effective rental rates in the Company Markets is greater than the improvement in gross rental rates. According to industry reports, gross rental rates are forecasted to grow at an average annual rate of 3.8% between 1995 and 1998. These reports also indicate that the majority of the Company Markets had higher rental rates in 1995 than in 1990 and substantially all Company Markets are expected to have higher rental rates in 1998 than in 1995. Based on industry projections, the Company believes that 13 of the Company Markets will have rental rates in 1998 that exceed the 1995 rental rates by 5% or more. The following graph depicts the historical and forecasted average rental rates of the Company Markets for the years 1990 to 1998.

(The following text represents a line graph in the printed version:

                              AVERAGE RENTAL RATES

Historical and forecasted average rental rates for Company Markets for the years 1990 to 1998 have increased steadily from a low point of just below 16.5% in 1993 to a forecasted high point of 18.25% in 1998.)

     Absorption and Construction. Southeast office market conditions are also benefitting from strong absorption trends. As a result of the limited available space in some of the Company Markets, new office space is expected to be constructed. However, industry reports indicate that between 1990 and 1995, the Company Markets absorbed more square feet of office space than was constructed in every year except 1991. The total absorption during this period exceeded the total construction by approximately 22%. According to the forecasted construction and absorption figures for 1996 to 1998, the Company Markets will continue to absorb more office space every year. The total absorption is expected to exceed the total construction by 17%.

BUSINESS AND PROPERTIES

The Properties consist of 70 Class A office buildings located in 16 metropolitan areas in seven states in the Southeastern United States encompassing a total of approximately 5.7 million rentable square feet. In addition to the Properties, the Company manages approximately 2.2 million square feet owned by third parties. The Company also owns the Land and Land Options and expects that such undeveloped land, which is strategically located adjacent to certain of the Properties, is suitable for development of approximately 4 million and 485,000 rentable square feet of office space, respectively.

   The following table presents information about the Properties by location:

                                   PROPERTIES

                                                                                                       PERCENTAGE OF
                                                            TOTAL      PERCENTAGE OF     TOTAL ANNUAL  TOTAL ANNUAL
                                              NUMBER OF    RENTABLE    TOTAL RENTABLE     BASE RENT      BASE RENT     PERCENT
MARKET                                       PROPERTIES   SQUARE FEET    SQUARE FEET     (12/31/95)(1) (12/31/95)(1)   LEASED
- ------                                       ----------   -----------    -----------     ------------- -------------   ------

Tampa, FL................................        20        1,155,483        20.4%          13,329,000     23.2%          94.8%
Norcross, GA
  (suburban Atlanta).....................         5          706,745        12.5            4,481,000      7.8           93.3
Greenville, SC...........................         7          687,150        12.1            7,067,000     12.3           94.9
Boca Raton, FL...........................         3          506,834         9.0            6,090,000     10.6           96.2
Charlotte, NC............................         6          396,847         7.0            4,309,000      7.5           94.4
Memphis, TN..............................         5          382,131         6.7            6,492,000     11.3          100.0
Raleigh, NC..............................         6          376,199         6.6            2,585,000      4.5           91.0
Nashville, TN............................         3          335,994         5.9            2,815,000      4.9           97.4
Columbia, SC.............................         5          318,713         5.6            2,758,000      4.8           66.3(2)
Orlando, FL..............................         2          200,796         3.5            1,666,000      2.9           98.1
Chesapeake, VA...........................         2          179,006         3.2            1,264,000      2.2          100.0
Asheville, NC............................         2          124,177         2.2              977,000      1.7          100.0
Birmingham, AL...........................         1          111,905         2.0            1,551,000      2.7           98.0
Greensboro, NC...........................         1           78,094         1.4              747,000      1.3          100.0
Winston-Salem, NC........................         1           51,236         0.9              402,000      0.7           55.9(3)
Jacksonville, FL.........................         1           50,513         0.9              919,000      1.6          100.0
                                                 --        ---------       -----           ----------     ----          -----
    Total or Weighted Average
      of all Properties..................        70        5,661,823       100.0%          57,452,000    100.0%          93.6%
                                                 ==        =========       =====           ==========    =====           ====

- -----------------------

(1) Total Annual Base Rent (12/31/95) means the amounts contractually due (excluding recoveries from tenants for common area maintenance charges, taxes or other items) for the calendar month ending on December 31, 1995 annualized for continuing leases in force on such date, except that Annual Base Rent (12/31/95) for space leased but not occupied at December 31, 1995 (17,265 rentable square feet) is computed based on the contractual base rent on the commencement date of the respective leases, annualized.

(2) Subsequent to December 31, 1995, the Company leased 34,000 square feet and is negotiating leases for an additional 42,000 square feet in this market. The percent leased in this market would be 90.1% assuming consummation of all leases under negotiation.

(3) During 1995, two tenants which occupied 44% of the building vacated their leases.

     Sixty-three of the Properties are located in suburban office parks. The remaining seven Properties are also located in suburban areas in the Southeast. The Company believes that suburban markets are preferable to downtown locations for several reasons: proximity to residences of tenants' employees, higher quality public education, lower occupancy costs of office space and generally newer buildings that can accomodate modern technological requirements.

     The Properties were developed between 1980 and 1991, and have a weighted average age of nine years. The majority of the Properties were acquired by the Company or its predecessors in 1993, near the end of a downturn in commercial real estate markets that resulted from the over-building of the 1980's. Most of the Properties are used for more than one business activity. The Properties are primarily of brick or concrete construction, having one to ten stories, with lush landscaped areas and sufficient parking for their intended use. The Properties are well maintained and strategically located near transportation corridors. All of the Properties have been inspected by independent engineers since September 1993 and are in good to excellent physical condition. In the absence of the Merger, other than regular maintenance operations and routine tenant improvements, the Company does not anticipate undertaking any significant renovation or construction projects at any of the Properties in the near term. Certain of the Properties are encumbered by mortgage indebtedness. See "--Mortgage Indebtedness and Line of Credit."

     Management of the Properties is supervised by the Company's asset managers in the regional offices. On-site management is conducted by the Company at most of the Properties. In certain circumstances, where direct management by the Company is not cost effective due to the size of the market, size of the property or number of tenants in such market or at such Property, third-party managers are retained by the Company. The Company evaluates the management of such Properties on a regular basis.

     In the aggregate, the Properties were approximately 93.6% leased as of December 31, 1995. At any time, however, an individual Property may have a significantly lower percentage of net rentable square footage leased ("leased rate") reflecting the expiration of one or more leases and/or an inability to find tenants, or may have a significantly higher leased rate, reflecting the lease of a significant amount of space to a single tenant or generally high demand for space at that Property. In addition, the size of a building or percentage occupied by a single tenant in a particular building could have an effect on the leased rate at such building at a point in time. In this regard, eight of the Properties had leased rates below 75.0% (ranging from 27.1% to 74.5%) as of December 31, 1995. As of the same date, 62 of the Properties had leased rates of 75.0% or better, with 36 being 100% leased. Although no assurance can be given that leased rates will remain constant at any single Property or for the portfolio as a whole, the Company believes that the periodic fluctuations in occupancy at individual Properties will not have a material adverse effect on portfolio base rental revenues or on the Company's ability to service its indebtedness and to satisfy its other obligations when due.

     The following table sets forth the average percent leased and average Annual Base Rent per leased square foot for the Properties during the last three years:

                 AVERAGE      AVERAGE ANNUAL BASE
YEAR       PERCENT LEASED     RENT PER SQUARE FOOT
- ----       --------------     --------------------
1995            93.6%              $10.84
1994            92.5%              $10.77
1993            87.6%              $10.61

    The following table summarizes certain information about the Properties:

                                                                       ANNUAL BASE
                                                                        RENT PER
                                           TOTAL      PERCENT LEASED   SQUARE FOOT
PROPERTY NAME                     YEAR    RENTABLE    AT DECEMBER 31,     LEASED
AND ADDRESS                      BUILT   SQUARE FEET    1995(1)(2)     (12/31/95)(3)   SIGNIFICANT TENANTS (AS OF 12/31/95)(4)
- -----------                      -----   -----------    ----------     -------------   ---------------------------------------
TAMPA, FL
- ---------
Tower Place                       1988      180,848           93.2%      $   19.24    Unisys Corporation (20.2%)
1511 N. Westshore Blvd.                                                               Value Behavioral Health, Inc. (10.3%)
                                                                                      Gensar (10.7%)
Atrium                            1989      129,855           99.4           12.97    GTE Data Services, Incorporated (81.7%)
10017 Princess Palm Avenue                                                            Florida Coca Cola Bottling Company (10.1%)
                                                                                      Prudential (3.8%)
Sabal Business Center VI          1988       99,136          100.0            9.95    Pharmacy Management Services, Inc.
3611 Queen Palm Drive                                                                 (100.0%)
Progressive Insurance             1988       83,648          100.0            9.92    Progressive American Insurance Co.
3632 Queen Palm Drive                                                                 (100.0%)
Sabal Business Center VII         1990       71,248          100.0           13.16    Pharmacy Management Services, Inc.
3625 Queen Palm Drive                                                                 (100.0%)
Sabal Business Center V           1988       60,578           96.6           14.21    Lebhar-Friedman Inc. (65.9%)
3922 Coconut Palm Drive                                                               Airlines Reporting Corporation (14.4%)
Registry II                       1987       58,781           92.1           13.62    Transamerican Real Estate Tax Service,
9950 Princess Palm Avenue                                                             Inc. (19.6%)
                                                                                      Ultrasound of New Jersey, Inc. (17.5%)
                                                                                      Integrated Healthcare Delivery Service
                                                                                      (8.7%)
Registry I                        1985       58,319           85.9           14.70    National Insurance Services, Inc. (17.8%)
10002 Princess Palm Avenue                                                            State Farm Mutual Automobile Insurance
                                                                                      Company (9.0%)
                                                                                      NationsBank of Florida, N.A. (8.8%)
Sabal Business Center IV          1984       49,368          100.0           13.18    Phillips Educational Group of Central
3924 Coconut Palm Drive                                                               Florida, Inc. (71.4%)
                                                                                      TGC Home Health Care, Inc. (28.6%)
Sabal Tech Center                 1989       48,220          100.0            6.70    National RX Services, Inc. (100.0%)
3504 Cragmont Drive
Sabal Park Plaza                  1987       46,758           95.4           10.54    State of Florida Department of Revenue
9501-9503 Princess Palm                                                               (45.7%)
Avenue                                                                                ERM South, Inc. (32.3%)
                                                                                      CERCO Concrete Construction Corp. (4.6%)
Sabal Lake Building               1986       44,533          100.0           11.82    Warner Publisher Services, Inc. (88.4%)
9210 King Palm Drive                                                                  Columbia Brokerage Co., Inc. (11.6%)
Sabal Business Center I           1982       40,698           87.7            7.79    Pharmacy Corporation of America (16.9%)
3923-3925 Coconut Palm                                                                Fujitsu-ICL Systems, Inc. (16.5%)
Drive                                                                                 Carlton Technologies, Inc. (14.2%)
Benjamin Center #9                1989       38,405           84.3            6.53    First Image Management Company (28.6%)
5706 Benjamin Center Drive                                                            Mortenssen Engineering, Inc. (23.4%)
                                                                                      Marketing Configuration (10.8%)
Sabal Business Center II          1984       32,660           78.9            8.87    Owen Ayres and Associates, Inc. (34.6%)
3901 Coconut Palm Drive                                                               O'Brian & Gere Engineers, Inc. (14.8%)
                                                                                      Staodyn, Inc. (14.8%)
Benjamin Center #7                1991       30,960           83.2            6.55    Basetec Office Systems, Inc. (32.0%)
5910 Benjamin Center Drive                                                            Logical Systems Corporation (20.5%)
                                                                                      Weighco of Florida, Inc. (19.4%)
Registry Square                   1988       26,568           94.2            7.78    Proctor & Redfern, Inc. (27.5%)
9720 Princess Palm Avenue                                                             Nutritional Support Services, LP (15.8%)
                                                                                      Unique Floral Creations, Inc. (6.3%)
Expo Building                     1981       25,600          100.0            4.50    Exposystems, Inc. (100.0%)
3202 Queen Palm Drive
Sabal Business Center III         1984       21,300           73.5            9.15    Eli Witt Co. (73.5%)
3829 Coconut Palm Drive
Day Care Center                   1986        8,000          100.0            8.00    Telesco Enterprises, Inc. (100.0%)
                                              -----          -----            ----
SUBTOTAL/AVERAGE                          1,155,483           94.8%      $   12.19
NORCROSS, GA
- ------------
Oakbrook V                        1985      204,381          100.0            8.34    CSC CompuSource, Inc. (9.9%)
5300 Oakbrook Parkway                                                                 AKZO Nobel Coatings, Inc. (9.0%)
                                                                                      Medaphis Hospital Services Corporation
                                                                                      (8.5%)
Oakbrook III                      1984      164,330          100.0            5.94    AT&T Resource Management Corp. (21.5%)
5555 Oakbrook Parkway                                                                 Ryder Dedicated Logistics, Inc. (15.2%)
                                                                                      Apria Healthcare, Inc. (9.7%)

                                                                       ANNUAL BASE
                                                                        RENT PER
                                           TOTAL      PERCENT LEASED   SQUARE FOOT
PROPERTY NAME                     YEAR    RENTABLE    AT DECEMBER 31,     LEASED
AND ADDRESS                      BUILT   SQUARE FEET    1995(1)(2)     (12/31/95)(3)   SIGNIFICANT TENANTS (AS OF 12/31/95)(4)
- -----------                      -----   -----------    ----------     -------------   ---------------------------------------
Oakbrook II                       1983      141,942           71.5            6.37    Memorex Telex Corp. (9.8%)
5555 Oakbrook Parkway                                                                 Travis Pruitt and Associates (8.7%)
                                                                                      Scientific Atlanta, Inc. (4.9%)
Oakbrook I                        1981      106,680           93.8            4.85    Bethco Incorporated (20.3%)
5600 Oakbrook Parkway                                                                 D.S. Medical Supply, Inc. (10.8%)
                                                                                      Mosler Inc. (10.5%)
Oakbrook IV                       1985       89,412          100.0            7.52    AT&T Resource Management Corp. (13.9%)
5555 Oakbrook Parkway                                                                 Wilson Travel, Inc. (9.4%)
                                                                                      Burnup & Sims Communications Services,
                                                                                      Inc. (7.2%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            706,745           93.3%      $    6.80
GREENVILLE, SC
- --------------
Brookfield-CRS Sirrine            1990      228,345          100.0            7.89    CRS Sirrine Engineers, Inc. (100.0%)
104 East Butler Road
Brookfield Plaza                  1987      116,800           94.7           13.00    Dow Brands, Inc. (35.1%)
201 Brookfield Parkway                                                                Allstate Insurance Co. (17.3%)
                                                                                      I-Bank Systems, Inc. (11.9%)
Patewood Business Center          1983      103,302           94.7            8.07    ITT Educational Services, Inc. (21.4%)
One Marcus Drive                                                                      Electrolock, Inc. (12.6%)
                                                                                      Business Systems, Inc. (10.3%)
Patewood V                        1990      100,187          100.0           14.21    Bell Atlantic Mobile Systems, Inc. (47.1%)
80 International Drive                                                                PYA/Monarch, Inc. (37.9%)
Patewood IV                       1989       61,649          100.0           14.75    MCI Telecommunications Corp. (100.0%)
50 International Drive
Patewood III                      1989       61,367           75.6           14.30    MCI Telecommunications Corp. (56.4%)
50 International Drive                                                                Coca-Cola Bottling Company Consolidated
                                                                                      (9.2%)
                                                                                      United of Omaha Life Insurance Co. (6.0%)
Brookfield-YMCA                   1990       15,500           45.7            6.62    Kids & Company at Pelham Falls, Inc.
1070 East Butler Road                                                                 (45.5%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            687,150           94.9%      $   10.85
BOCA RATON, FL
- --------------
One Boca Place                    1987      277,630           96.9           14.52    Gourmet Coffees of America, Inc. (8.1%)
2255 West Glades Road                                                                 ADT, Inc. (6.0%)
                                                                                      HQ Boca Raton, Inc. (5.6%)
Scott Center                      1989      148,944           93.8            8.40    Scott Paper Company (20.2%)
2600 and 2650 N. Military                                                             Rutherford Minerley & Mulhall (13.7%)
Trail                                                                                 Leisure Centers, Inc. (9.3%)
Crocker Financial Plaza           1980       80,260           98.1           12.70    AmTrust Bank (15.1%)
5550 West Glades Road                                                                 PaineWebber, Incorporated (14.0%)
                                                                                      The Cheesecake Factory (14.0%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            506,834           96.2%      $   12.47
CHARLOTTE, NC
- -------------
Oakhill Business Park-Twin        1985       97,652           91.6            8.22    Springs Industries, Inc. (28.4%)
Oaks                                                                                  Kraft General Foods, Inc. (18.2%)
1337/1338 Hundred Oaks Dr.                                                            Conway Southern Express, Inc. (13.7%)
Oakhill Business                  1985       90,853           97.4           16.09    Paramount Parks Inc. (16.6%)
Park-Water Oak                                                                        Gist-Brocades International B.V. (13.3%)
8720 Red Oak Boulevard                                                                Material Handling Industry (13.1%)
Oakhill Business                  1982       76,433          100.0            7.94    Krueger Ringier Inc. (36.7%)
Park-Scarlet Oak                                                                      Washburn Direct Marketing Inc. (15.1%)
8700/8702 Red Oak Blvd                                                                The Computer Group, Inc. (15.1%)
Oakhill Business                  1984       55,013           96.4            9.09    The Employers Association of the Carolinas
Park-English Oak                                                                      (27.1%)
8848 Red Oak Boulevard                                                                Machine Tool Systems, Inc. (12.9%)
                                                                                      Systems Support Services of the Carolinas
                                                                                      (9.6%)
Oakhill Business                  1982       38,448          100.0           16.48    Coats American (100%)
Park-Willow Oak
8757 Red Oak Boulevard
Oakhill Business                  1984       38,448           74.5           13.69    Paramount Parks Inc. (44.0%)
Park-Laurel Oak                                                                       Woolpert Consultants (30.5%)
8731 Red Oak Boulevard
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            396,847           94.4%      $   11.41

                                                                       ANNUAL BASE
                                                                        RENT PER
                                           TOTAL      PERCENT LEASED   SQUARE FOOT
PROPERTY NAME                     YEAR    RENTABLE    AT DECEMBER 31,     LEASED
AND ADDRESS                      BUILT   SQUARE FEET    1995(1)(2)     (12/31/95)(3)   SIGNIFICANT TENANTS (AS OF 12/31/95)(4)
- -----------                      -----   -----------    ----------     -------------   ---------------------------------------
MEMPHIS, TN
- -----------
International Place Phase         1988      208,006          100.0           17.85    AC Humko Corp. (34.4%)
II                                                                                    International Paper Company (26.1%)
6410 Poplar Avenue                                                                    Mutual Life Insurance (4.0%)
Southwind Office Center           1991       62,179          100.0           16.83    Promus Hotels, Inc. (57.5%)
"A"                                                                                   Universal Underwriters (9.6%)
5245 Tournament Drive                                                                 General Motors (5.5%)
Southwind Office Center           1990       61,860          100.0           15.86    Check Solutions, Inc. (35.8%)
"B"                                                                                   Emhart Industries, Inc. (21.4%)
8275 Tournament Drive                                                                 6800 Capital Corporation (15.5%)
Kirby Centre                      1984       32,007          100.0           15.76    Financial Federal Savings Bank (38.0%)
1755 Kirby Parkway                                                                    Union Central Life Insurance Co. (26.5%)
                                                                                      Apperson, Crump, Duzane and Maxwell
                                                                                      (17.0%)
Hickory Hill Medical Plaza        1988       18,079          100.0           13.20    Health Tech Affiliates, Inc. (100.0%)
6950 Kirby Centre Cove
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            382,131          100.0%      $   16.97
RALEIGH, NC
- -----------
ONCC-Phase I                      1981      101,127           76.1            6.62    Monolith Corporation (25.9%)
5205-5293 Capital                                                                     Tri Point Medical, L.P. (14.8%)
Boulevard                                                                             ABB Power T&D Company, Inc. (10.0%)
ONCC-"W" Building                 1983       91,335          100.0            9.01    International Business Machines Corp.
5240 Green's Dairy Road                                                               (75.0%)
5301 Departure Drive              1984       84,899          100.0            5.47    ABB Power T&D Co., Inc. (63.8%)
                                                                                      Cardiovascular Diagnostics, Inc. (36.3%)
ONCC 3645 Trust Drive             1984       50,652           81.1            9.27    Customer Access Resources, Inc. (36.3%)
                                                                                      Johnson Controls, Inc. (23.2%)
ONCC 5220 Green's                 1984       29,869          100.0            8.67    Avnet, Inc. (24.4%)
Dairy Road                                                                            Arrow Electronics, Inc. (22.0%)
                                                                                      Sprint Cellular Corporation (19.7%)
ONCC 5200 Green's                 1984       18,317          100.0            7.98    Carolina Power & Light Company (58.4%)
Dairy Road                                                                            Jaco Electronics, Inc. (14.3%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            376,199           91.0%      $    7.54
NASHVILLE, TN
- -------------
Grassmere II                      1985      145,092           93.9            8.60    International Clinical Laboratories, Inc.
624 Grassmere Park Drive                                                              (21.8%)
                                                                                      Contel Cellular of Tennessee, Inc. (13.1%)
                                                                                      Danka Industries, Inc. (12.7%)
Grassmere III                     1990      103,000          100.0            7.99    Harris Graphics Corporation (100.0%)
601 Grassmere Park Drive
Grassmere I                       1984       87,902          100.0            9.41    Contel Cellular of Nashville, Inc. (40.5%)
618 Grassmere Park Drive                                                              Digi International, Inc. (19.5%)
                                                                                      Kraft General Foods, Inc. (7.4%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            335,994           97.4%      $    8.63
COLUMBIA, SC
- ------------
Fontaine I                        1985       97,576           62.4           11.94    Blue Cross and Blue Shield of South
300 Arbor Lake Drive                                                                  Carolina (62.0%)
Center Point I                    1988       71,380          100.0           15.60    Sedgewick James of South Carolina, Inc.
2000 Center Point                                                                     (37.7%)
                                                                                      BellSouth Mobility, Inc. (29.3%)
                                                                                      U.S. Personnel, Inc. (15.0%)
Fontaine II                       1987       70,762           59.6           10.91    Lanier Worldwide, Inc. (10.3%)
400 Arbor Lake Drive                                                                  Corporate Concepts (7.7%)
                                                                                      Richland Memorial Hospital (7.1%)
Fontaine III                      1988       57,888           27.1           14.87    John Hancock Mutual Life Insurance Company
Arbor Lake Drive                                                                      (10.4%)
                                                                                      James Madison Mortgage Company (6.6%)
                                                                                      Xerox Corporation (6.4%)
Fontaine V                        1990       21,107          100.0            9.76    Roche Biomedical Laboratories, Inc.
201 Arbor Lake Drive                                                                  (100.0%)
                                            -------           -----      ---------
SUBTOTAL/AVERAGE                            318,713           66.3%      $   12.97

                                                                       ANNUAL BASE
                                                                        RENT PER
                                           TOTAL      PERCENT LEASED   SQUARE FOOT
PROPERTY NAME                     YEAR    RENTABLE    AT DECEMBER 31,     LEASED
AND ADDRESS                      BUILT   SQUARE FEET    1995(1)(2)     (12/31/95)(3)   SIGNIFICANT TENANTS (AS OF 12/31/95)(4)
- -----------                      -----   -----------    ----------     -------------   ---------------------------------------
ORLANDO, FL
- -----------
Metrowest I                       1988      102,019           96.3           10.19    Hilton Grand Vacations Co. (20.6%)
6355 Metrowest Boulevard                                                              Allstate Insurance Co. (17.5%)
                                                                                      Coram Healthcare Corporation Critical Care
                                                                                      America-East, Inc. (8.5%)
Southwest Corporate Center        1984       98,777          100.0            6.90    Walt Disney World Co. (100.0%)
7100 Municipal Drive
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                            200,796           98.1%      $    8.54
CHESAPEAKE, VA
- --------------
Battlefield I                     1987       97,633          100.0            4.87    Kasei Memory Products, Inc. (100.0%)
535 Independence Parkway
Greenbrier Business Center        1984       81,373          100.0            9.86    Canon Computer Systems, Inc. (58.6%)
850 Greenbrier Circle                                                                 Roche Biomedical Laboratories, Inc.
                                                                                      (25.8%)
                                                                                      Telecable Corporation (7.0%)
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                            179,006          100.0%      $    7.06
ASHEVILLE, NC
- -------------
Ridgefield II                     1989       63,500          100.0            8.49    Akzo Industrial Systems, Co. (16.0%)
300 Ridgefield Court                                                                  Western Carolina Industries Inc. (14.9%)
                                                                                      Blue Cross/Blue Shield of North Carolina
                                                                                      (10.3%)
Ridgefield I                      1987       60,677          100.0            6.93    Memorial Mission Hospital, Inc. (64.1%)
200 Ridgefield Court                                                                  Acme Business (Systems & Services, Inc.)
                                                                                      (10.3%)
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                            124,177          100.0%      $    7.73
BIRMINGHAM, AL
- --------------
Grandview I                       1989      111,905           98.0           14.37    Computer Sciences Corporation (31.7%)
3535 Grandview Parkway                                                                Liberty Mutual Insurance Company (15.1%)
                                                                                      MortgageAmerica, Inc. (14.3%)
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                            111,905           98.0%      $   14.37
GREENSBORO, NC
- --------------
Deep River I                      1989       78,094          100.0            9.39    Allstate Insurance Company (23.1%)
7800 Thorndike Road                                                                   Volvo GM Heavy Truck Corporation (10.9%)
                                                                                      The Computer Group, Inc. (9.4%)
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                             78,094          100.0%      $    9.39
WINSTON-SALEM, NC
- -----------------
Forsyth I                         1985       51,236           55.9           14.34    Alexander & Alexander of the Carolinas,
2000 Frontis Plaza                                                                    Inc. (34.7%)
Boulevard                                                                             Weyerhaeuser Company (11.7%)
                                                                                      Bowden & Rabil, P.A. (5.1%)
                                          ---------          ------      ---------
SUBTOTAL/AVERAGE                             51,236           55.9%      $   14.34
JACKSONVILLE, FL
- ----------------
Towermarc Plaza                   1991       50,513          100.0           18.60    Aetna Casualty (81.5%)
10161 Centurian Parkway                                                               Philip Morris, U.S.A. (12.1%)
                                          ---------          ------      ---------
SUBTOTAL                                     50,513          100.0%      $   18.60
                                          ---------          ------      ---------
TOTAL/AVERAGE                             5,661,823           93.6%      $   10.84
                                          =========          =====       =========

- -------------------
(1) Percentages have been rounded to the nearest tenth of a percentage.

(2) Includes a total of 17,265 rentable square feet leased but not occupied in the Properties. Annual Base Rent with respect to these leases is computed based on the contractual base rent on the commencement date of the leases, annualized.

(3) Annual Base Rent at any date means the amounts contractually due (excluding recoveries from tenants for common area maintenance charges, taxes or other items) for the calendar month ending on that date annualized for continuing leases in force on or before such date, except that Annual Base Rent for leases for space not occupied at December 31, 1995 (17,265 rentable square feet) is computed based on the contractual base rent on the commencement date of the respective leases, annualized (see note (2) above). The Company believes that base rent is a conservative and appropriate measure for comparative purposes of the commercial real estate rental revenue from office properties, such as the Properties, that do not generate percentage rents based on sales and that generally are subject to leases that do not employ a uniform method of handling property expense recoveries. Annual Base Rent per square foot for any Property is determined by dividing the Annual Base Rent for that Property by the aggregate rentable square feet leased at that Property.

(4) Represents the three largest tenants or, if less than three, tenants which, in the aggregate, represent more than 50% of the occupancy, in either case, based on the percentage of total rentable square feet of the Property leased.

     TENANTS. At December 31, 1995, the Properties had approximately 570 tenants under 650 separate leases, with no tenant leasing in excess of 4.0% of the rentable square feet of the Properties or representing more than 3.3% of the Annual Base Rent of the Properties. Annual Base Rent at any date means the amounts contractually due (excluding recoveries from tenants for common area maintenance charges, taxes or other items) for the calendar month ending on that date annualized, for continuing leases in force on or before such date. At December 31, 1995, 14 buildings representing approximately 17.7% of the aggregate rentable square feet were occupied by single tenants.

     The following are the Company's ten largest tenants, by rentable square feet leased, as of December 31, 1995:

                               TEN LARGEST TENANTS

                                                                                                                 % OF TOTAL
                                                                               % OF TOTAL                        ANNUAL BASE
                                                                 RENTABLE       RENTABLE     ANNUAL BASE         RENT AS OF
TENANT                             PROPERTY                    SQUARE FEET     SQUARE FEET     RENT(1)        DECEMBER 31, 1995
- ------                             --------                    -----------     -----------    ----------      -----------------
CRS Sirrine Engineers, Inc.        Brookfield-CRS Sirrine
                                   Greenville, SC                 228,345          4.0%       $1,801,694             3.1%
Pharmacy Management Services,      Sabal VI
Inc.                               Tampa, FL                       99,136          1.7%       $  986,400             1.7%
                                   Sabal VII
                                   Tampa, FL                       71,248          1.3%       $  937,971             1.6%
                                                                ---------         ----        ----------            ----
                                                                  170,384          3.0%       $1,924,371             3.3%
GTE Data Services, Inc.            Atrium at Sabal
                                   Tampa, FL                      106,123(2)       1.9%       $1,325,769             2.3%
Harris Graphics Corporation        Grassmere III
                                   Nashville, TN                  103,000          1.8%       $  822,118             1.4%
Walt Disney World Co.              S.W. Corporate Center
                                   Orlando, FL                     98,777          1.7%       $  632,173             1.1%
Mitsubishi Kasei America, Inc.     Battlefield I
                                   Chesapeake, VA                  97,633          1.7%       $  461,580             0.8%
MCI Telecommunications Corp.       Patewood IV
                                   Greenville, SC                  61,649          1.1%       $  909,312             1.6%
                                   Patewood III
                                   Greenville, SC                  34,595          0.6%       $  486,071             0.8%
                                                                ---------         ----        ----------            ----
                                                                   96,244          1.7%       $1,395,383             2.4%
Progressive American Insurance     Progressive Insurance
Co.                                Building Tampa, FL              83,648          1.5%       $  829,654             1.4%
IBM Corp.                          ONCC "W"
                                   Raleigh, NC                     68,502          1.1%       $  667,902             1.2%
                                   ONCC Phase I
                                   Raleigh, NC                      3,514          0.1%       $   23,700              --
                                   Ridgefield I
                                   Asheville, NC                    3,022          0.1%       $   23,436              --
                                                                ---------         ----        ----------            ----
                                                                   75,038          1.3%       $  715,038             1.2%
AC Humko Corp.                     International Place II
                                   Memphis, TN                     71,545          1.3%       $  999,876             1.7%

TOTAL                                                           1,130,737         20.0%       10,907,656            19.0%
                                                                =========         ====        ==========            ====

(1) Annual Base Rent at any date means the amounts contractually due (excluding recoveries from tenants for common area maintenance charges, taxes or other items) for the calendar month ending on that date, annualized, for continuing leases in force on or before such date.

(2) As of February 14, 1996, the total square feet leased by GTE Data Services, Inc. was reduced to 69,052 square feet.

     In the aggregate, the Properties' ten largest tenants accounted for approximately 19.0% (approximately $10.9 million) of the Company's total Annual Base Rent as of December 31, 1995. The weighted average remaining lease term of the Company's ten largest tenants is 5.2 years as of December 31, 1995. Although the loss of several significant tenants could have a material adverse effect on the financial condition of the

Company, the Company believes that the total number and the geographical distribution of tenants at the Properties contributes to the stability of the portfolio, eases re-leasing of space subject to expiring leases and mitigates the potential impact on cash flows of periodic vacancies. The following table indicates the distribution of tenant leases at the Properties according to the amount of space subject to each tenant lease in each market location:

                  NUMBER OF TENANT LEASES BY SQUARE FEET LEASED
                            (AS OF DECEMBER 31, 1995)

                                                                          5,000-    10,000-    25,000-   50,000-
MARKET LOCATION                                                0-4,999     9,999     24,999     49,999    99,999    100,000+
- ---------------                                                -------     -----     ------     ------    ------    --------
Tampa, FL.................................................        78         21        14          8         3          --
Norcross, GA (suburban Atlanta)...........................        45         32        17          1        --          --
Greenville, SC............................................        11         13         7          4         1           1
Boca Raton, FL............................................        77         20        12         --        --          --
Charlotte, NC.............................................        26         16         9          3        --          --
Memphis, TN...............................................        39          8        12         --        --          --
Raleigh, NC...............................................         9         10         5          2         3          --
Nashville, TN.............................................        10         10         4          2        --           1
Columbia, SC..............................................        20          5         4          1        --          --
Orlando, FL...............................................        14          3         2         --         1          --
Chesapeake, VA............................................         2          1         1          1         1          --
Asheville, NC.............................................         9          7         1          2        --          --
Birmingham, AL............................................        12          3         3         --        --          --
Greensboro, NC............................................         5          7         1         --        --          --
Winston-Salem, NC.........................................         2          1         1         --        --          --
Jacksonville, FL..........................................         3          3        --         --        --          --
                                                                 ---        ---        --         --         -           -
       Total..............................................       362        160        93         24         9           2
                                                                 ===        ===        ==         ==        ==          ==

     LEASES. Leases for the Properties generally range from one to ten years with a weighted average remaining term of 3.8 years as of December 31, 1995. Each lease is written to reflect local market conditions. However, the majority of leases are written on a modified gross basis requiring the tenants to pay a base rent and to reimburse the landlord for taxes, insurance, utilities, maintenance and common area costs. Cost recoveries vary with the market allowing for either full pass-through or recovery of increases over a stated cost base. In some instances, increased costs are recovered through consumer price index adjustments to base rent. Certain of the leases, including a substantial majority of the single tenant buildings, are written on a triple net basis, containing provisions requiring tenants to pay directly or fully reimburse the landlord for the expenses described above.

     The average rentable square feet subject to expiring leases in 1996 through 2005 is approximately 523,000 square feet per year, with a maximum of approximately 838,000 square feet. In the year ended December 31, 1995, the Company leased, re-leased or renewed approximately 1,059,000 rentable square feet (including the Properties acquired in the Sabal Acquisition and Towermarc Acquisition) and leases for 986,000 square feet expired. The following table sets forth scheduled lease expirations for the Properties for all leases in effect (as of December 31, 1995) for each of the next ten calendar years beginning with leases expiring after December 31, 1995, assuming that none of the tenants exercise any renewal or termination options in their existing leases:

                                LEASE EXPIRATIONS

                                                                                PERCENTAGE OF TOTAL
                            RENTABLE SQUARE  ANNUAL BASE   ANNUAL BASE RENT       LEASED RENTABLE       PERCENTAGE OF TOTAL
  YEAR OF        NUMBER       FEET SUBJECT    RENT UNDER  PER RENTABLE SQUARE       SQUARE FEET        BUILDING ANNUAL BASE
   LEASE       OF LEASES      TO EXPIRING      EXPIRING   FOOT REPRESENTED BY      REPRESENTED BY       RENT REPRESENTED BY
EXPIRATION      EXPIRING        LEASES(1)     LEASES(2)     EXPIRING LEASE         EXPIRING LEASES        EXPIRING LEASES
- ----------      --------        ---------     ---------     --------------         ---------------        ---------------
   1996            122          748,352    $  7,883,622       $   10.53                  14.2%                  13.7%
   1997            129          817,701       8,446,980           10.33                  15.5                   14.7
   1998            126          837,690       9,390,528           11.21                  15.8                   16.3
   1999            107          816,995       8,050,584            9.85                  15.4                   14.0
   2000             90          793,769       8,909,952           11.22                  15.0                   15.5
   2001             27          318,661       3,919,992           12.30                   6.0                    6.8
   2002             24          332,387       4,067,277           12.24                   6.3                    7.1
   2003             12          186,643       2,241,436           12.01                   3.5                    3.9
   2004              4           55,926         692,472           12.38                   1.1                    1.2
   2005              6          317,365       2,638,056            8.31                   6.0                    4.6
                   ---        ---------    ------------       ---------                  ----                   ----
                   647        5,225,489    $ 56,240,899       $   10.76                  98.8%                  97.9%
                   ===        =========    ============       =========                  ====                   ====
- -----------------

(1) Month-to-month leases are included in the 1996 total.

(2) Annual Base Rent at any date means the amounts contractually due (excluding recoveries from tenants for common area maintenance charges, taxes or other items) for the calendar month ending on that date, annualized, for continuing leases in force on or before such date.

     HISTORICAL NON-INCREMENTAL REVENUE-GENERATING STRUCTURAL CAPITAL EXPENDITURES, TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS. The following table sets forth annual and per square foot non-incremental revenue-generating structural capital expenditures and tenant improvement costs and leasing commissions at the Properties. Such costs are those necessary to retain revenues attributable to existing leased space. The historical amounts set forth below are not necessarily indicative of future non-incremental revenue-generating structural capital expenditures, non-tenant improvement costs or leasing commissions.

                                                                   1994       1995     1994-1995 AVERAGE
                                                                   ----       ----     -----------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                            SQUARE FOOT DATA)
STRUCTURE CAPITAL EXPENDITURES
     Annual....................................................  $     942  $     926      $     933
     Per square foot...........................................  $    0.17  $    0.16      $    0.16
TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS
     Annual....................................................  $   6,178  $   5,088      $   5,633
     Per square foot leased....................................  $    5.24  $    5.18      $    5.21

     HISTORICAL INCREMENTAL REVENUE-GENERATING TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS. The following provides all remaining tenant improvement costs and leasing commissions not included in the table set forth above for the Properties in the years indicated. Such costs relate to vacant and non-revenue generating space. There were no historical incremental revenue-generating structural capital expenditures. The historical amounts set forth below are not necessarily indicative of future incremental revenue-generating tenant improvement costs and leasing commissions.

                                                                   1994      1995(1)   1994-1995 AVERAGE
                                                                   ----      -------   -----------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                            SQUARE FOOT DATA)
TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS
     Annual....................................................  $   3,292  $   2,451      $   2,872
     Per square foot leased....................................  $   12.14  $   31.55      $   16.46

- -------------------------
(1) This amount includes approximately $1.4 million (equivalent to $47.17 per square foot) of tenant improvement costs and leasing commissions relating to the leasing of approximately 30,000 square feet of shell space.

     DESCRIPTION OF CERTAIN EXCLUDED ASSETS. The following is a description of certain of the Excluded Assets. See "THE MERGER AGREEMENT--Excluded Assets." The Company owns approximately 243 acres (excluding the 15 acres subject to a contract for sale) of land available for possible future development. The following table sets forth the location, acreage and estimated build-out capacity with respect to the Land:

BUSINESS PARK                  MARKET           APPROXIMATE ACREAGE    BUILDABLE SQUARE FEET
- -------------                  ------           -------------------    ---------------------
Sabal                        Tampa, FL                  215                3,400,000
International Place          Memphis TN                   3                  200,000
Scott Center                 Boca Raton, FL               4                  160,000
Patewood Business Park       Greenville, SC               8                  107,000
Southwinds                   Memphis, TN                  6                  105,000
Benjamin Center              Tampa, FL                    7                   60,000
                                                        ---                ---------
                             Total                      243                4,032,000
                                                        ===                =========

     All of the Land is zoned and available for office development, substantially all of which has utility infrastructure already in place. The Company believes that the cost of developing the Land could be financed with the funds available from additional borrowings and offerings of equity securities. All of the Land is strategically located adjacent to certain of the Properties. Any future development, however, is dependent on the demand for office space in the area, the availability of favorable financing and other factors, and no assurance can be given that any construction will take place on the Land.

     LAND OPTIONS. The Company has the right to purchase an aggregate of up to approximately 47 acres of undeveloped land pursuant to the Land Options to permit development of buildings adjacent to certain of the Properties, particularly for the benefit of existing tenants. The Land Options relate to land in five separate locations and are expected to be available for possible future development of up to an aggregate of 485,000 rentable square feet. Each option is exercisable at an agreed upon price or, if no agreement is reached, at 95% of fair market value determined by a MAI appraisal procedure. All of the Land Options expire on November 22, 1998.

     The agreement granting the Land Options (the "Option Agreement") also grants a right of first refusal with respect to the parcels subject to the Land Options, for a period concurrent with the exercise period, if NationsBank receives and desires to accept a bona fide third-party offer. If the Company does not exercise its right of first refusal, it may not exercise its purchase option relative to the particular parcel so long as NationsBank is negotiating or under contract with the third party. Any such sale to a third party will terminate the Company's rights under the Option Agreement with respect to the subject parcel. For a description of certain other Excluded Assets, see "--Recent Developments--Pending Transactions."

     THIRD-PARTY MANAGEMENT, LEASING AND DEVELOPMENT. The Company conducts third-party property, asset and construction management businesses and a leasing and brokerage business. Revenue from such activities was $2.7 million on a pro forma basis for 1995, 83% of which is attributable to affiliates of the Company. In addition to the Properties, Management Subsidiary currently manages approximately 2.2 million square feet of space owned by third parties. Of such space, 70% is attributable to affiliates of the Company. On a selective basis, the Company intends to expand its third-party management business, including the management of development and construction projects. The Company will evaluate each management contract against the Company's objectives and portfolio to ensure that each is compatible with the Company's existing resources and complementary to the Company's assets and will seek to be compensated through participation in the increase in value created by the Company's services. The Company believes that such third-party contracts will enable it to use its property management assets effectively without any significant increase in capital investment or overhead throughout its various markets. The Company receives approximately 95% of the profit generated from the leasing and brokerage activities for third parties through its ownership of the preferred stock and 3.1% of the common stock of Leasing Company.

     COMPETITION. Numerous office properties compete with the Company for tenants. Some of such properties may be newer, better located or better capitalized than the Properties. The Company believes, however, that, in most cases, the areas in which the Properties are located are the premier business parks or suburban business areas in their real estate markets, based primarily on quality, location and amenities. In general, the Properties do not compete with urban properties for tenants. Tenants who lease space in urban properties generally have different site criteria than those who lease in suburban business parks.

     INSURANCE. The Properties are covered by comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. The commercial liability insurance covers broad form property damage as well as blanket contractual and personal injuries. The extended coverage policy insures against such risks as riot and civil commotion, vandalism, malicious mischief, burglary and theft. In addition, the Company maintains a supplemental blanket umbrella and casualty and indemnity policy. Certain extraordinary losses may be uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in and anticipated profits and cash flows from a Property.

     ENVIRONMENTAL MATTERS. Under various federal, state and local laws and regulations, a current or previous owner or operator, manager or developer of real estate may be liable for the costs of removing and remediating certain hazardous or toxic substances on the property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of removing or remediating these substances may be substantial and the presence of these substances, or the failure to remediate conditions affected by the substances promptly, may adversely affect the owner's or operator's ability to sell the real estate or to borrow using the real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removing or remediating the substances at the disposal or treatment facility. Certain laws impose liability for the release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos. In connection with its ownership and operation of the Properties, the Company may be potentially liable for these costs. In addition, the presence of hazardous or toxic substances at a site adjacent to or in the vicinity of a property could require the property owner to participate in remediation activities in certain cases or could have an adverse effect on the value of such property. Although certain tenants at several of the Properties use hazardous or toxic substances in the ordinary course of their operations, the Company believes that the Properties are in compliance in all material respects with all federal, state and local regulations regarding hazardous or toxic substances and is not aware of any material liability or claim relating to hazardous or toxic substances at any of the Properties. Pursuant to an environmental indemnity agreement, Financing Partnership made certain representations and warranties concerning compliance in all material respects with, and lack of liability under, environmental laws and regulations with respect to the Mortgage Note Properties.

     All of the Properties have been subject to at least one Phase I environmental assessment since April 1993. Such assessments were intended to evaluate the environmental condition of, and potential environmental liabilities associated with, the Properties, and included visual observations of the Properties during site visits, reviews of certain records concerning the Properties as well as publicly available information concerning known conditions at properties in the vicinity of the Properties, consideration of the likely presence of asbestos-containing materials ("ACMs") in the buildings on the Properties and of the presence of elevated levels of lead in the drinking water, inquiries into the likely presence of polychlorinated biphenyls ("PCBs") in electrical transformers, the presence of underground or above ground storage tanks and the preparation of a written report, but did not include sampling or analysis of soil, groundwater or other environmental media or subsurface investigations.

     A property located adjacent to the southwestern perimeter of the Sabal Business Center VI at 3611 Queen Palm Drive, Tampa, Florida (the "Sabal VI Property") is listed on the National Priority List (the "NPL") of the Environmental Protection Agency (the "EPA"). Groundwater at this site contains inorganic metals that have leached from the soil and the cost of this remediation is estimated by the EPA as ranging from a present value of $140,000 to $2,650,000, depending on the remedy ultimately implemented. The EPA has not yet completed its investigation of wetlands in the area that may have been affected by the contamination at this adjacent site. Groundwater sampling on the portion of the Sabal VI Property that borders such adjacent property revealed concentrations at above cleanup standards of inorganic metals similar to those found to be leaching from the adjacent site. However, soil sampling from the same location on the Sabal VI Property revealed concentrations of such inorganic metals within the range commonly found in area soils. The Company does not believe that its Property is a source of the problems found in the adjacent site and, based on the information known to date, the Company believes it is unlikely that the EPA or any other party would seek to impose liability on the Company with respect to such Property.

     Contamination exists in groundwater at two NPL sites adjacent to and upgradient from the Properties in Nashville, Tennessee (the "Grassmere Properties"). Due to the geology of the area, the Company's consultant advised that sampling on the Grassmere Properties would not definitively determine whether contamination from off-site had reached the Grassmere Properties; therefore, no on-site sampling was performed. Funded clean-ups are ongoing at both NPL sites. Based on information known to date, there is no indication that the Grassmere Properties are a source of the contamination, and it is unlikely that the EPA or any other party would seek to impose liability on the Company for the presence of such contamination.

     Lead was detected above the federal action level in drinking water from limited outlets at seven of the Properties. Federal law only requires that public water suppliers take action when this level is exceeded and requires no direct action by the Company. Sampling was limited and more thorough sampling would be required to accurately determine the sources and levels of lead in those buildings. However, if elevated lead levels do exist, it could present the potential for allegations of liability from third parties.

     It is possible that these assessments with respect to the Properties do not reveal all potential environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties has not been or will not be affected by tenants and occupants of the Properties, by the condition of properties in the vicinity of the Properties or by third parties unrelated to the Company.

     REGULATION. A number of federal, state and local laws exist, such as the Americans with Disabilities Act of 1990 (the "ADA"), which may require modifications to existing buildings to improve, or may restrict certain renovations by requiring, access to such buildings by disabled persons. Additional legislation may impose further requirements on owners with respect to access by disabled persons. The costs of compliance with such laws may be substantial and may reduce overall returns on the Company's investments. The Company believes that all of the Properties are in substantial compliance with laws currently in effect, and will review periodically its properties to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

     Under the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the United States government or an award of damages to private litigants. Although the Company believes that the Properties are substantially in compliance with these requirements, the Company may incur additional costs to comply with the ADA. Although the Company believes that such costs would not have a material adverse effect on the Company, if required changes involve a greater expenditure than the Company currently anticipates, the Company's results of operations and ability to make expected distributions could be adversely affected.

     EMPLOYEES. The Company employs approximately 135 persons. None of the employees of the Company are subject to collective bargaining agreements. The Company believes that its relations with its employees are good.

     LEGAL PROCEEDINGS. The Company is not currently involved in any litigation nor, to its knowledge, is any material litigation currently threatened against it or any of the Properties, except for routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance.

MORTGAGE  INDEBTEDNESS AND LINE OF CREDIT

The Company does not have any non-consolidated mortgage indebtedness. In addition, the Company has entered into an agreement with a bank for a Line of Credit. The following are summaries of certain provisions of the Company's indebtedness and of the Line of Credit. Such summaries do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the relevant instruments, copies of which are filed as part of the Company's filings with the Securities and Exchange Commission (the "Commission") and are available for inspection as described under "ADDITIONAL INFORMATION."

     THE MORTGAGE NOTE. The first mortgage note issued by Financing Partnership is a conventional, monthly pay, first mortgage note in the principal amount of $140 million (the "Mortgage Note"). The Mortgage Note is a limited recourse obligation of the Financing Partnership as to which, in the event of a default under the Indenture or the Mortgage (as such terms are hereinafter defined), recourse may be had only against the specific 46 Properties (the "Mortgage Note Properties") and other assets that have been pledged as security therefor. The Mortgage Note was issued to Kidder Peabody Acceptance Corporation I pursuant to an Indenture, dated March 1, 1994, among the Financing Partnership, Bankers Trust Company of California, N.A., and Bankers Trust Company (the "Indenture"). Defined terms used in this subsection"--Mortgage Indebtedness and Line of Credit" and not otherwise defined are as defined in the Indenture.

     The Mortgage Note bears interest on its outstanding principal balance at the rate of 7.88% per annum, subject to increase in the event of a default in the payment of any amount due, and matures on January 31, 2001. The Mortgage Note provides for scheduled monthly payments of interest only which are due on the first Business Day of each calendar month.

     The Mortgage Note is secured by a blanket, first mortgage lien on the Mortgage Note Properties (the "Mortgage"). The Mortgage Note is further secured by (i) a first priority assignment of all present and future leases encumbering portions of those Properties, (ii) a security interest in any personal property owned by Financing Partnership and (iii) a collateral assignment of the right, title and interest of Financing Partnership in and rights to all management agreements relating to those Properties. As an additional security for the Mortgage Note, Financing Partnership maintains with Bankers Trust Company, a banking organization duly organized and existing under the laws of the State of New York (the "Servicer") various "sweep accounts," a central cash collateral account (the "Cash Collateral Account") and a contingency reserve account (the "Contingency Reserve Account"). All rents with respect to the Mortgage Note Properties are made payable to, and deposited directly in, the sweep accounts, which are then transferred to the Cash Collateral Account, and all other Property Income and Capital Event Proceeds are deposited into the Cash Collateral Account promptly upon receipt thereof. Cash of at least $7 million (the "Contingency Reserve") is maintained in the Contingency Reserve Account.

     The Indenture provides for a lockout period which prohibits Optional Redemption Payments in respect of principal of the Mortgage Note (other than the Premium-Free Redemption Payment) prior to November 22, 1998. Thereafter, the Financing Partnership may make Optional Redemption Payments in respect of principal of the Mortgage Note on any Distribution Date, subject to the payment of a Yield Maintenance Charge in connection with such payments made prior to August 1, 2000. Notwithstanding the foregoing, the Financing Partnership may be required to make payments in respect of the principal of the Mortgage Note in certain limited circumstances, and the Financing Partnership has a one-time right, exercisable at any time during the term of the Mortgage Note, to make the Premium-Free Redemption Payment in a principal amount not to exceed $7 million, without any applicable Yield Maintenance Charges.

     Covenants in the Indenture restrict Financing Partnership from, among other things, engaging in any business or activity other than that in connection with or relating to the ownership and operation of the Mortgage Note Properties, incurring, creating or assuming any indebtedness or encumbrance other than the Mortgage Note and as otherwise expressly permitted under the Indenture, or liquidating or dissolving or entering into any consolidation or merger. The Indenture also restricts Financing Partnership's right to terminate any of its leases and requires Financing Partnership to maintain or cause the tenants to maintain specified insurance coverage, including rental loss insurance covering annual gross rentals net of noncontinuing expenses for a period of not less than two years.

     Under the terms of the purchase agreement relating to the Mortgage Note Properties, Financing Partnership may be obligated to pay NationsBank a Deferred Contingent Purchase Price (as defined in the purchase agreement). The payment of the Deferred Contingent Purchase Price, which will in no event exceed $4.4 million, is due on April 1, 1998 if the actual four year cumulative cash flow (as defined in the purchase agreement) of such Properties exceeds the projected four year cumulative cash flow (as defined in the purchase agreement). Based on the Company's estimates of future operations, the Company does not believe that any Deferred Contingent Purchase Price will be payable.

     In connection with the Reorganization, the Company assumed the two loans issued by General Electric Capital Corporation ("GE Capital"). Both of the loans have floating interest rates based on the GE Capital Composite Commercial Paper Rate, which was 5.40% at June 30, 1996. The GE Capital Composite Commercial Paper Rate has had a decrease of 43 basis points since December 31, 1995. The first loan (as amended on April 27, 1994), which at June 30, 1996 had an outstanding principal balance of $11.4 million and approximately $85,000 available to be drawn upon, bears interest at the rate of 9.40% per annum (at June 30, 1996). The second loan, which had an outstanding principal balance of $30.5 million at June 30, 1996, bears interest at the rate of 9.65% per annum (at June 30, 1996). Both loans require monthly payments of interest. The outstanding principal balance of the first loan is due at maturity on April 27, 1999. The outstanding principal balance of the second loan is payable in an amount equal to 50% of the annual cash flow generated by One Boca Place at 2255 West Glades Road, Boca Raton, Florida (the "One Boca Place Property") after payment of interest on the loan and tenant improvements and expenses on the One Boca Place Property for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal on the second loan is payable at maturity on April 27, 1999.

     In connection with the Towermarc Acquisition, the Company assumed eleven separate mortgage notes. At June 30, 1996, an aggregate of $29.9 million of the debt had fixed interest rates with a weighted average rate of 9.77% and an aggregate of $27.5 million of the debt has floating interest rates, which, in the aggregate, had a weighted average interest rate of 8.37% at June 30, 1996. The notes have various years of maturities ranging from 1996 to 2001, with approximately $15.9 million due in 1996, including one loan for $14.0 million due on October 31, 1996.

     LINE OF CREDIT. On March 20, 1996, the Company entered into an agreement with The First National Bank of Boston for a full recourse $20 million secured revolving credit facility. The Line of Credit has a term of three years and bears interest at either LIBOR plus 175 basis points or The First National Bank of Boston's Base Rate plus 75 basis points, at the Company's option. As of the date of this Proxy Statement, the Company has drawn approximately $7 million on the Line of Credit. The Line of Credit is available to fund acquisitions and development activities, as well as for the refinancing of indebtedness and for general corporate purposes, and is subject to customary covenants and reporting requirements.

DISTRIBUTION  POLICY

     On March 8, 1996, the Company announced a distribution of $0.15 made on April 3, 1996 to Stockholders of record on March 20, 1996. On an annualized basis, this represents a distribution of $0.60 per share. Also on March 8, 1996 the Company announced a special dividend of $0.03 per share paid on March 28, 1996 and related to the Company's REIT dividend distribution requirements. On July 8, 1996, the Company paid its second quarterly distribution of $0.15 per share to Stockholders of record on July 1, 1996.

     In order to qualify to be taxed as a REIT, each year the Company must make distributions to Stockholders of at least 95% of its REIT taxable income (which does not include capital gains). Because the Company's "REIT taxable income" is calculated without reference to cash flow, under certain circumstances, the Company may not have sufficient cash available to make the distributions required under the REIT provisions of the Code.

     Pursuant to the Merger Agreement, the Company is permitted to pay quarterly dividends on shares of Common Stock in an amount not exceeding $0.15 per share per quarter (or a prorated portion of such amount in the case of any portion of a quarterly dividend) through the Closing Date. The Company intends to pay dividends in the period prior to the Closing Date such that each share of Common Stock will earn a dividend of $0.15 per quarter (or a prorated portion of such amount in the case of any portion of a quarterly dividend).

     The Company declared the Special Dividend to Stockholders of $0.60411 per share, payable on August 30, 1996 to Stockholders of record at the close of business on August 26, 1996, which distribution will represent the per share portion of the Excluded Assets. See "THE MERGER AGREEMENT-- Excluded Assets."

PRICE  RANGE OF COMMON  STOCK AND  DIVIDEND  HISTORY

     The Common Stock has been traded on the AMEX under the symbol "CKT" since July 1, 1995. The following table sets forth the quarterly high and low sales prices for the Common Stock.

                                                                   PRICE
                                                            ------------------
                                                             HIGH        LOW
                                                            ------     -------
1995
Quarter ended September 30, 1995..........................  $ 7-7/8    $ 6-5/8
Quarter ended December 31, 1995...........................  $ 9-1/8    $ 7-13/16
1996
Quarter ended March 31, 1996..............................  $10-3/8    $ 8-9/16
Quarter ended June 30, 1996...............................  $11-1/2    $ 9-1/8
Period July 1, 1996 through August 28, 1996...............  $11-7/8    $11

     On April 26, 1996, the last trading day before the public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share of Common Stock were $10.25 and $10.00, respectively. On August 28, 1996, a recent trading day prior to this Proxy Statement, the reported closing sale price per share of Common Stock was $11.00. Stockholders are urged to obtain current information with respect to the price of Common Stock. As of August 26, 1996, the Company had 60 stockholders of record.

     On December 28, 1995, the Company made its first distribution to Stockholders of $0.036 per share. On March 8, 1996, the Company announced a special dividend of $0.03 per share related to the Company's 1995 REIT dividend distribution requirements. This special dividend was paid on March 28, 1996 to Stockholders of record on March 18, 1996. Also on March 8, 1996, the Company announced a quarterly distribution of $0.15 per share that was paid on April 3, 1996 to Stockholders of record on March 20, 1996.

     On July 8, 1996, the Company paid its second quarterly distribution of $0.15 per share to Stockholders of record on July 1, 1996.

CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996 on a historical basis. The information set forth in the following table should be read in conjunction with the financial statements included elsewhere in this Proxy Statement. See "SELECTED FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS" and the discussion contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                                                           JUNE 30, 1996
                                                                           -------------
                                                                           (IN THOUSANDS)
Debt:
     Mortgage Indebtedness and Line of Credit.............................  $    244,267
Stockholders' Equity:
     Preferred Stock, $0.01 par value, 10,000,000 shares authorized,
       none issued or outstanding.........................................  $         --
     Common Stock, $0.01 par value,
       50,000,000 shares authorized, 26,989,587 shares
       issued and outstanding(1)..........................................  $        270
     Additional paid-in capital...........................................  $    156,421
     Accumulated earnings (deficit).......................................  $         --
                                                                            ------------
          Total stockholders' equity......................................  $    156,691
                                                                            ============
          Total capitalization............................................  $    400,958
                                                                            ============
- ----------------------------

(1) Does not include Common Stock (a) reserved for issuance upon exercise of the 2,331,500 Common Stock Purchase Warrants (the "Public Warrants"), each of which Public Warrant entitles the holder thereof to purchase, during the four-year period ending January 21, 1998, one share of Common Stock at $10.00 per share, subject to adjustment, and the warrants to purchase 175,299 shares of Common Stock at an exercise price of $9.13 per share as adjusted (the "GE Warrants" and together with the Public Warrants, the "Warrants") (in the aggregate 2,506,799 shares), and (b) reserved for issuance upon exercise of options granted pursuant to the Stock Option Plan (as hereinafter defined) (2,500,000 shares), including options to purchase an aggregate of 1,320,000 shares granted to officers and 27,000 shares granted to directors and former directors.

HIGHWOODS

     Highwoods is a self-administered and self-managed REIT that owns and operates the properties located in Raleigh-Durham, the Piedmont Triad and Charlotte, North Carolina; Nashville, Tennessee; and Richmond, Virginia.

     Highwoods conducts substantially all of its activities through, and all of its properties are held directly or indirectly by, Highwoods/Forsyth Limited Partnership (the "Operating Partnership"). Highwoods is the sole general partner of the Operating Partnership and, as of June 30, 1996, owned 88% of the partnership interests (the "Units") in the Operating Partnership. The remaining Units are owned by limited partners (including certain officers and directors of Highwoods). Each Unit may be redeemed by the holder thereof for cash or, at Highwoods' option, one share (subject to certain adjustments) of common stock of Highwoods. With each such exchange, the number of Units owned by Highwoods and, therefore, Highwoods' percentage interest in the Operating Partnership, will increase.

     Highwoods was incorporated in Maryland in February 1994. Its executive offices are located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, and its telephone number is (919) 872-4924. Highwoods also maintains regional offices in the Piedmont Triad, Charlotte, Richmond and Nashville.

CAC

     CAC is a Maryland corporation and a subsidiary of Highwoods. Pursuant to the terms of the Merger Agreement, at the Effective Time, CAC will be merged with and into the Company, with the Company continuing as the Surviving Corporation. CAC's principal offices are c/o Highwoods Properties, Inc. at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 and its telephone number is (919) 872-4924.

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial and operating information for the Company on a historical basis and pro forma basis and should be read in conjunction with all of the financial statements and the notes thereto included elsewhere in this Proxy Statement. The historical financial information presented herein is based upon the separate historical financial statements of the respective entities and the notes thereto which appear elsewhere in this Proxy Statement and should be read in conjunction with such financial statements. See "INDEX TO FINANCIAL STATEMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." The unaudited pro forma financial information presented herein is based upon the pro forma financial statements of the Company and the notes thereto which appear elsewhere in this Proxy Statement and should be read in conjunction with such financial statements.

     The pro forma financial information is not necessarily indicative of what the Company's actual financial position and results of operations would have been as of and for the period indicated, nor does it purport to represent the future financial position or results of operations of the Company.


                                                                                             AT OR FOR THE
                                      AT OR FOR THE YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED
                                   -----------------------------------------------              JUNE 30,
                                                          PREDECESSOR  PREDECESSOR  ----------------------------------
                                   PRO FORMA   HISTORICAL  HISTORICAL   HISTORICAL  PRO FORMA   HISTORICAL  HISTORICAL
                                    1995(1)     1995(3)     1994(4)      1993(4)    1996(1)(2)     1996      1995(4)
                                   --------    ---------  -----------  -----------  ----------  ----------  ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue:
  Rental income and tenant
    reimbursements.............  $   66,474  $   42,489   $  37,047   $     3,813  $   35,124  $   34,604  $   18,537
  Management income(5).........       2,654         770     --            --            1,173       1,162      --
  Interest and other(6)........       1,233       1,007         318           155         672         671         492
                                 ----------  ----------   ---------   -----------  ----------  ----------  ----------
      Total revenue............  $   70,361  $   44,266   $  37,365   $     3,968  $   36,969  $   36,437  $   19,029
                                 ----------  ----------   ---------   -----------  ----------  ----------  ----------
Expenses:
  Operating expenses...........  $   15,648  $    8,632   $   5,601   $       611  $    8,970  $    8,845  $    2,964
  Real estate taxes and
      insurance................       6,678       3,680       3,343           359       3,388       3,559       1,619
  General and administrative...       5,189       2,813         505           135       2,896       2,896         319
  Cost incurred for Terminated
    Offering...................      --          --          --           --              486         486      --
  Management fees..............         444       1,289       2,122           219         203         203       1,016
  Depreciation and
  amortization.................      12,247       7,366       5,110           525       6,430       6,322       3,018
  Interest(7)..................      21,901      16,212      14,001         1,563      10,635      10,420       6,991
                                 ----------  ----------   ---------   -----------  ----------  ----------  ----------
      Total expenses...........  $   62,107  $   39,992   $  30,682   $     3,412  $   33,008  $   32,731  $   15,927
                                 ==========  ==========   =========   ===========  ==========  ==========  ==========
Income before extraordinary
  item.........................  $    8,254  $    4,274   $   6,683   $       556  $    3,961  $    3,706  $    3,102
                                 ==========  ==========   =========   ===========  ==========  ==========  ==========
Income before extraordinary
  item per share(8)............  $     0.31  $     0.31   $     N/A   $   N/A      $     0.15  $     0.14  $     0.25
                                 ==========  ==========   =========   ===========  ==========  ==========  ==========
BALANCE SHEET DATA:
Real estate assets, before
  accumulated depreciation and
  amortization.................     N/A      $  302,156   $ 208,544   $   203,767  $  375,236  $  392,442  $  210,655
Real estate assets, after
  accumulated
  depreciation and
  amortization.................     N/A      $  290,566   $ 203,265   $   203,249  $  358,156  $  375,362  $  202,681
Total assets...................     N/A      $  324,676   $ 223,211   $   221,996  $  398,941  $  416,147  $  236,286
Total debt.....................     N/A      $  181,873   $ 160,000   $   160,000  $  244,267  $  244,267  $  160,000
Total liabilities..............     N/A      $  190,537   $ 165,322   $   164,690  $  259,456  $  259,456  $  168,388
CASH FLOW INFORMATION:
Net cash flow provided by
  operating activities.........  $   16,924  $    7,771   $  10,830   $     4,661  $   14,073  $   13,697  $    6,635
Net cash flow used in investing
  activities...................  $  (49,500) $  (47,059)  $  (6,567)  $  (204,243) $  (10,039) $  (10,039) $   (3,297)
Net cash flow provided by (used
  in)financing activities......  $   49,488  $   44,875   $  (5,073)  $   200,524  $      375  $      375  $     (524)

OTHER DATA:
Funds from Operations(9).......  $   21,410  $   12,257   $  12,463   $     1,165  $   11,463  $   11,087  $    6,475
Cash dividends declared per
  share(10)....................     N/A      $     0.20         N/A       N/A         N/A      $     0.34  $     0.10
Book value per share(11).......     N/A      $     5.74         N/A       N/A         N/A      $     5.80  $     5.12
- -------------------

(1) Statement of operations data have been presented as if the following transactions had occurred on January 1, 1995: (i) the Company had issued 8,818,231 shares of Common Stock at $7.35 per share to AEW, (ii) the Sabal Acquisition, (iii) the CRI Merger and the Management Subsidiary Merger, (iv) the Company had issued 1,875,000 shares of Common Stock at $8.00 per share to Fortis, (v) the Towermarc Acquisition and (vi) the Newco transaction (see note 2 below).

(2) Balance sheet data have been presented as if the following transactions had occurred on June 30, 1996: The August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the Special Dividend related thereto for Stockholders of record on August 26, 1996 payable on August 30, 1996. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. Such contracts have no book value at June 30, 1996. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated balance sheet or related statement of operations because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to investors.

    The Excluded Liabilities to be assumed by Newco are (i) the payment obligations under a master lease to be entered into between Newco and Highwoods, which total $1.8 million, (ii) any liability arising out of the Company's indemnification obligation with respect to a particular lawsuit,
    (iii) amounts payable to Highwoods relating to expenses incurred by the Company in connection with the Merger (including solicitation fees payable, if any, in connection with the exercise of the Public Warrants) in excess of $9,150,000, if any. No adjustments are required to the pro forma consolidated balance sheet of the Company as of June 30, 1996 to reflect the assumption of the Excluded Liabilities by Newco.

(3) Statement of operations data represents the Company's activity for the year ended December 31, 1995, which consists of 12 months of operations for the Partnership Properties and the six months of operations for the period ended December 31, 1995 for CRI, Management Subsidiary and Leasing Company. Balance sheet data represents the consolidated assets, liabilities and stockholders' equity of the Company at December 31, 1995.

(4) Represents  the  combined   historical  data  for  the   Partnerships.   The
    Partnerships' inception dates occurred in the fourth quarter of 1993.

(5) Includes property management, development and construction fees, and leasing and brokerage commissions from third parties.

(6) Includes gain on sale of land of $124,000 in historical and pro forma 1995.

(7) Interest expense includes amortization of deferred loan costs of $594,000, $737,000, $667,000 and $84,000 for pro forma 1995, and historical 1995, 1994 and 1993, respectively, $584,000 for pro forma six months ended June 30, 1996, and $571,000 and $325,000 for the six months ended June 30, 1996 and 1995, respectively.

(8) Based on  26,925,431,  13,537,976,  26,958,145,  26,705,705  and  12,565,071
    weighted average number of shares of Common Stock outstanding for pro forma and historical 1995, pro-forma six months ended June 30, 1996 and historical six months ended June 30, 1996 and 1995, respectively.

(9) FFO is defined by the NAREIT as net income or loss excluding gains or losses from debt restructuring and sales of property plus depreciation and amortization, and after adjustments for minority interest, unconsolidated partnerships and joint ventures (adjustments for minority interests, unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis). FFO does not represent cash flow from operating activities as defined by generally accepted accounting principles, should not be considered as an alternative to net income as an indicator of the Company's operating performance and is not indicative of cash available to fund all cash flow needs. The Company generally considers FFO to be an appropriate measure of the performance of an equity REIT because it is predicated on a cash flow analysis, as opposed to a measure predicated on generally accepted accounting principles, which gives effect to non-cash items such as depreciation. Since there is no formally agreed upon calculation of FFO, and the NAREIT definition thereof is merely a gudeline, computation of FFO may vary from one REIT to another. In March 1995, NAREIT issued a clarification of its definition of FFO. The clarification provides that amortization of deferred financing costs and depreciation of non-rental real estate assets are no longer to be added back to net income in arriving at FFO. The Company adopted these changes effective January 1, 1996. The amounts in this table do not include the effect of the new clarifications. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Pro Forma Funds from Operations."

     The following table presents old computation of the Funds From Operations for each period presented:

                                                      FOR THE YEAR ENDED DECEMBER 31,            FOR THE SIX MONTHS
                                       -----------------------------------------------              ENDED JUNE 30,
                                                              PREDECESSOR  PREDECESSOR   ----------------------------------
                                       PRO FORMA   HISTORICAL  HISTORICAL   HISTORICAL    PRO FORMA   HISTORICAL HISTORICAL
                                          1995        1995        1994         1993         1996        1996        1995
                                       ---------   ---------   ---------    ---------    ---------   ---------   ---------
Income before extraordinary item....   $   8,254   $   4,274   $   6,683    $     556    $   3,961   $   3,706   $   3,102
Add back:
  Depreciation and amortization on
      real estate assets............   $  10,940   $   6,354   $   4,761    $     518    $   5,659   $   5,552   $   2,703
  Depreciation on non-real estate
      assets........................          90          60          --           --           82          82           9
  Amortization of deferred leasing
      costs.........................         682         682         349            7          421         420         334
  Amortization of deferred loan
      costs.........................       1,029         737         667           84          584         571         325
  Amortization of goodwill and
      management contracts..........         535         270          --           --          268         268          --
  Amortization of organization
      costs.........................           4           4           3           --            2           2           2
  Cost incurred for terminated
      offering......................          --          --          --           --          486         486          --
Deduct:
  Gain on sale of land..............        (124)       (124)         --           --           --          --          --
                                       ---------   ---------   ---------    ---------    ---------   ---------   ---------
Funds From Operations...............   $  21,410   $  12,257   $  12,463    $   1,165    $  11,463   $  11,087   $   6,475
                                       =========   =========   =========    =========    =========   =========   =========

(10) Based on 26,705,705,  12,565,071 and 13,537,976  weighted average number of shares of Common Stock outstanding during the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995, respectively. 1995 excludes and 1996 includes a special dividend of $0.03 per share related to the Company's 1995 REIT dividend distribution requirements, which dividend was declared on March 7, 1996 for stockholders of record on March 18, 1996 and was paid on March 28, 1996.

(11) Based on  23,362,492,  26,989,587  and  13,265,000  shares of Common  Stock outstanding as of December 31, 1995, June 30, 1996 and June 30, 1995, respectively.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the accompanying financial statements and notes thereto.

GENERAL

     The results of operations for the six months and three months ended June 30, 1995 do not include (i) the Company's acquisition of three properties on July 1, 1995 and certain property management, leasing, brokerage and construction management businesses from the Executive Officers and Mr. Crocker's wife on June 30, 1995, resulting in the Reorganization; (ii) the Sabal Acquisition and Towermarc Acquisition; and (iii) AEW and Fortis private placements. As a result, the operating results of the Company for the six months and three months ended June 30, 1996 and 1995 are not directly comparable.

     The results of operations for the year ended December 31, 1994 represent solely the operating results of the Predecessor Entities (as defined in Note 1 of the Financial Statements). As a result of the Reorganization, in connection with which the Company acquired three of the Properties and certain leasing, brokerage and construction management businesses from the Executive Officers and Mr. Crocker's wife and became self-managed and self-administered, the operating results of the Company for the year ended December 31, 1995 and the Predecessor Entities for the year ended December 31, 1994 are not directly comparable. As the inception dates of the two Predecessor Entities were October 28, 1993 and November 17, 1993, a comparison of the results of operations for the year ended December 31, 1994 to the period ended December 31, 1993 is not meaningful.

     Rental income and tenant reimbursements are derived principally from base rents, additional rents in the form of escalation billings and expense reimbursements charged to tenants of the Properties. The recognition of rental revenue is a function of the terms of the leases entered into with the tenants and rent concessions granted. The operating expenses of the Properties include operating costs typically incurred by office building projects of the type owned by the Company.

RESULTS OF OPERATIONS FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1996 COMPARED TO THE SIX AND THREE MONTHS ENDED JUNE 30, 1995

     Net income for the six and three months ended June 30, 1996 was $3.7 million and $2.1 million compared with net income of $3.1 million and $1.6 million in 1995.

     Rental income and tenant reimbursements were $34.6 million and $17.6 million for the six and three months ended June 30, 1996 compared to $18.5 million and $9.4 million in 1995. The increase of $16.1 million and $8.2 million is primarily attributable to the properties acquired in the Reorganization, the Sabal Acquisition and the Towermarc Acquisition, which contributed in the aggregate $14.6 million and $7.2 million, in the respective periods, including a $610,000 net lease termination fee earned in the first quarter of 1996.

     Management fee and leasing commission revenue of approximately $1.2 million and $572,000 in the aggregate for the six and three months ended June 30, 1996 relate to third-party management contracts acquired in the Reorganization and Towermarc Acquisition.

     Rental property operating expenses were $8.8 million and $4.3 million for the six and three months ended June 30, 1996 compared to $3.0 million and $1.6 million in 1995. Of the total increase of $5.8 million and $2.7 million, $4.5 million and $2.3 million in the respective periods is attributable to the properties acquired in the Reorganization, the Sabal Acquisition and the Towermarc Acquisition. The remaining increase is due to higher occupancies at the properties of the Predecessor Entities and the change in the overall management of the Company from third-party to primarily self-managed subsequent to June 30, 1995.

     Real estate taxes and insurance costs were $3.6 million and $2.0 million for the six and three months ended June 30, 1996, compared to $1.6 million and $798,000 in 1995. All of the total net increase is attributable to the properties acquired in the Reorganization, the Sabal Acquisition and the Towermarc Acquisition.

     Management fee expenses were $203,000 and $88,000 for the six and three months ended June 30, 1996 compared to $1.0 million and $505,000 in 1995. This decrease is due to the change in the overall management of the Company from third-party to primarily self-managed as a result of the Reorganization subsequent to June 30, 1995. The third-party asset management fees were approximately $475,000 and $225,000 for the six and three months ended June 30, 1995 compared to none during 1996. Third-party property management fees were approximately $541,000 and $280,000 for the six and three months ended June 30, 1995, respectively.

     Depreciation and amortization of property and equipment was $5.6 million and $3.0 million for the six and three months ended June 30, 1996 compared to $2.7 million and $1.4 million in 1995. Of the total increase of $2.9 million and $1.6 million, approximately $2.6 million and $1.3 million is attributable to the properties acquired in the Reorganization, the Sabal Acquisition and the Towermarc Acquisition.

     Amortization of goodwill and management contracts was approximately $268,000 and $134,000 for the six and three months ended June 30, 1996 compared to none in 1995. This amortization relates to the goodwill and management contract assets recorded by the Company in connection with the Reorganization.

     General and administrative expenses were $2.9 million and $1.4 million for the six and three months ended June 30, 1996 compared to approximately $319,000 and $40,000 in 1995. This $2.6 million and $1.4 million increase resulted from the Reorganization as well as becoming a public company subsequent to June 30, 1995.

     Interest expense was $10.4 million and $5.4 million for the six and three months ended June 30, 1996 compared to $7.0 million and $3.5 million in 1995. Interest expense resulting from debt assumed in the Reorganization and Towermarc acquisition was approximately $4.5 million and $2.3 million for the respective periods in 1996. This was offset by a reduction of approximately $1.2 million and $600,000 of interest expense for the respective periods in 1996 resulting from the extinguishment of $20 million of debt on December 28, 1995.

     Costs incurred for terminated offering of $486,000 and $96,000 represents costs incurred by the Company for the six and three months ended June 30, 1996 in connection with a planned offering of Common Stock which was canceled due to the April 29, 1996 announcement that Highwoods would be acquiring all of the outstanding Common Stock.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994

     Net income for the year ended December 31, 1995 was $3.8 million compared with net income of $6.7 million in 1994. The decrease in net income is primarily attributable to the Reorganization, as discussed further below. The 1995 income before extraordinary item excludes an extraordinary loss of approximately $400,000 arising from the write-off of unamortized deferred loan costs attributable to the pre-payment of a $20.0 million junior note (the "Junior Note") on December 28, 1995.

     Rental income and tenant reimbursements were $42.5 million for the year ended December 31, 1995 compared to $37.0 million in 1994. The increase of $5.5 million is primarily attributable to the three Properties acquired in the Reorganization, which contributed $5.1 million. The remaining increases are due to increases in expense reimbursements, as well as to an increase in the percentage of net rentable square feet leased at the Partnership Properties from 91.5% at December 31, 1994 to 92.4% at December 31, 1995.

     Management fee and leasing commission revenue of approximately $800,000 in the aggregate relate to third-party management contracts acquired in the Reorganization.

     Rental property operating expenses were $8.6 million for the year ended December 31, 1995 compared to $5.6 million in 1994. Of the total increase of $3.0 million, $1.3 million is attributable to the three Properties acquired in the Reorganization. The remaining increase is due to higher occupancies and the change in the overall management of the Company from third-party to primarily self-managed starting in 1995.

     Real estate taxes and insurance costs were $3.7 million for the year ended December 31, 1995, compared to $3.3 million in 1994. After considering the impact of approximately $500,000 of the three Properties acquired in the Reorganization, there was a net decrease of approximately $100,000 due to lower insurance premium rates in 1995 and lower assessed valuations of the Properties in several locations resulting from the Company's efforts to reduce real estate taxes.

     Management fee expenses were $1.3 million for the year ended December 31, 1995 compared to $2.1 million in 1994. This decrease is due to the change in the overall management of the Company from third-party to primarily self-managed in 1995. The third-party asset management fees were approximately $500,000 for the six months ended June 30, 1995 compared to none during the remainder of 1995. Third-party property management fees were approximately $500,000 for the six months ended June 30, 1995 compared to approximately $300,000 during the remainder of 1995.

     Amortization of deferred leasing costs was approximately $700,000 for the year ended December 31, 1995 compared to approximately $300,000 in 1994. This increase is due to the incurrence of $3.8 million of leasing costs since inception on November 17, 1993, at which date there were no deferred leasing costs. Of this amount, $1.5 million was incurred in 1995. The recognition of amortization of deferred leasing costs is a function of the terms of the leases entered into with the tenants.

     Depreciation and amortization of property and equipment was $6.4 million for the year ended December 31, 1995 compared to $4.8 million in 1994. Of the total increase of $1.6 million, approximately $800,000 is attributable to the three Properties acquired in the Reorganization. The remaining increase is principally due to the incurrence of an additional $10.6 million in tenant and building improvements since inception on November 17, 1993, of which $4.6 million was incurred in 1995. The majority of such expenditures relates to tenant improvements, the amortization of which is a function of the terms of the leases entered into with the tenants

     Amortization of goodwill and management contracts was approximately $300,000 for the year ended December 31, 1995 compared to none in 1994. This amortization relates to the goodwill ($4.1 million) and management contract ($1.4 million) assets recorded by the Company in connection with the Reorganization.

     General and administrative expenses were $2.8 million for the year ended December 31, 1995 compared to approximately $500,000 in 1994. This $2.3 million increase resulted from the Reorganization as well as becoming a public company in 1995.

     Interest and other income was approximately $900,000 for the year ended December 31, 1995 compared to approximately $300,000 in 1994. This increase is primarily attributable to approximately

$200,000 of non-recurring income earned during 1995 and an increase in interest income due to higher average interest rates and cash balances in 1995 as compared to 1994.

PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995

     On a pro forma basis, after giving effect to the Reorganization, the Sabal Acquisition, the Towermarc Acquisition and the Fortis and AEW private placements as if they had occurred on January 1, 1995, income before extraordinary item would have been $7.8 million for the year ended December 31, 1995, representing an increase of $3.5 million over the historical income before extraordinary item for such period. The $3.5 million increase in pro forma income before extraordinary item is attributable to the pro forma income related to the Sabal Acquisition and Towermarc Acquisition and the use of the net proceeds of the AEW and Fortis private placements to purchase the properties in the Sabal Acquisition, pre-pay a $20.0 million unsecured note and pay down approximately $9.4 million of the debt assumed by the Company in connection with the Towermarc Acquisition.

MATERIAL CHANGES IN FINANCIAL CONDITION AT JUNE 30, 1996 COMPARED TO DECEMBER 31, 1995

     Rental properties, net of accumulated depreciation, increased by $75.7 million from December 31, 1995 to June 30, 1996. In addition, land held for investment increased by $5.2 million. These increases are primarily attributable to the Towermarc Acquisition on January 16, 1996. Office building under construction of $3.9 million represents $1.2 million of land costs and $2.7 million in construction to date on the Company's construction of an office building in Columbia, South Carolina.

     The Company's cash and cash equivalents at June 30, 1996 increased by $4.0 million compared to December 31, 1995. This increase resulted from $13.7 million net cash provided by operating activities and $375,000 net cash provided by financing activities offset by $10.0 million net cash used in investing activities. The net cash used in investing activities resulted primarily from $1.7 million used to acquire certain rental properties and undeveloped land, $1.8 million for the acquisition and improvements of land held for investment, $3.3 million for the office building under construction, and $3.1 million for building and tenant improvements and leasing costs. The net cash provided by financing activities resulted from the receipt of $15.0 million from the Fortis private placement of the Company's Common Stock and $5.0 million borrowed on the Line of Credit. These receipts were offset primarily by payments to reduce debt of $9.8 million, $1.0 million for the payment of financing costs, $4.9 million in dividends paid, $3.0 million increase in the balance of restricted cash, and the payment of $1.0 million in offering costs related to the AEW and Fortis private placements.

     The balance in restricted cash at June 30, 1996 increased by $3.0 million compared to December 31, 1995 primarily due to the funding of real estate tax and insurance escrows into the restricted cash accounts referred to above.

     Accounts payable and accrued expenses were $2.6 million at June 30, 1996 compared to $2.1 million at December 31, 1995. Of this $500,000 increase, $335,000 relates to operation of the properties from the Sabal and Towermarc Acquisitions. In addition, amounts due for office building under construction, building and tenant improvements and leasing commissions increased by a net $192,000.

     Accrued  real  estate  taxes at June 30,  1996  increased  by $3.1  million compared to December 31, 1995. A significant portion of the Company's portfolio's real estate taxes are due in January of each year. The amounts which were due in January 1996 were paid in December 31, 1995. Accordingly, the balance in accrued real estate taxes increases during the year.

     The $4.2 million dividend payable was paid on July 8, 1996 for Stockholders of record on July 1, 1996.

     Common Stock and additional paid-in capital at June 30, 1996 increased by approximately $36,000 and $23.7 million, respectively, since December 31, 1995. The increase is primarily due to a $15.0 million private placement of the Company's Common Stock and the issuance of 1,687,939 shares of Common Stock for the Towermarc Acquisition. 8,500 shares of Common Stock were issued during the second quarter of 1996 due to the conversion of Public Warrants at $10.00 per share. These increases were offset by approximately $4.1 million of dividends paid or accrued during the six month period in excess of net income and retained earnings.

MATERIAL CHANGES IN FINANCIAL CONDITION AT DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994

     The Company's cash and cash equivalents at December 31, 1995 increased by $5.6 million compared to December 31, 1994. This increase resulted from $7.8 million net cash provided by operating activities and $44.9 million net cash provided by financing activities offset by $47.1 million net cash used in investing activities. The net cash used in investing activities resulted primarily from $42.5 million used to acquire certain rental properties and undeveloped land, $6.0 million in capital expenditures on building and tenant improvements and deferred leasing costs and $1.0 million in expenditures for acquisition costs deferred at December 31, 1995. These expenditures were offset by $2.1 million in proceeds from the sale of a parcel of the undeveloped land acquired and approximately $900,000 in cash received in the Reorganization. The net cash provided by financing activities included the receipt of $64.8 million from the AEW and Fortis private placements of Common Stock, $2.1 million from the additional issuance of Common Stock to the Apollo Fund, $1.8 million from a reduction in the balance of restricted cash (including approximately $500,000 related to the Reorganization) and $1.3 million in capital contributions from the Apollo Fund. These receipts were offset primarily by the payoff of the $20.0 million Junior Note, $2.7 million in dividends paid, and the payment of $2.9 million in offering and deferred offering costs related to the Reorganization and the AEW and Fortis private placements.

     The balance in  restricted  cash at December  31,  1995  decreased  by $1.3 million compared to December 31, 1994, primarily due to the fact that the December 1995 interest due on both the Mortgage Note (approximately $900,000) and the Junior Note (approximately $200,000) were both paid in December 1995 while the same amounts for December 1994 were not paid until January 1995.

     Accrued interest expense at December 31, 1995 decreased by approximately $800,000 compared to December 31, 1994. The net decrease is due to a reduction in interest payable at December 31, 1995 on the Mortgage Note and Junior Note discussed above, offset by interest payable on mortgage notes payable acquired in the Reorganization.

     Other liabilities represent the amount by which the fair value of mortgage notes payable acquired in the Reorganization and additional interest amounts exceeded the outstanding principal balance of such mortgage notes payable.

     Common Stock and additional paid-in capital increased by approximately $100,000 and $75.0 million, respectively, since December 31, 1994. These increases are primarily due to a $64.8 million private placement of Common Stock offset by $1.2 million in offering costs, an additional issuance of Common Stock to the Apollo Fund for $2.1 million, an additional $1.8 million in capital contributions from the Apollo Fund and the issuance of 1,657,500 shares of Common Stock in the Reorganization for net assets having a fair value of $10.3 million. Offering costs relating to the Reorganization amounted to $2.7 million.

LIQUIDITY AND CAPITAL RESOURCES

     Capital resources for the six months ended June 30, 1996 were provided primarily by operations in addition to a $15.0 million private placement of the Common Stock and $5.0 million borrowed on the Line of Credit. The net proceeds from the private placement were used principally to pay off $9.4 million of debt assumed in the Towermarc Acquisition. Assets acquired in the Towermarc Acquisition were acquired primarily through the issuance of Common Stock and the assumption of debt.

     Capital resources for the year ended December 31, 1995 were provided primarily by operations and the net proceeds from the sale of a parcel of undeveloped land ($2.1 million) in addition to a $64.8 million private placement of Common Stock. The net proceeds from the private placement were used principally to acquire rental properties and undeveloped land ($42.6 million) and to pay off the Junior Note ($20.0 million). Assets acquired in the Reorganization were acquired through the issuance of Common Stock.

     At June 30, 1996, the Company's Properties were approximately 94.2% leased.

     The Properties (including the Properties acquired in the Towermarc Acquisition) had an Annual Base Rent per square foot leased of $10.84 as of December 31, 1995 compared to $11.24 as of June 30, 1996. Annual Base Rent at June 30, 1996 and December 31, 1995, is defined as the amounts contractually due (excluding percentage rents due and recoveries from tenants for common area maintenance charges, taxes or other items) for the month of June 1996 and December 1995, respectively, annualized, for continuing leases in force on or before June 30, 1996 and December 31, 1995.

     The Properties (excluding the Properties acquired in the Towermarc Acquisition) had an Annual Base Rent per square foot leased of $10.00 ($9.54 for the properties of the Predecessor Entities') as of December 31, 1995 compared to $9.27 (Partnership Properties only) as of December 31, 1994. Annual Base Rent at December 31, 1995 and December 31, 1994, is defined as the amounts contractually due (excluding percentage rents due and recoveries from tenants for common area maintenance charges, taxes or other items) for the month of December 1995 and 1994, respectively, annualized, for continuing leases in force on or before December 31, 1995 and 1994, respectively.

     The Company's consolidated historical indebtedness at December 31, 1995 was $181.9 million at a weighted average interest rate of 8.37%. The Company's consolidated indebtedness at June 30, 1996 was $244.3 million at a weighted average interest rate of 8.45%. Such indebtedness included (i) a mortgage note (the "Mortgage Note") issued by the Financing Partnership and secured by the Properties owned by the Financing Partnership, (ii) two loans issued by GE Capital to CRI and secured by the three Properties in Boca Raton, Florida, (iii) various loans assumed in the Towermarc Acquisition, and (iv) the Line of Credit with the First National Bank of Boston.

     The Mortgage Note is a conventional, monthly pay, first mortgage note in the principal amount of $140 million. The Mortgage Note is a limited recourse obligation of the Financing Partnership that was issued to Kidder Peabody
Acceptance Corporation I pursuant to the Indenture. The Mortgage Note bears interest on its outstanding principal balance at the rate of 7.88% per annum, subject to increase in the event of a default in the payment of any amount due, and matures on January 3, 2001. The Mortgage Note provides for scheduled monthly payments of interest only which are due on the first business day of each calendar month.

     The Mortgage Note is secured by a blanket, first mortgage lien on the Properties owned by the Financing Partnership, as well as (i) a first priority assignment of all present and future leases encumbering portions of those Properties, (ii) a security interest in any personal property owned by Financing Partnership and (iii) a collateral assignment of the right, title and interest of Financing Partnership in and rights to all management agreements relating to those Properties. As an additional security for the Mortgage Note, Financing Partnership maintains with the Servicer various "sweep accounts," the Cash Collateral Account and the Contingency Reserve Account. All rents with respect to the Properties securing the Mortgage Note are made payable to, and deposited directly in, the sweep accounts, which are then transferred to the Cash Collateral Account, and all other property income and capital event proceeds are deposited into the Cash

Collateral Account promptly upon receipt thereof. Cash of at least $7 million is maintained in the Contingency Reserve Account.

     In connection with the Reorganization, the Company assumed the two loans issued by GE Capital. Both of the loans have floating interest rates based on the GE Capital Composite Commercial Paper Rate, which was 5.40% at June 30, 1996. The GE Capital Composite Commercial Paper Rate has had a decrease of 43 basis points since December 31, 1995. The first loan (as amended on April 27, 1994), which, at June 30, 1996, had an outstanding principal balance of $11.4 million and approximately $85,000 available to be drawn upon, bears interest at the rate of 9.40% per annum (at June 30, 1996). The second loan, which had an outstanding principal balance of $30.5 million at June 30, 1996, bears interest at the rate of 9.65% per annum (at June 30, 1996). Both loans require monthly payments of interest. The outstanding principal balance of the first loan is due at maturity on April 27, 1999. The outstanding principal balance of the second loan is payable in an amount equal to 50% of the annual cash flow generated by the One Boca Place Property after payment of interest on the loan and tenant improvements and expenses on the One Boca Place Property for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal on the second loan is payable at maturity on April 27, 1999.

     In connection with the Towermarc Acquisition in January 1996, the Company assumed eleven separate mortgage notes. At June 30, 1996, an aggregate of $29.9 million of the debt has fixed interest rates with a weighted average rate of 9.77% and an aggregate of $27.5 million of the debt has floating interest rates, which in the aggregate had a weighted average interest rate of 8.37% at June 30, 1996. The notes have various years of maturities ranging from 1996 to 2001, with approximately $15.9 million due in 1996, including one loan for $14.0 million due on October 31, 1996.

     On March 20, 1996, the Company entered into an agreement with The First National Bank of Boston for the Line of Credit, which is a full recourse $20 million secured revolving credit facility. The Line of Credit has a term of three years and bears interest at either the LIBOR plus 175 basis points or The First National Bank of Boston's Base Rate plus 75 basis points, at the Company's option. The Line of Credit is available to fund acquisitions and development activities, as well as for the refinancing of indebtedness and for general corporate purposes, and is subject to customary covenants and reporting requirements. As of June 30, 1996, the Company had borrowed $5 million on this Line of Credit, which had an interest rate of 7.25% on June 30, 1996. On July 5, 1996, the Company borrowed an additional $2 million on this Line of Credit.

     The Company expects to meets its liquidity requirements (excluding debt principal payments) through net cash flows provided by property operations. The Company expects to pay its debt principal payments due in 1996 by refinancing. Management believes the cash flows from operations are adequate to fund property operations, related leasing costs and tenant and building improvements and to meet debt service (excluding debt principal payments) requirements. Additionally, the Indenture requires the maintenance of a $7.0 million contingency fund as additional security in the event that operations of the Properties securing the Mortgage Note do not provide sufficient cash flows for the payment of tenant lease-up costs. Escrow accounts to pay real estate taxes and insurance have been established and will continue to be funded by the AP Southeast Partnership from the monthly cash receipts received from its Properties.

     On July 1, 1996, 707,870 shares of Common Stock were issued when the Company received $7.1 million as a result of the exercise of Public Warrants at $10.00 per share. On August 26, 1996, 1,410,550 shares of Common Stock were issued when the Company received net proceeds of $13.6 million as a result of the exercise of Public Warrants at $10.00 per share.

     The Company paid a special dividend of $809,000 on March 28, 1996 related to the Company's 1995 REIT dividend distribution requirements. On April 3, 1996, the Company paid a dividend of $4,047,000 which was the Company's first quarterly dividend. On July 8, 1996, the Company paid its second quarterly dividend of $4,155,000 to Stockholders of record on July 1, 1996.

     For a discussion of events subsequent to June 30, 1996, see "THE PARTIES TO THE MERGER-- The Company--Recent Developments."

PRO FORMA FUNDS FROM OPERATIONS

     Management believes that FFO is the industry standard for reporting the operations of real estate investment trusts. In March 1995, the National Association of Real Estate Investment Trusts ("NAREIT") issued a clarification of its definition of FFO effective for years beginning after December 31, 1995. The clarification provides that amortization of deferred financing costs and depreciation of non-real estate assets are no longer to be added back to net income in arriving at FFO. The Company adopted the changes effective the year beginning January 1, 1996. The following table presents the Company's pro forma FFO for the six months ended June 30, 1996 and the year ended December 31, 1995 under both methods of calculation for illustrative purposes (in thousands):

                                                                 SIX MONTHS ENDED              YEAR ENDED
                                                                   JUNE 30, 1996            DECEMBER 31, 1995
                                                              NEW METHOD   OLD METHOD    NEW METHOD   OLD METHOD
Income before extraordinary item...........................   $    3,961    $   3,961    $    8,254    $   8,254
Add back:
  Depreciation and amortization of real estate assets......        5,659        5,659        10,940       10,940
  Depreciation of non-real estate assets...................           --           82            --           90
  Amortization of deferred leasing costs...................          421          421           682          682
  Amortization of deferred loan costs......................           --          584            --        1,029
  Amortization of goodwill and management contracts........           --          268            --          535
  Amortization of organization costs.......................           --            2            --            4
  Cost incurred for Terminated Offering....................          486          486            --           --
Deduct:
  Gain on sale of land.....................................           --           --          (124)        (124)
Pro Forma Funds From Operations............................   $   10,527    $  11,463    $   19,752    $  21,410

     While management believes that FFO is the most relevant and widely used measure of the Company's operating performance, such amount does not represent cash flow from operations as defined by generally accepted accounting principles, should not be considered as an alternative to net income as an indicator of the Company's operating performance and is not indicative of cash available to fund all cash flow needs. The Company generally considers FFO to be an appropriate measure of the performance of an equity REIT because it is predicated on a cash flow analysis, as opposed to a measure predicated on generally accepted accounting principles, which gives effect to non-cash items such as depreciation. Since there is no formally agreed upon calculation of FFO, and the NAREIT definition thereof is merely a guideline, computation of FFO may vary from one REIT to another.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information with respect to the directors and executive officers of the Company:

NAME                       AGE   POSITION
- ----                       ---   --------
Thomas J. Crocker(1)(4)     42   Chairman of the Board,
                                   Chief Executive Officer and Director
Richard S. Ackerman(4)      37   President, Chief Operating Officer and Director
Robert E. Onisko(4)         48   Executive Vice President, Chief Financial
                                   Officer and Secretary
William L. Mack             56   Director
Kevin McCall                42   Director
James P. Neeves(2)(3)       59   Director
Lee S. Neibart(1)(2)        45   Director
Thomas H. Nolan, Jr.        39   Director
W. Edward Scheetz(1)(3)     31   Director
S. Bruce Wunner(2)          53   Director
- ------------------

(1) Serves as a member of the Executive Committee (as hereinafter defined)

(2) Serves as a member of the Audit Committee (as hereinafter defined)

(3) Serves as a member of the Compensation Committee (as hereinafter defined)

(4) As described in "Executive Compensation--Severance Agreements Entered Into in Connection with the Merger," Messrs. Crocker, Ackerman and Onisko resigned from their positions as officers, and Messrs. Crocker and Ackerman from their positions as directors, of the Company as of June 30, 1996. Since June 30, 1996, Messrs. Crocker, Ackerman and Onisko have continued to perform their prior functions and responsibilities in the capacity of consultants to the Company.

     Thomas J. Crocker was Chief Executive Officer and Chairman of the Board of the Company from its formation until June 30, 1996 and was the Chief Executive Officer and Chairman of the Board of the Original REIT from its inception in 1992 until the Reorganization. In addition, he was the Chief Executive Officer of certain predecessor entities prior to the Reorganization. Prior to 1984, Mr. Crocker was a real estate lending officer at Chemical Bank. Mr. Crocker is a board member of the National Conference of Christians and Jews and a member-elect of the National Board thereof. He is the recipient of the 1992 Ernst & Young and South Florida Business Journal's Best Overall Real Estate Deal of the Year honors; 1991 Sun-Sentinel Excalibur Award for Palm Beach County; 1991 NAIOP Developer of the Year; past chairman of the Boca Raton Chamber of Commerce; and a member of the National Association of Industrial and Office Parks.

     Richard S. Ackerman served as President, Chief Operating Officer and a Director of the Company from the Reorganization until June 30, 1996. Mr.
Ackerman was President of the Original REIT from its inception until the Reorganization and Vice President of a certain predecessor entity from August 1987 to June 30, 1992. From 1985 to 1987, Mr. Ackerman was general counsel of Triple T Hotel Management Company, a developer, owner and manager of hotels, where he was responsible for financing and legal affairs. From 1982 to 1985, he was a real estate banking officer with Mellon Bank. Mr. Ackerman graduated from Tulane University with a Bachelor of Arts in 1980 and a Juris Doctor in 1982. He is a member of the Florida and Pennsylvania Bars.

     Robert E. Onisko was the Chief Financial Officer of the Company from the Reorganization until June 30, 1996. Mr. Onisko served as the Chief Financial Officer of the Original REIT from its inception until the Reorganization and of a certain predecessor entity from 1984 to June 1985. Prior to 1984, Mr. Onisko served in various financial and accounting positions with Arvida Corp. and The Cadillac Fairview Corporation Limited, both national real estate developers, and as an accountant with Peat, Marwick, Mitchell & Co. in Boston. Mr. Onisko graduated from Clark University with a Bachelor of Science in Business
Administration   and  from   Babson   College   with  a  Masters   in   Business
Administration. He is a member of both the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     William L. Mack has served as a Director of the Company since the Reorganization. Since 1969, Mr. Mack has served as President and a Managing Partner of the Mack Organization, a national owner, investor and developer of office and industrial buildings as well as other income producing real estate investments. Mr. Mack has been President of Apollo Real Estate Management, Inc. ("AREM"), the general partner of AREA, which is the managing general partner of the Apollo Fund, since December 1994, and is a consultant to Apollo Advisors, L.P. Mr. Mack is a Director of the New York State Urban Development Corporation and a member of the Wharton Undergraduate Executive Board of the University of Pennsylvania. Mr. Mack is also a Director of Capital Apartment Properties, Inc., a multi-family residential REIT, and Gillett Holdings, Inc., a holding company for ski resorts in Vail and Beaver Creek, Colorado.

     Kevin McCall has been a Director of the Company since January 1996. Mr. McCall has been with AEW since 1990 and is responsible for directing AEW's quality investment management. Mr. McCall also oversees AEW's asset management, portfolio enhancement services and research functions. Prior to joining AEW, Mr. McCall was a Partner and Senior Vice President of Spaulding & Slye Company,
where he managed all brokerage, development, property management and construction activity in the New England region. He is a graduate of Harvard University with a Bachelor of Arts and a Masters in Business Administration.

     James P. Neeves has been a Director of the Company since the Reorganization and was a director of the Original REIT from its inception. Mr. Neeves is a private investor. Until September 1995, he was an Executive Vice President of W.R. Grace & Co., a multinational chemical company, where he was group executive of Corporate Management and Corporate Investments. Mr. Neeves was employed by W.R. Grace & Co. since 1966 and held numerous executive positions since 1985, including Executive Vice President of the General Development Group.

     Lee S. Neibart has been a Director of the Company since the Reorganization. Mr. Neibart was vice president of the Company's Predecessor Entities from September 1994 until the Reorganization. Mr. Neibart has directed portfolio management for the Apollo Fund since 1993. From prior to 1989 to 1993, Mr. Neibart was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a private real estate development and management firm based in Westchester County, New York. Mr. Neibart is a past President of the National Association of Industrial and Office Parks in New York. Mr. Neibart is also a director of Capital Apartment Properties, Inc., and Roland International, Inc., a commercial real estate company.

     Thomas H. Nolan, Jr. has been a Director of the Company since January 1996. Mr. Nolan has worked at Aldrich Eastman Waltch, a national real estate investment advisor and the investment advisor to AEW, since 1984. He is a Director of Portfolio Management of Aldrich Eastman Waltch and Vice President of AEW, Inc. Mr. Nolan is also a director of Bedford Property Investors and serves as a member of the Partnership Committee of the Taubman Realty Group Limited Partnership.

     W. Edward Scheetz has been a Director of the Company since the Reorganization. Mr. Scheetz was vice president of the Company's Predecessor Entities from September 1994 until the Reorganization. Mr. Scheetz has been a limited partner of AREA since May 1993 and has directed the investment activities for the Apollo Fund since that time. From 1989 to 1993, Mr. Scheetz was a principal of Trammell Crow Ventures, Ltd., a national real estate investment firm. Mr. Scheetz is also a director of Capital Apartment Properties, Inc., Koll Management Services, Inc. and Roland International, Inc.

     S. Bruce Wunner has been a Director of the Company since the Reorganization and was a Director of the Original REIT from its inception. Mr. Wunner is the President of S. B. Wunner Associates, Inc., an international management consulting firm providing franchising, real estate, construction development and organizational advice. From 1988 to December 1995, he was Senior Vice President and Relationship Partner of McDonald's Corporation, a multinational restaurant company, with responsibilities for Central and South America and the Caribbean. Mr. Wunner was part of the McDonald's Corporation's organization since 1962, serving as Regional Vice President in charge of South Florida and the Caribbean from 1986 to 1989 and as Regional Vice President for the North Carolina region from 1974 to 1985.

     Each of the directors serves from the date of election until the next annual meeting of Stockholders and until such director's successor is elected and qualified. A director may be removed only for cause and only upon the affirmative vote of Stockholders holding at least two-thirds of the outstanding shares of Common Stock.

     The executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. The Company has employment agreements and severance agreements with Messrs. Crocker, Ackerman and Onisko. See "--Executive Compensation--Employment Agreements" and "--Executive Compensation--Severance Agreements Entered Into in Connection with the Merger."

     OTHER KEY PERSONNEL. Christopher L. Becker has been a Senior Vice President of the Company since the Reorganization. Mr. Becker manages the Company's Atlanta region, which includes over 2.2 million square feet located in Atlanta, Georgia, Birmingham, Alabama, and Tampa, Orlando and Jacksonville, Florida. From August 1985 to September 1990, Mr. Becker was Vice President of a certain predecessor entity. From October 1990 to March 1993, he was employed as an independent consultant, and he rejoined a predecessor entity in April 1993. Mr. Becker graduated from the American Graduate School of International Management with a Masters in Management in 1980 and a Bachelor of Science from Florida State University in 1978.

     Thomas F. Cochran has been Senior Vice President of the Company since the Reorganization. Mr. Cochran manages the Company's Charlotte region, which includes 2.2 million square feet located in Asheville, Charlotte, Greensboro, Raleigh and Winston-Salem, North Carolina, Columbia and Greenville, South Carolina and Norfolk, Virginia. From 1977 to October 1993, Mr. Cochran was a Senior Vice President for NationsBank where he was responsible for development and asset management of the Partnership Properties. From November 1993 to the Reorganization, he was a Senior Vice President of Patriot American Asset Management Corporation, the prior asset manager of the Partnership Properties. He graduated from the University of North Carolina at Chapel Hill with a Bachelor of Science in Business Administration in 1976.

     Drew P. Cunningham has been a Senior Vice President of the Company since the Reorganization. Mr. Cunningham manages the Company's South Florida region, which includes 2.0 million square feet located in Boca Raton, Deerfield Beach, Delray Beach, and Fort Lauderdale, Florida. From August 1988 to June 1995, he was a Vice President of a certain predecessor entity where he was responsible for asset management of 1.5 million square feet of office space. Mr. Cunningham graduated from Nova University with a Masters in Business Administration in 1991 and Villanova University with a Bachelor of Science in Business Administration in 1985.

     Michael E. Harris joined the Company as a Senior Vice President in January 1996. Mr. Harris manages the Company's Memphis region, which includes 1.0 million square feet located in Memphis and Nashville, Tennessee. Prior to joining the Company, from July 1981 to January 1996, Mr. Harris served as Senior Vice President, General Counsel and Chief Financial Officer of Towermarc Corporation, a privately owned real estate development firm headquartered in Boston, Massachusetts. While at Towermarc Corporation, Mr. Harris was directly responsible for financing activities and participated in the development and management of office properties in Memphis, Tampa, Jacksonville and Boston. Mr. Harris received a Juris Doctor degree from the University of Arkansas School of Law, a Master of Business Administration in Finance from The University of Memphis and a Bachelor of Arts from the University of Mississippi.

     Thomas C. Brockwell has been a Senior Vice President of the Company since the Reorganization. Mr. Brockwell is responsible for the Company's acquisition activities. From August 1992 to March 1994, he was a Director at Equitable Real Estate Investment Management, Inc. He joined a certain predecessor entity as Vice President of Acquisitions in April 1994 and held such position until June 1995. He is a graduate of Villanova University with a Bachelor of Science degree.

COMMITTEES OF THE BOARD OF DIRECTORS

     EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors (the "Executive Committee") consists of three members. The Executive Committee has all of the powers and authority of the Board of Directors not otherwise delegated to another committee, except that the Executive Committee does not have certain powers reserved to the Board of Directors by law.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors (the "Audit Committee") consists of three members, two of whom are independent directors, and does not include any members of management. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and the results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its systems of internal accounting controls.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of three members, each of whom is a "disinterested director," as defined in the rules promulgated by the Commission pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code. As of the date of this Proxy Statement, there is a vacancy on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers, in addition to administering the Stock Option Plan and making recommendations to the directors with respect to the Company's compensation policies.

     The Board of Directors has not established a nominating committee.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Thomas J. Crocker, the Chairman and Chief Executive Officer of the Company, served as a member of the Compensation Committee during 1995. Pursuant to the Agreement and Plan of Merger, dated as of September 29, 1994, as amended, among the Company, Management Subsidiary, Crocker Realty Management Services, Inc. and Crocker & Sons, Inc. (the "Management Subsidiary Merger Agreement"), Crocker Realty Management Services, Inc. and Crocker & Sons, Inc. merged with and into
Management  Subsidiary  (the  "Management  Subsidiary  Merger").  The Management
Subsidiary Merger was effective June 30, 1995. As result of the Management Subsidiary Merger, Mr. Crocker and his spouse received an aggregate of 457,531 shares of the

Common Stock. In addition, Management Subsidiary and Leasing Company have provided management and leasing services to certain properties in which Mr. Crocker has an interest. Fees paid to the Company in respect of such properties aggregated approximately $755,000 in 1995. The Company believes that the terms upon which such services are rendered and the fees paid for such services are at least equal to comparable market services and fees. See "--Transactions with the Executive Officers." W. Edward Scheetz, a former officer of the Company, also served as a member of the Compensation Committee during 1995.

COMPENSATION OF DIRECTORS

     Each director who is not an executive officer of the Company is paid $15,000 per year plus $500 for attendance in person at each meeting of the Board of Directors and $500 for attendance in person at each meeting of a committee thereof, if such meeting is held on a day other than the day of a Board of Directors meeting. Each director who is not an employee of the Company also receives a grant of options to purchase 3,000 shares of Common Stock under the Company's Stock Option Plan upon his initial election to the Board of Directors. See "--Stock Option Plan." Executive officers of the Company are not compensated for their services as directors. Each director is reimbursed for expenses relating to attendance at meetings of the Board of Directors or any committee thereof.

EXECUTIVE COMPENSATION

     The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries during the fiscal year ended December 31, 1995 to its Chief Executive Officer and its other two most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                           -----------------------------
                                                       ANNUAL COMPENSATION                           AWARDS
                                                ------------------------------------       -----------------------------
                                                                                                              SECURITIES
                                                                                             RESTRICTED       UNDERLYING
                                                                        OTHER ANNUAL       STOCK AWARD(S)    OPTIONS/SARS
   NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)    COMPENSATION              ($)             (#)
- ----------------------------------     ----     ---------   --------    ------------       ---------------   -------------
Thomas J. Crocker, Chairman of the     1995     $ 137,500  $  75,000          **              $  75,000         500,000
  Board and Chief Executive
  Officer*
Richard S. Ackerman, President and     1995     $ 112,500  $ 100,000          **              $  50,000         500,000
  Chief Operating Officer*
Robert E. Onisko, Executive Vice       1995     $  75,000  $  75,000          **              $  25,000          50,000
  President, Chief Financial
  Officer and Secretary*
- --------------------------------

 * As described in "--Severance Agreements Entered Into in Connection with the Merger," Messrs. Crocker, Ackerman and Onisko resigned from their positions as officers, and Messrs. Crocker and Ackerman from their positions as directors, of the Company as of June 30, 1996. Since June 30, 1996, Messrs. Crocker, Ackerman and Onisko have continued to perform their prior functions and responsibilities in the capacity of consultants to the Company.

** Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Executive Officer.

     EMPLOYMENT AGREEMENTS. The Company had entered into employment agreements, effective as of July 1, 1995, as amended, with each of the Executive Officers. The agreements with each of Messrs. Ackerman and Crocker had five year terms, and the agreement with Mr. Onisko had a three year term.

Under their respective employment agreements, Mr. Crocker served as Chairman of the Board and Chief Executive Officer, Mr. Ackerman served as President and Chief Operating Officer and Mr. Onisko served as Executive Vice President and
Chief Financial Officer. The agreements provided for base annual salaries of $275,000 for Mr. Crocker, $225,000 for Mr. Ackerman and $150,000 for Mr. Onisko, and bonuses, if any, in the sole discretion of the Board of Directors. The Company has granted non-qualified stock options to purchase 500,000 shares of Common Stock to each of Messrs. Crocker and Ackerman, and non-qualified stock options to purchase 50,000 shares of Common Stock to Mr. Onisko, in each case, pursuant to the Stock Option Plan (as hereinafter defined) described below.

     The employment contracts described above required each of the Executive Officers to devote all of his working time to the management and operation of the Company, and required him to present all real estate investment opportunities to the Company. However, such officers were permitted to manage their personal investments, to render services to non-profit organizations and to serve as directors, advisory directors or consultants of companies not materially competing with the Company, during their non-working time, provided that such service did not interfere with performance of their duties to the Company and prior notice of such services was given to the Company. During the term of his employment each Executive Officer was prohibited from engaging in the ownership or operation of any business similar to the business conducted by the Company, excluding the properties currently owned by them. This provision was to continue for a period of 18 months after termination of employment in any geographical area in which the Company then conducts such business. Excluded from the foregoing restrictions was the ownership of less than 5% of any class of securities which are publicly traded.

     The employment agreements provided that the respective Executive Officer's employment thereunder could be terminated by the Company only for cause. If Mr. Crocker's or Mr. Ackerman's employment were terminated other than for cause, (i) prior to July 1, 1997, the Company would have been required to pay such Executive Officer an amount equal to the product of (a) such Executive Officer's then annual salary plus the amount last paid to such Executive Officer as bonus compensation, and (b) a fraction, the numerator of which is 36 months, less the number of months of employment completed by such Executive Officer, and the denominator of which is 12, and (ii) after July 1, 1997, an amount equal to the Executive Officer's then annual salary, plus the amount last paid to the Executive Officer as bonus compensation. If Mr. Onisko's employment were terminated other than for cause, the Company would have been required to pay an amount equal to his then annual salary. In addition, all stock options granted to any such officer would have become immediately exercisable and all restrictions imposed by the Company on the transfer of Common Stock held by such officer would have been terminated.

     If an Executive Officer voluntarily terminated his employment or was terminated by the Company for cause, he would have been entitled to receive only the salary and benefits accrued through such date of termination.

     The employment agreements have been superseded by the severence agreements described in "-- Severence Agreements Entered Into in Connection with the Merger."

     SEVERANCE  AGREEMENTS  ENTERED  INTO IN  CONNECTION  WITH  THE  MERGER.  In
connection with the Merger, on April 29, 1996, the Company entered into severance agreements with each of the Executive Officers. Under their respective severance agreements, each of the Executive Officers has agreed to resign as an employee of the Company and its subsidiaries and affiliates and, with respect to Messrs. Crocker and Ackerman, as a director of the Company, upon the earlier of
(i) the consummation of the transactions contemplated by the Stock Purchase Agreement and (ii) June 30, 1996 (the earlier of such dates, the "Effective Date"). If the Effective Date occurs prior to the Closing Date, each of the Executive Officers has agreed to provide consulting services to the Company, if so requested by the Company, in scope and at the direction of the Board of Directors, up to and through the Closing Date. For such services, each of the Executive Officers will be paid a fee equal to his current annual salary prorated on a daily basis for the actual number of days he provides such services. The severance agreements provide that, as of the Effective Date, the employment agreements described under "--Employment Agreements" will be terminated. If the transactions contemplated by the Merger Agreement and Stock Purchase Agreement do not occur, then as of the first date that either of the Merger Agreement or the Stock Purchase Agreement terminates, the severance agreements will terminate ab initio and each Executive Officer will resume his employment with the Company pursuant to the terms of his existing employment agreement.

     The severance agreements provide for payments, as severance payments and as consideration for the non-competition agreements contained therein, of approximately $1,900,000, $1,700,000 and $381,000 to Messrs. Crocker, Ackerman and Onisko, respectively. Such payments are to be made as of the earlier of the closing under the Stock Purchase Agreement and the Closing Date. The severance agreements provide that the individuals will be responsible for all taxes associated with payments made to them under the severance agreements.

     Pursuant to the severance agreements, Messrs. Crocker and Ackerman, for a period of 18 months after the Effective Date, and Mr. Onisko, for a period of 12 months after the Effective Date, have agreed not to compete with the Company in Boca Raton, Florida, subject to certain exceptions.

STOCK OPTION PLAN

     The Stock Option Plan of the Company (the "Stock Option Plan") provides for the granting of non-qualified stock options to purchase Common Stock to employees and, as described below, non-employee directors of the Company. The Stock Option Plan is administered by the Compensation Committee. The purpose of the Stock Option Plan is to enable the Company to attract, retain and motivate key employees and directors of the Company by providing them an equity participation in the Company.

     A maximum of 2,500,000 shares of Common Stock (subject to adjustment under certain circumstances) may be issued under the Stock Option Plan. Under the terms of the Stock Option Plan, no individual may be granted options in any calendar year to purchase more than 500,000 shares of Common Stock. The Stock Option Plan provides that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of the grant of the option, except that the exercise price of the options to purchase 1,100,000 shares currently outstanding is the lesser of $10.00 or the price that would have been achieved in the previously contemplated public offering of additional shares of Common Stock. Options to purchase an aggregate of 1,050,000 shares of Common Stock are outstanding to Messrs. Crocker, Ackerman and Onisko, and options to purchase an aggregate of 27,000 shares of Common Stock (at exercise prices ranging from $8.00 to $8.69 per share) are outstanding to the seven non-employee directors and two former non-employee directors.

     The Compensation Committee will select the employees to whom options will be granted and the number of shares subject to each such option, and the terms and conditions of such options, consistent with the Stock Option Plan. The Compensation Committee may provide that options issued under the Stock Option Plan will be exercisable from time to time, in installments or otherwise, and may authorize the granting of options, upon such other terms and conditions and for such periods (up to ten years from the date of the grant) as it may, in its discretion, determine. The Compensation Committee has the right, in its discretion, to accelerate the time at which any option granted to an employee becomes exercisable and to extend the period after termination of employment during which it remains exercisable (but in no event beyond the date of expiration).

     The Board of Directors may at any time terminate or amend the Stock Option Plan, but termination will not affect options previously granted and certain amendments will be subject to stockholder approval. In the event of a stock dividend, stock split or combination or other change in the number of outstanding shares of Common Stock, the Compensation Committee will make adjustments to the number of shares of

Common Stock subject to outstanding options and the exercise prices thereof as may be determined to be appropriate and equitable. In the event of certain extraordinary distributions on the Common Stock, the Compensation Committee may, in its discretion, make an appropriate and equitable adjustment to the exercise price of outstanding options. In addition, the Compensation Committee may provide that, in the event of a merger, consolidation, reorganization, dissolution or sale or exchange of substantially all of the Company's assets, all outstanding options will become exercisable and will terminate, if not exercised prior to such event.

     Upon the grant of a option, an optionee will not recognize taxable income for federal income tax purposes, and the Company will not be entitled to any federal income tax deduction. Upon the exercise of an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired, determined at the time of exercise, over the exercise price. The Company will be entitled to a federal income tax deduction to the extent the optionee recognizes ordinary income for federal income tax purposes. Special rules may govern the timing of the recognition of income by optionees subject to Section 16(b) of the Exchange Act.

     In connection with the Special Dividend to Stockholders representing the proceeds of the sale of the Excluded Assets, the Compensation Committee reduced the per share exercise price of each option, other than the 1995 grants to the Named Executive Officers listed in the table below, by the per share amount of such dividend, or $0.60411.

     STOCK OPTION GRANTS AND EXERCISES. The following table sets forth the options granted to the Named Executive Officers during the year ended December 31, 1995.
                                  OPTION GRANTS

                                                                                         POTENTIAL REALIZABLE
                                                                                                VALUE
                                               % OF TOTAL                               AT ASSUMED ANNUAL RATES
                               NUMBER OF        OPTIONS                                     OF STOCK PRICE
                               SECURITIES      GRANTED TO                                    APPRECIATION
                               UNDERLYING      EMPLOYEES   EXERCISE PRICE                   FOR OPTION TERM
                                OPTIONS           IN         PER SHARE      EXPIRATION  ------------------------
NAME                           GRANTED(#)     FISCAL YEAR    ($/SH)(1)         DATE        5%($)       10%($)
- ----                           ----------     -----------    ---------        -------   -----------  -----------
Thomas J. Crocker                500,000          20.0%      $   10.00        6/30/05   $ 3,144,473  $ 7,968,712
Richard S. Ackerman              500,000          20.0%      $   10.00        6/30/05   $ 3,144,473  $ 7,968,712
Robert E. Onisko                  50,000           2.0%      $   10.00        6/30/05   $   314,447  $   796,871
- ----------------

(1) If the previously contemplated public offering of additional shares of Common Stock had occurred, the exercise price of these options would have been adjusted to equal the price per share at which the Company would have sold shares of Common Stock in such offering. See "--Employment Agreements." In the absence of the Merger, one-third of the options would vest on each of the first three anniversaries of the date of the grant.

     The following table sets forth the information with respect to the exercisability of the Company Stock Options held by the Named Executive Officers during the year ended December 31, 1995.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                            NUMBER OF SECURITIES              UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                             OPTIONS AT YEAR-END               AT YEAR-END
                       SHARES ACQUIRED                               (#)                           ($)
                        ON EXERCISE       VALUE REALIZED  ---------------------------   ---------------------------
NAME                         (#)               ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                   ---------------    --------------  -----------   -------------   -----------   -------------
Thomas J. Crocker            --                --             --           500,000          --             --
Richard S. Ackerman          --                --             --           500,000          --             --
Robert E. Onisko             --                --             --            50,000          --             --
- ----------------

     INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of the Company's directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Charter") and the Amended and Restated By-laws of the Company (the "By-laws"), it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Stockholders to eliminate the rights it provides.

TRANSACTIONS  WITH APOLLO AND ITS AFFILIATES

     APOLLO FUND TRANSFER AGREEMENT. Pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Apollo Fund and the Company (the "Apollo Fund Transfer Agreement"), as amended, the Apollo Fund transferred to the Company, subject to the terms and conditions of the Apollo Fund Transfer Agreement, all of the Apollo Fund's 99% limited partnership interest in (i) Financing Partnership, (ii) AP-GP Southeast Portfolio Partners, L.P. ("AP Southeast GP"), (iii) the Fontaine Partnership and (iv) AP-GP Fontaine III Partners, L.P. ("Fontaine GP"). In consideration of the transfer of the limited partnership interests (including approximately $11.1 million excess Cash Balance (as defined in the Apollo Fund Transfer Agreement) of the Partnership and other Apollo Fund contributions), the Company has issued to the Apollo Fund an aggregate of 12,788,020 shares of Common Stock. The Apollo Fund Transfer Agreement contains customary representations and warranties of the Apollo Fund with respect to its ownership of the partnership interests. Any claim by the Company based on a misrepresentation or breach of a covenant by the Apollo Fund must be made within one year after the effective time of the CRI Merger and the Management Merger. The transfers of the limited partnership interests contemplated by the Apollo Fund Transfer Agreement were completed on December 31, 1994.

     AP SOUTHEAST GP TRANSFER AGREEMENT. Pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, as amended, between a Predecessor Entity, the sole general partner of the AP Southeast GP, and the Company (the "AP Southeast GP Transfer Agreement"), such Predecessor Entity agreed to merge with and into a wholly-owned subsidiary of the Company, subject to the terms and conditions of the AP Southeast GP Transfer Agreement. As a result of that merger (effective on June 27, 1995), such Predecessor Entity's 1% general partnership interest in the AP Southeast GP is held by a wholly owned subsidiary of the Company, and AREA, the sole stockholder of such predecessor entity, received 1,100 shares of Common Stock. The AP Southeast GP Transfer Agreement contains customary representations and warranties of such predecessor entity with respect to its ownership of the partnership interest.

     FONTAINE GP TRANSFER AGREEMENT. Pursuant to the Amended and Restated Transfer Agreement dated as of September 29, 1994, as amended, between a Predecessor Entity, the sole general partner of Fontaine GP, a Delaware limited partnership, and the Company (the "Fontaine GP Transfer Agreement"), such Predecessor Entity merged with and into a wholly-owned subsidiary of the Company, subject to the terms and conditions of the Fontaine GP Transfer Agreement. The merger was effective on April 13, 1995. As a result of this merger, such Predecessor Entity's 1% general partnership interest in the Fontaine GP is held by a wholly-owned subsidiary of the Company and AREA, the sole stockholder of such Predecessor Entity, received 31 shares of Common Stock. The Fontaine GP Transfer Agreement contains customary representations and warranties of such predecessor entity with respect to its ownership of the partnership interest.

     OPTIONS CORP. TRANSFER AGREEMENT. Pursuant to the Amended and Restated Transfer Agreement dated as of September 29, 1994, as amended, between a Predecessor Entity and the Company (the "Options Corp. Transfer Agreement"), such Predecessor Entity agreed to merge with and into Land Options Subsidiary, a wholly-owned subsidiary of the Company, subject to the terms and conditions of the Options Corp. Transfer Agreement. This merger was effective on March 29, 1995. As a result of this merger, Land Options Subsidiary holds such Predecessor Entity's interest in the Land Options and Apollo Fund, the sole stockholder of such Predecessor Entity, received 62,500 shares of Common Stock. The Options Corp. Transfer Agreement contains customary representations and warranties of such Predecessor Entity with respect to its ownership of the Land Options.

     REPAYMENT OF JUNIOR NOTE. On December 28, 1995, Financing Partnership repaid in full its obligations under the unsecured Junior Note in the original principal amount of $20 million, which evidenced a subordinate, unsecured loan (the "Junior Unsecured Indebtedness") made to Financing Partnership in connection with Financing Partnership's acquisition of the Mortgage Note Properties. The Junior Note was held by an affiliate of a limited partner of the Apollo Fund. The Junior Note had a stated maturity of February 15, 2019 and bore interest at a rate of 11.5% per annum. Interest paid in 1995 with respect to the Junior Note was approximately $2.3 million.

TRANSACTIONS  WITH THE EXECUTIVE OFFICERS

     MANAGEMENT SUBSIDIARY MERGER AGREEMENT. Pursuant to the Management Subsidiary Merger Agreement, Crocker Realty Management Services, Inc. and Crocker & Sons, Inc. engaged in the Management Subsidiary Merger, which was effective June 30, 1995. As a result of this merger, the Executive Officers and Mr. Crocker's spouse received an aggregate of 637,500 shares of the Common
Stock. The Management Subsidiary Merger Agreement contains customary representations and warranties by Crocker Realty Management Services, Inc. and Crocker & Sons, Inc., on the one hand, and the Company and Management Subsidiary, on the other.

     MANAGEMENT SUBSIDIARY AND LEASING COMPANY FEES. Management Subsidiary and Leasing Company have provided management and leasing services to certain properties in which Messrs. Ackerman and/or Crocker have an interest. Fees paid to the Company in respect of such properties aggregated $755,000 in 1995. The Company believes that the terms upon which such services are rendered and the fees paid for such services are at least equal to comparable market services and fees.

     LEASING COMPANY. Of the outstanding voting common stock of Leasing Company, approximately 1.6% is owned by each of Messrs. Crocker and Ackerman. The Company owns common stock representing 3.1% of the value of the outstanding common stock and all of the outstanding non-voting preferred stock of Leasing Company, which together entitle the Company to in excess of 95% of the anticipated economic benefits of Leasing Company.

                                   THE MERGER

GENERAL

     The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Appendix A. Stockholders are urged to read the Merger Agreement in its entirety. All information contained in this Proxy Statement with respect to Highwoods and its subsidiaries, including CAC, except such information described under "--Opinion of Financial Advisor," has been supplied by Highwoods for inclusion herein and has not been independently verified by the Company.

BACKGROUND OF THE MERGER

     On March 18, 1996, the Company filed a registration statement with the Commission in preparation for a public offering of 14,375,000 shares of Common Stock (the "Proposed Public Offering"). On March 21, 1996, Highwoods' outside financial advisors, on behalf of Highwoods contacted W. Edward Scheetz, a director of the Company and Vice President of AP CRTI Holdings Corp., general partner of AP-GP CRTI Holdings L.P., general partner of Apollo, regarding the possibility of an acquisition by Highwoods of the Company. Senior Management of the Company, in consultation with the Board of Directors, decided to pursue discussions with Highwoods, but with the understanding that such discussions would not continue unless the parties could agree promptly on terms for such a transaction. This understanding was required by the Company in order to preserve the opportunity, in the event the parties could not agree on a transaction, to carry out the public offering under favorable market conditions.

     The Company engaged Merrill Lynch as financial advisor to the Company in connection with the proposed acquisition due to (i) Merrill Lynch's extensive experience in mergers and acquisitions involving REITs and (ii) the fact that Merrill Lynch had been serving as underwriter in connection with the previously contemplated public offering by the Company and was, therefore, quite familiar with the Company and its activities already. In addition, the Company did not consider other potential financial advisors because of the delay that would have been involved in hiring an advisor that had not had previous contact with the Company. After engaging Merrill Lynch, the Company signed a confidentiality agreement with Highwoods on April 8, 1996, which agreement also limited the ability of the Company to discuss or enter into a business combination with another party prior to April 23, 1996.

     Beginning on April 8, 1996, representatives of the Company, including the Company's Chief Executive Officer, President and Chief Financial Officer, and the Company's outside financial and legal advisors commenced negotiations with certain representatives of Highwoods. In the negotiations, the Company and Highwoods mutually concluded that Highwoods would not offer what the Company's management and financial advisors considered reasonable value for the Excluded Assets. Therefore, the Company and Highwoods agreed that the Excluded Assets would be distributed from the Company prior to the Merger. See "THE MERGER AGREEMENT--Excluded Assets." In addition, Highwoods required as a condition to its entering into the Merger Agreement that the Sellers enter into the Stock Purchase Agreement, pursuant to which, among other things (i) the Sellers have agreed to (a) vote their shares of Common Stock in favor of the Merger or any other transaction contemplated by the Merger Agreement and (b) give CAC a proxy with respect to their shares of Common Stock in respect of certain matters, including the Merger and the other transactions contemplated by the Merger Agreement, and (ii) CAC will purchase the shares of Common Stock owned by the Sellers prior to the Effective Time, subject to certain conditions being satisfied or waived. See "THE STOCK PURCHASE AGREEMENT." In connection with the Stock Purchase Agreement, Highwoods required, as a condition to its entering into the Merger Agreement, that the Board of Directors waive the Ownership Limits contained and defined in the Charter to permit the transactions contemplated by the Stock Purchase Agreement. The Merger Consideration to be received by
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the Stockholders pursuant to the Merger Agreement was determined on the basis of arms'-length negotiations between the Company and Highwoods.

     A special meeting of the Board of Directors was held on April 26, 1996. At such meeting, the Board of Directors heard a presentation by Merrill Lynch as to the financial evaluation of the proposed Merger and the alternatives currently available to the Company. Furthermore, the Board of Directors discussed in detail with management and the Company's advisors the material terms of the Merger Agreement, including the limited conditions on consummation of the proposed Merger, the Excluded Assets and the restrictions on the Company's ability to solicit or negotiate alternative transactions following execution of the Merger Agreement. The Board of Directors also discussed the terms of the Stock Purchase Agreement and the fact that, if the closing under the Stock Purchase Agreement were held prior to the Effective Time, CAC would own 77.1% of the outstanding shares of Common Stock. The Board of Directors was also informed of the open issues remaining between the Company and Highwoods relating to the proposed merger.

     Between April 26 and April 29, 1996, negotiations between Highwoods and the Company continued, agreement was reached on all remaining open issues and the proposed Merger Agreement was finalized. The Merger Agreement and the waiver of the Ownership Limits with respect to the transactions contemplated by the Stock Purchase Agreement were considered and approved by the Board of Directors on April 29, 1996 and executed by the Company and Highwoods later that day. The Company expects that it will incur approximately $9,150,000 in expenses in connection with the Merger, which sum includes fees payable to Merrill Lynch (see"--Opinion of Financial Advisor"), payments to be made under the severance agreements entered into with Messrs. Crocker, Ackerman and Onisko, legal expenses and costs of the Special Meeting. See "MANAGEMENT--Executive Compensation--Severance Agreements Entered Into in Connection with the Merger."

REASONS FOR THE MERGER

     The Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Stockholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. See "--Background of the Merger" and "--Opinion of Financial Advisor."

     Prior to March 1996, the Board of Directors and the two principal Stockholders reached the conclusion that the Company had to either (i) expand its asset base, by raising additional capital to make additional acquisitions of single or groups of properties or other REITs or (ii) be acquired by another corporation, including another REIT. This conclusion was based on the belief that the current scale of the Company and its assets could not support the viability of the Company in the long-term. When Highwoods made its proposal, the Board of Directors determined that the Merger Consideration and the level of certainty of consummation of the Merger made the Merger more favorable to the interests of the Stockholders than remaining an independent company.

     In reaching its unanimous determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Stockholders, the Board of Directors considered a number of factors which favor the Merger Agreement, including, without limitation, the following:

        (i) the presentation by Merrill Lynch and its opinion that the cash consideration of $11.05243 per share to be received by the Stockholders pursuant to the Merger Agreement together with a distribution
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     of the value per share of the Excluded  Assets is fair to the  Stockholders
     (other than Highwoods and its affiliates and the Stockholders who will have an interest in Newco and their affiliates) from a financial point of view (see "--Opinion of Financial Advisor");

        (ii) the relationship of the Merger Consideration to the historical and current market prices for the Common Stock preceding the announcement of the Merger (see "THE PARTIES TO THE MERGER--The Company--Price Range of Common Stock and Dividend History");

        (iii) the conclusion of the Board of Directors that Highwoods' proposal was favorable and in the best interests of the Stockholders, in terms of the value to be realized by such Stockholders and the high likelihood of consummation, based on the advice of senior management and Merrill Lynch, as well as the judgment of the Board of Directors, after review with the Company's management and its outside legal and financial advisors of alternatives to the Merger, particularly the alternative of independent internal growth coupled with the Proposed Public Offering, that the Stockholders would realize greater value from the transaction with Highwoods than from the other alternatives available to the Company (see "--Background of the Merger" and "--Opinion of Financial Advisor");

        (iv) the facts that the Merger Consideration is all cash and that the Merger is not subject to financing contingencies (see "THE MERGER AGREEMENT--The Merger" and "THE MERGER AGREEMENT--Conditions Precedent to the Merger").

     The Board of Directors also considered factors which were not favorable to the Merger Agreement in reaching its decision to approve and adopt the Merger Agreement, including, without limitation, the facts that following execution of the Merger Agreement, the Company would not be permitted to solicit any other acquisition proposal and would not be able to terminate the Merger Agreement if a more favorable proposal was made. See "THE MERGER AGREEMENT--Solicitation of Transactions." However, the Board of Directors concluded that these negative factors were more than compensated by the factors which favored the Merger Agreement, although the Board of Directors took the various factors into account collectively, and did not perform a factor-by-factor analysis.

     The Board of Directors also considered a number of other factors (the "Neutral Factors") which it considered neither positive nor negative, including, without limitation, the following factors:

        (i) the knowledge of the Board of Directors of the business, operations, properties, assets, financial condition and operating results of the Company;

        (ii) information relating to the financial condition, results of operations, capital levels, asset quality and prospects of the Company (see "SELECTED FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS"), and management's assessment of the prospects of the Company (see "--Opinion of Financial Advisor");

        (iii) the current and prospective environment in which the Company operates, including regional and local economic conditions;

        (iv) the terms of the Merger Agreement (other than those referred to above) as reviewed by the Board of Directors with its legal advisors (see "THE MERGER AGREEMENT");

        (v) the facts that certain assets of the Company would not be acquired by Highwoods and that the Stockholders would either own a pro rata portion of the entity that will hold such assets or receive cash in lieu of such pro rata portion; and
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
        (vi) the awareness and assessment of the Board of Directors that, at or, following the Merger, certain payments will be made pursuant to certain severance agreements entered into with certain of the Company's executives (see "MANAGEMENT--Executive Compensation--Severance Agreements Entered Into In Connection with the Merger").

     The first three Neutral Factors described above helped lead the Board of Directors to conclude that the Company must either remain an independent company and expand its asset base or be acquired by another corporation. The determination of the Board of Directors that the factors which favored the Merger Agreement clearly outweighed the factors which were unfavorable to the Merger Agreement led the Board of Directors to unanimously conclude that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Stockholders.

     The foregoing discussion of the information and factors considered by the Board of Directors is not meant to be exhaustive but is believed to include the material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Stockholders.

OPINION OF FINANCIAL ADVISOR

     Opinion of Merrill Lynch. On April 29, 1996, Merrill Lynch delivered its opinion (the "April Opinion"), which opinion was subsequently confirmed as of the date of this Proxy Statement (the "August Opinion," together with the April Opinion, the "Merrill Lynch Opinions"), to the Board of Directors to the effect that, as of such dates and based upon the assumptions made (of which the material ones are described below), matters considered and limits of review, as set forth in such opinions, the consideration to be received by the Stockholders pursuant to the Merger Agreement and pursuant to the Special Dividend is fair to the Stockholders (other than Highwoods and its affiliates and the Stockholders who will have an interest in Newco and their affiliates) from a financial point of view.

     A copy of the August Opinion which sets forth all material assumptions made, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch, is attached hereto as Appendix C and is incorporated herein by reference. The description of the written opinion set forth herein is qualified in its entirety by reference to the full text of the written opinion. Stockholders are urged to read in its entirety the August Opinion. The Merrill Lynch Opinions are addressed to the Board of Directors and address only the fairness from a financial point of view of the consideration to be paid and do not constitute a recommendation to any Stockholder as to how such Stockholder should vote at the Special Meeting. The consideration to be paid pursuant to the Merger was determined on the basis of negotiations between the Company and Highwoods.

     The Company retained Merrill Lynch to render financial advisory services with respect to the Company's proposed business combination with Highwoods. Merrill Lynch was not authorized by the Company or the Board of Directors to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of the Company. No other limitations were imposed by the Board of Directors upon Merrill Lynch with respect to the investigations made or the procedures followed by it in rendering its opinion.

     In connection with the preparation of the Merrill Lynch Opinions, Merrill Lynch, among other things: (i) reviewed the Company's Annual Report on Form 10-K and related financial information for the fiscal year ended December 31, 1995;
(ii) reviewed the Company's preliminary Form S-11 dated March 18, 1996; (iii) reviewed the Company's quarterly report on Form 10-Q and related unaudited financial information for the quarterly period ended March 31, 1996; (iv) reviewed the Company's quarterly report on Form 10-Q
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
and related unaudited financial information for the quarterly period ended June 30, 1996; (v) reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, funds from operations, assets and prospects of the Company, furnished to Merrill Lynch by the Company; (vi)
conducted   discussions  with  members  of  senior  management  of  the  Company concerning the business and prospects of the Company; (vii) reviewed the historical market prices and trading activity for Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to the Company; (viii) compared the results of operations of the Company with those of certain companies which Merrill Lynch deemed to be reasonably similar to the Company; (ix) compared the underlying real estate assets of the Company with other real estate assets which were deemed to be similar to those of the Company; (x) reviewed the Merger Agreement; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary.

     In preparing the Merrill Lynch Opinions, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company, and did not independently verify such information or undertake an independent asset-by-asset appraisal of the assets of the Company. With respect to the financial forecasts furnished by the Company, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

     The matters considered by Merrill Lynch in arriving at the Merrill Lynch Opinions are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of the Company, and involved the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. The Merrill Lynch Opinions do not present a discussion of the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to the Company, or the effect of any other arrangement in which the Company might engage.

     At the meeting of the Board of Directors held on April 26, 1996, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of the April Opinion. At the meeting of the Board of Directors held on August 14, 1996, Merrill Lynch updated its financial analyses. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the August Opinion.

     Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call, Merrill Lynch compared certain financial and operating information and ratios for the Company with the corresponding financial and operating information for a group of eleven publicly traded companies engaged primarily in the ownership, management, operation and acquisition of office properties which Merrill Lynch deemed to be reasonably comparable to the Company for the purposes of its analysis, including Beacon Properties, Cali Realty Corp., Carr Realty Corp., Cousins Properties Inc., Crescent Real Estate Equities, Duke Realty, Highwoods Properties, Inc., Liberty Property Trust, Reckson Associates Realty, Spieker Properties and Weeks Corp. (the "Comparable Companies"). The estimates published by First Call were not prepared in connection with the Merger or at Merrill Lynch's request.

     Merrill Lynch's calculations resulted in the following relevant ranges for the Comparable Companies and the Company based on each Comparable Company's and the Company's most recent public filings and closing stock prices on August 2, 1996: a range of total debt to total market capitalization of 24.3% to 45.1% with a mean of 32.2% (with the Company at 44.1%); a range of payout ratios (each, a "Payout
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Ratio"),  i.e., the ratio of dividends to FFO, of 72.3% to 83.8%, with a mean of
78.6% calculated on the basis of projected 1996 FFO estimates (with the Company at 72.3%); equity market capitalization as a multiple of 1995 FFO of 10.7x to 17.3x, with a mean of 13.5x (with the Company at 13.9x); equity market capitalization as a multiple of projected 1996 FFO of 10.5x to 15.7x, with a mean of 12.4x (with the Company at 13.9x); and equity market capitalization as a multiple of projected 1997 FFO of 9.7x to 14.6x, with a mean of 11.3x (with the Company at 12.5x).

     Based upon the above analysis, Merrill Lynch applied a range of multiples of 1996 FFO of 10.5x to 14.0x to the Company's projected 1996 FFO and a range of multiples of 1997 FFO of 10.0x to 12.5x and observed that the sum of the Merger Consideration and the Special Dividend per Share exceeded the range of values per share implied by this analysis.

     None of the companies utlized in the above analysis for comparative purposes is, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading value of the Comparable Companies as well as that of the Company. In addition, the multiples of equity market capitalization to projected 1996 and 1997 FFO for the Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Net Asset Valuation. Merrill Lynch performed a net asset valuation on the Company by summing the following: (i) the implied value range calculated by applying a range of capitalization rates of 9.0% to 10.0% to the next 12 months ("NTM") projected net operating income ("NOI") for the Company's existing portfolio of office properties; (ii) the implied value range calculated by applying a range of multiples of 3.0x to 6.0x to the NTM earnings before interest, taxes, depreciation and amortization to be generated by certain management service contracts; (iii) the implied value range for the Excluded Assets; (iv) the present value of certain restricted cash holdings, and (v) the cash and cash equivalent balances of the Company less the outstanding debt obligations of the Company.

     Merrill Lynch observed that the sum of the Merger Consideration and the Special Dividend per share exceeded the range of values per share implied by the above net asset valuation.

     Discounted Cash Flow Analyses. Merrill Lynch performed discounted cash flow analyses applying two methodologies. The first method (the "Stockholder Return Method") calculated the present value of the future dividend stream projected to be received by each current share of stock of the Company from 1996 to 2000, inclusive, plus the residual value of each share based on the Company's projected FFO per share and cash balance per share using discount rates reflecting a cost of equity ranging from 13.0% to 15.0% and terminal value multiples of calendar year 2000 FFO ranging from 12.0x to 14.0x on a trailing basis.

     Merrill Lynch observed that the sum of the Merger Consideration and the Special Dividend per share exceeded the range of values per share implied by the Stockholder Return Method.

     The second method (the "Going Concern Method") calculated the present value of the future FFO per share adjusted to reflect normalized recurring capital expenditures ("Adjusted FFO") from 1996 to 2000, inclusive, plus the residual value of each share based on the Company's projected FFO per share and cash balance per share using discount rates reflecting a cost of equity ranging from 13.0% to 15.0% and terminal value multiples of calendar year 2000 FFO ranging from 12.0x to 14.0x.

     Merrill Lynch observed that the sum of the Merger Consideration and the Special Dividend per Share fell within and near the high end of the range of values per share implied by the Going Concern Method.
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     Excluded Asset Valuation.  Merrill Lynch performed a valuation  analysis on the Excluded Assets. Merrill Lynch arrived at a range of values by summing the following: (i) the implied value range for certain parcels of undeveloped land
(ii) the implied value range of contract rights related to certain pending acquisitions and development projects; (iii) the implied value range of a partnership interest in the Benjamin Center, in Tampa, Florida, and (iv) the implied value range of the other Excluded Assets and subtracting therefrom: (i) the present value of certain payments to be made to Highwoods under the Master Lease; (ii) the present value of a liability related to the Florida Litigation (as hereinafter definded) and (iii) the other Excluded Liabilities.

     Based upon the above analysis, Merrill Lynch determined the value of the Excluded Assets to be in a range of $0.48 to $0.84 per Share on a primary basis as of June 30, 1996, or approximately $0.66 per Share at the midpoint of the range, and $0.43 to $0.76 per share on a fully-diluted basis (excluding shares issuable on the exercise of certain stock options that do not share in the value attributable to the Excluded Assets), or approximately $0.60 per share at the midpoint of the range (the "Excluded Asset Valuation per Share").

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinions. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its analyses set forth in the Merrill Lynch Opinions.

     The Board of Directors selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with the Company and its business. Merrill Lynch has from time to time rendered investment banking, financial advisory and other services to the Company. Merrill Lynch has, in the past, provided financial advisory and financing services to Highwoods, and has received fees for the rendering of such services. Merrill Lynch acted as underwriter to Highwoods in connection with a recent offering of Highwoods' securities, in part, for the purpose of providing funds to be used by Highwoods in financing the Merger. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated as of April 8, 1996, the Company has agreed to pay Merrill Lynch (i) a $500,000 opinion fee, and (ii) a transaction fee equal to 0.25% of the sum of the aggregate cash consideration paid, all indebtedness of the Company assumed or retired by Highwoods and the value of the Excluded Assets, upon consummation of the Merger. The fee referred to in clause
(ii) of the immediately preceeding sentence will be reduced by the amount referred to in clause (i) of the immediately preceding sentence. The fees paid or payable to Merrill Lynch are not contingent upon the contents of the opinion delivered. In addition, the Company has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in connection with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

     In the ordinary course of its business, Merrill Lynch may actively trade in the securities of the Company or Highwoods for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
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                              THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to Merger Agreement which is incorporated herein by reference. "Subsidiaries" of any party shall mean any corporation, partnership, joint venture, business trust or other entity, of which such party, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, joint venture, business trust or other entity. Without limiting the generality of the foregoing, the Subsidiaries of the Company shall include the Leasing Company.

EFFECTIVE TIME

     Subject to the provisions of the Merger Agreement, the closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, unless another date or time is agreed to in writing by the parties to the Merger Agreement (the "Closing Date"); provided, that Highwoods may, at its election, postpone the Closing Date until August 15, 1996. Subject to the provisions of the Merger Agreement, the Merger will become effective upon the acceptance for record of the articles of merger by the Department of Assessments and Taxation of the State of Maryland (the "Department") in accordance with the provisions of the General Corporation Law of Maryland (the "GCLM"), and by making all other filings required under the GCLM to be made prior to or concurrent with the effectiveness of the Merger, which filings will be made as soon as practicable on the Closing Date. The term "Effective Time" means the time at which such articles are accepted for filing by the Department.

THE MERGER

     The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, CAC will be merged with and into the Company, and the separate existence of CAC will thereupon cease, and the Company will continue as the Surviving Corporation under the laws of the State of Maryland. The Merger Agreement provides that the Merger will, from and after the Effective Time, have all the effects provided by the GCLM.

     THE SURVIVING CORPORATION. After the Effective Time, the directors of CAC immediately prior to the Effective Time will be the directors of the Surviving Corporation and the officers of CAC immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified. The Articles of Incorporation and By-laws of CAC as in effect immediately prior to the Effective Time will be the Articles of Incorporation and By-laws of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law, subject to certain limitations with respect to provisions relating to indemnification. See "--Indemnification and Insurance."

     CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any Stockholder, (i) all shares of Common Stock which are held by Highwoods, the Company or any wholly-owned subsidiary of Highwoods or the Company will be cancelled and retired and shall cease to exist, and no consideration shall be delivered in the exchange therefor; (ii) each outstanding share of Common Stock, other than those described in clause (i) above, will be converted into and represent the right to receive $11.02 in cash (or, if there is Excess Cash (as hereinafter defined), $11.02 plus the Per Share Excess Cash Amount (as hereinafter defined) in cash, or, if there is Deficient Cash (as hereinafter defined), $11.02 minus the Per Share Deficient Cash Amount (as hereinafter defined)) and (iii) each share of common
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stock of CAC will be converted  into one share of common stock of the  Surviving
Corporation. "Excess Cash" shall equal (i) the amount, if any, by which the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of the date of the Merger Agreement exceeds the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of March 31, 1996 minus (ii) the amount, if any, by which the principal amount of the Company's indebtedness for borrowed money outstanding as of the date of the Merger Agreement exceeds the sum of $5 million, and the principal amount of the Company's indebtedness for borrowed money outstanding as of March 31, 1996. The "Per Share Excess Cash Amount" shall equal the quotient obtained by dividing the Excess Cash by the number of shares of Common Stock outstanding on the date of the Merger Agreement, assuming the exercise of all options and warrants outstanding on the date of the Merger
Agreement (the "Fully Diluted Shares"). "Deficient Cash" shall equal (i) the amount, if any, by which the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of March 31, 1996 exceeds the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of the date of the Merger Agreement plus
(ii) the amount, if any, by which the principal amount of the Company's indebtedness for borrowed money outstanding as of the date of the Merger
Agreement exceeds the sum of $5 million and the principal amount of the Company's indebtedness for borrowed money outstanding as of March 31, 1996. The "Per Share Deficient Cash Amount" shall equal the quotient obtained by dividing the Deficient Cash by the Fully Diluted Shares.

     As a result of the adjustments described in the preceeding paragraph, the amount to be received for each share of Common Stock in the Merger is $11.05243.

     PAYMENT. Promptly after the Effective Time, Highwoods will deposit (or cause to be deposited) with a bank or trust company to be designated by Highwoods and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Common Stock cash in the amount sufficient to pay the aggregate Merger Consideration.

     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of Common Stock immediately prior to the Effective Time (i) a letter of transmittal (the "Company Letter of Transmittal") (which will specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates will pass, only upon delivery of such Company Stock Certificates to the Exchange Agent and will be in such form and have such other provisions as Highwoods specifies) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration with respect to the shares of Common Stock formerly represented thereby.

     Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Highwoods or the Exchange Agent reasonably requests, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor a certified or bank cashier's check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of the Merger Agreement, and the Company Stock Certificate so surrendered will be cancelled. Until surrendered, each Company Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Common Stock formerly represented thereby.

     If the Merger Consideration is to be delivered to a person other than the person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the payment of such Merger Consideration that the Company Stock Certificates so surrendered be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.
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
     Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of shares of Common Stock two years after the Effective Time will be delivered to Highwoods and any holders of shares of Common Stock who have not theretofore complied with the provisions of the Merger Agreement relating to payment will thereafter look only to Highwoods for payment of any Merger Consideration to which they are entitled pursuant to the Merger Agreement. Neither Highwoods nor the Exchange Agent will be liable to any holder of shares of Common Stock for any cash held by Highwoods or the Exchange Agent for payment pursuant to the Merger Agreement delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing shares of Common Stock will cease to have any rights as Stockholders, except as provided in the Merger Agreement or by law, and no transfer of shares of Common Stock will thereafter be made on the stock transfer books of the Company.

REPRESENTATIONS  AND WARRANTIES

     The Merger Agreement contains certain representations and warranties of the Company and Highwoods, including, without limitation, representations and warranties regarding their respective due organization, good standing and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The Company has made certain additional representations and warranties relating to capitalization; subsidiaries; the absence of conflict between the transactions contemplated by the Merger Agreement and other agreements and documents; filings, consents and approvals; reports filed with the Commission and financial statements; accuracy of information included in this Proxy Statement; litigation; absence of certain changes or events; undisclosed liabilities; employee benefit plans, compliance with the Employee Retirement Income Security Act of 1974, as amended, and certain related matters; taxes; compliance with laws; properties; leases; environmental matters; actions taken by the Board of Directors; and brokers. Highwoods has made certain additional representations and warranties relating to the absence of conflict between the transactions contemplated by the Merger Agreement and other agreements and documents; filings, consents and approvals; reports filed with the Commission and financial statements; accuracy of information included in this Proxy Statement; and the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement upon the status of the Company as a REIT.

CONDUCT OF  BUSINESS  PENDING  THE MERGER

     The Company has agreed that, between the date of the Merger Agreement and the Effective Time, except as contemplated by the Company's budget made available to Highwoods prior to the date of the Merger Agreement (the "Company Budget") or as disclosed to Highwoods or unless Highwoods otherwise agrees in writing, the businesses of the Company and its Subsidiaries will only be conducted in, and the Company and its Subsidiaries will not take any action except in the usual, regular and ordinary course and in substantially the same manner as conducted prior to the date of the Merger Agreement.

     The Company is also prohibited, during the period between the date of the Merger Agreement and the Effective Time, from engaging in many actions otherwise taken in the ordinary course. Such restrictions include prohibitions on declaring and paying certain dividends, leasing properties of the Company for a period of over five years or with respect to more than 5,000 rentable square feet, incurring indebtedness of $5,000 or more, entering into contracts or agreements or authorizing capital expenditures, in either case, in excess of $5,000, and increasing compensation of officers and employees of the Company. However, the Company is permitted to pay its regular quarterly dividend on shares of Common Stock in an amount not exceeding $0.15 per share (or a prorated portion of such amount in the case of any portion of a quarterly
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
period) and to make the distribution related to the Excluded Assets. See "THE PARTIES TO THE MERGER--The Company--Distribution Policy" and "--Excluded Assets."

     The Company may request consent from Highwoods to take any action otherwise prohibited by the provisions described in this section, and such consent will be deemed to be granted if Highwoods does not give notice to the Company of its refusal to grant such consent within five business days of Highwoods' receipt of such request for consent. For purposes of the provisions described in this section, expenditures by the Company will be deemed to be as contemplated by the Company Budget if (i) the actual expenditures within a given region in the aggregate do not exceed the aggregate amount of expenditures budgeted for such region and (ii) the expenditures are made no earlier than the month in which they are budgeted.

EMPLOYEE  ARRANGEMENTS

     From and after the Effective Time, Highwoods will cause the Surviving Corporation to honor, in accordance with their terms, all employment and consulting agreements and other contracts to which the Company or any of its Subsidiaries are parties relating to (i) the employment of or rendition of personal services by any individual and/or (ii) the compensation and/or benefits payable in connection with such employment or services.

     Highwoods will cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from and after the Effective Time, persons who are employees of the Company and its Subsidiaries as of the Effective Time (the "Company Employees") will be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to Company Employees as of the date of the Merger Agreement; provided, however, that after the Effective Time Highwoods will have no obligation to issue shares of capital stock of any entity pursuant to any such plan or program. In addition, from and after the Effective Time, Highwoods will, and will cause the Surviving Corporation to, (i) provide all Company Employees with service credit for all periods of employment with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility and vesting under any employee benefit plan, program, policy or arrangement of Highwoods, the Surviving Corporation or any of their affiliates, (ii) waive any pre-existing condition of any Company Employee and any dependent thereof for purposes of determining eligibility for, and the terms upon which they participate in, any employee benefit plan, program, policy or arrangement of Highwoods, the Surviving Corporation or any of their affiliates and (iii) provide each Company Employee, upon the involuntary termination of such Company Employee's employment with the Surviving Corporation and any of its Subsidiaries and affiliates, within one year after the Effective Time, with a severance benefit determined, in most cases, pursuant the policies disclosed to Highwoods.

     Highwoods has agreed that no constraints will be imposed on any Stockholder or officer of the Company regarding the use or operation of the Excluded Assets to compete with the Surviving Corporation. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

COMPANY STOCK OPTIONS

     The Company and Highwoods have agreed to take all actions necessary to provide that, at the Effective Time, (i) each option, the existence of which was disclosed to Highwoods, whether or not then exercisable or vested, will become fully exercisable and vested, (ii) each such option will be cancelled, and (iii) in consideration of such cancellation, the Company will pay to each such holder of options an amount in cash in respect thereof equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price of such option as disclosed to Highwoods and (b) the number of shares of Common Stock subject thereto. If it is determined that compliance with any of the foregoing may cause any individual
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
subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any options held by such individual may, if such individual so agrees, subject to the proviso to this sentence, be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount in cash in respect thereof equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price of such option and (b) the number of shares of Common Stock subject thereto immediately prior to the Effective Time; provided that the parties to the Merger Agreement will cooperate, including by providing alternate arrangements, so as to achieve the intent of the foregoing without giving rise to such profit recovery. The total amount to be paid to holders of options at the Effective Time, is approximately $1,537,000.

INDEMNIFICATION AND INSURANCE

     Highwoods has agreed to cause (i) the provisions of the Charter relating to indemnification of officers and directors to be incorporated into the Articles of Incorporation of CAC and (ii) the provisions of the By-laws relating to indemnification of officers and directors to be incorporated into the By-laws of CAC.

     Highwoods has agreed that all rights to indemnification existing in favor of any director, officer, employee or agent of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective Articles of
Incorporation,   By-laws   or   comparable   organizational   documents   or  in
indemnification agreements with the Company or any of its Subsidiaries, or otherwise in effect as of the date of the Merger Agreement, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims. Highwoods also has agreed to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its Subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by the Merger Agreement, occurring prior to or at the Effective Time, Highwoods has agreed to pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. From and after the Effective Time, Highwoods will pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations described in this section.

     Highwoods has also agreed that it will (i) cooperate with the Company to obtain prior to the Effective Time directors' and officers' insurance coverage for a six-year period following the Effective Time for current and former directors and officers of the Company covering any actions taken on or prior to the Effective Time, such coverage to be at least as comprehensive as the Company's current directors' and officers' liability insurance coverage or (ii) from and after the Effective Time, cause the Surviving Corporation to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that the Surviving Corporation will not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof. If the Surviving Corporation is unable to
                                       74
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obtain  the  insurance  described  above,  it is  required  to  obtain  as  much comparable insurance as possible for an annual premium equal to such maximum amount.

SOLICITATION  OF  TRANSACTIONS

     The Company has agreed that, except as otherwise consented to in writing by Highwoods, neither the Company nor any of its Subsidiaries will, directly or indirectly, through any officer, director, employee, agent, representative or otherwise, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership) of more than 10% of any class of equity securities of the Company, or assets representing a material portion of the assets of the Company (other than any Excluded Asset), other than any of the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets (other than any Excluded Asset), share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by the Merger Agreement, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing, a "Competing Transaction"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's Subsidiaries to take any such action. The Company has agreed to immediately notify Highwoods of all the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and, if such inquiry or proposal is in writing, the Company has agreed as promptly as practicable to deliver to Highwoods a copy of such inquiry or proposal. However, the Company may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

OTHER  AGREEMENTS

     Subject to the terms and conditions provided in the Merger Agreement, each party to the Merger Agreement has agreed to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement. Each of the Company and Highwoods has agreed to prepare and file any filings required under the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), or any other federal, state or local laws relating to the Merger Agreement and the transactions contemplated thereby, including any state takeover laws.

     The Company has agreed that it will use its commercially reasonable best efforts to obtain all necessary consents to the Merger. Highwoods has agreed to use its best efforts to resolve any objections asserted with respect to the transactions contemplated by the Merger Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any governmental entity.

     Subject to the Confidentiality Agreement, dated as of April 8, 1996, by and between the Company and Highwoods, from the date of the Merger Agreement until the Closing Date, (i) each party to the Merger Agreement and its respective subsidiaries will afford to the other party and such other party's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and
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personnel and, during such period, will furnish promptly to such other party (a)
a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (b) all other information concerning their businesses, personnel and certain real property owned by the party as such other party may reasonably request. The Company and Highwoods have
agreed   that  such  other  party  and  its   accountants,   counsel  and  other
representatives will not unduly interfere with the operation of the businesses of the party providing the access and information.

CONDITIONS  PRECEDENT TO THE MERGER

     ALL PARTIES. Subject to the provisions described in "--Conditions Following Highwoods Ownership of Shares," the respective obligations of each party to the Merger Agreement to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions: (i) the Merger shall have been approved and adopted by the requisite vote of the holders of the Common Stock; (ii) any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall have expired or been terminated or the Company and Highwoods shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated by the Merger Agreement; and (iii) the consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction. The Company and Highwoods have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated by the Merger Agreement.

     THE COMPANY. Subject to the provisions described in "--Conditions Following Highwoods Ownership of Shares," the obligation of the Company to effect the Merger is subject to the fulfillment at or prior to the Effective Time of the additional conditions, unless waived by the Company, that the representations and warranties of Highwoods contained in the Merger Agreement relating to due authority to enter into the Merger Agreement and consummate the transactions contemplated thereby and relating to Highwoods' due organization, qualification and good standing shall be true when made and at and as of the Effective Time as if made at and as of such time, and that Highwoods shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time; and the Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Highwoods to that effect.

     HIGHWOODS. Subject to the provisions described in "--Conditions Following Highwoods Ownership of Shares," the obligation of Highwoods to effect the Merger is subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Highwoods:

      (i) that the representations and warranties of the Company contained in the Merger Agreement relating to due authority to enter into the Merger Agreement and consummate the transactions contemplated thereby and relating to the Company's due authorization and good standing shall be true when made and at and as of the Effective Time as if made at and as of such time, and that the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time; and Highwoods shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to that effect;

      (ii) certain consents disclosed to Highwoods shall have been received, or the Company shall have refinanced the indebtedness relating to such consents with new indebtedness which is in all respects at least as favorable to the Company as the indebtedness relating to such consents (but under the terms of which no lender consent is required (or any required consent has been obtained) to effect the transactions contemplated by the Merger Agreement); and
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      (iii) the Company shall meet the requirements for  qualification as a REIT under Sections 856-860 of the Code; provided that, if the Company does not meet such requirements for qualification as a result of any action or omission of (or any action or omission taken at the direction of) Highwoods or due to the inaccuracy of the representation made by Highwoods as to the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement upon the status of the Company as a REIT, the condition described in this clause (iii) shall be deemed to be satisfied.

     CONDITIONS FOLLOWING HIGHWOODS OWNERSHIP OF SHARES. If Highwoods becomes the beneficial owner of a majority of the outstanding shares of Common Stock prior to the Effective Time (see "THE STOCK PURCHASE AGREEMENT"), the respective obligations of each party to effect the Merger shall be subject only to the fulfillment at or prior to the Effective Time of the following conditions:


      (i) the Merger shall have been approved and adopted by the requisite vote of the holders of the Common Stock; and

      (ii) the consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

     REPRESENTATIONS AND WARRANTIES. Except as otherwise described in this section "--Conditions Precedent to the Merger," that the representations and warranties of the Company contained in the Merger Agreement were true and correct when and as made shall not be a condition to the obligation of either the Company or Highwoods to effect the Merger.

TERMINATION

     The Merger  Agreement may be terminated at any time prior to the earlier of
(i) such time as Highwoods becomes the owner, directly or indirectly, of a majority of the Common Stock (see "THE STOCK PURCHASE AGREEMENT") and (ii) the Effective Time, whether before or after approval by the Stockholders of the
Merger:

        (a) by mutual written consent of Highwoods and the Company;

        (b) by Highwoods, upon a breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement, such that the condition described under "--Conditions Precedent to the Merger--Highwoods" would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Highwoods may not terminate the Merger Agreement pursuant to the provisions described in this clause (b);

        (c) by the Company, upon breach of any covenant or agreement on the part of Highwoods set forth in the Merger Agreement such that the condition described under "--Conditions Precedent to the Merger--The Company" would not be satisfied ("Terminating Highwoods Breach"); provided that, if such Terminating Highwoods Breach is curable by Highwoods through the exercise of its reasonable best efforts and for so long as Highwoods continues to exercise such reasonable best efforts, the Company may not terminate the Merger Agreement pursuant to the provisions described in this clause (c);

        (d) by Highwoods, if the Company does not meet the requirements for qualification as a REIT under Sections 856-860 of the Code; provided that, if the Company does not meet such requirements for qualification as a result of any action or omission of (or any action or omission
                                       77
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     taken  at the  direction  of)  Highwoods  or due to the  inaccuracy  of the representation of Highwoods contained in the Merger Agreement and related to the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement upon the Company's status as a REIT, Highwoods will not have the right to terminate the Merger Agreement pursuant to the provisions described in this clause (d);

        (e) by Highwoods or the Company, if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; provided, however, that the party seeking to terminate the Merger Agreement pursuant to the provisions described in this clause (e) shall have used commercially reasonable best efforts to remove such injunction or overturn such action; or

        (f) by either Highwoods or the Company if the meeting of the Stockholders to approve the Merger (including as such meeting may be adjourned from time to time) shall have concluded without the Company having obtained the required Stockholder approval.

     If Highwoods becomes the owner, directly or indirectly, of a majority of the Common Stock prior to the Effective Time (see "THE STOCK PURCHASE AGREEMENT"), the Merger Agreement may not be terminated.

FEES AND EXPENSES

     The Merger Agreement provides that whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense. See "--Excluded Assets."

AMENDMENT AND WAIVERS

     The Merger Agreement provides that it may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party to the Merger Agreement may, only by an instrument in writing, waive compliance by the other party to the Merger Agreement with any term or provision thereof on the part of such other party to the Merger Agreement to be performed or complied with. In the event that, prior to the Effective Time, Highwoods becomes the owner of a majority of the outstanding shares of Common Stock (see "THE STOCK PURCHASE AGREEMENT"), any amendment to the Merger Agreement affecting the Merger Consideration, the timing of the Merger, or Highwoods' obligation to complete the Merger shall require that (i) a majority of the directors of the Company are Continuing Directors and (ii) such amendment is approved by a majority of the Continuing Directors then serving. "Continuing Directors" means individuals who, as of the date of the Merger Agreement, constitute the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of the Merger Agreement whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the Continuing
Directors  will be  considered  as  though  such  individual  were a  Continuing
Director.

EXCLUDED  ASSETS

     In the course of the negotiations leading to the Merger Agreement, the Company and Highwoods were unable to agree on a mutually acceptable price for the Excluded Assets. The Excluded Assets consist primarily of undeveloped land and contracts to acquire certain new properties. The current book value of the Excluded Assets is approximately $17.2 million. The Excluded Assets include approximately 237 acres of
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undeveloped land in Tampa, Florida,  approximately 8.5 acres of undeveloped land in Memphis, Tennessee, approximately 8 acres of undeveloped land in Greenville, South Carolina and approximately 4 acres of undeveloped land in Boca Raton, Florida, whose current book values are approximately $11.7 million, $3.0 million, $1.7 million and $0.8 million, respectively. The current book values and fair market values of the other Excluded Assets are not, in the aggregate, material to the Company and its subsidiaries as a whole. The current book value of each Excluded Asset which is land is the price that the Company paid to acquire such Excluded Asset. The current book value of each Excluded Asset which is not land is $0. The Excluded Assets also include a receivable due from Leasing Company in the amount of $12.1 million and created in connection with the Sabal Acquisition. Because such receivable is among the Excluded Assets, it will be effectively cancelled in the Newco Transaction. In addition, Highwoods indicated that its willingness to pay the price it was offering for the Company depended on the Excluded Liabilities being effectively removed from the Company prior to the Merger. The Company believes that the sale of the Excluded Assets for their fair market value to one or more buyers unaffiliated with the Company could not be achieved in the short term. Accordingly, the Company determined that, in order to maximize the value of the Merger to the Stockholders, it was necessary to form Newco, which would own the Excluded Assets and assume the Excluded Liabilities at or prior to the Merger. However, the Company also determined that it was not practical to distribute interests in Newco to all of the Stockholders in proportion to their holdings of Common Stock for the following reasons:

        (i) Such a distribution would cause Newco to become a separate, publicly traded company, which would require registration of Newco's securities under the federal securities laws and result in a continuing obligation to file reports and other documents with the Commission, all of which would be, in the opinion of the Board of Directors, unreasonably costly in relation to the relatively small value of Newco's assets.

        (ii) Because none of the Excluded Assets is cash or produces current income, Newco would be illiquid and unable to satisfy the Excluded Liabilities without raising additional equity capital or borrowing. Because of the nature of Newco's assets, the Company believes that Newco would be unable to borrow sufficient funds to satisfy its short-term liquidity needs without additional equity capital.

        (iii) The relatively small value of Newco would likely result in reduced liquidity of the market for Newco's securities as compared to the market for the Common Stock. For many public stockholders of the Company, the transaction cost of selling the holder's proportional interest in Newco would be large in relation to the value of such interest.

     For these reasons, the Company determined that the most efficient method of distributing the fair market value of Newco to all of its Stockholders would be to (i) organize Newco as a private company controlled by the two principal Stockholders and operated by the Company's current senior management, (ii) sell the Excluded Assets, subject to the Excluded Liabilities, to Newco in the Newco Transaction and (iii) distribute to all of the Stockholders the proceeds of the Newco Transaction in the form of the Special Dividend. In the negotiations with Highwoods, Highwoods required, and the Company agreed, that such cash distribution would be reduced by any taxes or other expenses incurred by the Company as a result of the Newco Transaction.

     Because members of the Board of Directors who are officers of the Company or who are affiliated with the Stockholders who will have an interest in Newco have a conflict of interest with respect to the Newco Transaction, the Board of Directors appointed the Special Committee, consisting of the directors James P. Neeves and S. Bruce Wunner, to act on behalf of the Company in connection with the Newco Transaction. Neither of Messrs. Neeves and Wunner has any relationship with the Company (other than as a director or Stockholder) or with the Stockholders who will have an interest in Newco.
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
     The Newco Transaction resulted in proceeds of $18 million to the Company, resulting in a Special Dividend of $0.60411 per share of Common Stock. The price paid in the Newco Transaction was determined by negotiation between Newco and the Special Committee.

     Merrill Lynch acted as financial advisor to the Special Committee in the negotiations with Newco. Newco will finance the purchase of the Excluded Assets from the Company through borrowings and equity contributions from the Stockholders and senior management of the Company which will control Newco. Such Stockholders will fund such loans and equity contributions to Newco through cash on hand or short-term borrowings to be repaid with the cash proceeds which they will obtain in connection with the Merger.

     The Excluded Assets are listed on Schedule 5.13 to the Merger Agreement, which Schedule 5.13 is attached as Appendix B to this Proxy Statement. The current book value of the Excluded Assets is approximately $17.2 million. The Excluded Liabilities are (i) the payment obligations under a master lease to be entered into between Newco and Highwoods (the "Master Lease"), which total $1.8 million, (ii) any liability arising out the Company's indemnification obligation with respect to the lawsuit styled Thomas J. Crocker and Crocker & Company, Case No. CL 94-8669 CIV, brought in the United States District Court for the Southern District of Florida (the "Florida Litigation"), (iii) amounts payable to Highwoods relating to expenses incurred by the Company in connection with the Merger (including solicitation fees payable, if any, in connection with the exercise of the Public Warrants), in excess of $9,150,000, if any. Pursuant to the Merger Agreement, the Company will pay to Newco 50% of the excess, if any, of $8,600,000 over the amount of the expenses incurred by the Company in connection with the Merger.

     Leasing Company has entered into a contract to sell a parcel of land that is included in the Excluded Assets, consisting of approximately 90 acres in Sabal Business Park in Tampa, Florida. The contract price is $12.7 million for land having a book value is $6.5 million. The contract also provides for options exercisable for two additional parcels of land at a price of $2 million in the aggregate. Newco will purchase such land subject to the contract of sale and options. The contract contains significant conditions to closing, including the purchaser's satisfaction with its due diligence investigation and certain conditions that are outside the control of the parties. There is no assurance that a closing under the contract will occur. There are significant costs, including taxes, brokerage commissions and certain development costs, that will be incurred by Leasing Company in connection with the sale. The Special Committee took these circumstances into account in its negotiation of the Newco Transaction.

     It is contemplated that Newco and the Company will enter into an agreement, pursuant to which Newco will agree that, if the Merger is not consummated and at the option of the Company, Newco will transfer back to the Company any Excluded Assets which have previously been removed from the Company to Newco and any other opportunities taken by Newco which otherwise would have been taken by the Company. The agreement will provide that, in connection with such transfer back to the Company, the Company will reimburse Newco for its costs and a return on its investment for the period of its investment.
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                          THE STOCK PURCHASE AGREEMENT

VOTING AGREEMENT; PROXY

     The Sellers have entered into the Stock Purchase Agreement with Highwoods and CAC. Pursuant to the Stock Purchase Agreement, each Seller has agreed that, during the period (the "Term") from the date of the Stock Purchase Agreement until the earlier to occur of (i) the closing date under the Stock Purchase Agreement or (ii) the termination of the Merger Agreement, at any meeting of the Stockholders, and in any action by written consent of the Stockholders, it will
(a) vote its shares of Common Stock in favor of the Merger or any other transaction contemplated by the Merger Agreement; (b) vote its shares of Common Stock against any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (c) vote its shares of Common Stock against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (1) any extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (2) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (3) any change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Highwoods; (4) any change in the capitalization or dividend policy of the Company in effect as of the date of the Stock Purchase Agreement; or (5) any other material change in the Company's corporate structure or business.

     Pursuant to the Stock Purchase Agreement, each Seller has granted CAC, or any nominee of CAC, such Seller's irrevocable proxy and attorney-in-fact to vote or act by written consent with respect to all of such Seller's shares of Common Stock in respect of any of the matters with respect to which the Seller has agreed to vote its shares of Common Stock and described in the immediately preceding paragraph.

     Each Seller has agreed, during the Term, and except as contemplated by the Stock Purchase Agreement, not to (i) sell, transfer record or beneficial ownership of, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer record or beneficial ownership of, pledge, encumbrance, assignment or other disposition of, any of its shares of Common Stock or any interest in any of the foregoing except to CAC or Highwoods or with respect to the Excluded Assets, or to purchase or otherwise acquire any additional shares of Common Stock, except pursuant to the exercise of warrants currently owned by such Seller; (ii) grant any proxies or powers of attorney, deposit any of its shares of Common Stock into a voting trust or enter into a voting agreement with respect to any of its shares of Common Stock in, or any interest in any of the foregoing, except to CAC or Highwoods; (iii) consent to or otherwise agree to any amendment, waiver or other modification of the articles of incorporation or by-laws (or other applicable organizational documents) of the Company or its subsidiaries without the prior written consent of CAC or Highwoods; or (iv) take any action that would make any representation or warranty of such Seller contained in the Stock Purchase Agreement untrue or incorrect or have the effect of preventing or disabling such Seller from performing its or his obligations under the Stock Purchase Agreement, or that would otherwise hinder or delay CAC or Highwoods from acquiring a majority of the outstanding shares of Common Stock, determined on a fully diluted basis.

CONDITIONS TO CLOSING

     The obligations of CAC to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the fulfillment, at or prior to the closing under the Stock Purchase Agreement, of each of the following conditions:
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
     (i) each of the Sellers shall have performed in all material respects its agreements contained in the Stock Purchase Agreement required to be performed at or prior to the closing under the Stock Purchase Agreement and the representations and warranties of each of the Sellers contained in the Stock Purchase Agreement shall be true when made and at and as of the closing under the Stock Purchase Agreement as if made at and as of such time, and CAC shall have received a certificate of each Seller or, in the case of a Seller which is a limited partnership, an appropriate officer of the general partner of such Seller, as the case may be, to that effect; (ii) the Company and its subsidiaries, if applicable, shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed at or prior to the closing under the Stock Purchase Agreement; (iii) all conditions to Highwoods' obligation to close the Merger (other than any required consent of the Stockholders) shall have been satisfied or waived including, but not limited to, (a) the distribution out of the Company of the Excluded Assets, (b) the continued qualification of the Company as a REIT as of the Closing Date, unless the Company's failure to qualify as a REIT is the result of any action or omission of (or an action or omission taken at the direction of) Highwoods or CAC or as a result of the inaccuracy of the representation of Highwoods contained in the Merger Agreement and relating to the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement upon the Company's status as a REIT, (c) the consent to the transfer of the Seller's shares of Common Stock to CAC under the Stockholders Agreement, and the agreement to terminate such Stockholders Agreement upon CAC's acquisition of Apollo's and AEW's shares of Common Stock pursuant to the Stock Purchase Agreement, (d) the waiver of the transfer restrictions described in the legend on the Company Stock Certificates representing the Sellers' shares of Common Stock in connection with the transfer of such shares to CAC and (e) that the obligation to indemnify Mr. Crocker and Crocker & Company with respect to the Florida Litigation shall have been assumed by Newco or that Newco shall have to reimburse the Company for all costs associated with the Company obtaining full insurance coverage for any losses that may be suffered as a result of its indemnification of Mr. Crocker and Crocker & Company in connection with the Florida Litigation; (iv) the required consents to the Merger disclosed to Highwoods shall have been received; (v) the Company shall have taken all actions necessary to duly authorize and approve the transactions contemplated by the Stock Purchase Agreement, including exemption of Highwoods and CAC from the Existing Holder Limits (as defined in the Charter) and Ownership Limits (assuming the accuracy of the representation of Highwoods contained in the Merger Agreement and relating to the effect of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement upon the Company's status as a REIT) and notice requirements set forth in the Charter and waiving application of the Maryland Control Share Acquisition Act to the transactions contemplated by the Stock Purchase Agreement and the Merger Agreement and approving and consenting to the consummation of the transactions contemplated by the Stock Purchase Agreement, and all actions required under Maryland law to consummate the transactions contemplated by the Stock Purchase Agreement shall have been appropriately taken; (vi) there shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions contemplated by the Stock Purchase Agreement; (vii) each of Messrs. Crocker, Ackerman and Onisko shall have entered into with the Company a severance agreement as described in "MANAGEMENT--Executive Compensation--Severance Agreements Entered into in Connection with The Merger," which severance agreements shall be in full force and effect as of the Closing Date and thereafter; and (viii) the Company shall have completed the distribution of the Excluded Assets from the Company. See "THE MERGER AGREEMENT--Excluded Assets."

EFFECT OF THE STOCK PURCHASE  AGREEMENT

     A majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting constitutes a quorum for purposes of the Special Meeting. Approval of the Merger requires the affirmative
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vote of  two-thirds  of the shares of Common Stock  outstanding  and entitled to vote thereon. Therefore, the agreement by the Sellers, who in the aggregate own 77.1% of the outstanding shares of Common Stock, to (i) vote in favor of the Merger or any other transaction contemplated by the Merger Agreement and (ii) to grant CAC a proxy with respect to their shares of Common Stock in respect of certain matters, including the Merger and the other transactions contemplated by the Merger Agreement (see "--Voting Agreement; Proxy") will mean that there will be a quorum at the Special Meeting and sufficient votes cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any other Stockholder. Moreover, if the closing under the Stock Purchase Agreement occurs prior to the Record Date of the Special Meeting, a quorum will be present at the Special Meeting and sufficient votes will be cast for approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, to ensure its passage without the vote of any other Stockholder, assuming CAC votes the shares of Common Stock purchased at such closing in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     If the closing under the Stock Purchase Agreement occurs prior to the Effective Time, there will be fewer conditions to consummation of the Merger than if such closing does not occur. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

                               DISSENTERS' RIGHTS

     Under Maryland law, Stockholders do not have dissenters' rights in connection with the Merger Agreement and the transactions contemplated thereby.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and the Board of Directors may receive economic benefits as a result of the Merger and may have other interests in the Merger in addition to their interests as Stockholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT;" "MANAGEMENT--Executive Compensation--Severance Agreements Entered into in Connection with the Merger;" and "THE STOCK PURCHASE AGREEMENT." The Board of Directors was aware of these interests and considered them along with the other matters described above under "THE MERGER--Background of the Merger" and "THE MERGER--Reasons for the Merger."

BENEFIT  PLANS

     Highwoods has agreed that, from and after the Effective Time, Highwoods will cause the Surviving Corporation to honor, in accordance with their terms, all employment and consulting agreements and other contracts to which the Company or any of its Subsidiaries are parties relating to (i) the employment of or rendition of personal services by any individual and/or (ii) the compensation and/or benefits payable in connection with such employment or services. Highwoods has agreed to cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from and after the Effective Time, the Company Employees will be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to Company Employees as of the date of the Merger Agreement; provided, however, that after the Effective Time Highwoods will have no obligation to issue shares of capital stock of any entity pursuant to any such plan or program. In addition, from and after the Effective Time, Highwoods will, and will cause the Surviving Corporation to, (i) provide all Company Employees with service credit for all periods of employment with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility and vesting under any employee benefit plan, program, policy or arrangement of Highwoods, the Surviving Corporation or any of their affiliates, (ii) waive any pre-existing condition of any Company Employee and any dependent thereof for purposes of determining eligibility for, and the terms upon which they participate in, any employee benefit plan, program, policy or arrangement of Highwoods, the Surviving Corporation or any of their affiliates and (iii) provide each Company Employee, upon the involuntary termination of such Employee's employment with the Surviving Corporation and any of its Subsidiaries and affiliates, within one year after the Effective Time, with a severance benefit determined, in most cases, pursuant the policies disclosed to Highwoods. See "THE MERGER AGREEMENT--Employee Arrangements."

COMPANY STOCK OPTIONS

     The Company and Highwoods have agreed to take all actions necessary to provide that, at the Effective Time, (i) each option, the existence of which was disclosed to Highwoods, whether or not then exercisable or vested, will become fully exercisable and vested, (ii) each such option will be cancelled, and (iii) in consideration of such cancellation, the Company will pay to each such holder of options an amount in cash in respect thereof equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price of such option as disclosed to Highwoods and (b) the number of shares of Common Stock subject thereto, subject to certain limitations described in "THE MERGER AGREEMENT--Company Stock Options." Set forth below, with respect to each of the executive officers and directors of the Company so listed, immediately following such individual's name, is a calculation of the difference between the Merger Consideration with respect to all shares of Common Stock obtainable upon exercise of all of such individual's outstanding options and the aggregate exercise price of such options: Richard S. Ackeman, $526,215; Thomas J. Crocker, $526,215; William L. Mack, $10,970; Kevin McCall, $7,095; James P. Neeves, $10,970; Lee S. Neibart, $10,970; Thomas H. Nolan, Jr., $7,095; Robert E. Onisko, $52,622; W. Edward Scheetz, $10,970; and S. Bruce Wunner $10,970. See "THE MERGER AGREEMENT--Company Stock Options."

     DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that Highwoods will cause (i) the provisions of the Charter relating to indemnification of officers and directors to be incorporated into the Articles of Incorporation of CAC and (ii) the provisions of the By-laws relating to indemnification of officers and directors to be incorporated into the By-laws of CAC. Highwoods has also agreed that all rights to indemnification existing in favor of any Indemnified Party as provided in articles of incorporation, by-laws or comparable organizational documents of the Company or any of its Subsidiaries or in indemnification agreements with the Company or any of its Subsidiaries, or otherwise in effect as of the date of the Merger Agreement, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims. Highwoods also has agreed to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its Subsidiaries, occurring prior to the Effective Time, including, without limitation, the transactions contemplated by the Merger Agreement. From and after the Effective Time, Highwoods will pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations described under "THE MERGER AGREEMENT--Indemnification and Insurance." Pursuant to the Merger Agreement, Highwoods has agreed that it will (i) cooperate with the Company to obtain, prior to the Effective Time, directors' and officers' insurance coverage for a six-year period following the Effective Time for current and former directors and officers of the Company covering any actions taken on or prior to the Effective Time, such coverage to be at least as comprehensive as the Company's current directors' and officers' liability insurance coverage or (ii) from and after the Effective Time, cause the Surviving Corporation to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that the Surviving Corporation will not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof. If the Surviving Corporation is unable to obtain the insurance described above, it is required to obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. See "THE MERGER AGREEMENT--Indemnification and Insurance."

EXCLUDED  ASSETS

     The Excluded Assets will be owned by Newco, a private company to be controlled by the one or more of the principal Stockholders and to be operated by the Company's current senior management. The proceeds of the Newco Transaction will be distributed to all of the Stockholders. See "THE MERGER AGREEMENT--Excluded Assets."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             TO COMMON STOCK HOLDERS

     The following is a summary of certain United States federal income tax consequences of the Merger to the Stockholders. The following summary does not address certain United States federal income tax consequences of the Merger to Apollo and AEW.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in the Common Stock, and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset, and will be a long-term capital gain or loss if, at the Effective Time, such Common Stock was held for more than one year.

     The foregoing discussion may not apply to Stockholders who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 1996 certain information regarding the beneficial ownership of shares of Common Stock for (i) each person who is the beneficial owner of more than a 5% interest in the Company, (ii) each director and named executive officer of the Company and (iii) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated individual or entity has sole voting and investment power.

                                                NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES OWNED      PERCENT OWNED
- ------------------------------------           ------------      -------------
Highwoods Properties, Inc.                      22,436,254(1)        83.0%(1)
  3100 Smoketree Court, Suite 600
  Raleigh, North Carolina 27604
AP CRTI Holdings, L.P.(2)                       12,851,761           47.6%
  c/o Apollo Real Estate Advisors, L.P.
  Two Manhattanville Road
  Purchase, New York 10577
AEW Partners, L.P.(3)                            8,818,231           32.7%
  225 Franklin Street
  Boston, Massachusetts 02110
AMEV/VSB 1990 NV(4)                              1,875,000            6.9%
Fortis, Inc.
Fortis Benefits Insurance Company
Time Insurance Company
  c/o Fortis Advisors, Inc.
  One Chase Manhattan Plaza
  New York, New York 10005
Towermarc Group(5)                               1,687,939            6.3%
  Suite 1840
  260 Franklin Street
  Boston, Massachusetts 02110
Richard S. Ackerman                                191,225(6)(7)      *
Thomas J. Crocker                                  542,164(7)(9)      2.0%
William L. Mack(10)                                  1,000(11)        *
Kevin McCall(12)                                     1,000(11)        *
James P. Neeves                                      4,000(7)(11)     *
Lee S. Neibart(10)                                   1,000(11)        *
Thomas H. Nolan, Jr.(12)                             1,000(11)        *
Robert E. Onisko                                    32,873(8)         *
W. Edward Scheetz(10)                                1,000(11)        *
S. Bruce Wunner                                      1,000(11)        *
All directors and executive officers
  as a group (10 persons)                          776,262(13)        2.9%
- ------------------
 *  Less than 1%

(1) Includes all shares beneficially owned by Apollo, AEW, Messrs. Crocker, Ackerman and Onisko and Mr. Crocker's wife, which shares Highwoods has agreed to purchase pursuant to the Stock Purchase Agreement. See "THE STOCK PURCHASE AGREEMENT."

(2) Apollo is an indirect wholly-owned subsidiary of Apollo Fund. The managing general partner of Apollo Fund is AREA whose general partner is AREM. Includes 1,141 shares of Common Stock owned by AREA. Leon D. Black and John
     J. Hannan are the directors of AREM, and each disclaims beneficial ownership of all Common Stock held by Apollo.

(3) The general partner of AEW is AEW/L.P. The general partner of AEW/L.P. is AEW, Inc.

(4) Fortis Benefits Insurance Company, the record owner of 1,250,000 shares of Common Stock, and Time Insurance Company, the record owner of 625,000 shares of Common Stock, are subsidiaries of Fortis, Inc. Fortis, Inc. is a subsidiary of AMEV/VSB 1990 NV, a Netherlands company.

(5)  The Towermarc  Group  acknowledges  acting as a group within the meaning of
     Section 13(d)(3) of the Exchange Act. The group consists of the following limited partnerships, each of which owns the number of shares of Common Stock indicated: Phase II International Partners, L.P. (595,445 shares); S.W. Office Partners I, L.P. (132,309 shares); Kirby Centre Partners, L.P. (53,036 shares); Medical Properties, L.P. (35,374 shares); S.W. Office Partners II, L.P. (256,671 shares); Benjamin Center Associates No. 9, LTD. (2,895 shares); Benjamin Center Associates No. 7, LTD. (45,995 shares); Southeast Project Partners, LTD. (203,973 shares); and 1511 N. Westshore Partners, Ltd. (362,241 shares).

(6) Includes 248 shares owned by Mr. Ackerman's spouse, as to which Mr. Ackerman disclaims beneficial ownership, and 248 shares held by the trustee of an individual retirement account for the benefit of Mr. Ackerman. Does not include options to purchase 500,000 shares of Common Stock which have not vested.

(7) Includes 42,000 shares of Common Stock with respect to Mr. Crocker and his spouse, 20,000 shares of Common Stock with respect to Mr. Ackerman and 2,000 shares of Common Stock with respect to Mr. Neeves, issuable upon the exercise of CRI public warrants.

(8) Does not include options to purchase 50,000 shares of Common Stock which have not vested.

(9) Includes 77,500 shares of Common Stock owned by Mr. Crocker's spouse. Mr. Crocker disclaims any beneficial interest in such shares. Does not include options to purchase 500,000 shares of Common Stock which have not vested.

(10) Messrs. Mack, Neibert and Scheetz are each associated with AREA and Apollo Fund. Each disclaims beneficial ownership of all shares held by Apollo Fund and AREA.

(11) Includes 1,000 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 2,000 shares of Common Stock which have not vested.

(12) Messrs. McCall and Nolan are each associated with AEW Partners, L.P., AEW/L.P. and AEW, Inc. Each disclaims beneficial ownership of all shares held by AEW Partners, L.P.

(13) Includes options and warrants to purchase 71,000 shares of Common Stock. Does not include shares held by Apollo or AEW Partners, L.P. Does not include 1,334,000 shares of Common Stock subject to Company Stock Options granted pursuant to the Stock Option Plan that are not vested.

AFFILIATES OF THE COMPANY

     APOLLO. Apollo is an indirect wholly-owned subsidiary of Apollo Fund, a real estate-oriented investment fund established in April 1993 with investment capital of $500 million. Apollo Fund's holdings include significant interests in income producing real property, performing and non-performing debt obligations secured directly and indirectly by real property, as well as other commercial and residential multi-family real property and hotels. Apollo Fund transferred its interests in certain of the Company's subsidiaries to the Company, and caused its interests in the entity which held the Land Options to be transferred to the Company, in exchange for an aggregate of 12,850,520 shares of Common Stock. As of the date of this Proxy Statement, Apollo Fund has transferred to the Company all of the interests controlled by Apollo or its affiliates in multi-story or single-story office properties located in the Southeastern United States. See "MANAGEMENT--Transactions With Apollo and its Affiliates."

     AREA, the managing general partner of Apollo Fund, contributed to the Company all of the capital stock of the corporations which were the general partners (with a 1% partnership interest) of certain of the Company's subsidiaries and received an aggregate of 1,141 shares of Common Stock upon the consummation of the mergers of such corporations into wholly-owned subsidiaries of the Company.

     AEW. On July 28, 1995, the Company entered into a commitment to sell an aggregate of 8,818,231 unregistered shares, subject to adjustment, of the Common Stock to AEW for an aggregate consideration of $64,808,553 or approximately $7.35 per share, subject to adjustment. See "THE PARTIES TO THE MERGER--The Company--Recent Developments" for a further description of this transaction.

STOCKHOLDERS AGREEMENT

     In connection with the private placement to AEW, the Company, Leasing Company, Apollo Fund and AEW entered into the Stockholders Agreement pursuant to which AEW and Apollo, among other things, agreed to cause the number of directors of the Company to be fixed at nine, allocated so that designees chosen by Apollo and AEW will constitute a majority of the directors for so long as Apollo and AEW collectively hold at least a majority of the outstanding Common Stock. The Board of Directors initially includes three designees of Apollo, two designees of AEW, two members of management and two outside directors.

     Apollo and AEW are restricted under the Stockholders Agreement from selling any portion of their respective interests in the Company, without the prior consent of the other party, prior to December 28, 1997 (except to certain permitted transferees or in connection with a public offering by the Company). For so long as AEW holds at least 10% of the outstanding Common Stock, AEW (and/or its designee) has a right of first refusal regarding any proposed sale of shares of Common Stock by Apollo for a price of $8.00 per share or less, subject to certain conditions. The Stockholders Agreement also provides for certain parallel exit rights for each of Apollo (and its transferees) and AEW (and its transferees) until such time as the shares held by each of them constitute less than 10% of the outstanding Common Stock. The right of first refusal and the parallel exist rights also terminate when the value of the unrestricted shares held by non-affiliates of the Company is at least $150 million and is at least 35% of the shares outstanding. In the absence of the Merger the provisions of the Stockholders Agreement providing that, after December 28, 1997, Apollo and AEW will have buy/sell rights whereby either party may, subject to certain conditions, acquire all of the other party's interest in Company, thereby potentially resulting in a change of control of the Company would apply.

     The Company is restricted by the terms of the Stockholders Agreement from taking certain actions without the prior consent of Apollo and AEW, in each case, for so long as such entity (and its transferees) owns 10% of the Common Stock. Such actions include (i) merger, consolidation, recapitalization, liquidation or dissolution of the Company, (ii) sale or transfer of all or substantially all of the Company's assets, (iii) issuances of equity securities by the Company, (iv) amendments to the Charter or the By-laws, (v) actions likely to jeopardize the Company's REIT status, (vi) transactions by the Company with affiliates, (vii) agreements by the Company with underwriters, (viii) waivers by the Company of the Ownership Limits and Existing Holder Limits contained in the Charter, (ix) changes in the Company's distribution policy and
(x) material changes in compensation of the Company's officers and employees. The Company will also provide Apollo and AEW certain rights to information and to attend meetings of the Board of Directors and any committee thereof as observer, in each case, for so long as such entity owns at least 5% of the outstanding Common Stock.

     Pursuant to the Stock Purchase Agreement, each of Apollo and AEW have agreed that, upon the purchase by CAC of the shares of Common Stock of the Sellers, the Stockholders Agreement shall terminate and be of no further force or effect. See "THE STOCK PURCHASE AGREEMENT."

REGISTRATION RIGHTS

     The Company is a party to an amended and restated registration rights agreement with certain Stockholders, including Apollo, AEW and the Executive Officers. Such agreement provides for certain demand, shelf and piggyback registration rights which require the Company to cause certain of its securities to be registered under the Securities Act. The Company is also a party to a separate registration rights agreement with each of Fortis and the affiliates of Towermarc Corporation which received the shares of the Common Stock in connection with the Towermarc Acquisition. Each of these registration rights agreements provide, among other things, for certain piggyback registration rights. The Company has agreed to pay the expenses in connection with any registration pursuant to these registration rights agreements, other than underwriters discounts and commissions.

                           INDEPENDENT PUBLIC AUDITORS

     KPMG Peat Marwick LLP serves as the Company's independent certified public accountant. A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer appropriate questions by Stockholders and will have the opportunity to make a statement if so desired.

                                  OTHER MATTERS

     The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

     The Company will hold a 1997 Annual Meeting only if the Merger is not completed prior thereto. In the event such a meeting is held, proposals by holders of the Common Stock which are intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than January 15, 1997. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Exchange Act.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, as well as any other legal or AMEX requirements, and in accordance therewith file reports, proxy statements and other information with the
Commission and the AMEX. All such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 3190, Washington, D.C. 20549 at prescribed rates. Additional copies may be obtained from the AMEX, 86 Trinity Place, New York, NY 10006. Such material should also be available on-line through the Commission's EDGAR electronic filing and retrieval system.

     All information contained in this Proxy Statement concerning Highwoods and CAC (other than information set forth under "THE MERGER--Opinion of Financial Advisor") has been supplied by Highwoods for inclusion herein and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by the Company.

                                                                    APPENDIX A




                         AGREEMENT AND PLAN OF MERGER
                                 BY AND AMONG
                         HIGHWOODS PROPERTIES, INC.,
                          CROCKER REALTY TRUST, INC.
                                     AND
                        CEDAR ACQUISITION CORPORATION
                                 DATED AS OF
                                APRIL 29, 1996

                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                    ARTICLE 1
                                   THE MERGER
Section 1.1     The Merger                                                  1
Section 1.2     Closing                                                     1
Section 1.3     Effective Time of the Merger                                1
Section 1.4     Effect of the Merger                                        1

                                    ARTICLE 2
               THE SURVIVING CORPORATION AND CONVERSION OF SHARES
Section 2.1     Articles of Incorporation                                   2
Section 2.2     By-laws                                                     2
Section 2.3     Board of Directors; Officers                                2
Section 2.4     Merger Consideration                                        2
Section 2.5     Payment                                                     3
Section 2.6     Stock Options                                               3
Section 2.7     No Further Rights                                           4
Section 2.8     Closing of the Company's Transfer Books                     4

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1     Organization                                                4
Section 3.2     Capitalization                                              4
Section 3.3     Authority                                                   5
Section 3.4     No Violations; Consents and Approvals                       5
Section 3.5     SEC Documents; Financial Statements                         6
Section 3.6     Absence of Certain Changes; No Undisclosed Liabilities      6
Section 3.7     Litigation                                                  7
Section 3.8     Compliance with Applicable Law                              7
Section 3.9     Taxes                                                       7
Section 3.10    Certain Employee Plans                                      8
Section 3.11    Properties                                                  9
Section 3.12    Leases                                                      9
Section 3.13    Environmental Matters                                       9
Section 3.14    Opinion of Financial Advisor                               10
Section 3.15    Information                                                10
Section 3.16    Board Action                                               10
Section 3.17    Broker's Fees                                              10

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER
Section 4.1     Organization                                               11
Section 4.2     Authority                                                  11
Section 4.3     No Violations; Consents and Approvals                      11
Section 4.4     SEC Documents; Financial Statements                        12
Section 4.5     Information                                                12
Section 4.6     REIT                                                       13

                                                                          PAGE
                                                                          ----
                                    ARTICLE 5
                            COVENANTS OF THE PARTIES
Section 5.1     Taking of Necessary Action                                 13
Section 5.2     Public Announcements; Confidentiality                      14
Section 5.3     Conduct of the Business of the Company                     14
Section 5.4     No Solicitation of Transactions                            16
Section 5.5     Information and Access                                     17
Section 5.6     Employee and Other Arrangements                            17
Section 5.7     Indemnification                                            18
Section 5.8     Notification of Certain Matters                            18
Section 5.9     Separation of Excluded Assets                              19
Section 5.10    Newco Obligations                                          19

                                    ARTICLE 6
                             CONDITIONS TO CLOSINGS
Section 6.1     Conditions to Each Party's Obligation to Effect
                    the Merger                                             19
Section 6.2     Conditions to Obligation of the Company to Effect
                    the Merger                                             20
Section 6.3     Conditions to Obligations of Buyer to Effect
                    the Merger                                             20
Section 6.4     Conditions to Obligations of the Company and Buyer
                    to Effect the Merger Following Buyer's                 20
                    Ownership of Shares
Section 6.5     Representations and Warranties                             21

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER
Section 7.1     Termination                                                21
Section 7.2     Procedure and Effect of Termination                        21
Section 7.3     Expenses                                                   22

                                    ARTICLE 8
                                  MISCELLANEOUS
Section 8.1     Counterparts                                               22
Section 8.2     Governing Law                                              22
Section 8.3     Entire Agreement                                           22
Section 8.4     Notices                                                    22
Section 8.5     Successors and Assigns                                     23
Section 8.6     Headings                                                   23
Section 8.7     Amendments and Waivers                                     23
Section 8.8     Certain Definitions; Interpretation; Absence
                   of Presumption                                          23
Section 8.9     Severability                                               24
Section 8.10    Confidentiality Agreement                                  24
Section 8.11    Further Assurances                                         24
Section 8.12    Specific Performance                                       24
Section 8.13    Third Party Beneficiaries                                  24
Section 8.14    Survival                                                   25

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 1996, by and among HIGHWOODS PROPERTIES, INC., a Maryland corporation ("Buyer"), CROCKER REALTY TRUST, INC., a Maryland corporation (the "Company") and CEDAR ACQUISITION CORPORATION, a Maryland corporation ("CAC").

     WHEREAS, the respective Boards of Directors of Buyer, the Company and CAC have approved the merger of CAC with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:
                                  ARTICLE 1
                                  THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), CAC shall be merged with and into the Company and the separate existence of CAC shall thereupon cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Maryland.

     SECTION 1.2 CLOSING. Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"); provided, that Buyer may, at its election, postpone the Closing Date until August 15, 1996.

     SECTION 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the acceptance for record of the articles of merger by the Department of Assessments and Taxation of the State of Maryland (the "Department") in accordance with the provisions of the General Corporation Law of Maryland (the "GCLM"), and by making all other filings required under the GCLM to be made prior to or concurrent with the effectiveness of the Merger, which filings shall be made as soon as practicable on the Closing Date. When used in this Merger Agreement, the term "Effective Time" shall mean the time at which such articles are accepted for filing by the Department.

     SECTION 1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the GCLM. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Company agrees that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                                  ARTICLE 2
              THE SURVIVING CORPORATION AND CONVERSION OF SHARES

     SECTION 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of CAC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law; provided, that the provisions contained in the Articles (as hereinafter defined) relating to indemnification of officers and directors shall be incorporated into the Articles of Incorporation of CAC.

     SECTION 2.2 BY-LAWS. The By-laws of CAC as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until, subject to Section 5.8, thereafter changed or amended as provided therein or by applicable law; provided, that the provisions contained in the By-laws of the Company relating to indemnification of officers and directors shall be incorporated into the By-laws of CAC.

     SECTION 2.3 BOARD OF DIRECTORS; OFFICERS. The directors of CAC immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of CAC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

     SECTION 2.4 MERGER CONSIDERATION. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company,

      (i) all shares of common  stock,  $0.01 par  value,  of the  Company  (the
"Company Common Stock"), which are held by Buyer, the Company or any wholly-owned subsidiary of Buyer or the Company shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in the exchange therefor;

      (ii) each outstanding share of Company Common Stock, other than those to which clause (i) of this Section 2.4(a) applies, shall be converted into and represent the right to receive $11.02 in cash (or, if there is Excess Cash, $11.02 plus the Per Share Excess Cash Amount in cash, or, if there is Deficient Cash, $11.02 minus the Per Share Deficient Cash Amount) (such amount of cash being referred to herein as the "Merger Consideration"). "Excess Cash" shall equal (x) the amount, if any, by which the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of the date hereof exceeds the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of March 31, 1996 minus
(y) the amount, if any, by which the principal amount of the Company's indebtedness for borrowed money outstanding as of the date hereof exceeds the sum of $5 million, and the principal amount of the Company's indebtedness for borrowed money outstanding as of March 31, 1996. The "Per Share Excess Cash Amount" shall equal the quotient obtained by dividing the Excess Cash by the number of shares of Company Common Stock outstanding on the date hereof, assuming the exercise of all currently outstanding options and warrants (the "Fully Diluted Shares"). "Deficient Cash" shall equal (x) the amount, if any, by which the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of March 31, 1996 exceeds the sum of cash, cash equivalents and restricted cash reflected on the Company's consolidated balance sheet as of the date hereof plus (y) the amount, if any, by which the principal amount of the Company's indebtedness for borrowed money outstanding as of the date hereof exceeds the sum of $5 million and the principal amount of the Company's indebtedness for borrowed money outstanding as of March 31, 1996. The "Per Share Deficient Cash Amount" shall equal the quotient obtained by dividing the Deficient Cash by the Fully Diluted Shares; and

      (iii) each share of common stock of CAC shall be converted into one share of common stock of the Surviving Corporation.

     SECTION 2.5 PAYMENT. (a) Promptly after the Effective Time, Buyer shall deposit (or cause to be deposited) with a bank or trust company to be designated by Buyer and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, cash in the amount sufficient to pay the aggregate Merger Consideration.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer shall specify) and (B) instructions for use in effecting the surrender of certificates representing Company Common Stock ("Company Certificates") in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

     (c) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Buyer or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive in exchange therefor (A) a certified or bank cashier's check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article 2, and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.5, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

     (d) If the Merger Consideration is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (e) Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of shares of Company Common Stock two years after the Effective Time shall be delivered to Buyer and any holders of shares of Company Common Stock who have not theretofore complied with the provisions of this Article 2 shall thereafter look only to Buyer for payment of any Merger Consideration to which they are entitled pursuant to this Article 2. Neither Buyer nor the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash held by Buyer or the Exchange Agent for payment pursuant to this Article 2 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.6 STOCK OPTIONS. The Company and Buyer shall take all actions necessary to provide that, at the Effective Time, (i) each Company Stock Option (as hereinafter defined) as set forth on Schedule 3.2, whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each such Company Stock Option shall be cancelled, and (iii) in consideration of such cancellation, the Company shall pay to each such holder of Company Stock Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price of such Common Stock Option as reflected on Schedule 3.2 and (2) the number of shares of Company Common Stock subject thereto. Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing may cause any individual subject to Section 16 of the Securities Exchange Act of 1934, as amended, to become subject to the profit recovery provisions thereof, any Company Stock Options held by such individual may, if such individual so agrees, subject to the proviso to this sentence, be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price of such Common Stock Option and (2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time; provided, that the parties hereto will cooperate, including by providing alternate arrangements, so as to achieve the intent of the foregoing without giving rise to such profit recovery.

     SECTION 2.7 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided herein or by law.

     SECTION 2.8 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Time, certificates for shares of Company Common Stock are presented to Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration for each share of Company Common Stock represented as provided in Section 2.4.


                                  ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer as follows:

     SECTION 3.1 ORGANIZATION. The Company and each of its Subsidiaries (as defined in Section 8.8(a)(iii)), all of which are set forth in Schedule 3.1, is a corporation or partnership duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and the Company and each of its Subsidiaries has all requisite corporate or partnership power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction listed on Schedule 3.1, which are all of the jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.8(a)(i)). Except as set forth on
Schedule 3.1, the Company owns directly all of the outstanding capital stock or other equity interests of each of its Subsidiaries.

     SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, 10,000,000 shares of preferred stock, par value $0.01, 50,000,000 shares of excess common stock, par value $0.01, and 10,000,000 shares of excess preferred stock, par value $0.01. As of April 26, 1996, there were 26,981,087 shares of Company Common Stock, no shares of preferred stock, no shares of excess common stock and no shares of excess preferred stock issued and outstanding, and there were no shares of Company Common Stock, no shares of preferred stock, no shares of excess common stock and no shares of excess preferred stock held in the Company's treasury. As of the date hereof, there were outstanding options (the "Company Stock Options") to purchase 1,347,000 shares of Company Common Stock under the 1995 Stock Option Plan of the Company (the "Company Option Plan"). Schedule 3.2 sets forth all outstanding options, warrants and other securities or rights to purchase shares of Company Common Stock or securities convertible into or exchangeable for Company Common Stock as of the date hereof and, with respect to each such option, warrant, security or other right, (i) the holder of such option, warrant, security or other right, (ii) the number of shares of Company Common Stock or securities convertible into or exchangeable for Company Common Stock for which such option, warrant, security or other right is exercisable, and
(iii) the price at which such option, warrant, security or other right is exercisable. Except as set forth on Schedule 3.2, there were not as of the date hereof, and at all times thereafter through the Effective Time, there will not be, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares or other equity interests. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable (other than general partnership interests in Subsidiaries that are partnerships) and free of preemptive rights with respect thereto.

     SECTION 3.3 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company, and, other than the approval by its stockholders, no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding agreement of Buyer, it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors" rights or general principles of equity.

     SECTION 3.4 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) violate any provision of its or any of its Subsidiaries' Articles of Incorporation or by-laws, partnership agreement or other organizational document, as applicable, (ii) except for the indebtedness of the Company described under the caption "Use of Proceeds" in the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the "SEC") on March 18, 1996 or as set forth in Schedule 3.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound, (iii) except as set forth in
Schedule 3.4, require any consent, waiver or approval by any other party or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or any of its Subsidiaries or any of their respective properties is bound, excluding from the foregoing clauses
(iii) and (iv) of this Section 3.4(a) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or for which the Company has received or, prior to the Closing Date, shall have received appropriate consents or waivers.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (i) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if a filing under the HSR Act is required,
(ii) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filing with, and approval of, the American Stock Exchange and the SEC with respect to the Merger and the delisting and deregistration of the shares of Company Common Stock, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and
(vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) The Company has made available to Buyer copies of each registration statement, report, proxy statement, information statement or schedule filed with the SEC by the Company or its predecessor since March 31, 1994 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and none of such Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the Company, any of its Subsidiaries, or any of their respective assets, businesses, or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto, that, in each case, would be required to be filed as an exhibit to a Form 10-K as of the date of this Agreement that has not been filed as an exhibit to a Company SEC Document filed prior to the date of this Agreement.

     (c) As of their respective dates, the consolidated financial statements included in the Company SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the Company's consolidated financial position and that of its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to the lack of footnotes thereto, to normal year-end audit adjustments and to any other adjustments described therein).

     SECTION 3.6 ABSENCE OF CERTAIN CHANGES; NO UNDISCLOSED LIABILITIES. (a) Except as disclosed in the Company SEC Documents filed on or prior to the date hereof or as set forth on Schedule 3.6, since December 31, 1995, the Company has not (i) incurred any liability, whether or not accrued, contingent or otherwise, or suffered any event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) made any changes in accounting methods, principles or practices or (iii) declared, set aside or paid any dividend or other distribution with respect to its capital stock, other than a special dividend of $.03 per share of Company Common Stock paid in March 1996 and its regular quarterly dividend in an amount not exceeding $.15 per share of Company Common Stock (or a prorated portion of such amount in the case of any portion of a quarterly period). Since December 31, 1995 to the date of this Agreement, each of the Company and its Subsidiaries has conducted its operations according to its ordinary course of business consistent with past practice.

     (b) Except as and to the extent disclosed in the Company SEC Documents filed on or prior to the date hereof, as of December 31, 1995, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.7 LITIGATION. Except as disclosed in the Company SEC Reports filed on or prior to the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets before any governmental entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed on or prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule
3.7 sets forth a list of all litigation as of the date hereof in which the Company or any of its Subsidiaries is a defendant and there is a claim in excess of $100,000.

     SECTION 3.8 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Company SEC Documents filed on or prior to the date hereof, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful ownership and operation of the Company Properties (as defined in Section 3.11) or the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed on or prior to the date hereof, the Company and its Subsidiaries and the Company Properties are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed on or prior to the date hereof, the businesses of the Company and its Subsidiaries and the operation of the Company Properties are not being conducted in violation of any law, ordinance or regulation of any governmental entity except for violations or possible violations which, individually or in the aggregate, would not, and, insofar as reasonably can be foreseen, in the future will not, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed on or prior to the date hereof, no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries or any Company Property is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any governmental entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.9 TAXES. Except as set forth in Schedule 3.9, each of the Company and its Subsidiaries has filed, or caused to be filed, all federal, state, local and foreign income and other material tax returns required to be filed by it, including all returns required to be filed for the Company Plans, as defined below, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Company Tax"), that are shown on such tax returns as due and payable, or otherwise required to be paid, other than such Company Taxes as are being contested in good faith and for which adequate reserves have been established and other than where the failure to so file, pay or withhold would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.9, there are no material claims or assessments pending against the Company or its Subsidiaries for any alleged deficiency in any Company Tax, and the Company does not know of any threatened Company Tax claims or assessments against the Company or any of its Subsidiaries which if upheld would reasonably be expected to have a Material Adverse Effect or adversely affect the REIT qualification of the Company. None of the Company or any of its Subsidiaries has made an election to be treated as a "consenting corporation" under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). There is no material deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code. There are no waivers or extension of any applicable statute of limitations to assess any Company Taxes. All returns filed with respect to Company Taxes are true and correct in all material respects. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Company Taxes shown to be due on any return. The Company (a) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of Sections 856 through 860 of the Code and for all periods beginning with the period of such election has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT, (b) subject to the accuracy of the representation contained in Section 4.6, has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1996, and (c) except as set forth on Schedule 3.9, subject to the accuracy of the representation contained in Section 4.6, has not taken or omitted to take, nor has any predecessor REIT of the Company not taken or omitted to take, any action which could result in, and the Company has no actual knowledge of, a challenge to its status as a REIT. The Company represents that each of its Subsidiaries of which all the outstanding capital stock is owned solely by the Company is a "Qualified REIT Subsidiary" as defined in Section 856(i) of the Code.

     SECTION 3.10 CERTAIN EMPLOYEE PLANS. The Company and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all laws and regulations applicable to the "employee benefit plans," as defined in Section 3(3) of ERISA, of the Company or any of its Subsidiaries (the "Company Plans"). No Company Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, nor is any Company Plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, the Subsidiaries of the Company and their respective ERISA Affiliates (as defined in the next sentence) contributes to or is obligated to contribute to, or has, at any time within the last six years, contributed to or been obligated to contribute to, any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). The term "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b) or (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. There does not now exist, nor do any circumstances exist that could result in, any liability on the part of the Company or any Subsidiary of the Company under (a) Title IV of ERISA, (b)
Section 302 of ERISA, (c) Sections 412 and 4971 of the Code or (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Plans. Neither the Company and its Subsidiaries, nor any of their respective directors, officers, employees or agents has, with respect to any Company Plan, engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA)) nor has any Company Plan engaged in any such prohibited transaction which could result in any taxes or penalties or prohibited transactions under Section 4975 of the Code or under Section 502(i) of ERISA, which, in the aggregate, would reasonably be expected to result in material liability on the part of the Company or any of its Subsidiaries. Copies of all of the Company Plans and any related trusts and summary plan descriptions have been made available to Buyer, and a list of all of the Company Plans is set forth on Schedule 3.10. Except as set forth on
Schedule 3.10 or as specifically contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or former employee of the Company, or any of its Subsidiaries, either alone or in conjunction with any other event such as termination of employment.

     SECTION 3.11 PROPERTIES. The Company and its Subsidiaries have fee simple or leasehold title to each of the real properties identified in the Company SEC Documents (the "Company Properties"), which are all of the real estate properties owned or leased by them. Except as disclosed in the Company SEC Documents, each Company Property is owned or leased by the Company or a Subsidiary of the Company free and clear of liens, claims against title, rights of way, written agreements, laws, ordinances or regulations affecting building use or occupancy, other encumbrances on title or defects in title except for such matters which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (collectively, the "Company Permitted Encumbrances"). Valid policies of title insurance have been issued insuring the Company's or any of its Subsidiaries" title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the Company Permitted Encumbrances or other matters disclosed in the Company SEC Documents, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the best knowledge of the Company, the Company SEC Documents disclose all adverse matters with respect to or in connection with the Company Properties (including, without limitation, structural defects, legal noncompliance, threatened or pending condemnation, constraints on present or future use, operation or development, title defects or problems, deferred maintenance, deficient building systems, absence of any necessary permits, environmental liabilities, tenant defaults or other adverse matters with respect to tenants) which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.12 LEASES. (a) Schedule 3.12 sets forth a complete and correct list of all of the lessees of the Company Properties in excess of 25,000 rentable square feet in effect as of the date hereof (the "Leases"), setting forth for each lessee any exceptional clauses relating thereto including without limitation, any "kick-out" clauses, co-tenancy requirements or exclusions, "go-dark" clauses or clauses requiring any unfunded tenant improvements.

     (b) Except as set forth in Schedule 3.12, as of the last day of the calendar month immediately preceding the date hereof, (i) each of the Leases is valid and subsisting and in full force and effect, and has not been amended, modified or supplemented; (ii) the tenant under each of the Leases is in actual possession of the leased premises; (iii) no tenants under the Leases are in arrears for the payment of rent for any month preceding the month of the date hereof; and (iv) neither the Company nor any of its Subsidiaries has received any written notice from any tenant under the Leases of any intention to vacate. Except as set forth in Schedule 3.12, neither the Company nor any of its Subsidiaries has collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection.

     (c) The Company has previously delivered or made available to Buyer a true and correct copy of all Leases.

     (d) Except as set forth in Schedule 3.12, as of the last day of the calendar month immediately preceding the date hereof, no tenant under any of the Leases has asserted any claim of which the Company or any of its Subsidiaries has received written notice which would materially affect the collection of rent from such tenant and neither the Company nor any of its Subsidiaries has received written notice of any material default or breach on the part of the Company or any of its Subsidiaries under any of the Leases which has not been cured.

     (e) Schedule 3.12 sets forth all space leases under which the Company or any of its Subsidiaries is a lessee (except where the underlying real property is owned by the Company). True and correct copies of such leases have been delivered or made available to Buyer.

     SECTION 3.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.13, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Company Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, in connection with the construction on or operation and use of the Company Properties, the Company and its Subsidiaries have not failed to comply, in any material respect, with all applicable local, state and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     SECTION 3.14 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Merrill Lynch & Co. ("Merrill Lynch") to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view. A copy of such opinion has been made available to Buyer.

     SECTION  3.15  INFORMATION.  None of the Proxy  Statement  (as  defined  in
Section 5.1(b)) or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity in connection with the transactions contemplated hereby contained when filed, or will, at the respective times filed with the SEC or other governmental entity, and, in addition, in the case of the Proxy Statement at the date it or any amendment or supplement thereto is mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied by Buyer specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Buyer with the SEC or any other governmental entity in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.16 BOARD ACTION. The Board of Directors of the Company has taken all action required by the Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Articles") to permit the consummation of the transactions contemplated hereby and by the Stock Purchase Agreement (as hereinafter defined) (assuming the accuracy of the representation contained in
Section 4.6). The Company hereby consents to the transfer of shares of Company Common Stock pursuant to the Stock Purchase Agreement.

     SECTION 3.17 BROKER'S FEES. Except for Merrill Lynch, none of the Company, any of its Subsidiaries or any of its directors or officers has incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated hereby, and none of the Company, any of its Subsidiaries or any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated hereby.

     Notwithstanding any contrary provision contained in this Agreement, none of the representations or warranties contained in this Article 3 shall apply to the Excluded Assets (as defined in Section 5.3(a)); provided, however, that the representations and warranties contained in this Article 3 shall apply to liabilities or other obligations arising from or relating to the Excluded Assets and for which the Company, as the Surviving Corporation, or Buyer will be liable or otherwise responsible following the consummation of the Merger.

                                  ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company as follows:

     SECTION 4.1 ORGANIZATION. Buyer, the Highwoods/Forsyth Limited Partnership, a North Carolina partnership (the "Operating Partnership"), and each of their respective Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and Buyer, the Operating Partnership and each of their respective Subsidiaries has all requisite corporate or partnership power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Buyer, the Operating Partnership and each of their respective Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Buyer SEC Documents (as hereinafter defined) filed on or prior to the date hereof, Buyer and the Operating Partnership each own directly all of the outstanding capital stock or other equity interests of each of their respective Subsidiaries.

     SECTION 4.2 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Buyer, and other than the approval by its stockholders, no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors" rights or general principles of equity.

     SECTION 4.3 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by Buyer with any of the provisions hereof will (i) violate any provision of its Articles of Incorporation or by-laws, (ii) except as set forth in Schedule 4.3, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which Buyer, the Operating Partnership or any of their respective Subsidiaries is a party, or by which Buyer, the Operating Partnership or any of their respective Subsidiaries or any of their respective properties is bound, or (iii) except as set forth in Schedule 4.3, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control, under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which Buyer, the Operating Partnership or any of their respective Subsidiaries is a party, or by which Buyer, the Operating Partnership or any of their respective Subsidiaries or any of their respective properties is bound, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer, the Operating Partnership or any of their respective Subsidiaries or any of their respective properties is bound, excluding from the foregoing clauses (iii) and (iv) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or for which Buyer has received or, prior to the Closing Date, shall have received appropriate consents or waivers.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby, except (i) expiration of the waiting period under the HSR Act, if a filing under the HSR Act is required,
(ii) in connection,  or in compliance,  with the provisions of the Exchange Act,
(iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filings with, and approval of, the New York Stock Exchange, Inc. and the SEC with respect to the Merger, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and (vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) Buyer has made available to the Company copies of each registration statement, report, proxy statement, information statement or schedule filed with the SEC by Buyer since its initial public offering (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of Buyer, any of its Subsidiaries or any of their respective assets, businesses, or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto, that in each case would be required to be filed as an exhibit to a Form 10-K as of the date of this Agreement that has not been filed as an exhibit to a Buyer SEC Document filed prior to the date of this Agreement.

     (c) As of their respective dates, the consolidated financial statements included in the Buyer SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented Buyer's consolidated financial position and that of its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to the lack of footnotes thereto, to normal year-end audit adjustments and to any other adjustments described therein).

     SECTION 4.5 INFORMATION. None of the Proxy Statement or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement contained when filed or will, at the respective times filed with the SEC or other governmental entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to stockholders and at the time of the meeting of stockholders of the Company to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied by the Company specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied by Buyer specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.6 REIT. Immediately following the purchase by CAC of the shares of Company Common Stock owned by AP CRT Holdings, L.P. ("AP"), AEW Partners, L.P. ("AEW"), Thomas J. Crocker ("Mr. Crocker"), Richard S. Ackerman ("Mr. Ackerman") and Robert E. Onisko ("Mr. Onisko") pursuant to the Stock Purchase Agreement of even date herewith, by and among AP, AEW, Messrs. Crocker, Ackerman and Onisko and CAC (the "Stock Purchase Agreement"), immediately following the execution of the Stock Purchase Agreement and immediately following the Merger, the Company will not meet the test of being "closely held" within the meaning of
Section 856(a)(6) of the Code.


                                  ARTICLE 5
                           COVENANTS OF THE PARTIES

     SECTION 5.1 TAKING OF NECESSARY ACTION. (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, subject to the terms and conditions hereof, including all actions and things necessary to cause all conditions precedent set forth in Article 6 to be satisfied and including Buyer's incorporation in Maryland of CAC as promptly as practicable following the date hereof.

     (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement by which the stockholders of the Company will be asked to approve the Merger (together with all amendments and supplements thereto, the "Proxy Statement"). The Company shall use its commercially reasonable best efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable time. As promptly as practicable after the date hereof, the Company and Buyer shall prepare and file any other filings required of the Company or Buyer under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including under the HSR Act, if required, and state takeover laws (the "Other Filings"). The Company and Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all correspondence between each of them or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and of Buyer, such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of and approve the Merger, unless otherwise required by applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

     (c) If required in order to effect the Merger, the Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the Merger.

     (d) If a meeting of stockholders of the Company is required in order to effect the Merger, Buyer shall, and shall use its best efforts to cause any of its subsidiaries and affiliates, to vote any shares of Company Common Stock of which Buyer, or any of its subsidiaries or affiliates, hold voting control in favor of approval and adoption of the Merger.

     (e) The Company shall use its commercially reasonable best efforts to obtain the consents set forth in Schedule 3.4.

     (f) In furtherance and not in limitation of the foregoing, Buyer shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any governmental entity.

     SECTION 5.2 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in clause (b) of this Section 5.2, the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby.

     (b) Each of the Company and Buyer agrees that all information provided to it or any of its representatives pursuant to this Agreement shall be kept confidential, and each of the Company and Buyer shall not (i) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company or Buyer, as applicable, who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (ii) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of each of the Company and Buyer shall not (A) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by the Company or Buyer, as applicable, or by persons to whom the Company or Buyer, as applicable, has made such information available, (2) is or becomes available to the Company or Buyer, as applicable, on a non-confidential basis from a third party that is not, to the knowledge of the Company or Buyer, as applicable, bound by any other confidentiality agreement with the other party hereto, or (B) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     SECTION 5.3 CONDUCT OF THE BUSINESS OF THE COMPANY. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as contemplated by the Company's budget heretofore made available to Buyer (the "Company Budget") and except for the matters set forth in Schedule
5.3 or unless Buyer shall otherwise agree in writing, the businesses of the Company and its Subsidiaries shall only be conducted in, and the Company and its Subsidiaries shall not take any action except in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and the Company shall, and shall cause its Subsidiaries to, use its best efforts to comply with all material applicable laws, maintain their respective good standing in the jurisdiction of their respective formation, maintain all material Company Permits, comply with all state and federal securities laws and timely file all required filings under the Exchange Act, preserve intact their present business organizations, keep available the services of their respective current officers, employees and consultants and preserve their respective current relationships with customers, suppliers, tenants and others having business dealings with the Company and its Subsidiaries. By way of amplification and without limiting the generality of the foregoing, except as contemplated by this Agreement or by the Company Budget and except for the matters set forth in
Schedule 5.3, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Buyer:

        (i) (x) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) the Company's regular quarterly dividend on the shares of Company Common Stock in an amount not exceeding $.15 per share (or a prorated portion of such amount in the case of any portion of a quarterly period), (2) dividends and distributions by any direct or indirect Subsidiary of the Company to its parent(s) and (3) distribution by the Company to its stockholders of the assets described in Schedule 5.3(i) (collectively, the "Excluded Assets"),
     (y) split, combine or reclassify any of its capital stock or issue or, other than pursuant to the exercise of options to purchase Company Common Stock, authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire, directly or indirectly, other than pursuant to the exercise of outstanding options to purchase Company Common Stock, any shares of capital stock of the Company or any of its Subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
     (i) any shares of capital stock of any class of the Company or any Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of Company Common Stock pursuant to warrants or issuable pursuant to employee stock options outstanding on the date hereof and set forth on Schedule 3.2) or (ii) any assets of the Company or any Subsidiary, except (in the case of clause
     (ii)) for the distribution of the Excluded Assets and except for sales in the ordinary course of business and in a manner consistent with past practice in an amount not to exceed $5,000 individually, or in any related series of transactions;

        (iii) amend its Articles of Incorporation, by-laws or other comparable organizational documents;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any real property or buildings or any assets in excess of $5,000 individually or in any related series of transactions;

        (v) subject to liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever (collectively, "Liens") or sell, lease or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice with respect to assets in an amount less than $5,000 individually or in any related series of transactions and except for the distribution of the Excluded Assets;

        (vi) lease, in one transaction or a series of transactions, any of its assets or properties, except for the leases made in the ordinary course of business consistent with capital expenditures, rental rates, expense stops and other terms consistent with the Company Budget; provided, however, that no leases shall be for a period of longer than five years or with respect to properties with greater than 5,000 rentable square feet;

        (vii) (a) incur any indebtedness for borrowed money or issue or sell any debt securities of the Company or any of its Subsidiaries, or guarantee, assume or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business and consistent with past practice in an amount less than $5,000 individually or in the aggregate; (b) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person but in no event to exceed $5,000; (c) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice but in no case greater than $5,000; or (d) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $5,000 for the Company and the Subsidiaries taken as a whole;

        (viii) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (ix) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

        (x) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

        (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet as of March 31, 1996 or subsequently incurred in the ordinary course of business and consistent with past practice and as permitted by this Section 5.3;

        (xii) enter into any transactions or agreements with any directors, officers, employees, stockholders or affiliates of the Company or any of its Subsidiaries, except for transactions or agreements relating to or arising out of the Excluded Assets or as disclosed on Schedule 5.3; or

        (xiii) take any action or fail to take any action if such action or failure to act would reasonably be expected to materially impair the value of its material assets or properties; or

        (xiv) authorize or enter into or amend any contract, agreement, commitment or arrangement with respect to any action prohibited by this
     Section 5.3.

     The Company may request consent from Buyer to take any action otherwise prohibited by this Section 5.3, and such consent shall be deemed to be granted if Buyer does not give notice to the Company of its refusal to grant such consent within five business days of Buyer's receipt of such request for consent. For purposes of this Section 5.3, expenditures by the Company will be deemed to be as contemplated by the Company Budget if (i) the actual expenditures within a given region in the aggregate do not exceed the aggregate amount of expenditures budgeted for such region and (ii) the expenditures are made no earlier than the month in which they are budgeted.

     SECTION 5.4 NO SOLICITATION OF TRANSACTIONS. Except as otherwise consented to in writing by Buyer, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any officer, director, employee, agent, representative or otherwise, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership) of more than 10% of any class of equity securities of the Company, or assets representing a material portion of the assets of the Company (other than any Excluded Asset), other than any of the transactions contemplated by this Agreement, (ii) any merger, consolidation, sale of assets (other than any Excluded Asset), share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by this Agreement, or
(iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing, a "Competing Transaction"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's Subsidiaries to take any such action. The Company shall immediately notify Buyer of all the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and, if such inquiry or proposal is in writing, the Company shall as promptly as practicable deliver to Buyer a copy of such inquiry or proposal. Nothing contained in this Section 5.4 shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

     SECTION 5.5 INFORMATION AND ACCESS. (a) Subject to the Confidentiality Agreement, dated as of April 8, 1996, by and between the Company and Buyer (the "Confidentiality Agreement"), from the date hereof until the Closing Date, (i) each party hereto and its respective Subsidiaries shall afford to the other party and such other party's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to such other party (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and
(2) all other information concerning their businesses, personnel and the Company Properties or Buyer Properties, as applicable, as such other party may reasonably request. Such other party and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the party providing the access and information.

     (b) The Company will cooperate with Buyer to the extent reasonably necessary to enable Buyer to make appropriate filings with the SEC with respect to the Merger, including assistance in preparing pro forma financial statements of Buyer reflecting the Merger.

     SECTION 5.6 EMPLOYEE AND OTHER ARRANGEMENTS. (a) From and after the Effective Time, Buyer will cause the Surviving Corporation to honor, in accordance with their terms, all employment and consulting agreements and other contracts to which the Company or any of its Subsidiaries are parties relating to (i) the employment of or rendition of personal services by any individual and/or (ii) the compensation and/or benefits payable in connection with such employment or services.

     (b) Buyer will cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from and after the Effective Time, persons who are employes of the Company and its Subsidiaries as of the Effective Time (the "Company Employees") will be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to Company Employees as of the date hereof; provided, however, that it is understood that after the Effective Time Buyer will have no obligation to issue shares of capital stock of any entity pursuant to any such plan or program. In addition, from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, (i) provide all Company Employees with service credit for all periods of employment with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility and vesting under any employee benefit plan program, policy or arrangement of Buyer, the Surviving Corporation or any of their affiliates, (ii) waive any pre-existing condition of any Company Employee and any dependent thereof for purposes of determining eligibility for, and the terms upon which they participate in, any employee benefit plan, program, policy or arrangement of Buyer, the Surviving Corporation or any of their affiliates and
(iii) provide each Company Employee, upon the involuntary termination of such Employee's employment with the Surviving Corporation and any of its Subsidiaries and affiliates, within one year after the Effective Time, with a severance benefit determined pursuant to Schedule 3.10.

     (c) Buyer agrees that no constraints shall be imposed on any stockholder or officer of the Company regarding the use or operation of the Excluded Assets to compete with the Surviving Corporation.

     SECTION 5.7 INDEMNIFICATION. (a) Buyer agrees that all rights to indemnification existing in favor of any director, officer, employee or agent of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective Articles of Incorporation, by-laws or comparable organizational documents or in indemnification agreements with the Company or any of its Subsidiaries, or otherwise in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Buyer also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its Subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to or at the Effective Time, Buyer will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. From and after the Effective Time, Buyer will pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.8.

     (b) Buyer agrees that it shall (i) cooperate with the Company to obtain prior to the Effective Time directors' and officers' insurance coverage for a six-year period following the Effective Time for current and former directors and officers of the Company covering any actions taken on or prior to the Effective Time, such coverage to be at least as comprehensive as the Company's current directors' and officers' liability insurance coverage or (ii) from and after the Effective Time, cause the Surviving Corporation to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.7 it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     SECTION 5.8 NOTIFICATION OF CERTAIN MATTERS. Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

     SECTION 5.9 SEPARATION OF EXCLUDED ASSETS. Both prior to and after the Effective Time, (i) Buyer shall cooperate in effecting the transfer of ownership of the Excluded Assets in accordance with arrangements entered into by the Company prior to the Effective Time and (ii) the Company shall notify Buyer of any such arrangements. The Company shall cause Newco (as hereinafter defined) to agree to reimburse Buyer at the Effective Time for expenses or costs, including any local, state or federal income or transfer tax liability, incurred by the Company in effecting the transfer of ownership of the Excluded Assets.

     SECTION 5.10 NEWCO OBLIGATIONS. (a) At the Effective Time, an entity that will obtain direct or indirect ownership of some or all of the Excluded Assets ("Newco") shall enter into a master lease agreement with Buyer covering all of the Company-owned properties, which master lease agreement shall obligate Newco to pay to Buyer $1,200,000 at the Effective Time and $600,000 on January 1, 1997, as additional rent on the Company-owned properties and as compensation to Buyer for rent shortfalls and vacancies at such properties.

     (b) At or before the Effective Time, the Company shall have caused Newco to elect to either (i) assume the liability of the Company to indemnify Thomas J. Crocker and Crocker and Company in the case styled Patrick Jolivet v. Thomas J. Crocker and Crocker and Company, Case No. 94-8669 or (ii) pay the costs of insurance to cover such indemnification.

     (c) At or before the Effective Time, the Company shall cause Newco to enter into an agreement with the Company, which agreement shall remain in effect after the Effective Time, providing that (i) Newco shall reimburse the Company for the excess, if any, of the Designated Transaction Expenses (as hereinafter defined) over $9,150,000 and (ii) the Company shall pay to Newco 50% of the excess, if any, of $8,600,000 over the Designated Transaction Expenses. The amount of the Designated Transaction Expenses shall be determined on the 20th business day following the Effective Time, and any amount required to be paid pursuant to this paragraph shall be paid within five business days thereafter. Buyer and the Company will jointly prepare a good faith estimate of the Designated Transaction Expenses two business days prior to the Effective Time. "Designated Transaction Expenses" shall mean expenses incurred by the Company in connection with its pending proposed public offering or in connection with this Agreement and the Merger only in the following categories: (i) fees and expenses of legal counsel;
(ii) fees and expenses of accountants; (iii) fees and expenses of investment bankers and appraisers; (iv) printing expenses; (v) severance payments to employees (including officers) generally as set forth on Schedule 3.10 or pursuant to the Severance Agreements (as defined in the Stock Purchase Agreement); (vi) payments to the Company's three senior executives pursuant to
Section 2.6 of this Agreement; and (vii) amounts due, if any, to any solicitation agent in connection with the exercise of the Company's outstanding warrants.
                                  ARTICLE 6
                            CONDITIONS TO CLOSINGS

     SECTION 6.1 CONDITIONS TO EACH PARTY's OBLIGATION TO EFFECT THE MERGER. Subject to the provisions of Section 6.4, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) if required, the Merger shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock;

      (b) any waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby; and

      (c) the consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

     SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Subject to the provisions of Section 6.4, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the
Company:

        (a) that the representations and warranties of Buyer contained in the first two sentences of Section 4.1 (with respect to Buyer only) and in
     Section 4.2 shall be true when made and at and as of the Effective Time as if made at and as of such time, and that Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time; and the Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Buyer to that effect.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF BUYER TO EFFECT THE MERGER. Subject to the provisions of Section 6.4 the obligations of Buyer to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Buyer:

        (a) that the representations and warranties of the Company contained in the first two sentences of Section 3.1 (with respect to the Company only) and in Section 3.3 shall be true when made and at and as of the Effective Time as if made at and as of such time, and that the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time; and Buyer shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to that effect;

        (b) the consents set forth in Schedule 6.3 shall have been received, or the Company shall have refinanced the indebtedness described in Schedule
     6.3 with new indebtedness which is in all respects at least as favorable to the Company as the indebtedness described in Schedule 6.3 (but under the terms of which no lender consent is required (or any required consent has been obtained) to effect the transactions contemplated by this Agreement); and

        (c) the Company shall meet the requirements for qualification as a REIT under Sections 856-860 of the Code; provided, that if the Company does not meet such requirements for qualification as a result of any action or omission of (or any action or omission taken at the direction of) Buyer or due to the inaccuracy of the representation contained in Section 4.6, the condition set forth in this Section 6.3(c) shall be deemed to be satisfied.

     SECTION 6.4 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND BUYER TO EFFECT THE MERGER FOLLOWING BUYER's OWNERSHIP OF SHARES. If Buyer becomes the beneficial owner of a majority of the outstanding shares of Company Common Stock prior to the Effective Time, the respective obligations of each party to effect the Merger shall be subject only to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) if required, the Merger shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock; and

        (b) the consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

     SECTION 6.5 REPRESENTATIONS AND WARRANTIES. Except as set forth in Sections
6.2 and 6.3, that the representations and warranties contained in Article 3 hereof were true and correct when and as made shall not be a condition to the obligation of either the Company or Buyer to effect the Merger.


                                  ARTICLE 7
                      TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the earlier of (i) such time as Buyer becomes the owner, directly or indirectly, of a majority of the Company Common Stock and (ii) the Effective Time, whether before or after approval by the stockholders of the Company of the
Merger:

        (a) by mutual written consent of Buyer and the Company;

        (b) by Buyer, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, such that the condition set forth in Section 6.3(a) would not be satisfied (a "Terminating Company Breach"), provided that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Buyer may not terminate this Agreement under this Section 7.1(b);

        (c) by the Company, upon breach of any covenant or agreement on the part of Buyer set forth in this Agreement such that the condition set forth in
     Section 6.2(a) would not be satisfied ("Terminating Buyer Breach"), provided that, if such Terminating Buyer Breach is curable by Buyer through the exercise of its reasonable best efforts and for so long as Buyer continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(c);

        (d) by Buyer if the Company does not meet the requirements for qualification as a REIT under Sections 856-860 of the Code; provided that if the Company does not meet such requirements for qualification as a result of any action or omission of (or any action or omission taken at the direction of) Buyer or due to the inaccuracy of the representation contained in Section 4.6, Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(d).

        (e) by Buyer or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(e) shall have used commercially reasonable best efforts to remove such injunction or overturn such action; or

        (f) by either Buyer or the Company if the meeting of the stockholders of the Company to approve the Merger (including as such meeting may be adjourned from time to time), if required, shall have concluded without the Company having obtained the required stockholder approval.

     SECTION 7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.2 (Public Announcements; Confidentiality), 7.3 (Expenses), 8.2 (Governing Law), and 8.4 (Notices) shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

     SECTION 7.3 EXPENSES. Except as set forth in this Agreement, whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


                                  ARTICLE 8
                                MISCELLANEOUS

     SECTION 8.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     SECTION 8.3 ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein) and the Schedules, Annexes and Exhibits hereto, the Stock Purchase Agreement and the exhibits thereto, the Severance Agreements and the Confidentiality Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except as set forth in Section 8.13, this Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     SECTION 8.4 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.
Notices to the Company shall be addressed to:

Crocker Realty Trust, Inc.
433 Plaza Real, Suite 335
Boca Raton, Florida 33432
Attention: Thomas J. Crocker,
Chairman and Chief Executive Officer
Telecopy Number: (407) 447-1820

     with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Elliott V. Stein, Esq.
Telecopy Number: (212) 403-2000
or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 700
Raleigh, North Carolina 27604-5001
Attention: Carmen Liuzzo, Chief Financial Officer
Telecopy Number: (919) 876-2448

     with a copy to:

Smith, Helms, Mullis and Moore L.L.P.
316 West Edentown Street
Raleigh, North Carolina
Attention: Brad Markoff, Esq.
Telecopy Number: (919) 755-8731

     SECTION 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement may not be assigned or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

     SECTION 8.6 HEADINGS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     SECTION 8.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. In the event that, prior to the Effective Time, Buyer becomes the owner of a majority of the outstanding shares of Company Common Stock, any amendment to this Agreement affecting the Merger Consideration, the timing of the Merger, or Buyer's obligation to complete the Merger shall require that (i) a majority of the directors of the Company are Continuing Directors and
(ii) such amendment is approved by a majority of the Continuing Directors then serving. "Continuing Directors" shall mean individuals who, as of the date hereof, constitute the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Continuing Directors shall be considered as though such individual were a Continuing Director.

     SECTION 8.8 CERTAIN  DEFINITIONS;  INTERPRETATION;  ABSENCE OF PRESUMPTION.
(a) For the purposes  hereof,  (i)  "Material  Adverse  Effect"  shall mean with respect to either party hereto, a material adverse effect on the financial condition, results of operations or business of such party and its Subsidiaries (to the extent of such party's interest therein) taken as a whole, or, if applicable, on the ability of such party to consummate the Merger and the other transactions contemplated hereby, (ii) "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity or governmental entity and (iii) "subsidiaries" shall mean with respect to any person, any corporation, partnership, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, joint venture, business trust or other entity. Without limiting the generality of the foregoing, Material Adverse Effect with respect to the Company shall include the Company not meeting the requirements for qualification as a REIT under Sections 856-860 of the Code, except to the extent that the Company does not meet such requirements for qualifiaction as a result of any action or omission of (or any action or omission taken at the direction of) Buyer or due to the inaccuracy of the representation contained in Section 4.6. Without limiting the generality of the foregoing, (a) the Company's Subsidiaries shall include CRT Leasing, Inc. and
(b) Buyer's Subsidiaries shall (i) include Highwoods Services, Inc. and Forsyth Properties Services, Inc., and (ii) the Operating Partnership and any entity that is a Subsidiary of the Operating Partnership. For purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit, Annex and Schedule references are to the Articles, Sections, paragraphs, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     SECTION 8.9 SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     SECTION 8.10 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall remain in full force and effect.

     SECTION 8.11 FURTHER ASSURANCES. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

     SECTION 8.12 SPECIFIC PERFORMANCE. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     SECTION 8.13 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, except for (i) the provisions of Sections 2.1, 2.2 and 5.7 to the extent they apply to directors and officers of the Company and (ii) the provisions of Sections 5.9 and 5.10 to the extent they apply to Newco, is intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that if Buyer becomes the beneficial owner of a majority of the outstanding shares of Company Common Stock and the Effective Time shall not have occurred within 90 days thereafter, each beneficial owner of Company Common Stock shall be deemed to be a third-party beneficiary of this Agreement and may enforce all rights with respect thereto.

     SECTION 8.14 SURVIVAL. Any covenants or agreements of the parties hereto (including the Surviving Corporation) which contemplate actions to occur following the Effective Time shall survive the Effective Time.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                          CROCKER REALTY TRUST, INC.


                                          By: /s/ Thomas J. Crocker
                                              ---------------------
                                          Name: Thomas J. Crocker
                                          Title: Chief Executive Officer


                                          HIGHWOODS PROPERTIES, INC.

                                          By: /s/ William T. Wilson III
                                              -------------------------
                                          Name: William T. Wilson III
                                          Title: Executive Vice President


                                          CEDAR ACQUISITION CORPORATION


                                          By: /s/ William T. Wilson III
                                              -------------------------
                                          Name: William T. Wilson III
                                          Title: Executive Vice President

                                                                    APPENDIX B

                                 SCHEDULE OF
                             EXCLUDED PROPERTIES

 1. Approximately 230 acres of undeveloped property in Tampa, Florida, owned by CRT Leasing, Inc.

 2. Approximately 7.35 acres of undeveloped property located in Tampa, Florida, owned by CRT Florida Development, Inc.

 3. Approximately 5.9 acres of undeveloped property in Memphis, Tennessee, owned by CRT Tennessee Development Corp.

 4. Approximately 2.6 acres of undeveloped property in Memphis, Tennessee, owned by CRT Tennessee Development Corp.

 5. Approximately 4 acres of undeveloped property owned by Crocker Realty Investors, Inc. which property is contiguous or proximate to the Crocker Square property in Boca Raton, Florida.

 6. Approximately 8 acres of undeveloped property in Greenville, South Carolina, owned by CRT South Carolina Development I, Inc.

 7. Contract to acquire through the use of partnership interests two office buildings in Greenville, South Carolina, known as Patewood I and Patewood II.

 8. Partnership  interest in Benjamin Center Associates Joint Venture.

 9. Partnership interest in Benjamin Center Associates II Joint Venture.

10. All rights under that certain Agreement of Purchase and Sale by and between Crocker Realty Trust, Inc. and Connecticut General Life Insurance Company (Gwennett County, Georgia property).

11. All rights under those certain Letters of Intent by and between Crocker Realty Trust, Inc. and MSS Partners Limited and Woodlands Five Limited Partnership (Woodlands I, II, III & V and 4.5 excess acres, Mississippi property).

12. All rights under that certain Land Purchase Agreement between Crocker Realty Trust, Inc. and Nationsbank, N.A. as Trustee for NCNB Real Estate Fund (approximately 22.13 acres of undeveloped property located in Deep River Corporate Center in Greensboro, North Carolina).

13. All rights under that certain Agreement to Form Partnership between Towermarc Corporation and ADG Interests, Inc. (Shelby County, Tennessee property).

14. All rights under that certain Agreement or Sale and Purchase of Real Property between Wager L.L.C. and Deep River Investment Group L.L.C. and Crocker Realty Trust, Inc. (an approximately 51,000 square foot office building located in Deep River Corporate Center in Greensboro, North Carolina).

15. All amounts receivable from CRT Leasing, Inc. by Crocker Realty Trust, Inc. or any of its affiliates.

16. All cash or other proceed from the sale or other disposition or collection of any or all of the foregoing items.

17. Furniture, fixture and equipment at the Company's home office as mutually agreed by the Company and Buyer.

18. Any qualified REIT subsidiary whose only assets are Excluded Assets.

                                                                    APPENDIX C


                                          August 29, 1996

Board of Directors
Crocker Realty Trust, Inc.
433 Plaza Real
Suite 335
Boca Raton, FL 33432

Gentlemen:

     Crocker Realty Trust, Inc. (the "Company"), Highwoods Properties, Inc. (the "Acquiror") and Cedar Acquisition Corporation, a subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an agreement dated as of April 29, 1996 (the "Agreement") pursuant to which the Company will be merged with the Acquisition Sub in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $0.01 per share (the "Shares"), will be converted into the right to receive $11.05243 in cash. In addition, certain assets and liabilities excluded from the Merger shall be sold for $18,000,000 (the "Proceeds") to a newly formed entity ("Newco") which shall be controlled by AP CRTI Holdings, L.P. and AEW Partners, L.P., the principal shareholders of the Company, and operated by certain members of the Company's management, and each of the Company's shareholders shall receive in the form of a special cash dividend (the "Special Dividend") $0.60411 per share. The Merger is expected to be considered by the shareholders of the Company at a special shareholders' meeting and consummated on or shortly after the date of such meeting.

     You have asked whether, in our opinion, the proposed consideration to be received by the holders of the Shares other than the Acquiror and its affiliates and the equity participants in Newco and their affiliates in the Merger plus the Special Dividend is fair to the Company's shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     1. Reviewed the Company's Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1995;

     2. Reviewed the Company's Form S-11 dated March 18, 1996;

     3. Reviewed the Company's quarterly report on Form 10-Q and related unaudited financial information for the quarterly period ended March 31, 1996;

     4. Reviewed the Company's quarterly report on Form 10-Q and related unaudited financial information for the quarterly period ended June 30, 1996;

     5. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, funds from operations, assets and prospects of the Company, furnished to us by the Company;

     6. Conducted discussions with members of senior management of the Company concerning the business and prospects of the Company;

     7. Reviewed the historical market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to the Company;

     8. Compared the results of operations of the Company with those of certain companies which we deemed to be reasonably similar to the Company;

     9. Compared the underlying real estate assets of the Company with other real estate assets which were deemed to be reasonably similar to those of the Company;

     10. Reviewed the Agreement; and

     11. Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not independently verified such information or undertaken an independent asset-by-asset appraisal of the assets of the Company. With respect to the financial forecasts furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

     In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion. We have, in the past, provided financial advisory and financing services to the Acquiror and have received fees for the rendering of such services. We acted as underwriter in connection with a recent offering of the Acquiror's securities, in part for the purpose of providing funds to be used by the Acquiror in financing the Merger. In the ordinary course of our business, we may trade in the equity securities of the Company and the Acquiror for our own account and for the accounts of our customers.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed consideration to be received by the holders of the Shares other than the Acquiror and its affiliates and the equity participants in Newco and their affiliates pursuant to the Merger plus the Special Dividend is fair to such shareholders from a financial point of view.

                                          Very truly yours,



                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                                    PAGE
                                                                                                                    ----
CROCKER REALTY TRUST, INC.
Pro Forma Financial Statements
  Pro Forma Consolidated Balance Sheet as of June 30, 1996.......................................................    F-5
  Notes to Pro Forma Consolidated Balance Sheet as of June 30, 1996..............................................    F-6
  Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1996..........................    F-7
  Notes to Pro Forma Consolidated Statement of Operations
     for the six months ended June 30, 1996......................................................................    F-8
  Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995............................    F-9
  Notes to Pro Forma Consolidated Statement of Operations
     for the year ended December 31, 1995........................................................................   F-10

Financial Statements
  Consolidated Balance Sheets of the Company as of June 30, 1996 and December 31, 1995...........................   F-12
  Consolidated Statements of Operations of the Company
     for the six months and three months ended June 30, 1996 and 1995............................................   F-13
  Consolidated Statements of Cash Flows of the Company
     for the six months ended June 30, 1996 and 1995.............................................................   F-14
  Notes to Consolidated Financial Statements.....................................................................   F-16
  Independent Auditors' Report...................................................................................   F-21
  Independent Auditors' Report...................................................................................   F-22
  Report of Independent Accountants..............................................................................   F-23
  Independent Auditors' Report...................................................................................   F-24
  Consolidated Balance Sheet of the Company as of December 31, 1995
     and Combined Balance Sheet of the Predecessor Entities as of December 31, 1994..............................   F-25
  Consolidated Statement of Operations of the Company for the year ended December 31, 1995 and Combined  Statements of Operations of the Predecessor  Entities for the
     year ended  December  31,  1994,  and the period  from  November  17,  1993
     (Inception for AP Southeast Portfolio Partners,  L.P.) to December 31, 1993
     and the period from
     October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993........................   F-27
  Consolidated Statement of Stockholders' Equity of the Company for the year ended December 31, 1995 and Combined
       Statements  of Owners'  Equity of the  Predecessor  Entities for the year ended December 31, 1994, and the period from November 17, 1993
     (Inception for AP Southeast Portfolio Partners, L.P.) to December 31, 1993 and the period from
     October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993........................   F-28
  Consolidated Statement of Cash Flows of the Company for the year ended December 31, 1995 and Combined
       Statements of Cash Flows of the  Predecessor  Entities for the year ended
     December 31, 1994, and the period from November 17, 1993
     (Inception for AP Southeast Portfolio Partners, L.P.) to December 31, 1993 and the period
     from October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993...................   F-29
  Notes to Consolidated and Combined Financial Statements........................................................   F-32
  Schedule III--Real Estate and Accumulated Depreciation.........................................................   F-46

                                     F-1


                                                                                                                    PAGE
                                                                                                                    ----
CRT ACQUIRED PROPERTIES
Certain Properties Owned by Towermarc Corporation
  Report of Independent Auditors.................................................................................   F-50
  Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1995........................................................................   F-51
  Notes to Historical Summary of Gross Income and Direct Operating Expenses......................................   F-52

Sabal Corporation and Subsidiaries
  Report of Independent Accountants..............................................................................   F-54
  Historical Summary of Consolidated Gross Revenue and Direct Operating Expenses
     for the period January 1, 1995 through December 29, 1995....................................................   F-55
  Notes to Historical Summary of Consolidated Gross Revenue and Direct Operating Expenses........................   F-56

CROCKER REALTY INVESTORS, INC.
  Balance Sheets as of June 30, 1995 and December 31, 1994 (unaudited)...........................................   F-60
  Statements of Operations for the six months and three months ended June 30, 1995 and 1994 (unaudited)..........   F-61
  Statements of Cash Flows for the six months ended June 30, 1995 and 1994 (unaudited)...........................   F-62
  Notes to Financial Statements..................................................................................   F-64
  Independent Auditors' Report...................................................................................   F-68
  Balance Sheet as of December 31, 1994 and 1993.................................................................   F-69
  Statements of Operations for the years ended December 31, 1994 and 1993........................................   F-70
  Statements of Stockholders' Equity for the years ended December 31, 1994 and 1993..............................   F-71
  Statements of Cash Flows for the years ended December 31, 1994 and 1993........................................   F-72
  Notes to Financial Statements..................................................................................   F-74

CROCKER & SONS, INC.
  Balance Sheets as of June 29, 1995 and December 31, 1994 (unaudited)...........................................   F-83
  Statement of Operations for the period from January 1, 1995 through June 29, 1995 (unaudited)..................   F-84
  Statement of Stockholders' Equity for the period from January 1, 1995 through June 29, 1995 (unaudited)........   F-85
  Statement of Cash Flows for the period from January 1, 1995 through June 29, 1995 (unaudited)..................   F-86
  Notes to Financial Statements..................................................................................   F-87
  Independent Auditors' Report...................................................................................   F-91
  Balance Sheet as of December 31, 1994..........................................................................   F-92
  Statement of Operations for the year ended December 31, 1994...................................................   F-93
  Statement of Stockholders' Equity (Deficit) for the year ended December 31, 1994...............................   F-94
  Statement of Cash Flows for the year ended December 31, 1994...................................................   F-95
  Notes to Financial Statements..................................................................................   F-96

      PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS

     The pro forma consolidated balance sheet as of June 30, 1996 has been presented as if Crocker Realty Trust, Inc.'s (the Company) August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto for stockholders of record on August 26, 1996 payable on August 30, 1996, had all occurred on June 30, 1996. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. Such contracts have no book value at June 30, 1996. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated balance sheet because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to investors.

     The pro forma statement of operations for the six months ended June 30, 1996 has been presented as if (a) the Company had issued 1,875,000 shares of Common Stock at $0.01 par value for $8.00 per share in the Company's January 12, 1996 private placement on January 1, 1996 and used the proceeds thereof as described in the Notes hereto, (b) the acquisition of certain properties from Towermarc Corporation on January 16, 1996 on January 1, 1996, and (c) the Company's August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto occurred as of December 31, 1995. In management's opinion, all adjustments necessary to reflect the above transactions have been made.

     The pro forma statement of operations for the year ended December 31, 1995 has been presented as if (a) the Company had issued 1,875,000 shares of Common
Stock at $0.01 par value for $8.00 per share in the Company's January 12, 1996 private placement on January 1, 1995 and used the proceeds thereof as described in the Notes hereto, (b) the acquisition of certain properties from Towermarc Corporation on January 16, 1996 on January 1, 1995, (c) the acquisition of certain properties from Sabal Corporation and Subsidiaries on December 29, 1995 on January 1, 1995, (d) the Company had issued 8,818,231 shares of Common Stock at $0.01 par value for $7.35 per share in the Company's December 28, 1995 private placement on January 1, 1995 and used the proceeds thereof as described in the Notes hereto, (e) the acquisition by merger of CRI on July 1, 1995 and CSI and CRMSI on June 30, 1995 had occurred on January 1, 1995, and (f ) the Company's August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto occurred as of December 31, 1994. In management's opinion, all adjustments necessary to reflect the above transactions have been made.

     The pro forma balance sheet and statement of operations should be read in conjunction with the consolidated historical financial statements of the Company included elsewhere herein.

     The pro forma balance sheet and statement of operations are not necessarily indicative of what the actual financial position and results of operations would have been as of and for the period indicated, nor does it purport to represent the future financial postition and results of operations of the Company.

                          CROCKER REALTY TRUST, INC.
                        PRO FORMA FINANCIAL STATEMENTS

                          CROCKER REALTY TRUST, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JUNE 30, 1996
                                (IN THOUSANDS)

                                                                    THE       PRO FORMA
                                                                  COMPANY    ADJUSTMENTS   PRO FORMA
                                                                  -------    -----------   ---------
ASSETS
Investment in real estate:
  Rental properties, net.......................................  $  355,108        (810)(A)  354,298
  Office building under construction...........................       3,858          --        3,858
  Land held for investment.....................................      16,396     (16,396)(A)       --
Other assets:
  Cash & cash equivalents......................................       9,752          --        9,752
  Restricted cash..............................................      11,997          --       11,997
  Rents and expense reimbursements receivable, net.............       1,079          --        1,079
  Accounts receivable from managed properties..................         562          --          562
  Deferred straight-line rents receivable......................       3,802          --        3,802
  Deferred acquisition and offering costs......................         100          --          100
  Deferred loan costs, net.....................................       4,094          --        4,094
  Deferred leasing costs, net..................................       3,142          --        3,142
  Prepaid expenses and other assets............................         611          --          611
  Furniture, fixtures and equipment, net.......................         649          --          649
  Management contracts, net....................................       1,221          --        1,221
  Goodwill, net................................................       3,776          --        3,776
                                                                 ----------     -------      -------
Total assets...................................................  $  416,147     (17,206)     398,941
                                                                 ==========     =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable................................................     244,267          --      244,267
  Accounts payable and accrued expenses........................       2,632          --        2,632
  Accrued interest expense.....................................         198          --          198
  Accrued real estate taxes....................................       3,304          --        3,304
  Accrued acquisition and offering costs.......................          40          --           40
  Dividend payable.............................................       4,155          --        4,155
  Rents paid in advance........................................       1,253          --        1,253
  Tenant security deposits.....................................       1,402          --        1,402
  Deferred straight-line rents payable.........................         311          --          311
  Other liabilities............................................       1,894          --        1,894
                                                                 ----------     -------      -------
Total liabilities..............................................     259,456          --      259,456
                                                                 ==========     =======      =======
Stockholders' equity:
  Preferred stock..............................................          --          --           --
  Common stock.................................................         270          --          270
  Additional paid-in capital...................................     156,421     (17,206)(A)  139,215
  Retained earnings (deficit)..................................          --          --           --
                                                                 ----------     -------      -------
Total stockholders' equity.....................................     156,691     (17,206)     139,485
                                                                 ----------     -------      -------
Total liabilities and stockholders' equity.....................  $  416,147     (17,206)     398,941
                                                                 ==========     =======      =======


See accompanying notes to Pro Forma Consolidated Balance Sheet.

                          CROCKER REALTY TRUST, INC.
                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JUNE 30, 1996
ADJUSTMENTS
(A) Reflects the August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto for stockholders of record on August 26, 1996 payable on August 30, 1996, as if each of the above occurred on June 30, 1996. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. Such contracts have no book value at June 30, 1996. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated balance sheet because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to investors.

   The Excluded Liabilities to be assumed by Newco are (i) the payment obligations under a master lease to be entered into between Newco and Highwoods, which total $1.8 million, (ii) any liability arising out of the Company's indemnification obligation with respect to a particular lawsuit,
   (iii) amounts payable to Highwoods relating to expenses incurred by the Company in connection with the Merger (including solicitation fees payable, if any, in connection with the exercise of the Public Warrants), in excess of $9,150,000, if any. No adjustments are required to the pro forma consolidated balance sheet of the Company as of June 30, 1996 to reflect the assumption of the Excluded Liabilities by Newco.

                          CROCKER REALTY TRUST, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
          (IN THOUSANDS, EXCEPT COMMON STOCK AND PER SHARE AMOUNTS)


                                                                                PRO FORMA
                                                                               ADJUSTMENTS
                                                                               -----------
                                                                                   (A)         PRO FORMA
                                                                               ACQUISITION    ------------
                                                                   THE             AND          CROCKER
                                                                 COMPANY         PRIVATE         REALTY
                                                                HISTORICAL      PLACEMENT      TRUST, INC.
                                                                ----------     -----------    ------------
Revenue:
  Rental income and tenant reimbursements.....................  $  34,604           520           35,124
  Management fees--building, development
     and construction.........................................        828            11              839
  Leasing commissions.........................................        334            --              334
                                                                      ---           ---              ---
     Total revenue............................................     35,766           531           36,297
                                                                   ------           ---           ------
Operating expenses:
  Rental property operating expenses..........................      8,845           125            8,970
  Real estate taxes and insurance.............................      3,559          (171)           3,388
  Management fees.............................................        203            --              203
  Amortization of deferred leasing costs......................        420             1              421
  Depreciation and amortization of property and equipment.....      5,634           107            5,741
  Amortization of goodwill and management contracts...........        268            --              268
  General and administrative expenses.........................      2,896            --            3,896
  Costs incurred for terminated offering......................        486            --              486
                                                                      ---                            ---
     Total operating expenses.................................     22,311            62           22,373
                                                                   ------            --           ------
     Operating income (loss)..................................     13,455           469           13,924
                                                                   ------           ---           ------
Other income (expense):
  Interest and other income...................................        671             1              672
  Interest expense............................................    (10,420)         (215)         (10,635)(B)
                                                                  -------          ----          -------
     Total other income (expense).............................     (9,749)         (214)          (9,963)
                                                                   ------          ----           ------
Net income....................................................  $   3,706           255            3,961
                                                                =========           ===            =====
Number of outstanding shares of common stock(C)...............                                26,958,145
                                                                                              ==========
Net income per share(C).......................................                              $       0.15
                                                                                            ============

                          CROCKER REALTY TRUST, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
ADJUSTMENTS

(A) Reflects the historical operations of the Towermarc Properties, which were acquired by the Company on January 16, 1996, adjusted on a pro forma basis for interest (assumed debt of $57.8 million, net of $9.4 million prepaid using the proceeds of the Fortis private placement, at an effective rate of 9.0%) and depreciation expense, for the period from January 1, 1996 to January 16, 1996, the date of acquisition of Towermarc. Depreciation expense is calculated on the purchase price allocated to buildings ($61.1 million), site improvements ($5.2 million) and tenant improvements ($2.0 million) with depreciation calculated on a straight-line basis over useful lives of 40 years, 15 years, and the life of the respective leases, respectively.

    Also reflects the August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto for stockholders of record on August 26, 1996 payable on August 30, 1996, as if each of the above occurred on December 31, 1995. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated statement of operations because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to investors. The pro forma impact as a result of excluding the undeveloped land for the six months ended June 30, 1996 resulted in a decrease in real estate taxes of $225,000.

(B) Pro forma interest expense for the six months ended June 30, 1996 includes amortization of deferred loan costs of $584,000.

(C) Reflects income per share based on 26,958,145 shares of Common Stock assumed outstanding during the period after adjusting for the shares issued for the acquisition of the Towermarc Properties and the Fortis private placement as if they were issued on January 1, 1996.

                          CROCKER REALTY TRUST, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
          (IN THOUSANDS, EXCEPT COMMON STOCK AND PER SHARE AMOUNTS)

                                                                                             PRO FORMA
                                                                                            ADJUSTMENTS
                                                                                            -----------
                                                                                                (A)            PRO FORMA
                                                                                            ACQUISITIONS      -----------
                                                                                   THE          AND             CROCKER
                                                                                 COMPANY      PRIVATE           REALTY
                                                                                HISTORICAL   PLACEMENTS       TRUST, INC.
                                                                                ----------   ----------       -----------
Revenue:
  Rental income and tenant reimbursements.....................................  $   42,489      23,985           66,474
  Management fees--building, development
     and construction                                                                  618       1,051            1,669
  Leasing commissions.........................................................         152         833              985
                                                                                       ---         ---              ---
     Total revenue............................................................      43,259      25,869           69,128
                                                                                    ------      ------           ------
Operating expenses:
  Rental property operating expenses..........................................       8,632       7,016           15,648
  Real estate taxes and insurance.............................................       3,680       2,998            6,678
  Management fees.............................................................       1,289        (845)             444
  Amortization of deferred leasing costs......................................         682          --              682
  Depreciation and amortization of property
     and equipment............................................................       6,414       4,616           11,030
  Amortization of goodwill and management contracts...........................         270         265              535
  General and administrative expenses.........................................       2,813       2,376            5,189
                                                                                     -----       -----            -----
     Total operating expenses.................................................      23,780      16,426           40,206
                                                                                    ------      ------           ------
     Operating income (loss)..................................................      19,479       9,443           28,922
                                                                                    ------       -----           ------
Other income (expense):
  Interest and other income...................................................         883         226            1,109
  Gain from sale of land......................................................         124          --              124
  Interest expense............................................................     (16,212)     (5,689)         (21,901)(B)
                                                                                   -------      ------          -------
     Total other income (expense).............................................     (15,205)     (5,463)         (20,668)
                                                                                   -------      ------          -------
Income (loss) before extraordinary item (C)...................................  $    4,274       3,980            8,254
                                                                                ==========       =====            =====
Number of outstanding shares of common stock (D)..............................                               26,925,431
                                                                                                             ==========
Income per share before extraordinary item (D)................................                               $     0.31
                                                                                                             ==========

See accompanying notes to Pro Forma Consolidated Statement of Operations.

                          CROCKER REALTY TRUST, INC.
                       NOTES TO PRO FORMA CONSOLIDATED
                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
ADJUSTMENTS

(A) Reflects the historical operations of CRI, CSI, CRMSI, the Sabal Properties and the Towermarc Properties, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to acquisition by the Company.

    Interest expense reflects incremental indebtedness (net of $9.4 million of debt prepaid with the proceeds of the private placement with Fortis) of approximately $97.4 million (debt on Towermarc and CRI Properties) for the first half of 1995 at an effective rate of 9.91% (the rates in effect at the acquisition date) and $57.8 million (debt on Towermarc Properties) for the second half of 1995 at an effective rate of 9.54% (the rate in effect at the acquisition date) plus loan cost amortization of $292,000. The interest rates used are based on the terms of the notes acquired from CRI and Towermarc for the period presented. Historical indebtedness was also reduced by $20 million which was prepaid on December 28, 1995 using the proceeds of the private placement with AEW. The $20 million had a fixed rate of interest of 11.5%. Depreciation is calculated using the respective purchase prices allocated to buildings, site improvements and tenant improvements with depreciation calculated on a straight-line basis over useful lives of 40 years, 15 years, and the life of the respective leases, respectively.

    Also reflects the August 1996 sale to Newco of the Excluded Assets, the assumption by Newco of Excluded Liabilities, and the special cash dividend related thereto for stockholders of record on August 26, 1996 payable on August 30, 1996, as if each of the above occurred on December 31, 1994. The Excluded Assets consist of parcels of undeveloped land owned by the Company with a book value of $17.2 million as of June 30, 1996 and contracts to acquire new properties. If the Merger is not ultimately consummated, the Company may elect to require Newco to transfer the Excluded Assets back to the Company at Newco's cost. The historical financial statements of operating properties subject to the existing purchase contracts that are included in the Excluded Assets, and the pro forma effects thereof, have not been provided and are not included in this pro forma consolidated statement of operations because management currently considers the likelihood of exercising its election to reacquire the Excluded Assets from Newco to be remote and such information is not otherwise considered by management to be material to investors. The pro forma impact as a result of excluding the undeveloped land for the year ended December 31, 1995 resulted in a decrease in real estate taxes of $450,000.

(B) Pro forma interest expense for the year ended December 31, 1995 includes amortization of deferred loan costs of $1,029,000.

(C) Income before extraordinary item is presented as the last line item of the pro forma statement of operations, since the statement excludes the significant non-recurring charge of the extraordinary loss on early extinguishment of debt.

(D) Reflects income per share based on 26,925,431 shares of Common Stock outstanding after issuing 1,875,000 shares of Common Stock in the Fortis private placement on January 12, 1996 and issuing 1,687,939 shares of Common Stock in the acquisition of the Towermarc properties on January 16, 1996.

                          CROCKER REALTY TRUST, INC.
                             FINANCIAL STATEMENTS

                          CROCKER REALTY TRUST, INC.
                         CONSOLIDATED BALANCE SHEETS
                    (in thousands, except for share data)

                                                                                                JUNE 30,    DECEMBER 31,
                                                                                                  1996          1995
                                                                                                --------    ------------
                                            ASSETS
Investment in real estate:
  Rental properties, net of accumulated depreciation of $17,080 and $11,590 at June 30, 1996
      and December 31, 1995, respectively.....................................................  $ 355,108      279,407
  Office building under construction..........................................................      3,858           --
  Land held for investment....................................................................     16,396       11,159
Other assets:
  Cash and cash equivalents...................................................................      9,752        5,719
  Restricted cash.............................................................................     11,997        9,007
  Rents and expense reimbursements receivable, net of allowance for doubtful accounts of
    $135 and $141 at June 30, 1996 and December 31, 1995, respectively........................      1,079          969
  Accounts receivable from managed properties.................................................        562          219
  Deferred straight-line rents receivable.....................................................      3,802        3,148
  Deferred acquisition, offering and merger costs.............................................        100        2,156
  Deferred loan costs, net of accumulated amortization of $1,908 and $1,312 at
    June 30, 1996 and December 31, 1995, respectively.........................................      4,094        3,821
  Deferred leasing costs, net of accumulated amortization of $1,411 and $1,025 at
    June 30, 1996 and December 31, 1995, respectively.........................................      3,142        2,689
  Prepaid expenses and other assets...........................................................        611          666
  Furniture, fixtures and equipment, net of accumulated depreciation of $142 and $60 at
    June 30, 1996 and December 31, 1995, respectively.........................................        649          451
  Management contracts, net of accumulated amortization of $208 and $105 at
    June 30, 1996 and December 31, 1995, respectively.........................................      1,221        1,324
  Goodwill, net of accumulated amortization of $330 and $165 at June 30, 1996 and
    December 31, 1995, respectively...........................................................      3,776        3,941
                                                                                                    -----        -----
         Total assets.........................................................................  $ 416,147      324,676
                                                                                                =========      =======
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable...............................................................................  $ 244,267      181,873
  Accounts payable and accrued expenses.......................................................      2,632        2,121
  Accrued interest expense....................................................................        198          361
  Accrued real estate taxes...................................................................      3,304          254
  Accrued acquisition, offering and merger costs..............................................         40        1,805
  Dividend payable............................................................................      4,155           --
  Rents paid in advance.......................................................................      1,253          679
  Tenant security deposits....................................................................      1,402        1,369
  Deferred straight-line rents payable........................................................        311          156
  Other liabilities...........................................................................      1,894        1,919
                                                                                                    -----        -----
         Total liabilities....................................................................    259,456      190,537
                                                                                                  -------      -------
Stockholders' equity:
  Preferred stock, $.01 par value. Authorized and unissued 10,000,000 shares..................         --           --
  Common stock, $.01 par value. Authorized 50,000,000 shares; issued and outstanding
      26,989,587 shares at June 30, 1996 and 23,362,492 shares at December 31, 1995...........        270          234
  Additional paid-in capital..................................................................    156,421      132,721
  Retained earnings...........................................................................         --        1,184
                                                                                                  -------        -----
         Total stockholders' equity...........................................................    156,691      134,139
                                                                                                  -------      -------
         Total liabilities and stockholders' equity...........................................  $ 416,147      324,676
                                                                                                =========      =======

         See accompanying notes to consolidated financial statements.

                          CROCKER REALTY TRUST, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except for per share amounts)

                                                                          SIX MONTHS ENDED           THREE MONTHS ENDED
                                                                              JUNE 30,                     JUNE 30,
                                                                          -----------------          ------------------
                                                                          1996         1995          1996          1995
                                                                          ----         ----          ----          ----
Revenue:
  Rental income and tenant reimbursements..........................   $    34,604       18,537       17,634        9,376
  Management fees--building, development and construction..........           828         --            436         --
  Leasing commissions..............................................           334         --            136         --
                                                                           ------       ------       ------        -----
                                                                           35,766       18,537       18,206        9,376
                                                                           ------       ------       ------        -----
Expenses:
  Rental property operating expenses...............................         8,845        2,964        4,251        1,645
  Real estate taxes and insurance..................................         3,559        1,619        1,958          798
  Management fees..................................................           203        1,016           88          505
  Amortization of deferred leasing costs...........................           420          306          223          153
  Depreciation and amortization of property and equipment..........         5,634        2,712        2,971        1,400
  Amortization of goodwill and management contracts................           268         --            134         --
  General and administrative expenses..............................         2,896          319        1,416           40
  Costs incurred for terminated offering...........................           486         --             96         --
                                                                           ------       ------       ------        -----
                                                                           22,311        8,936       11,137        4,541
                                                                           ------       ------       ------        -----
         Operating income..........................................        13,455        9,601        7,069        4,835
                                                                           ------       ------       ------        -----
Other income (expense):
  Interest and other income........................................           671          492          371          254
  Interest expense.................................................       (10,420)      (6,991)      (5,365)      (3,489)
                                                                           ------       ------       ------        -----
         Total other income (expense)..............................        (9,749)      (6,499)      (4,994)      (3,235)
                                                                           ------       ------       ------        -----
         Net income................................................   $     3,706        3,102        2,075        1,600
                                                                      ===========        =====        =====        =====
Net income per share of common stock...............................   $       .14         0.25         0.08         0.13
                                                                      ===========         ====         ====         ====
Weighted average number of shares outstanding......................    26,705,705   12,565,071   26,982,296   12,598,825
                                                                      ===========   ==========   ==========   ==========

         See accompanying notes to consolidated financial statements.

                          CROCKER REALTY TRUST, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (in thousands, except for shares issued)

                                                                                                   SIX MONTHS    SIX MONTHS
                                                                                                     ENDED         ENDED
                                                                                                    JUNE 30,      JUNE 30,
                                                                                                      1996          1995
                                                                                                   ----------    ----------
Cash flows from operating activities:
  Net income...................................................................................   $   3,706         3,102
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization of property and equipment....................................       5,634         2,712
    Amortization of loan costs.................................................................         571           325
    Amortization of deferred leasing costs.....................................................         420           334
    Amortization of organization costs.........................................................           2             2
    Amortization of goodwill and management contracts..........................................         268            --
    Bad debt expense...........................................................................          33            23
    Stock bonuses..............................................................................         261            --
    (Increase) decrease in operating assets:
      Deferred straight-line rents receivable..................................................        (654)         (636)
      Rents and other receivables..............................................................        (486)          235
      Prepaid expenses and other assets........................................................          55          (419)
    Increase (decrease) in operating liabilities:
      Accounts payable and accrued expenses....................................................         547          (427)
      Accrued interest.........................................................................        (401)           --
      Accrued real estate taxes................................................................       2,979         1,161
      Rents paid in advance....................................................................         574           (97)
      Tenant security deposits.................................................................          33           320
      Deferred straight-line rents payable.....................................................         155            --
                                                                                                      -----         -----
         Total adjustments.....................................................................       9,991         3,533
                                                                                                      -----         -----
         Net cash provided by operating activities.............................................      13,697         6,635
                                                                                                     ------         -----
Cash flows from investing activities:
  Acquisition of rental properties and land....................................................      (1,659)           --
  Acquisition of land held for investment......................................................      (1,776)           --
  Office building under construction...........................................................      (3,293)           --
  Payments for building and tenant improvements................................................      (2,292)       (2,140)
  Payment of deferred leasing costs............................................................        (830)         (915)
  Payments for furniture, fixtures and equipment...............................................        (284)         (245)
  Refund of deferred acquisition costs, net....................................................          95            --
  Cash received from acquisition of management companies.......................................          --             3
                                                                                                      -----         -----
         Net cash used in investing activities.................................................     (10,039)       (3,297)
                                                                                                    -------        ------
Cash flows from financing activities:
  Proceeds from issuance of common stock.......................................................   $  15,085            --
  Proceeds from borrowing under line of credit.................................................       5,000            --
  Capital contribution.........................................................................          --         3,356
  Net increase in restricted cash..............................................................      (2,989)       (1,123)
  Payments under notes payable.................................................................      (9,843)           --
  Dividends paid...............................................................................      (4,856)       (2,137)
  Payment of offering costs....................................................................        (964)         (620)
  Payment of financing costs...................................................................        (998)           --
  Payment of deferred merger costs.............................................................         (60)           --
                                                                                                      -----         -----
         Net cash provided by (used in) financing activities...................................         375          (524)
                                                                                                      -----         -----
         Net increase in cash and cash equivalents.............................................       4,033         2,814
Cash and cash equivalents at beginning of period...............................................       5,719           132
                                                                                                      -----           ---
Cash and cash equivalents at end of period.....................................................   $   9,752         2,946
                                                                                                  =========         =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid................................................................................   $  10,337         6,666
                                                                                                  =========         =====

         See accompanying notes to consolidated financial statements.

                           CROCKER REALTY TRUST, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)
                    (in thousands, except for shares issued)

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During the six months ended June 30, 1995, the Company exchanged 62,500 shares of common stock for the shares of common stock of Options Corp. held by the Apollo Fund, 1,110 shares of common stock for the outstanding shares of common stock of Operating Corp. held by an affiliate of the Apollo Fund, and 31 shares of common stock for the outstanding shares of common stock of Fontaine Operating Corp. held by an affiliate of the Apollo fund.

     On June 30, 1995, the Company issued 637,500 shares of common stock for all of the outstanding common stock of CSI and CRMSI. In connection with the acquisition, the Company succeeded to the interests in the assets of CSI and CRMSI with a fair value of approximately $6,105,000 and to the liabilities of CSI and CRMSI of approximately $904,000.

     During the six months ended June 30, 1996, the Company issued 24,000 shares of common stock which are fully-vested and 31,656 shares of common stock which vest 100% in three years to certain officers of the Company.

     On January 16, 1996, the Company issued 1,687,939 shares of common stock in connection with the Towermarc acquisition. Details of assets acquired, liabilities assumed and common stock issued in connection with the Towermarc acquisition is as follows (in thousands):

     Rental properties........................................    $(79,143)
     Land held for investment.................................      (3,460)
     Deferred acquisition costs...............................       1,713
     Mortgage notes payable...................................      67,237
     Accrued interest expense.................................         238
     Accrued real estate taxes................................          71
     Accrued acquisition costs................................        (975)
     Common stock.............................................          17
     Additional paid-in capital...............................      12,643
                                                                  --------
     Net cash used in acquisition.............................    $ (1,659)
                                                                  ========

         See accompanying notes to consolidated financial statements.

                          CROCKER REALTY TRUST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND FORMATION TRANSACTIONS

     Crocker Realty Trust, Inc. (the "Company') was incorporated under the Maryland General Corporation Law on September 21, 1994 under the name of Southeast Realty Corp. On June 30, 1995, the Company changed its name to Crocker Realty Trust, Inc. The Company was formed to succeed to the interests of Apollo Real Estate Investment Fund, L.P. (the "Apollo Fund") and its affiliates in AP Southeast Portfolio Partners, L.P. ("AP Southeast Partnership"), AP-GP Southeast Portfolio Partners, L.P., Southeast Portfolio Operating Corporation, AP Fontaine III Partners, L.P., AP-GP Fontaine III Partners, L.P., Fontaine III Operating Corporation and Southeast Options Operating Corporation (collectively, the "Predecessor Entities"), which collectively include a portfolio of 47 office and office/service properties and options to acquire up to five parcels of undeveloped land adjacent to certain of such properties.

     The Company accounted for the acquisitions of the interests of the Apollo Fund and its affiliates at historical cost in a manner similar to that in a pooling of interests accounting due to the above entities being under the common control of the Apollo Fund and its affiliates.

     On June 30, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended (the "CRMSI Merger Agreement") among the Company, SER Management, Inc. ("SER Management"), Crocker Realty Management Services, Inc. ("CRMSI") and Crocker & Sons, Inc. ("CSI"), CRMSI and CSI merged with and into SER Management, a wholly-owned subsidiary of the Company (the "CRMSI Merger"). The outstanding shares of CRMSI and CSI were exchanged for 637,500 shares of the Company's common stock, of which 457,531 shares were issued to the Chairman of the Board and Chief Executive Officer of the Company and his spouse, 149,974 shares were issued to the President and Chief Operating Officer of the Company and 29,995 shares were issued to the Executive Vice President and Chief Financial Officer of the Company.

     As a result of the CRMSI Merger, the Company succeeded to the interests of the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to their respective assets and liabilities.

     On July 1, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended, (the "CRI Merger Agreement"), among the Company, SER Acquisition, Inc. ("SER Acquisition") and Crocker Realty Investors, Inc. ("CRI"), CRI merged with and into SER Acquisition, a wholly-owned subsidiary of the Company (the "CRI Merger"). Upon consummation of the CRI Merger; (i) the outstanding shares of common stock of CRI were exchanged for 1,020,000 shares of the Company's common stock, (ii) the 2,340,000 CRI public warrants each entitling the holder thereof to purchase, during the four year period ending January 21, 1998, one share of CRI common stock at $10.00 per share (subject to adjustment), were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the CRI public warrants, and (iii) purchase options held by certain individuals and GKN Securities Corp. (the Underwriter of CRI's 1993 initial public offering) to purchase an aggregate of 210,292 shares of CRI common stock at an exercise price of $7.85 per share of CRI common stock and the warrant held by General Electric Capital Corporation to purchase an aggregate of 160,000 shares of CRI common stock at an exercise price of $10.00 per share of CRI common stock were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the instruments pursuant to which such options and warrant were issued. On December 28, 1995, the Company entered into an agreement to pay $360,000 to certain individuals and GKN Securities Corp. for their purchase options and other rights held by GKN Securities Corp. The amount was accrued and charged to additional paid-in capital at December 31, 1995 and was paid in January 1996.

                          CROCKER REALTY TRUST, INC.

(1) ORGANIZATION AND FORMATION TRANSACTIONS--(CONTINUED)

     As a result of the CRI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to all of the assets and liabilities of CRI.

(2) BASIS OF PRESENTATION

     The interim consolidated financial statements included herein have been prepared by the Company without audit. The statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company's financial position as of June 30, 1996 and December 31, 1995, and the results of its operations for the six months and three months ended June 30, 1996 and 1995, and cash flows for the six months ended June 30, 1996 and 1995. These consolidated financial statements should be read in conjunction with the 1995 financial statements and notes thereto included in the Company's Form 10-K.

     The consolidated results of operations for the six and three months ended June 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

     Certain reclassifications have been made to the prior year balances in order to conform to the presentation used in the current period.

(3) INCOME TAXES

     The Company qualifies as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

(4) ACQUISITIONS AND PRIVATE PLACEMENTS

     As a result of the July 1, 1995 CRI Merger and the June 30, 1995 CRMSI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to all of the assets and liabilities of the respective entities.

     The CRMSI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets acquired as there was no established market for the Company's common stock prior to the consummation of the CRMSI Merger. The assets acquired in the CRMSI Merger are comprised primarily of building, construction and leasing management agreements and leasing and brokerage operations. Of the total estimated fair value of the assets acquired, approximately $1.4 million was classified as Management Contracts, and approximately $3.7 million was classified as Goodwill. The Company owns 100% of the issued and outstanding non-voting preferred stock and 9.9% of the issued and outstanding common stock of the leasing company, CRT Leasing, Inc., a Delaware corporation, which provides leasing and brokerage services to

                          CROCKER REALTY TRUST, INC.

(4) ACQUISITIONS AND PRIVATE PLACEMENTS--(CONTINUED)

properties not owned by the Company. CRT Leasing, Inc. has been consolidated into the Company's financial statements. The non-voting preferred stock generally is entitled to dividends equal to 95% of all distributions of CRT Leasing, Inc. The portion of the estimated fair value allocated to Management Contracts is being amortized over a period of 5-10 years and the portion attributable to Goodwill is being amortized over a period of 20 years.

     The CRI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets and liabilities acquired as there was no established market for the Company's common stock prior to the consummation of the CRI Merger. The assets acquired were comprised primarily of three office properties with a combined appraised value of approximately $48.1 million encumbered by approximately $41.4 million of variable interest rate mortgage notes payable.

     On December 28, 1995, the Company sold 8,818,231 shares of Common Stock to AEW Partners, L.P., a pension fund advisor ("AEW"), in a private placement transaction for $64.8 million (approximately $7.35 per share).

     On December 29, 1995, the Company completed the acquisition of 11 buildings and approximately 278 acres of land within Sabal Park in Tampa, Florida, from Sabal Corporation, a wholly-owned subsidiary of Stone and Webster Incorporated. The assets were acquired for an aggregate cash consideration of $42.5 million. In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land acquired from Sabal Corporation to Security Capital Industrial Trust and sold approximately 48 of such acres for $2.1 million on December 29, 1995 with the sale of remaining land (consisting of two parcels) contingent upon the resolution or satisfaction of certain conditions.

     On January 12, 1996, the Company sold 1,875,000 shares of the Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company, in a private placement transaction for $15.0 million ($8.00 per share).

     On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation.

     The following unaudited pro forma consolidated results of operations for the six months ended June 30, 1996 and 1995 have been prepared assuming the above transactions occurred at the beginning of each such period, after giving effect to certain adjustments, including depreciation and amortization. The following unaudited pro forma consolidated results of operations is not necessarily indicative of results of operations that would have occurred had the transactions been made as of those dates or of results that may occur in the future (in thousands except share and per share amounts):


                                                                 JUNE 30,
                                                       -------------------------
                                                          1996           1995
                                                       -----------    ----------
                                                                (UNAUDITED)
Revenue............................................... $    36,298        34,564
                                                       ===========    ==========
Net income............................................ $     3,736         3,840
                                                       ===========    ==========
Net income per common share........................... $      0.14          0.14
                                                       ===========    ==========
Weighted average number of common shares outstanding..  26,958,145    26,925,431

                          CROCKER REALTY TRUST, INC.

(4) ACQUISITIONS AND PRIVATE PLACEMENTS--(CONTINUED)

     Pro forma net income for the six months ended June 30, 1996 is lower than the respective period in 1995 primarily due to the incurrence of $486,000 of costs for a secondary offering during the first half of 1996 which was terminated.

     The Company has made other acquisitions during the first half of 1996 which are not included in the above pro forma consolidated results of operations as follows:

     The Company is currently developing an office building in Center Point Office Park in Columbia, South Carolina. The total cost of the project is expected to be approximately $7.6 million, which includes the January 4, 1996 purchase of land for approximately $1.2 million and the construction of an approximately 81,000 square foot office building. Pursuant to a contract entered into with the builder, the construction costs are fixed. The building is expected to be completed in the fourth quarter of 1996 and is approximately 50% pre-leased.

     On March 27, 1996, the Company acquired eight acres of land in Greenville, South Carolina, for approximately $1.6 million. The Company believes that it can develop 100,000 square feet of rentable space on this land.

(5) COMMITMENTS AND CONTINGENCIES

     Under the terms of the original purchase agreement pursuant to which AP Southeast Partnership acquired its 46 properties from NationsBank of North Carolina, N.A., in November 1993, AP Southeast Partnership is obligated to pay a Deferred Contingent Purchase Price, as defined in the AP Southeast Partnership purchase agreement. This contingent payment, which will in no event exceed $4.4 million, is due on April 1, 1998, if the actual four-year cumulative cash flow of the AP Southeast Partnership properties (as defined) exceeds the projected four-year cash flow (as defined). Based on actual results to date and estimates of future operations, management does not believe that any Deferred Contingent Purchase Price will be payable.

     The Company is not currently involved in any material litigation, nor, to its knowledge, is any material litigation currently threatened against it or any of its properties, except for routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

     Management believes that any costs associated with environmental risks or compliance with applicable environmental laws or regulations to which the Company may be subject would not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

     A number of federal, state and local laws exist, such as the Americans with Disabilities Act, which may require modifications to existing buildings to improve, or restrict certain renovations, by requiring access to such buildings by disabled persons. Additional legislation may impose further requirements on owners with respect to access by disabled persons. The costs of compliance with such laws may be substantial and may reduce overall returns of the Company's investments. The Company believes that all of its properties are in substantial compliance with laws currently in effect, and will review its properties, periodically, to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

                          CROCKER REALTY TRUST, INC.

(6) PROPOSED MERGER

     On April 29, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Highwoods Properties, Inc ("Highwoods"). As a result of the Merger, the outstanding shares of common stock of the Company will be converted into the right to receive $11.02 per share in cash, subject to certain adjustments. The Merger is conditioned upon, among other things, approval by holders of at least two-thirds of the outstanding Common Stock and the continued qualification of the Company as a real estate investment trust. Holders of approximately 83% of the Common Stock have entered into an agreement with Highwoods pursuant to which such holders have agreed to vote in favor of the Merger.

     In the course of the negotiations leading to the Merger Agreement, the Company and Highwoods were unable to agree on a mutually acceptable price for certain assets of the Company that were not producing current income. These assets (the "Excluded Assets") primarily consist of undeveloped land (which has a book value of approximately $17.2 million as of June 30, 1996) and contracts to acquire certain new properties. In addition, Highwoods indicated that its willingness to pay the price it was offering for the Company depended on certain contingent liabilities (the "Excluded Liabilities") being effectively removed from the Company prior to the Merger. The Company determined that in order to maximize the value of the Merger to the Stockholders of the Company, it was necessary to form a new entity ("Newco") that would own the Excluded Assets and assume the Excluded Liabilities at or prior to the Merger. The Company determined that the most efficient method of distributing the fair market value of Newco to all of its Stockholders would be to (i) organize Newco as a private company controlled by the two principal Stockholders and operated by the Company's current management, (ii) sell the Excluded Assets, subject to the Excluded Liabilities, to Newco for cash in an amount of $18 million, the net fair market value of the Excluded Assets and Excluded Liabilities (the "Newco Transaction") and (iii) distribute to all of the Stockholders the proceeds of the Newco Transaction in the form of a special cash dividend.

(7) SUBSEQUENT EVENT

     On July 1, 1996, 707,870 shares of Common Stock were issued when the Company received $7.1 million as a result of the conversion of CRI public warrants at $10.00 per share. After this conversion, there are 1,623,630 CRI public warrants outstanding with the right to convert each CRI public warrant into one share of Common Stock for $10.00 per share.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Crocker Realty Trust, Inc.:

     We have audited the accompanying consolidated balance sheet of Crocker Realty Trust, Inc. as of December 31, 1995, the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995. In connection with our audit, we also have audited the financial statement schedule as listed in the accompanying index as of and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crocker Realty Trust, Inc. at December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                         KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida
March 4, 1996

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.

     We have audited the accompanying combined balance sheet of Southeast Realty Corp., AP Southeast Portfolio Partners, L.P. and AP Fontaine III Partners, L.P. (the "Predecessor Entities") as of December 31, 1994, and the related combined statements of operations, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the financial statements based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Predecessor Entities as of December 31, 1994, and the combined results of their operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Dallas, Texas
February 21, 1995

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of AP Southeast Portfolio Partners, L.P.

In our opinion, the accompanying statements of income, of partner's capital and of cash flows for the period from inception (November 17, 1993) through December 31, 1993 of AP Southeast Portolio Partners, L.P. present fairly, in all material respects, the results of its operations and its cash flows for the period from inception (November 17, 1993) through December 31, 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of AP Southeast Portfolio Partners, L.P. for any period subsequent to December 31, 1993.

Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
March 7, 1994

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.:

     We have audited the accompanying statements of operations, owners' equity and cash flows for the period from October 28, 1993 (date of inception) to December 31, 1993 of AP Fontaine III Partners, L.P. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the financial statements based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the results of operations, owners' equity and cash flows of AP Fontaine III Partners, L.P. for the period from October 28, 1993 (date of inception) to December 31, 1993, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Dallas, Texas
February 10, 1995

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

                CONSOLIDATED BALANCE SHEET OF THE COMPANY AND
              COMBINED BALANCE SHEET OF THE PREDECESSOR ENTITIES
                    (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                                             PREDECESSOR
                                                                                              THE COMPANY     ENTITIES
                                                                                              ------------   ------------
                                                                                              DECEMBER 31,   DECEMBER 31,
                                                                                                 1995            1994
                                                                                              ------------   ------------
                                          ASSETS
Investment in real estate (note 3):
  Rental properties, net of accumulated depreciation of $11,590 and $5,279 at December 31,
    1995 and 1994, respectively...........................................................      $279,407       203,265
  Land held for investment................................................................        11,159            --
Other assets:
  Cash and cash equivalents (note 11).....................................................         5,719           132
  Restricted cash (note 11)...............................................................         9,007        10,318
  Rents and expense reimbursements receivable, net of allowance for doubtful accounts of
      $141 at December 31, 1995 (note 11).................................................           969           818
  Accounts receivable from managed properties.............................................           219            --
  Deferred straight-line rents receivable                                                          3,148         1,902
  Deferred acquisition and offering costs (note 12)                                                2,156           556
  Deferred loan costs, net of accumulated amortization of $1,312 and $750 at December 31,
    1995 and 1994, respectively (note 4)..................................................         3,821         4,114
  Deferred leasing costs, net of accumulated amortization of $1,025 and $354 at December
      31, 1995 and 1994, respectively.....................................................         2,689         1,911
  Prepaid expenses and other assets.......................................................           666           195
  Furniture, fixtures and equipment, net of accumulated depreciation of $60
    at December 31, 1995..................................................................           451            --
  Management contracts, net of accumulated amortization of $105 at December 31, 1995
    (note 9)..............................................................................         1,324            --
  Goodwill, net of accumulated amortization of $165 at December 31, 1995 (note 9).........         3,941            --
                                                                                                --------       -------
      Total assets........................................................................      $324,676       223,211
                                                                                                ========       =======

                                                                   (continued)

See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

                CONSOLIDATED BALANCE SHEET OF THE COMPANY AND
        COMBINED BALANCE SHEET OF THE PREDECESSOR ENTITIES (CONTINUED)
                    (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                                             PREDECESSOR
                                                                                              THE COMPANY     ENTITIES
                                                                                              ------------   ------------
                                                                                              DECEMBER 31,   DECEMBER 31,
                                                                                                 1995            1994
                                                                                              ------------   ------------
                    LIABILITIES AND STOCKHOLDERS' AND OWNERS' EQUITY
Liabilities:
  Notes payable (note 4)..................................................................      $181,873       160,000
  Accounts payable and accrued expenses...................................................         2,121         1,702
  Accrued interest expense (note 4).......................................................           361         1,111
  Accrued real estate taxes...............................................................           254           264
  Accrued acquisition and offering costs (notes 9 and 12).................................         1,805            --
  Due to affiliates (notes 5, 6, and 7)...................................................            --           487
  Rents paid in advance...................................................................           679         1,001
  Tenant security deposits................................................................         1,369           757
  Deferred straight-line rents payable....................................................           156            --
  Other liabilities, net (notes 4 and 10).................................................         1,919            --
                                                                                                --------       -------
      Total liabilities...................................................................       190,537       165,322
                                                                                                --------       -------
Stockholders' equity (notes 1, 6, and 7):
  Preferred stock, $.01 par value. Authorized and unissued 10,000,000 shares                          --            --
  Common stock, $.01 par value. Authorized 50,000,000 shares; issued and outstanding
    23,362,492 shares and 12,528,859 shares at December 31, 1995 and 1994, respectively...           234           125
  Additional paid-in capital..............................................................       132,721        57,759
  Retained earnings.......................................................................         1,184            --
                                                                                                --------       -------
      Total stockholders' equity..........................................................       134,139        57,884
                                                                                                --------       -------
Owners' equity (note 1)...................................................................            --             5
                                                                                                --------       -------
Commitments and contingencies (notes 3, 4, 6, 7, 9, 10, 11 and 12)
      Total liabilities and stockholders' and owners' equity..............................      $324,676       223,211
                                                                                                ========       =======
See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
   CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( PREDECESSOR ENTITIES)

           CONSOLIDATED STATEMENT OF OPERATIONS OF THE COMPANY AND
        COMBINED STATEMENTS OF OPERATIONS OF THE PREDECESSOR ENTITIES
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THE
                                                          COMPANY                          PREDECESSOR ENTITIES
                                                        ------------    ------------------------------------------------------------
                                                                                                    AP SOUTHEAST
                                                                                                      PORTFOLIO      AP FONTAINE III
                                                                                                    PARTNERS, L.P.   PARTNERS, L.P.
                                                                                                    --------------   ---------------
                                                                                                     PERIOD FROM       PERIOD FROM
                                                                                                     NOVEMBER 17,      OCTOBER 28,
                                                                                                         1993             1993
                                                        YEAR ENDED      YEAR ENDED                  (INCEPTION) TO   (INCEPTION TO)
                                                        DECEMBER 31,    DECEMBER 31,    COMBINED     DECEMBER 31,     DECEMBER 31,
                                                             1995          1994           1993           1993             1993
                                                        ------------    ------------    --------    --------------   ---------------
Revenue (note 3):
  Rental income and tenant reimbursements.............   $   42,489        37,047         3,813          3,809               4
  Management fees--building, development and
    construction......................................          618            --            --             --              --
  Leasing commissions.................................          152            --            --             --              --
                                                            -------       -------        ------         ------             ---
                                                             43,259        37,047         3,813          3,809               4
                                                            -------       -------        ------         ------             ---
Expenses:
  Rental property operating expenses..................        8,632         5,601           611            603               8
  Real estate taxes and insurance.....................        3,680         3,343           359            353               6
  Management fees (note 5)............................        1,289         2,122           219            219              --
  Amortization of deferred leasing costs..............          682           349             7              7              --
  Depreciation and amortization of property and
    equipment (note 3)................................        6,414         4,761           518            512               6
  Amortization of goodwill and management contracts
    (note 9)                                                    270            --            --             --              --
  General and administrative expenses (note 6)........        2,813           505           135            135              --
                                                            -------       -------        ------         ------             ---
                                                             23,780        16,681         1,849          1,829              20
                                                            -------       -------        ------         ------             ---
      Operating income (loss).........................       19,479        20,366         1,964          1,980             (16)
                                                            -------       -------        ------         ------             ---
Other income (expense):
  Interest and other income...........................          883           318           155            155              --
  Gain from sale of land (note 9).....................          124            --            --             --              --
  Interest expense (note 4)                                 (16,212)      (14,001)       (1,563)        (1,563)             --
                                                            -------       -------        ------         ------             ---
      Total other income (expense)....................      (15,205)      (13,683)       (1,408)        (1,408)             --
                                                            -------       -------        ------         ------             ---
Income (loss) before extraordinary loss...............        4,274         6,683           556            572             (16)
Extraordinary loss on early extinguishment of debt
  (note 4)............................................         (429)           --            --             --              --
                                                            -------       -------        ------         ------             ---
      Net income (loss)...............................   $    3,845         6,683           556            572             (16)
                                                         ==========       =======        ======         ======             ===
Earnings per common share:
  Income before extraordinary loss....................   $     0.31           N/A           N/A            N/A             N/A
  Extraordinary loss..................................        (0.03)          N/A           N/A            N/A             N/A
                                                         ----------
  Net income..........................................         0.28           N/A           N/A            N/A             N/A
                                                         ==========
Weighted average number of shares outstanding.........   13,537,976           N/A           N/A            N/A             N/A
                                                         ==========


See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY OF THE COMPANY AND COMBINED STATEMENTS OF OWNERS' EQUITY OF THE PREDECESSOR ENTITIES
                   (IN THOUSANDS, EXCEPT FOR SHARES ISSUED)

                                                         THE COMPANY                              PREDECESSOR ENTITIES
                                                    STOCKHOLDERS' EQUITY                              OWNERS' EQUITY
                                   -----------------------------------------------   ------------------------------------------
                                       COMMON STOCK
                                   ----------------    ADDITIONAL                     AP SOUTHEAST
                                   SHARES               PAID-IN   RETAINED             PORTFOLIO     AP FONTAINE III
                                   ISSUED    AMOUNT     CAPITAL   EARNINGS   TOTAL   PARTNERS, L.P.   PARTNERS, L.P.   COMBINED
                                   ------    ------    ---------- --------   -----   --------------  ---------------   --------
October 28, 1993 (Inception)...      --       $ --         --         --        --           --              --             --
November 17, 1993 (Inception)..      --         --         --         --        --        5,000              --          5,000
  Contributions................      --         --         --         --        --       49,489           2,261         51,750
  Net income...................      --         --         --         --        --          572             (16)           556
                                ----------    ----    -------     ------    ------       ------           -----        -------
December 31, 1993..............      --         --         --         --        --       55,061           2,245         57,306
                                                                                         ======           =====
  Contributions................      --         --         --         --        --                                         400
  Distributions................      --         --         --         --        --                                      (6,500)
  Net income...................      --         --         --         --        --                                       6,683
  Issuance of common stock
    (note 1)................... 12,528,859     125     57,759         --    57,884                                     (57,884)
                                ----------    ----    -------     ------    ------                                     -------
December 31, 1994.............. 12,528,859     125     57,759         --    57,884                                           5
  Contributions (note 1).......      --         --      1,769         --     1,769                                          --
  Distributions (note 1).......      --         --         --     (2,661)   (2,661)                                         --
  Net income...................      --         --         --      3,845     3,845                                          --
  Issuances of common stock
    (notes 1 and 9)............ 10,833,633     109     73,193         --    73,302                                          (5)
                                ----------    ----    -------     ------   -------                                     -------
December 31, 1995.............. 23,362,492    $234    132,721      1,184   134,139                                          --
                                ==========    ====    =======     ======   =======                                     =======

See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

           CONSOLIDATED STATEMENT OF CASH FLOWS OF THE COMPANY AND
        COMBINED STATEMENTS OF CASH FLOWS OF THE PREDECESSOR ENTITIES
                   (IN THOUSANDS, EXCEPT FOR SHARES ISSUED)

                                                            THE
                                                          COMPANY                        PREDECESSOR ENTITIES
                                                        ------------  -----------------------------------------------------------
                                                                                                   AP SOUTHEAST
                                                                                                    PORTFOLIO     AP FONTAINE III
                                                                                                  PARTNERS, L.P.   PARTNERS, L.P.
                                                                                                  --------------  ---------------
                                                                                                   PERIOD FROM       PERIOD FROM
                                                                                                   NOVEMBER 17,      OCTOBER 28,
                                                                                                       1993             1993
                                                         YEAR ENDED    YEAR ENDED                 (INCEPTION) TO   (INCEPTION) TO
                                                        DECEMBER 31,  DECEMBER 31,    COMBINED     DECEMBER 31,     DECEMBER 31,
                                                            1995          1994          1993          1993             1993
                                                        ------------  ------------    --------    --------------   --------------
Cash flows from operating activities:
  Net income (loss)...................................   $ 3,845         6,683           556           572              (16)
  Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
    Depreciation and amortization of property and
      equipment.......................................     6,414         4,761           518           512                6
    Amortization of loan costs........................       737           667            84            84               --
    Amortization of deferred leasing costs............       682           349             7             7               --
    Amortization of organization costs................         4             3            --            --               --
    Amortization of goodwill and management
    contracts.........................................       270            --            --            --               --
    Bad debt expense..................................       141           150            --            --               --
    Loss on early extinguishment of debt..............       429            --            --            --               --
    Gain on sale of land..............................      (124)           --            --            --               --
    (Increase) decrease in operating assets:
      Deferred straight-line rents receivable.........    (1,257)       (1,558)         (344)         (344)              --
      Rents and other receivables.....................       (68)         (462)         (455)         (452)              (3)
      Prepaid expenses and other assets...............      (277)          162          (344)         (338)              (6)
      Increase (decrease) in operating liabilities:
         Accounts payable and accrued expenses........    (1,397)          192         1,440         1,433                7
         Accrued interest expense.....................    (1,104)         (386)        1,497         1,497               --
         Accrued real estate taxes....................      (506)         (592)          805           793               12
         Rents paid in advance........................      (419)          765           236           236               --
         Tenant security deposits.....................       245            96           661           661               --
         Deferred straight-line rents payable.........       156            --            --            --               --
                                                           -----         -----         -----         -----              ---
           Total adjustments..........................     3,926         4,147         4,105         4,089               16
                                                           -----         -----         -----         -----              ---
           Net cash provided by operating activities..     7,771        10,830         4,661         4,661               --
                                                           -----         -----         -----         -----              ---

                                                                   (continued)

See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

           CONSOLIDATED STATEMENT OF CASH FLOWS OF THE COMPANY AND
   COMBINED STATEMENTS OF CASH FLOWS OF THE PREDECESSOR ENTITIES, CONTINUED
                   (IN THOUSANDS, EXCEPT FOR SHARES ISSUED)


                                                            THE
                                                          COMPANY                        PREDECESSOR ENTITIES
                                                        ------------  -----------------------------------------------------------
                                                                                                   AP SOUTHEAST
                                                                                                    PORTFOLIO     AP FONTAINE III
                                                                                                  PARTNERS, L.P.   PARTNERS, L.P.
                                                                                                  --------------  ---------------
                                                                                                   PERIOD FROM       PERIOD FROM
                                                                                                   NOVEMBER 17,      OCTOBER 28,
                                                                                                       1993             1993
                                                         YEAR ENDED    YEAR ENDED                 (INCEPTION) TO   (INCEPTION) TO
                                                        DECEMBER 31,  DECEMBER 31,    COMBINED     DECEMBER 31,     DECEMBER 31,
                                                            1995          1994          1993          1993             1993
                                                        ------------  ------------    --------    --------------   --------------
Cash flows from investing activities:
  Net proceeds from sale of land......................   $ 2,065            --            --            --               --
  Acquisition of rental properties and land...........   (42,550)           --      (202,559)     (200,298)          (2,261)
  Payments for building and tenant improvements.......    (4,574)       (4,777)       (1,208)       (1,208)              --
  Payment of deferred leasing costs...................    (1,473)       (1,790)         (476)         (476)              --
  Payments for furniture, fixtures and equipment......      (426)           --            --            --               --
  Payment of deferred acquisition costs...............      (997)           --            --            --               --
  Cash received from acquisitions.....................       896            --            --            --               --
                                                         -------        ------      --------      --------              ---
           Net cash used in investing activities......   (47,059)       (6,567)     (204,243)     (201,982)          (2,261)
                                                         -------        ------      --------      --------              ---
Cash flows from financing activities:
  Proceeds from issuances of common stock.............    66,883            --            --            --               --
  Net (increase) decrease in restricted cash..........     1,829         1,092        (6,410)       (6,410)              --
  Borrowings under notes payable......................       482            --        160,00       160,000               --
  Capital contributions...............................     1,282           400        51,750        49,489            2,261
  Repayment of note payable...........................   (20,000)           --            --            --               --
  Dividends and Distributions.........................    (2,661)       (6,500)           --            --               --
  Payment of offering and deferred offering costs.....    (2,940)           --            --            --               --
  Payment of financing costs..........................        --           (65)       (4,801)       (4,801)              --
  Payment of organization costs.......................        --            --           (15)          (15)              --
                                                         -------        ------      --------      --------              ---
           Net cash provided by (used in) financing
             activities...............................    44,875        (5,073)      200,524       198,263            2,261
                                                         -------        ------      --------      --------              ---
           Net increase (decrease) in cash and cash
             equivalents..............................     5,587          (810)          942           942               --
Cash and cash equivalents at beginning of period......       132           942            --            --               --
                                                         -------        ------      --------      --------              ---
Cash and cash equivalents at end of period............   $ 5,719           132           942           942               --
                                                         =======        ======      ========      ========              ===
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid.......................................   $16,580        13,702            --            --               --
                                                         =======        ======      ========      ========              ===

                                                                   (continued)

See accompanying notes to consolidated and combined financial statements.

                 CROCKER REALTY TRUST, INC. (THE COMPANY) AND
    CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES (PREDECESSOR ENTITIES)

           CONSOLIDATED STATEMENT OF CASH FLOWS OF THE COMPANY AND
   COMBINED STATEMENTS OF CASH FLOWS OF THE PREDECESSOR ENTITIES, CONTINUED

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During the six months ended June 30, 1995, the Company received a capital contribution of the amount due to the Apollo Real Estate Investment Fund, L.P. ("Apollo Fund") at December 31, 1994 ($487,000) and recorded it as additional paid in capital.

     During the six months ended June 30, 1995, the Company exchanged 62,500 shares of common stock for the shares of common stock of Options Corp. held by the Apollo Fund, 1,110 shares of common stock for the outstanding shares of common stock of Operating Corp. held by an affiliate of the Apollo Fund and 31 shares of common stock for the outstanding shares of common stock of Fontaine Operating Corp. held by an affiliate of the Apollo Fund. In addition, the Company issued 35,000 shares of common stock to Victor Capital Group for its financial advisory services related to the merger transactions.

     On June 30, 1995, the Company issued 637,500 shares of common stock for all of the outstanding common stock of CSI and CRMSI. In connection with the acquisition, the Company succeeded to the interests in the assets of CSI and CRMSI with a fair value of approximately $6.1 million and to the liabilities of CSI and CRMSI of approximately $904,000.

     On July 1, 1995, the Company issued 1,020,000 shares of common stock for all of the outstanding common stock of CRI. In connection with the acquisition, the Company succeeded to the interests of CRI in a portfolio of three office properties with a fair value of approximately $48.1 million and to all of the remaining assets of CRI with a fair value of approximately $2.4 million and to the liabilities of CRI with a fair value of approximately $45.4 million.

     Details of the assets acquired, liabilities assumed, and common stock issued in connection with acquisitions are as follows (in thousands):


                                                                  ACQUISITION
                                                CRMSI      CRI      OF SABAL
                                                MERGER    MERGER   PROPERTIES   COMBINED
                                                ------    ------  -----------   --------
Rental properties.............................. $   --   (48,130)   (29,736)    (77,866)
Land held for investment.......................     --        --    (13,085)    (13,085)
Restricted cash................................     --      (518)        --        (518)
Rents and expense reimbursements receivable....     --       (99)        (6)       (105)
Accounts receivable from managed properties....   (875)       --         --        (875)
Deferred loan costs............................     --      (713)       (12)       (725)
Prepaid expenses and other assets..............     (9)     (188)        --        (197)
Furniture, fixtures and equipment..............    (87)       --         --         (87)
Management contracts........................... (1,429)       --         --      (1,429)
Goodwill....................................... (3,702)       --         --      (3,702)
Mortgage notes payable.........................     --    41,383          8      41,391
Accounts payable and accrued expenses..........    904       818        281       2,003
Accrued interest expense.......................     --       354         --         354
Accrued real estate taxes......................     --       496         --         496
Rents paid in advance..........................     --        97         --          97
Tenant security deposits.......................     --       367         --         367
Other liabilities..............................     --     1,924         --       1,924
Common stock...................................      6        10         --          16
Additional paid-in capital.....................  5,195     5,092         --      10,287
                                                ------     -----    -------     -------
Net cash provided by (used in) acquisitions.... $    3       893    (42,550)    (41,654)
                                                ======     =====    =======     =======

See accompanying notes to consolidated and combined financial statements.

                          CROCKER REALTY TRUST, INC.

           NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION AND FORMATION TRANSACTIONS

     Crocker Realty Trust, Inc. (the "Company") was incorporated under the Maryland General Corporation Law on September 21, 1994 under the name of Southeast Realty Corp. On June 30, 1995, the Company changed its name to Crocker Realty Trust, Inc. The Company was formed to succeed to the interests of Apollo Real Estate Investment Fund, L.P. (the "Apollo Fund") and its affiliates in AP Southeast Portfolio Partners, L.P. ("AP Southeast Partnership") and AP Fontaine III Partners, L.P. ("Fontaine Partnership"), (collectively, the "Predecessor Entities"), which collectively include a portfolio of 47 office properties.

     The Company intends to qualify as a real estate investment trust ("REIT") for Federal income tax purposes.

     On December 31, 1994, the Apollo Fund transferred to the Company its 99% limited partnership interests in (i) AP Southeast Partnership, (ii) AP-GP Southeast Portfolio Partners, L.P. ("AP Southeast GP"), which holds a 1% general partnership interest in AP Southeast Partnership, (iii) Fontaine Partnership, and (iv) AP-GP Fontaine III Partners, L.P. ("Fontaine GP"), which holds a 1% general partnership interest in Fontaine Partnership (collectively, the "Limited Partnerships") in exchange for 12,528,759 shares of common stock of the Company.

     The Company is the sole limited partner of AP Southeast GP and the AP Southeast Partnership. On June 27, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Southeast Portfolio Operating Corporation ("Operating Corp."), the general partner of AP Southeast GP, Operating Corp. merged with and into a wholly-owned subsidiary of the Company, Southeast Realty GP Corp. ("GP Corp."), a Delaware corporation. As a result of such merger, GP Corp. is the sole general partner of, and holds a 1% general partnership interest in AP Southeast GP and the outstanding shares of common stock of Operating Corp. held by an affiliate of the Apollo Fund were exchanged for 1,110 shares of common stock of the Company. AP Southeast GP is a Delaware limited partnership and the sole general partner of the AP Southeast Partnership. The AP Southeast Partnership is a Delaware limited partnership. All of the assets of each of these entities are owned by each such entity and each such entity is a separate entity with its own separate creditors which will be entitled to be satisfied out of its assets prior to any value therein becoming available to its equity holders.

     The Company is the sole limited partner of Fontaine GP and the Fontaine Partnership. On April 3, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Fontaine III Operating Corporation ("Fontaine III Operating Corp."), the general partner of Fontaine GP, Fontaine III Operating Corp., merged with and into a wholly-owned subsidiary of the Company, Southeast Fontaine GP Corp. ("SF-GP Corp."), a Delaware corporation. As a result of such merger, SF-GP Corp. is the sole general partner of, and holds a 1% general partnership interest in Fontaine GP and the outstanding shares of common stock of Fontaine Operating Corp. held by an affiliate of the Apollo Fund were exchanged for 31 shares of common stock of the Company. Fontaine GP is a Delaware limited partnership and the sole general partner of the Fontaine Partnership. The Fontaine Partnership is a Delaware limited partnership.

     On March 29, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Options Corp., whose sole assets are the land options referred to above, Southeast Options Operating Corporation ("Options Corp.") merged with and into Southeast Realty Options Corp., a wholly-owned subsidiary of the Company, and the shares of capital stock of Options Corp. held by the Apollo Fund were exchanged for 62,500 shares of common stock of the Company.

     The Company has accounted for all of the foregoing acquisitions of the Predecessor Entities at historical cost in a manner similar to that in a pooling of interests accounting due to the above entities being under the common

                          CROCKER REALTY TRUST, INC.

(1) ORGANIZATION AND FORMATION  TRANSACTIONS--(CONTINUED)

control of the Apollo Fund and its affiliates. Accordingly, the Company's consolidated and combined financial statements include the restatement of the above entities' financial position, results of operations and cash flows on a combined basis for the periods of inception during 1993 to December 31, 1994. The consolidated and combined financial information does not contain any material adjustments to conform to the accounting policies used by the Predecessor Entities to that of the Company. All intercompany transactions have been eliminated.

     On June 30, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended (the "CRMSI Merger Agreement") among the Company, SER Management, Inc. ("SER Management"), Crocker Realty Management Services, Inc. ("CRMSI") and Crocker & Sons, Inc. ("CSI"), CRMSI and CSI merged with an into SER Management, a wholly-owned subsidiary of the Company (the "CRMSI Merger"). The outstanding shares of CRMSI and CSI were exchanged for 637,500 shares of the Company's common stock, of which 457,531 shares were issued to the Chairman of the Board and Chief Executive Officer of the Company and his spouse, 149,974 shares were issued to the President and Chief Operating Officer of the Company and 29,995 shares were issued to the Executive Vice President and Chief Financial Officer of the Company.

     As a result of the CRMSI Merger, the Company succeeded to the interests of the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to their respective assets and liabilities.

     On July 1, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended, (the "CRI Merger Agreement"), among the Company, SER Acquisition, Inc. ("SER Acquisition") and Crocker Realty Investors, Inc. ("CRI"), CRI merged with and into SER Acquisition, a wholly-owned subsidiary of the Company (the "CRI Merger"). Upon consummation of the CRI Merger; (i) the outstanding shares of common stock of CRI were exchanged for 1,020,000 shares of the Company's common stock, (ii) the 2,340,000 CRI public warrants each entitling the holder thereof to purchase, during the four year period ending January 21, 1998, one share of CRI common stock at $10.00 per share (subject to adjustment), were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the CRI public warrants, and (iii) purchase options held by certain individuals and GKN Securities Corp. (the underwriter of CRI's 1993 initial public offering) to purchase an aggregate of 210,292 shares of CRI common stock at an exercise price of $7.85 per share of CRI common stock and the warrant held by General Electric Capital Corporation (see note 4) to purchase an aggregate of 160,000 shares of CRI common stock at an exercise price of $10.00 per share of CRI common stock were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the instruments pursuant to which such options and warrant were issued. On December 28, 1995, the Company entered into an agreement to pay $360,000 to certain individuals and GKN Securities Corp. for their purchase options and other rights held by GKN Securities Corp. The amount was accrued and charged to additional paid-in capital at December 31, 1995 and was paid in January 1996.

     As a result of the CRI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to all of the assets and liabilities of CRI.

     Pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Apollo Fund and the Company, as amended ("the Apollo Fund Transfer Agreement"), the Apollo Fund was entitled to receive additional shares of the Company's common stock at a price of $8.00 per share based on the

                          CROCKER REALTY TRUST, INC.

(1) ORGANIZATION AND FORMATION TRANSACTIONS--(CONTINUED)

excess Cash Balance (as defined in the Apollo Fund Transfer Agreement), at June 30, 1995. These shares, which totaled 259,261, were issued on December 19, 1995.

     Distributions and contributions of $2.9 million each, previously disclosed for the period from January 1, 1995 through June 30, 1995, were rescinded.

     The following condensed combining schedule of the Predecessor Entities as of and for the year ended December 31, 1994 includes each entity combined (in thousands):

                                                     AP                     CROCKER
                                                  SOUTHEAST    FONTAINE     REALTY    ELIMINATION  PREDECESSOR
                                                 PARTNERSHIP  PARTNERSHIP    TRUST      ENTRIES      ENTITIES
                                                 -----------  -----------   -------   -----------  -----------
For the year ended December 31, 1994:
  Total revenue................................   $ 36,990          57          --           --       37,047
  Total expenses...............................     16,430         251          --           --       16,681
  Total other income (expense).................    (13,685)          2          --           --      (13,683)
                                                  --------       -----      ------      -------      -------
  Net income (loss)............................      6,875        (192)         --           --        6,683
                                                  ========       =====      ======      =======      =======
As of December 31, 1994:
  Total assets.................................   $220,169       2,486      58,445      (57,889)     223,211
                                                  ========       =====      ======      =======      =======
  Total liabilities............................   $164,733          33         556           --      165,322
                                                  ========       =====      ======      =======      =======

     The combined financial statements of the Predecessor Entities have been presented using the historical cost of those Predecessor Entities under the common control of the Apollo Fund and its affiliates in a manner similar to that in a pooling of interests accounting. No material adjustments were required to conform the accounting policies of the entities consolidated.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

     Commencing January 1, 1995, the financial statements of the Company are consolidated and include all accounts of the Company, its wholly-owned subsidiaries, and a controlled subsidiary. The equity interests in the controlled subsidiary not owned by the Company are immaterial. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

(b) Real Estate Investments

     Real estate investments are carried at cost, which is not in excess of each property's estimated net realizable value. Cost includes all costs directly related to the acquisition of each property, including legal fees and commissions, and all costs of making improvements to the acquired properties. Depreciation on the building and improvements is computed using the straight-line method over estimated useful lives. Amortization of tenant improvements is computed using the straight-line method over the initial lease terms of the respective leases. Repairs and maintenance are charged to expense as incurred.

                          CROCKER REALTY TRUST, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

(c) Offering Costs

     Offering costs are comprised of legal, accounting, financial advisory, printing, commissions and other costs incurred in connection with the offering of securities on July 1, 1995 and the private placement of common stock on December 28, 1995. These costs totaling $3.9 million were charged to shareholders' equity upon consummation of the offering and private placement, $830,000 of which was accrued at December 31, 1995.

(d) Cash and Cash Equivalents and Restricted Cash

     Cash and Cash Equivalents--Includes cash, time deposits, money market accounts and all highly liquid investments with original maturities of three months or less when purchased.

     Restricted Cash--Principally is comprised of amounts held directly or indirectly by Bankers Trust Company pursuant to the terms of the AP Southeast Partnership Indenture (see note 4). Such amounts include $7.0 million which the Company has deposited as additional security for the senior mortgage, which will be disbursed to the Company for tenant lease-up costs in the event the Company has insufficient cash to cover such costs. Restricted cash also includes amounts escrowed for real estate taxes pursuant to the terms of the GECC mortgage notes payable (see note 4).

(e) Deferred Costs

     Deferred loan costs incurred in connection with financing are amortized using the interest method over the term of the loan. Amortization of deferred loan costs is included in interest expense in the accompanying consolidated and combined financial statements. Deferred leasing costs are comprised primarily of leasing commissions and are amortized on a straight-line basis over the initial term of the respective leases.

(f) Goodwill and Management Contracts

     Goodwill and management contracts related to the acquisition of CSI and CRMSI is being amortized over the anticipated period of benefit, which ranges from five to twenty years, on a straight-line basis. Goodwill related to the costs incurred by the Company in excess of the fair value of the net assets acquired from CRI is being amortized on a straight-line basis over five years.

     The Company periodically reevaluates the recoverability of its intangible assets as well as their amortization periods to determine whether an adjustment to the carrying value or a revision to the estimated useful lives is appropriate. The primary indicators of recoverability for the Company's intangible assets are the current and forecasted operating cash flows which pertain to a particular management agreement. A management agreement that has a deficit in its cash flow from the management of properties for a full fiscal year, in light of the surrounding economic environment, is viewed by the Company as a situation which could indicate impairment of value. Taking into account the above factors, the Company determines that an impairment loss has been triggered when the future undiscounted cash flows associated with the intangible asset does not exceed its current carrying amount and the amount of the impairment loss to be recorded is the difference between the current carrying amount and the future projected undiscounted cash flows. The Company currently is not experiencing a deficit in cash flows from the management of properties. Based on the Company's policy, management believes that there is no impairment of value related to the intangible assets as of December 31, 1995.

                          CROCKER REALTY TRUST, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

(g) Organization Costs

     Organization costs are amortized using the straight-line method over five years.

(h) Revenue Recognition

     Rental income adjusted for concessions and fixed escalations is recognized for financial reporting purposes on a straight-line basis over the initial term of each lease. Deferred rent on each lease is recognized for the difference between rental income calculated on the straight-line basis and the rental payments actually required under the terms of each lease. Any such amounts deemed uncollectible are reserved in the period such a determination is made. For sales of real estate, profit is recognized in full when the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When the sale does not meet the requirements for recognition of income, profit is deferred until such requirements are met.

(i) Earnings Per Share of Common Stock

     Earnings per share of common stock for the Company for the year ended December 31, 1995 has been computed by dividing income before extraordinary item, the extraordinary item, and net income by the weighted average number of shares of common stock outstanding during the period (see note 1). Common stock equivalents included in the computation represent shares issuable upon assumed exercise of stock options and warrants which would have a dilutive effect. All of the stock warrants and the vast majority of the stock options were antidilutive. The stock options which had a dilutive effect diluted the per share amounts by less than 3% and were not considered in computing the weighted average number of shares outstanding during the year ended December 31, 1995. Earnings per share information is not presented for the Predecessor Entities for the year ended December 31, 1994 or the periods of inception during 1993 to December 31, 1993 as the Predecessor Entities were partnerships.

(j) Income Taxes

     The Company intends to qualify as a real estate investment trust "REIT" under the provisions of the Internal Revenue Code for 1995. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. As of December 31, 1995, the Company had not distributed at least 95% of its taxable income to its shareholders. The Company will elect under Internal Revenue Code section 858 to declare a dividend in 1996 and take a dividends paid deduction for it in 1995, in order for the Company to effectively distribute at least 100% of its 1995 taxable income. After this section 858 dividend is paid, the
Company's effective distributions will equal or exceed the Company's 1995 taxable income, and therefore no provision for federal income taxes has been made. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

     The estimated taxable income for the year ended December 31, 1995, is approximately $3.5 million prior to the dividends paid deduction. The difference between net income for financial reporting purposes and taxable income is primarily due to the recognition of rental income on a straight-line basis for financial reporting purposes and differences in depreciable lives of the rental properties and improvements thereto. The differences between the tax basis and the reported amounts of assets and liabilities is approximately $3.0 million and $2.0 million less, respectively, compared to financial reporting amounts.

                          CROCKER REALTY TRUST, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

(k) Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(l) Reclassifications

     The 1993 and 1994 financial statements have been reclassified to conform to the current period presentation.

(3) INVESTMENTS IN REAL ESTATE

     Components of rental properties as of December 31, 1995 and 1994, are summarized as follows (in thousands):

                                                               ESTIMATED
                                       1995        1994       USEFUL LIVES
                                       ----        ----       ------------
Rental property land.............    $ 54,493     42,375         --
Buildings and improvement........     222,417    160,765     10 to 40 years
Tenant improvements..............      13,585      5,404     Life of lease
Construction in progress.........         502         --         --
                                     --------    -------
                                      290,997    208,544
                                     --------    -------
Accumulated depreciation.........     (11,590)    (5,279)
                                     --------    -------
                                     $279,407    203,265
                                     ========    =======

     Forty-six of the Company's 61 rental properties with a net book value of $199.0 million are pledged as security for the Company's $140.0 million mortgage note (see note 4). Three of the rental properties with a net book value of $48.0 million are pledged as security for the Company's two mortgage notes payable held by GECC (see note 4).

     Space in the properties is leased to tenants under month-to-month leases as well as operating leases with initial terms ranging from one to twenty years. Leases provide for base rent plus reimbursement of certain operating expenses.

     Commitments to complete improvements on rental properties as they are occupied total approximately $200,000 at December 31, 1995.

                          CROCKER REALTY TRUST, INC.

(3) INVESTMENTS IN REAL ESTATE--(CONTINUED)
     Future minimum rentals, excluding tenant reimbursements of operating expenses, under noncancelable operating leases as of December 31, 1995 are (in thousands):

YEAR ENDING DECEMBER 31:
- ------------------------
        1996.......................................  $ 42,554
        1997.......................................    36,807
        1998.......................................    30,180
        1999.......................................    22,927
        2000.......................................    16,441
        Thereafter.................................    32,412
                                                     --------
            Total future minimum rentals...........  $181,321
                                                     ========
     As discussed in note 9, the Company acquired approximately 278 acres of undeveloped land and simultaneously sold approximately 48 of such acres for $2.1 million and recognized a gain on the sale of $124,000.

(4) MORTGAGE NOTES PAYABLES

     Mortgage notes payable consists of the following (in thousands):

                                                                                          DECEMBER 31,
                                                                                      -------------------
                                                                                        1995       1994
                                                                                      --------   --------
Mortgage note payable to Kidder Peabody Acceptance Corporation I ("KPAC"), with monthly payments of interest at 7.88% with all principal due on January 31, 2001 and secured by 46 of the Company's rental properties with a net book value of
  $199.0 million, as well as an assignment of rents and other items at the
  properties.......................................................................   $140,000    140,000

Mortgage note payable to General Electric Capital Corporation ("GECC"), as modified, with monthly payments of interest at GECC's Composite Commercial Paper
  Rate plus 4.25% (10.08% at December 31, 1995) with all principal due on April 27,
  1999 and secured by three of the Company's rental properties with a net book value of $48.0 million, as well as an assignment of rents and other items at the
  properties.......................................................................     30,500        --

Mortgage note payable to GECC with monthly payments of interest at GECC's Composite
  Commercial Paper Rate plus 4.00% (9.83% at December 31, 1995) with a maturity date of April 27, 1999 and secured by the same three rental properties noted
  above as well as an assignment of rents and other items at the properties........     11,365        --

Unsecured note payable with monthly payments of interest at 11.50%. This note was
  paid in full on December 28, 1995................................................         --    20,000

Other..............................................................................          8        --
                                                                                      --------   -------
                                                                                      $181,873   160,000
                                                                                      ========   =======

                          CROCKER REALTY TRUST, INC.

(4) MORTGAGE NOTES PAYABLES--(CONTINUED)

     Pursuant to an Indenture, dated March 1, 1994 (the "AP Southeast Partnership Indenture"), amount AP Southeast Partnership, Bankers Trust Company of California, N.A. and Bankers Trust Company, AP Southeast Partnership issued a Mortgage Note in the principal amount of $140.0 million (the "Mortgage Note") to Kidder Peabody Acceptance Corporation I ("KPAC"). The Mortgage Note bears interest at the rate of 7.88% per annum and the entire $140.0 million principal balance is due on January 31, 2001. The Mortgage Note is secured by a blanket first mortgage lien on all 46 of the AP Southeast Partnership properties. The Mortgage Note is further secured by (i) a first priority assignment of all present and future lease encumbering portions of the AP Southeast Partnership properties, (ii) a security interest in any personal property owned by AP Southeast Partnership and (iii) a collateral assignment of the right, title and interest of AP Southeast Partnership in and rights to all management agreements relating to the AP Southeast Partnership properties.

     The Mortgage Note is a limited recourse obligation of AP Southeast Partnership as to which, in the event of a default under the Indenture of the Mortgage, recourse may be had only against the specific AP Southeast Partnership properties and other assets that have been pledged as security thereof.

     The Mortgage Note held by KPAC was then deposited into a Real Estate Mortgage Investment Conduit ("REMIC") Trust, whose pass-through certificates were sold to the public. This transaction had no material impact on the financial position of the AP Southeast Partnership.

     The AP Southeast Partnership also had an unsecured junior note financing of $20.0 million which had a fixed rate of interest of 11.5% and was repayable in full on February 15, 2019. The junior note was subordinated to the Mortgage Note, was nonrecourse to the AP Southeast Partnership and contained restrictive covenants regarding repayment and property operations. The junior lender is an affiliate of a limited partner of the Apollo Fund, the principal stockholder of the Company. The junior note was paid off in full on December 28, 1995. An extraordinary loss of $429,000 resulted from this transaction related to the write-off of unamortized deferred loan costs.

     The Company acquired two loans with General Electric Capital Corporation ("GECC") in connection with the Company's acquisition of Crocker Realty Investors, Inc. Both of the loans have floating interest rates based on the GECC Composite Commercial Paper Rate, which was 5.83% at December 31, 1995. The first loan (as amended on April 27, 1994), which at December 31, 1995 had an outstanding principal balance of $11.4 million and approximately $85,000 available to be drawn upon, bears interest at the rate of 9.83% per annum (at December 31, 1995). The second loan, which had an outstanding principal balance of $30.5 million at December 31, 1995, bears interest at the rate of 10.08% per annum (at December 31, 1995). Both loans require monthly payments of interest. The outstanding principal balance of the first loan is due at maturity on April 27, 1999. The outstanding principal balance of the second loan is payable in an amount equal to 50% of the annual cash flow generated by the One Boca Place property after payment of interest on the loan and tenant improvements and expenses on the One Boca Place property for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal on the second loan is payable at maturity on April 27, 1999.

     An additional interest amount of $115,000 and $1.6 million payable on the first and second GECC loans noted above, respectively, is due upon any prepayment (at GECC's option) or at the respective loan's maturity. These additional interest amounts were included in the Company's calculation of the fair value of debt acquired in the CRI Merger. The difference between the amount calculated as the fair value of debt acquired, including the additional interest amounts, and the outstanding principal balance of the GECC loans at the date of the CRI Merger, $1.9 million, was recorded as Other Liabilities and is reflected as such in the financial statements. This

                          CROCKER REALTY TRUST, INC.

(4) MORTGAGE NOTES PAYABLES--(CONTINUED)

amount is being amortized using the interest method down to the actual amount of additional interest payable of $1.7 million at the maturity date of the loans, April 27, 1999.

     In connection with the second GECC loan noted above, GECC was issued a warrant that, after adjustments, currently entitles it to purchase 173,102 shares of the Company's common stock at an exercise price of $9.24 per share. The warrant contains anti-dilutive provisions which may result in an adjustment to the actual number of shares and exercise price per share each time the Company issues more shares of common stock. Upon any prepayment of the loan or at the loan's maturity (whether by acceleration or otherwise), GECC will, at its option, be entitled to exercise the warrant by making a payment of $1.6 million to the Company.

(5) TRANSACTIONS WITH RELATED PARTIES

     Direct acquisition costs, which have been capitalized to land and buildings, include fees paid in 1993 to Patriot American Asset Management Corporation ("Patriot American") in the amount of $1,996,000. Patriot American served as the asset manager for the AP Southeast Partnership and Fontaine Partnership portfolios of properties on an ongoing basis and served as property manager on certain of the properties. Management fees for the years ended December 31, 1995 and 1994, and the periods of inception during 1993 to December 31, 1993, include Patriot American asset management fees of $475,000, $1,072,000 and $100,000, respectively. Patriot American also provided asset management services to the general partner of the Apollo Fund for other unrelated investments. Additionally, the controlling investor of Patriot American is also an investor as a limited partner in the general partner of the Apollo Fund. Patriot American's contract was terminated on June 30, 1995.

     At December 31, 1994, the Company owed the Apollo Fund $487,000. During the year ended December 31, 1995, this amount was forgiven by the Apollo Fund and was recorded as additional paid-in capital by the Company.

(6) EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements, effective as of July 1, 1995, with each of Messrs. Crocker, Ackerman and Onisko. The agreements with Messrs. Crocker and Ackerman have five-year terms; the agreement with Mr. Onisko has a three-year term. Under their respective employment agreements, Mr. Crocker will serve as Chairman of the Board and Chief Executive Officer, Mr. Ackerman will serve as President and Chief Operating Officer and Mr. Onisko will serve as Executive Vice President and Chief Financial Officer. The agreements provide for base annual salaries of $275,000 for Mr. Crocker, $225,000 for Mr. Ackerman and $150,000 for Mr. Onisko and bonuses, if any, in the sole discretion of the Company's Board of Directors. As noted below, the Company has granted non-qualified stock options to purchase 500,000 shares of Common Stock to each of Messrs. Crocker and Ackerman, and non-qualified stock options to purchase 50,000 shares of Common Stock to Mr. Onisko, in each case pursuant to the Company's 1995 Stock Option Plan (see note 7). These options were granted upon consummation of the CRI Merger and are exercisable at $10.00 per share as follows: (a) with respect to options granted to Messrs. Crocker and Ackerman,
(i) for 20% of the shares covered thereby after the first anniversary of the date of grant; (ii) for an additional 20% of the shares covered thereby on each of the second, third and fourth anniversaries; and (iii) for the balance after the fifth anniversary and (b) with respect to options granted to Mr. Onisko, for 33 1/3% of the shares covered thereby on each of the first, second and third anniversaries of the date of grant. All of the options will expire on the tenth anniversary of the date of grant.

                          CROCKER REALTY TRUST, INC.

(7) 1995 STOCK OPTION PLAN

     The Company has adopted the 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting of non-qualified stock options to purchase Common Stock to employees and, as described below, non-employee directors of the Company. The Stock Option Plan will be administered by the Compensation Committee or another committee appointed from time to time by the Company's Board of Directors. The Stock Option Plan will terminate in May 2005, unless sooner terminated by the Company's Board of Directors.

     A maximum of 1,275,000 shares of Common Stock (subject to adjustment under certain circumstances) may be issued under the Stock Option Plan. Under the terms of the Stock Option Plan, no person may be granted options in any calendar year to purchase more than 500,000 shares of Common Stock.

     As of December 31, 1995, options to purchase an aggregate of 1,050,000 shares of Common Stock are outstanding to Messrs. Crocker, Ackerman and Onisko, options to purchase 192,000 shares of Common Stock are outstanding to other officers, and options to purchase an aggregate of 21,000 shares of Common Stock are outstanding to the seven non-employee directors. The exercise price of the options granted to the officers and directors is $10.00 and $8.00 per share, respectively. One-third of the options of the non-employee directors become exercisable on the date of grant and the balance will become exercisable in two equal annual installments, beginning on the first anniversary of the date of grant, and will have a term of ten years.

     The Stock Option Plan provides that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of the grant of the option.

(8) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The  following   disclosure  of  the  estimated  fair  value  of  financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instrments" (FAS 107). The estimated fair value amounts have been determined by management of the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     At December 31, 1995, the carrying amount and the fair value of the Company's financial instruments, as determined under FAS 107, were as follows (in thousands):

                                                  CARRYING       ESTIMATED
                                                   AMOUNT        FAIR VALUE
                                                  --------       ----------
     Senior mortgage financing notes............  $140,000        133,000
     GECC note..................................  $ 30,500(A)      32,200
     GECC note..................................  $ 11,365(A)      11,500
     Other......................................  $      8              8
- ----------
(A) The $1.9 million difference between the amount calculated as the fair value of debt acquired and the outstanding principal balance of the GECC loans at the date of the CRI Merger was recorded as Other Liabilities and is reflected as such in the financial statements. (See note 4)

                          CROCKER REALTY TRUST, INC.

     The estimated fair value of the notes was based upon current market values for instruments with similar terms.

(9) ACQUISITIONS AND PRIVATE PLACEMENTS

     As a result of the July 1, 1995 CRI Merger and the June 30, 1995 CRMSI Merger, the Company succeeded to the interests of Crocker Realty Investors, Inc. ("CRI") in a portfolio of three office properties and to the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to all of the assets and liabilities of the respective entities.

     The CRMSI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets acquired as there was no established market for the Company's common stock prior to the consummation of the CRMSI Merger. The assets acquired in the CRMSI Merger are comprised primarily of building, construction and leasing management agreements and leasing and brokerage operations. Of the total estimated fair value of the assets acquired, approximately $1.4 million is classified as Management Contracts, and approximately $3.7 million is classified as Goodwill. The Company owns 100% of the issued and outstanding non-voting preferred stock and 3% of the issued and outstanding common stock of the leasing company which provides leasing and brokerage services to properties not owned by the Company, CRT Leasing, Inc., a Delaware corporation. CRT Leasing, Inc. has been consolidated into the Company's financial statements. The non-voting preferred stock generally is entitled to dividends equal to 95% of all distributions of CRT Leasing, Inc. The portion of the estimated fair value allocated to Management Contracts is being amortized over a period of 5-10 years and the portion attributable to Goodwill is being amortized over a period of 20 years.

     The CRI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets and liabilities acquired as there was no established market for the Company's common stock prior to the consummation of the CRI Merger. The assets acquired were comprised primarily of three office properties with a combined appraised value of approximately $48.1 million encumbered by approximately $41.4 million of variable interest rate mortgage notes payable.

     On December 28, 1995, the Company sold 8,818,231 shares of Common Stock to AEW Partners, L.P., a pension fund advisor ("AEW"), in a private placement transaction for $64.8 million (approximately $7.35 per share). Additional shares may be issued to AEW in the event certain purchase price adjustments are triggered. Management believes the number of additional shares which may be issued to AEW will not be material to the number of shares originally issued to AEW.

     On December 29, 1995, the Company completed the acquisition of 11 buildings and approximately 278 acres of land within Sabal Park in Tampa, Florida, from Sabal Corporation, a wholly owned subsidiary of Stone and Webster Incorporated. The assets were acquired for an aggregate cash consideration of $42.5 million. In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land acquired from Sabal Corporation to Security Capital Industrial Trust and sold approximately 48 of such acres on December 29, 1995 with the sale of remaining land (consisting of two parcels) contingent upon the resolution or satisfaction of certain conditions.

     On January 12, 1996, the Company sold 1,875,000 shares of the Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company, in a private placement transaction for $15.0 million ($8.00 per share).

                          CROCKER REALTY TRUST, INC.

(9) ACQUISITIONS AND PRIVATE PLACEMENTS--(CONTINUED)

     On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation (see note 12).

     The following unaudited pro forma consolidated results of operations for the years ended December 31, 1995 and 1994 have been prepared assuming the above transactions occurred at the beginning of each such period, after giving effect to certain adjustments, including the amortization of goodwill and management contracts. The following unaudited pro forma consolidated results of operations is not necessarily indicative of results of operations that would have occurred had the transactions been made as of those dates or of results that may occur in the future (dollars in thousands except per share amounts):

                                                              DECEMBER 31,
                                                        ------------------------
                                                           1995          1994
                                                        ----------    ----------
                                                                (UNAUDITED)
Revenue................................................ $   69,128        67,083
                                                        ==========    ==========
Net income............................................. $    8,074         9,348
                                                        ==========    ==========
Net income per common share............................ $     0.30          0.35
                                                        ==========    ==========
Weighted average number of common shares outstanding... 26,925,431    26,925,431
                                                        ==========    ==========

     Pro forma net income is approximately $1,274,000 lower for the year ended December 31, 1995 compared to the year ended December 31, 1994, even though pro forma revenue (excluding interest and other income) increased during the respective periods by approximately $2,045,000. This is primarily due to decreases in sales commission and lease termination fee revenue. A sales commission of $1,157,000 was earned during the year ended December 31, 1994 on the sale of two third-party owned properties. Lease termination fee revenue was approximately $291,000 and $575,000 for the years ended December 31, 1995 and 1994.

(10) COMMITMENTS AND CONTINGENCIES

     Under the terms of the original purchase agreement pursuant to which AP Southeast Partnership acquired its 46 properties from NationsBank of North Carolina, N.A., in November 1993, AP Southeast Partnership is obligated to pay a Deferred Contingent Purchase Price, as defined in the AP Southeast Partnership purchase agreement. This contingent payment, which will in no event exceed $4.4 million, is due on April 1, 1998, if the actual four-year cumulative cash flow for fiscal years 1994 to 1997 of the AP Southeast Partnership properties (as defined) exceeds the projected four-year cash flow (as defined). Based on actual results for 1994 and 1995 and estimates of future operations, management does not believe that any Deferred Contingent Purchase Price will be payable.

     The Company is not currently involved in any material litigation, nor, to its knowledge, is any material litigation currently threatened against it or any of its properties, except for routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                          CROCKER REALTY TRUST, INC.

(10) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     Management believes that any costs associated with environmental risks or compliance with applicable environmental laws or regulations to which the Company may be subject would not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

     A number of federal, state and local laws exist, such as the Americans with Disabilities Act, which may require modifications to existing buildings to improve, or restrict certain renovations, by requiring access to such buildings by disabled persons. Additional legislation may impose further requirements on owners with respect to access by disabled persons. The costs of compliance with such laws may be substantial and may reduce overall returns of the Company's investments. The Company believes that all of its properties are in substantial compliance with laws currently in effect, and will review its properties, periodically, to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

(11) CONCENTRATIONS OF CREDIT RISK

     The Company owns office properties located in seven different states in the Southeast United States, including Alabama, Georgia, Florida, North Carolina, South Carolina, Tennessee and Virginia. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables.

     As required under the terms of the AP Southeast Partnership Indenture (see note 4), certain receipts arising from the operations of the encumbered properties are required to be deposited in lockbox accounts maintained at NationsBank, N.A. These amounts, which total approximately $0.7 million and $0.8 million at December 31, 1995 and 1994, respectively, are swept periodically into trust accounts maintained by the Indenture Trustee, Bankers Trust Company of California, N.A. ("Trustee"). Funds held by the Trustee at both December 31, 1995 and 1994 include $7 million deposited as additional security for the senior mortgage note of which $6.5 million is continually invested in corporate commercial paper with a maturity of approximately 30 days and $0.5 million is continually maintained in one of the Trustee's treasury money funds. All other funds deposited with the Trustee, totaling approximately $0.6 million and $2.2 million at December 31, 1995 and 1994, respectively, are also maintained in one of the Trustee's treasury money funds. The carrying value of the investments approximates fair market value because of the short maturity of the investments and the Company believes that it is not exposed to any significant risk on such investments. In accordance with the AP Southeast Partnership Indenture, certain funds are transferred monthly to the Company to fund operations and capital expenditures.

     The Company places the vast majority of its cash and cash equivalents with First Union National Bank, N.A. ("First Union"). Such amounts are generally held in either noninterest bearing accounts or money market accounts, and the total amount held by First Union at any given time usually substantially exceeds the amounts that would be guaranteed by agencies of the United States Government in the event that First Union defaults.

     The majority of available funds held in the Company's primary operating account at First Union are invested nightly by First Union in reverse purchase agreements. At December 31, 1995, the Company held $5.5 million of such securities under agreements to resell. Generally, the maturity date of the Company's reverse repurchase agreements is the next day of business. Due to the short-term nature of the agreements, the Company does not take possession of the securities, which are instead held at First Union from which it purchases the securities. The carrying value of the agreements approximates fair market value because of the short maturity of the investments and the Company believes that it is not exposed to any significant risk on such investments.

                          CROCKER REALTY TRUST, INC.

(11) CONCENTRATIONS OF CREDIT RISK--(CONTINUED)

     Concentrations of credit risk with respect to trade receivables are limited because of the large number of geographically diverse customers which make up the Company's customer base, thus spreading the credit risk. The carrying value of trade receivables approximates fair market value because of the short maturity of the receivables and the Company believes that it is not exposed to any significant risk on such receivables.

(12) SUBSEQUENT EVENTS

     On January 12, 1996, the Company sold 1,875,000 shares of the Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company, in a private placement transaction for $15.0 million ($8.00 per share).

     On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation. The aggregate consideration for the acquisitions was approximately $81.4 million and was paid as follows: (i) $900,000 in cash; (ii) $67.2 million in the form of assumption of indebtedness; and (iii) 1,687,939 shares of common stock of the Company. Subsequent to the closing, the Company paid down an aggregate of approximately $9.4 million of the debt assumed.

     The Company is currently developing an office building in Center Point Office Park in Columbia, South Carolina. The total cost of the project is expected to be approximately $7.6 million, which includes the purchase of land for approximately $1.2 million and the construction of an approximately 81,000 square foot office building. Pursuant to a contract entered into with the builder, the construction costs are fixed. The entire building has been leased to a single tenant.

     The Company has entered into a contract to acquire eight acres of land in Greenville, South Carolina, for $1.6 million. The Company believes that it can develop 100,000 square feet of rentable space on this land.

                          CROCKER REALTY TRUST, INC.

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                              DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                     COSTS         GROSS AMOUNT AT WHICH
                                                INITIAL COST      CAPITALIZED    CARRIED AT CLOSE OF PERIOD
                                               ---------------   SUBSEQUENT TO   --------------------------
                                                     BUILDINGS    ACQUISITION          BUILDINGS
                                                        AND     ---------------            AND               ACCUMULATED
                                                      IMPROVE-         IMPROVE-          IMPROVE-            DEPRECIATION     DATE
         DESCRIPTION            ENCUMBRANCES   LAND    MENTS    LAND    MENTS    LAND     MENTS    TOTAL(A)      (A)(B)     ACQUIRED
         -----------            ------------   ----   --------  ----   --------  ----    --------  --------  ------------   --------
Oakhill Business Park--English
  Oak (Charlotte, NC).........     $1,968       598     1,915      3      320     601      2,235     2,836        138       11/22/93
Oakhill Business Park--Laurel
  Oak (Charlotte, NC).........      1,448       563     1,285      4      267     567      1,552     2,119        102       11/22/93
Oakhill Business Park--Scarlet
  Oak (Charlotte, NC).........      2,177     1,229     2,246      8      284   1,237      2,530     3,767        222       11/22/93
Oakhill Business Park--Twin
  Oaks (Charlotte, NC)........      3,406     1,259     3,202      8      138   1,267      3,340     4,607        218       11/22/93
Oakhill Business Park--Willow
  Oak (Charlotte, NC).........      1,234       584     1,332      4       27     588      1,359     1,947         72       11/22/93
Oakhill Business Park--Water
  Oak (Charlotte, NC).........      5,097       886     5,773      6      284     892      6,057     6,949        407       11/22/93
One North Commerce Center--
  Phase 1 (Raleigh, NC).......      1,988       985     3,594      6      139     991      3,733     4,724        232       11/22/93
One North Commerce Center--
  5200 Green's Dairy
  (Raleigh, NC)...............        593       230       527      2        7     232        534       766         30       11/22/93
One North Commerce Center--
  5220 Green's Dairy
  (Raleigh, NC)...............      1,072       362     1,007      3      127     365      1,134     1,499         93       11/22/93
One North Commerce Center--
  5301 Departure (Raleigh, NC)      2,466       597     3,202      4       20     601      3,222     3,823        205       11/22/93
One North Commerce Center--
  3645 Trust (Raleigh, NC)....      1,778       642     1,628      4      302     646      1,930     2,576        135       11/22/93
One North Commerce Center--
  W Building (Raleigh, NC)....      3,789     1,437     3,850      8       80   1,445      3,930     5,375        224       11/22/93
Ridgefield I (Asheville, NC)..      1,685       543     2,087      3       22     546      2,109     2,655        130       11/22/93
Ridgefield II (Asheville, NC).      1,837       599     2,306      4      386     603      2,692     3,295        194       11/22/93
Deep River I (Greensboro, NC).      2,305       546     2,847      3      115     549      2,962     3,511        200       11/22/93
Forsyth I (Winston-Salem, NC).      1,963       788     1,636      4       90     792      1,726     2,518         94       11/22/93
Fontaine I (Columbia, SC).....      3,520     1,113     2,942      6      121   1,119      3,063     4,182        169       11/22/93
Fontaine II (Columbia, SC)....      1,807       728     2,135      4      307     732      2,442     3,174        215       11/22/93
Fontaine III (Columbia, SC)...         --       459     1,802     --      241     459      2,043     2,502        127       11/22/93
Fontaine V (Columbia, SC).....      1,192       286     1,236      1        7     287      1,243     1,530         66       11/22/93
Brookfield--CRS Sirrine
  (Greenville, SC)............     12,049     1,973    14,198     12       89   1,985     14,287    16,272        760       11/22/93
Brookfield Plaza
  (Greenville, SC)............      4,768       814     6,203      5      320     819      6,523     7,342        411       11/22/93
Brookfield YMCA
  (Greenville, SC)............        429       166       547      1        3     167        550       717         29       11/22/93
Patewood Business Center
  (Greenville, SC)............      2,576     1,528     2,678      9      601   1,537      3,279     4,816        280       11/22/93
Patewood III (Greenville, SC).      5,417       677     2,609      4      299     681      2,908     3,589        175       11/22/93
Patewood IV (Greenville, SC)..           (C)    748     2,882      4       18     752      2,900     3,652        154       11/22/93
Patewood V (Greenville, SC)...      4,779     1,065     5,037      6      606   1,071      5,643     6,714        421       11/22/93
Centerpoint I (Columbia, SC)..      3,549       550     3,981      3      162     553      4,143     4,696        254       11/22/93


                          CROCKER REALTY TRUST, INC.

                              DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                     COSTS         GROSS AMOUNT AT WHICH
                                                INITIAL COST      CAPITALIZED    CARRIED AT CLOSE OF PERIOD
                                               ---------------   SUBSEQUENT TO   --------------------------
                                                     BUILDINGS    ACQUISITION          BUILDINGS
                                                        AND     ---------------            AND               ACCUMULATED
                                                      IMPROVE-         IMPROVE-          IMPROVE-            DEPRECIATION     DATE
         DESCRIPTION            ENCUMBRANCES   LAND    MENTS    LAND    MENTS    LAND     MENTS    TOTAL(A)      (A)(B)     ACQUIRED
         -----------            ------------   ----   --------  ----   --------  ----    --------  --------  ------------   --------
Grandview I (Birmingham, AL)..      5,154     1,804     6,226     11      539   1,815      6,765     8,580        409       11/22/93
Battlefield I (Chesapeake, VA)      2,717       957     2,512      6       15     963      2,527     3,490        134       11/22/93
Greenbrier Business Center
  (Chesapeake, VA)............      2,768       568     2,967      3      728     571      3,695     4,266        202       11/22/93
Oakbrook I (Norcross, GA).....      2,013       924     3,411      6      113     930      3,524     4,454        223       11/22/93
Oakbrook II (Norcross, GA)....      3,463       987     4,776      5      304     992      5,080     6,072        337       11/22/93
Oakbrook III (Norcross, GA)...      3,931     1,063     5,263      6      290   1,069      5,553     6,622        344       11/22/93
Oakbrook IV (Norcross, GA)....      2,381       532     3,122      3      167     535      3,289     3,824        235       11/22/93
Oakbrook V (Norcross, GA).....      5,664     1,667     7,734     10      517   1,677      8,251     9,928        606       11/22/93
Grassmere I (Nashville, TN)...      2,856     1,526     3,650      9       54   1,535      3,704     5,239        284       11/22/93
Grassmere II (Nashville, TN)..      4,401     1,964     4,663     13      283   1,977      4,946     6,923        322       11/22/93
Grassmere III (Nashville, TN).      5,053     1,577     4,874     10       30   1,587      4,904     6,491        261       11/22/93
Sabal II (Tampa, FL)..........      1,235       343     1,234      2      133     345      1,367     1,712         93       11/22/93
Sabal III (Tampa, FL).........        852       164       701      1      204     165        905     1,070         91       11/22/93
Sabal IV (Tampa, FL)..........      2,107       450     1,917      3      296     453      2,213     2,666        136       11/22/93
Sabal V (Tampa, FL)...........      2,532       431     2,802      3      113     434      2,915     3,349        172       11/22/93
Sabal VI (Tampa, FL)..........      5,919     1,330     7,224      8       45   1,338      7,269     8,607        387       11/22/93
Sabal VII (Tampa, FL).........      4,815       503     5,645      3       35     506      5,680     6,186        302       11/22/93
Atrium (Tampa, FL)............          1       821     5,046     --       --     822      5,046     5,868         --       12/29/95
Registry I (Tampa, FL)........          1       509     3,128     --       --     509      3,128     3,637         --       12/29/95
Registry II (Tampa, FL).......          1       522     3,207     --       --     522      3,207     3,729         --       12/29/95
Progressive Insurance
  (Tampa, FL).................          1       644     3,958     --       --     644      3,958     4,602         --       12/29/95
Sabal Business Center I
  (Tampa, FL).................         --       243     1,491     --       --     243      1,491     1,734         --       12/29/95
Sabal Park Plaza (Tampa, FL)..          1       328     2,014     --       --     328      2,014     2,342         --       12/29/95
Sabal Lake Building
  (Tampa, FL).................          1       402     2,467     --       --     402      2,467     2,869         --       12/29/95
Registry Square (Tampa, FL)...          1       195     1,199     --       --     195      1,199     1,394         --       12/29/95
Sabal Tech Center
  (Tampa, FL).................          1       370     2,270     --       --     370      2,270     2,640         --       12/29/95
Expo Building (Tampa, FL).....         --        91       560     --       --      91        560       651         --       12/29/95
Day Care Center (Tampa, FL)...         --        38       232     --       --      38        232       270         --       12/29/95
Land (Tampa, FL)..............         --    11,159        --     --       --  11,159         --    11,159         --       12/29/95
Southwest Corporate Center
  (Orlando, FL)...............      3,717     1,828     3,171     11       19   1,839      3,190     5,029        170       11/22/93
Metrowest I (Orlando, FL).....      3,530     1,550     3,857     10      312   1,560      4,169     5,729        302       11/22/93
Crocker Financial Plaza
  (Boca Raton, FL)............      4,263(D)    970     5,346     --      444     970      5,790     6,760        163       07/01/95
Scott Center (Boca Raton, FL).      7,102(D)  2,185     8,417     --      662   2,185      9,079    11,264        182       07/01/95
One Boca Place
  (Boca Raton, FL)............     30,500(D)  4,800    25,892     --      155   4,800     26,047    30,847        478       07/01/95
                                 --------    ------   -------    ---   ------  ------    -------   -------     ------
                                 $181,873    65,400   225,663    252   10,840  65,653    236,503   302,156     11,590
                                 ========    ======   =======    ===   ======  ======    =======   =======     ======

                          CROCKER REALTY TRUST, INC.

                              DECEMBER 31, 1995
                                (IN THOUSANDS)



A  RECONCILIATION OF CARRYING COSTS (IN THOUSANDS):

                                                             ACCUMULATED
                                               COST          DEPRECIATION
                                               ----          ------------
Initial acquisitions in 1993...............  $202,559               --
  Additions................................     1,208              518
  Dispositions and retirements.............        --               --
                                             --------           ------
Balance, December 31, 1993.................   203,767              518
  Additions................................     4,778            4,761
  Dispositions and retirements.............        --               --
                                             --------           ------
Balance, December 31, 1994.................   208,545            5,279
  Additions................................    82,735            6,325
  Dispositions and retirements.............      (283)             (14)
                                             --------           ------
Balance, December 31, 1995.................  $290,997           11,590
                                             ========           ======

B  COMPUTATION OF DEPRECIATION:
   Depreciation of buildings and other building improvements is computed using the straight-line method over an estimated useful life of 10 to 40 years. Tenant improvements are capitalized and amortized over the term of the respective leases.

C Patewood III and IV are considered one property for encumbrance purposes.

D  Crocker   Financial   Plaza,   Scott   Center   and  One   Boca   Place   are
   cross-collateralized for the two GECC notes.

                           CRT ACQUIRED PROPERTIES

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Crocker Realty Trust, Inc.:

     We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") for certain properties owned by Towermarc Corporation (the "Properties") for the year ended December 31, 1995. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Crocker Realty Trust, Inc. as described in Note 1 and are not intended to be a complete presentation of the Properties' revenues and expenses.

     In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Properties for the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                         Ernst & Young LLP

Boston, Massachusetts
February 26, 1996

                     HISTORICAL SUMMARY OF GROSS INCOME
                        AND DIRECT OPERATING EXPENSES
            FOR CERTAIN PROPERTIES OWNED BY TOWERMARC CORPORATION
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Gross Income
  Rental Income...........................................  $11,510,000
  Other Income............................................      208,000
                                                            -----------
                                                             11,718,000
                                                            -----------
Direct Operating Expenses
  Rental Property Operating Expenses......................    2,919,000
  Real Estate Taxes and Insurance.........................    1,632,000
  General and Administrative..............................       82,000
                                                            -----------
                                                              4,633,000
                                                            -----------
  Gross Income in excess of Direct Operating Expenses.....  $ 7,085,000
                                                            -----------

                NOTE TO HISTORICAL SUMMARY OF GROSS INCOME AND
                          DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") relate to three office buildings and one parcel of land located in Tampa, Florida, one office building located in Jacksonville, Florida and five office buildings and two parcels of land located in Memphis, Tennessee (collectively, the "Properties"), all owned and operated by Towermarc Corporation. The office buildings aggregate approximately 680,000 rentable square feet. On January 16, 1996 Crocker Realty Trust Inc. acquired these properties from Towermarc Corporation and from its subsidiaries and majority owned partnerships.

BASIS OF PRESENTATION

     The accompanying Historical Summary has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate operations for inclusion in the Registration Statement on Form S-11 of the acquirer, Crocker Realty Trust, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Properties have been excluded. Excluded expenses consist of depreciation and amortization, interest expense and certain professional and administrative costs not directly related to future operations.

REVENUE AND EXPENSE RECOGNITION

     The accompanying Historical Summary has been prepared on the accrual basis of accounting. In accordance with industry practice the properties may provide certain rent concessions for new tenants. These concessions generally take the form of several months free or reduced rent. Income from operating leases which provide for varying rents over the lease term is recognized on a straight-line basis over the lease term. During the year ended December 31, 1995 a reduction to rental income of approximately $335,000 was recorded to recognize the property's rental income on a straight line basis. Other income includes a $125,000 lease termination payment received by the Properties in 1995.

     The individual leases on these Properties are generally for a term of at least three years and provide for operating expense, a real estate tax escalations and in certain cases for increases in minimum rent. Minimum future rentals under non-cancelable leases in effect at December 31, 1995, with terms greater than one year, under which the Properties is the lessor, are summarized as follows:

            YEAR
            ----
            1996..........................................   $10,943,000
            1997..........................................     9,828,000
            1998..........................................     8,275,000
            1999..........................................     5,821,000
            2000..........................................     3,771,000
          Thereafter......................................     5,638,000
                                                             -----------
                                                             $44,276,000
                                                             ===========

                      SABAL CORPORATION AND SUBSIDIARIES
          REPORT ON AUDIT OF THE HISTORICAL SUMMARY OF CONSOLIDATED
                 GROSS REVENUES AND DIRECT OPERATING EXPENSES
           FOR THE PERIOD JANUARY 1, 1995 THROUGH DECEMBER 29, 1995

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.

     We have audited the accompanying historical summary of consolidated gross revenue and direct operating expenses (the Historical Summary) of Sabal Corporation and subsidiaries (the Company) described in Note 1 to the Historical Summary for the period January 1, 1995 through December 29, 1995. The Historical Summary is the responsibility of the management of Sabal Corporation and subsidiaries. Our responsibility is to express an opinion on the Historical Summary based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission pursuant to the transaction as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Company's expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the historical summary of consolidated gross revenue and direct operating expenses described in Note 1 to the Historical Summary of Sabal Corporation and subsidiaries for the period January 1, 1995 through December 29, 1995, in conformity with generally accepted accounting principles.

                                                 Coopers & Lybrand LLP

Tampa, Florida
July 18, 1996

                      SABAL CORPORATION AND SUBSIDIARIES

             HISTORICAL SUMMARY OF CONSOLIDATED GROSS REVENUE AND
                          DIRECT OPERATING EXPENSES

           FOR THE PERIOD JANUARY 1, 1995 THROUGH DECEMBER 29, 1995


Rental income..............................................  $5,083,481
Other income...............................................      92,019
                                                             ----------
     Total gross revenue...................................   5,175,500
                                                             ----------
Direct operating expenses:
  Rental property operations...............................   1,305,633
  Real estate taxes, other taxes and insurance.............   1,053,899
  HVAC maintenance.........................................      46,957
                                                             ----------
     Total direct expenses.................................   2,406,489
                                                             ----------
Gross revenue in excess of direct operating expenses.......  $2,769,011
                                                             ==========


                  The accompanying notes are an integral part
                   of this consolidated financial statement.

                     SABAL CORPORATION AND SUBSIDIARIES

          NOTES TO HISTORICAL SUMMARY OF CONSOLIDATED GROSS REVENUE
                        AND DIRECT OPERATING EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF OPERATIONS--Sabal Corporation (Sabal) and subsidiaries (the Company) engage in the sale of developed land and the development, leasing and management of office and industrial buildings. The Company is a wholly owned subsidiary of Stone & Webster, Incorporated (Stone & Webster).

     BASIS OF PRESENTATION--The historical summary of consolidated gross revenue and direct operating expenses for the period January 1, 1995 through December 29, 1995 (the Historical Summary) relates to the leasing and management of 11 office and industrial buildings, along with the operating and administrative costs of the Company located in Tampa, Florida. The Historical Summary includes the gross revenue and direct operating expenses of the following entities: Sabal Corporation, Queen Palm Corporation, Coconut Palm Corporation, Princess Palm Corporation, King Palm Corporation, Sabal Realty Management Corporation (Sabal Realty), Sabal Park Plaza Corporation, Coconut Center Corporation, Park Progressive Corporation, Registry Building Corporation, Tech Center Corporation, Registry Square Corporation, and Atrium S.C. Ltd. (See Note 2).

     During November 1995, Stone & Webster entered into an agreement to sell substantially all of the operating assets and certain land parcels of the Company to Crocker Realty Trust, Inc. (Crocker). This transaction closed on December 29, 1995. The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and excludes material expenses. The Historical Summary does not include certain historical expenses of the Company such as mortgage interest, depreciation and amortization, management fees, advertising, indirect costs, general and administrative expenses and income taxes. Therefore, the Historical Summary is not representative of the actual operations of the Company for the period presented.

     The  Historical   Summary  has  been  prepared  on  the  accrual  basis  of
accounting. Consequently revenues and gains are recognized when earned and expenses and losses are recognized when incurred.

     RENTAL REVENUES--Rental revenues are recorded in accordance with Financial Accounting Standards Board Statement No. 13, "Accounting for Leases," whereby rental revenue is recognized on a straight-line method by totaling all rents due under the lease, including fixed increases, and dividing by total months of occupancy, including free rent periods.

     The Company has entered into tenant leases for terms ranging from one to 15 years. All leases are accounted for as operating leases. The majority of the tenant leases provide for the tenants to share in increases in operating expenses and real estate taxes. These charges are included in rental income.

                     SABAL CORPORATION AND SUBSIDIARIES

        NOTES TO HISTORICAL SUMMARY OF CONSOLIDATED GROSS REVENUE AND
                    DIRECT OPERATING EXPENSES--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

     Minimum rents to be received from tenants under operating leases in effect at December 29, 1995 are approximately as follows:

                                                            AMOUNT
                                                          -----------
          1996..........................................  $ 5,112,000
          1997..........................................    3,983,000
          1998..........................................    2,512,000
          1999..........................................    1,560,000
          2000..........................................    1,135,000
          Thereafter....................................      823,000
                                                          -----------
                                                          $15,125,000
                                                          ===========

     These amounts will be recognized as discussed under rental revenues in Note 1.

2. JOINT VENTURE:

     During 1988, Sabal, acting as general partner, formed a joint venture with a limited partner to build, own, and operate a 130,000 square foot office building known as the Atrium S.C. building (the Atrium). Sabal owned 50% of the Atrium. On September 1, 1995, Sabal acquired the remaining 50% interest in the Atrium by purchasing the limited partner's interest in the joint venture. The historical gross revenue and direct operating expenses related to Atrium for the period September 1, 1995 through December 29, 1995 are reflected in the Historical Summary for the period January 1, 1995 through December 29, 1995.

     Prior to September 1, 1995, Sabal accounted for the Atrium on the equity method and thus the joint venture's revenue and expenses for the period January 1, 1995 through August 31, 1995 were not reflected in the Historical Summary.

The following unaudited pro forma condensed Historical Summary is presented as if Sabal's acquisition of the Atrium had occurred on January 1, 1995. This unaudited pro forma condensed Historical Summary is not necessarily indicative of what actual gross revenue in excess of direct operating expenses of the Company would

                     SABAL CORPORATION AND SUBSIDIARIES

        NOTES TO HISTORICAL SUMMARY OF CONSOLIDATED GROSS REVENUE AND
                    DIRECT OPERATING EXPENSES--(CONTINUED)

2. JOINT VENTURE:--(CONTINUED)

have been assuming such transaction had been completed as of January 1, 1995, nor does it purport to represent the gross revenue in excess of direct operating expenses for future periods.






                                                                    THE COMPANY             ATRIUM            PRO FORMA
                                                                  -----------------     ---------------     FOR THE PERIOD
                                                                   JANUARY 1, 1995      JANUARY 1, 1995     JANUARY 1, 1995
                                                                         TO                   TO                 THROUGH
                                                                  DECEMBER 29, 1995     AUGUST 31, 1995     DECEMBER 29, 1995
                                                                      (AUDITED)            (AUDITED)           (UNAUDITED)
                                                                  -----------------     ---------------     -----------------
Rental income...................................................     $5,083,481            $1,324,147          $6,407,626
Other income....................................................         92,019                10,277             102,296
                                                                     ----------            ----------          ----------
     Total gross revenue........................................      5,175,500             1,334,424           6,509,924
                                                                     ----------            ----------          ----------
Direct operating expenses:
  Rental property operations....................................      1,305,633               387,289           1,692,922
  Real estate taxes, other taxes and insurance..................      1,053,899               137,110           1,191,009
  HVAC maintenance..............................................         46,957                     0              46,957
                                                                     ----------            ----------          ----------
     Total direct expenses......................................      2,406,489               524,399           2,930,888
                                                                     ----------            ----------          ----------
Gross revenue in excess of direct operating expenses............     $2,769,011            $  810,025          $3,579,036
                                                                     ==========            ==========          ==========


3. RELATED PARTY TRANSACTIONS:

     Sabal provided management services for the individual companies for the period January 1, 1995 through December 29, 1995. The associated management fees remitted to Sabal varied with each company and were either a predetermined annual fee or 4% of rental income. Intercompany management fees of approximately $221,000 are excluded from the Historical Summary.

                        CROCKER REALTY INVESTORS, INC.

                         INTERIM FINANCIAL STATEMENTS

                                JUNE 30, 1995
                                 (UNAUDITED)

                        CROCKER REALTY INVESTORS, INC.

                                BALANCE SHEETS



                                                                                       JUNE 30,     DECEMBER 31,
                                  ASSETS                                                 1995           1994
                                  ------                                               --------     ------------
                                                                                      (UNAUDITED)
Investment in real estate:
     Rental properties, net of accumulated depreciation of $2,110,157 and
       $1,336,366 at June 30, 1995 and December 31, 1994 respectively..............    $47,203,511    $46,390,687
Other assets:
     Cash..........................................................................        893,105        653,623
     Rents and expense reimbursements receivable, net of allowance for doubtful accounts of $9,420 and $10,240 at June 30, 1995 and December 31, 1994,
       respectively................................................................         98,516        213,472
     Real estate tax escrows.......................................................        518,305         44,623
     Deferred straight-line rents receivable.......................................        486,605        328,923
     Preacquisition and deferred merger costs......................................      1,024,552        321,204
     Deferred loan costs, net of accumulated amortization of $253,531 and $161,992
         at June 30, 1995 and December 31, 1994, respectively......................        712,969        804,508
     Deferred leasing costs, net of accumulated amortization of $83,806 and $38,678
  at June 30, 1995 and December 31, 1994, respectively.............................        783,913        539,247
     Prepaid expenses..............................................................         64,694        194,510
     Organization costs, net of accumulated amortization of $28,750 and $23,000 at
  June 30, 1995 and December 31, 1994, respectively................................         28,750         34,500
     Other assets..................................................................        123,931        122,431
                                                                                       -----------    -----------
          Total assets.............................................................    $51,938,851    $49,647,728
                                                                                       ===========    ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------
Liabilities:
     Mortgage notes payable........................................................    $41,383,346    $39,845,438
     Accounts payable and accrued expenses.........................................        268,652        388,321
     Accrued interest expense......................................................        353,932        327,034
     Accrued real estate taxes.....................................................        495,870            --
     Accrued deferred merger costs.................................................        819,120        204,334
     Due to affiliates.............................................................        548,938        339,326
     Rents paid in advance.........................................................         96,894         43,984
     Deferred straight-line rent payable...........................................        268,351        146,000
     Tenant security deposits......................................................        366,528        384,935
     Other liabilities.............................................................        405,144        238,678
                                                                                        ----------     ----------
          Total liabilities........................................................     45,006,775     41,918,050
                                                                                        ----------     ----------
Stockholders' equity:
     Common stock, $.001 par value.  Authorized  10,000,000  shares;  issued and outstanding 1,020,000 shares at June 30, 1995 and December 31, 1994,
       respectively................................................................          1,020          1,020
     Additional paid-in capital....................................................      8,909,735      8,909,735
     Accumulated deficit...........................................................     (1,978,679)    (1,181,077)
                                                                                        ----------     ----------
          Total stockholders' equity...............................................      6,932,076      7,729,678
                                                                                        ----------     ----------
          Total liabilities and stockholders' equity...............................    $51,938,851    $49,647,728
                                                                                       ===========    ===========

Unaudited--See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.

                           STATEMENTS OF OPERATIONS

                                 (Unaudited)



                                                                SIX MONTHS ENDED           THREE MONTHS ENDED
                                                                    JUNE 30,                    JUNE 30,
                                                             ------------------------     -----------------------
                                                               1995           1994          1995           1994
                                                               ----           ----          ----           ----
Revenue:
     Rental income.......................................    $3,010,846    $1,691,528    $1,525,387    $1,167,074
     Common area maintenance reimbursement...............     1,870,839       859,258       948,837       623,750
                                                             ----------    ----------    ----------    ----------
                                                              4,881,685     2,550,786     2,474,224     1,790,824
                                                             ----------    ----------    ----------    ----------
Expenses:
     Rental property operating expenses..................     1,212,082       860,610       638,953       573,148
     Real estate taxes and insurance.....................       625,059       352,434       316,420       259,466
     Property management fees to related party...........       249,670       115,729       126,517        78,986
     Amortization of deferred leasing costs..............        53,064         9,679        25,266         6,503
     Depreciation and amortization of rental property           819,803       411,259       411,885       286,600
     General and administrative expenses.................       386,358       248,183       196,857       110,461
     Loss on tenant defaults.............................        23,558        45,030        19,822        23,697
                                                             ----------    ----------    ----------    ----------
                                                              3,369,594     2,042,924     1,735,720     1,338,861
                                                             ----------    ----------    ----------    ----------
          Operating income...............................     1,512,091       507,862       738,504       451,963
                                                             ----------    ----------    ----------    ----------
Other income (expense):
     Interest and other income...........................        25,475        13,174        17,313        12,024
     Interest expense....................................    (2,335,168)     (903,147)   (1,194,973)     (722,024)
                                                             ----------    ----------    ----------    ----------
          Total other income (expense)...................    (2,309,693)     (889,973)   (1,177,660)     (710,000)
                                                             ----------    ----------    ----------    ----------
          Net loss.......................................    $ (797,602)   $ (382,111)   $ (439,156)   $ (258,037)
                                                             ==========    ==========    ==========    ==========
Net loss per share of common stock.......................    $    (0.78)   $    (0.37)   $    (0.43)   $    (0.25)
                                                             ==========    ==========    ==========    ==========
Weighted average number of shares outstanding............     1,020,000     1,020,000     1,020,000     1,020,000
                                                             ==========    ==========    ==========    ==========



Unaudited--See accompanying notes to financial statements.

                       CROCKER REALTY INVESTORS, INC.

                           STATEMENTS OF CASH FLOWS

                                 (Unaudited)



                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                        ---------------------------
                                                                                             1995           1994
                                                                                             ----           ----
Cash flows from operating activities:
     Net loss........................................................................    $ (797,602)    $ (382,111)
     Adjustments to reconcile net loss to net cash provided by operating activities:
          Depreciation and amortization of rental properties.........................       819,803        411,259
          Amortization and accretion of loan costs...................................       258,005        135,071
          Amortization of deferred leasing costs.....................................        53,064          9,679
          Amortization of organization costs.........................................         5,750          5,750
          Bad debt expense...........................................................         9,420            --
          Loss on tenant defaults....................................................        23,558         45,030
          (Increase) decrease in operating assets:
               Deferred straight-line rents receivable...............................      (157,682)       (78,724)
               Rents and other receivables...........................................       105,536       (208,699)
               Real estate tax escrow................................................      (473,682)      (403,300)
               Prepaid expenses and other assets.....................................       128,316        (87,243)
          Increase (decrease) in operating liabilities:
               Accounts payable and accrued expenses.................................      (119,669)       340,691
               Accrued interest expense..............................................        26,898        270,059
               Accrued real estate taxes.............................................       495,870        281,751
               Rents paid in advance.................................................        52,910        (19,389)
               Tenant security deposits..............................................       (18,407)        40,327
               Deferred straight-line rent payable...................................       122,351         38,473
               Due to affiliates, net................................................       (76,298)        79,743
                                                                                         ----------     ----------
                    Total adjustments................................................     1,255,743        860,478
                                                                                         ----------     ----------
                    Net cash provided by operating activities........................       458,141        478,367
                                                                                         ----------     ----------
Cash flows from investing activities:
     Acquisition of rental property..................................................           --     (29,878,467)
     Payments for building and tenant improvements...................................    (1,226,047)      (639,327)
     Payments for deferred leasing costs.............................................      (441,958)      (166,287)
     Payment of deposits, pre-acquisition and deferred merger costs..................       (88,562)      (978,507)
     Refund of deposits..............................................................           --       1,500,000
                                                                                         ----------     ----------
                    Net cash used in investing activities............................    (1,756,567)   (30,162,588)
                                                                                         ----------     ----------
Cash flows from financing activities:
     Proceeds from borrowing under mortgage note payable.............................     1,537,908     31,059,949
     Loan fees.......................................................................           --        (594,555)
     Due to affiliates, net..........................................................           --        (100,000)
                                                                                         ----------     ----------
                    Net cash provided by financing activities........................     1,537,908     30,365,394
                                                                                         ----------     ----------
Net increase in cash.................................................................       239,482        681,173
     Cash at beginning of period.....................................................       653,623         24,579
                                                                                         ----------     ----------
     Cash at end of period...........................................................   $   893,105   $    705,752
                                                                                        ===========   ============



Unaudited--See accompanying notes to financial statements.

                       CROCKER REALTY INVESTORS, INC.

                                 (Unaudited)



                                                                                           SIX MONTHS ENDED JUNE 30,
                                                                                         ----------------------------
                                                                                               1995         1994
                                                                                               ----         ----

Supplemental disclosures of cash flow information:
     Interest paid......................................................................  $ 2,050,265     $498,017
                                                                                          ===========     ========
Supplemental disclosure of noncash investing and financing activities:

        The Company acquired a rental property in the six months ended June 30, 1994. Assets and liabilities assumed in conjunction with the acquisition were as follows:

Land.................................................................................... $ 4,800,000
Building and improvements...............................................................  25,379,228
Tenant improvement escrow...............................................................     142,572
Accounts payable and accrued expenses...................................................    (159,700)
Rents paid in advance...................................................................     (26,508)
Security deposits.......................................................................    (257,125)
                                                                                         -----------
          Net cash used in acquisition of real estate................................... $29,878,467
                                                                                         ===========



Unaudited--See accompanying notes to financial statements.

                       CROCKER REALTY INVESTORS, INC.

                  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

(1) FINANCIAL STATEMENTS

    The interim financial statements included herein have been prepared by Crocker Realty Investors, Inc. (The Company) without audit. The statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    In  the  opinion  of  management,   the  accompanying   unaudited  financial
    statements contain all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company's financial position as of June 30, 1995 and December 31, 1994, and the results of its operations and cash flows for the six and three months ended June 30, 1995 and 1994. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 ("1994 Form 10-KSB").

    The results of operations for the six and three months ending June 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full year.

    The accounting policies followed by the Company are set forth in note 1 to the Company's financial statements included in its 1994 Form 10-KSB. Certain reclassifications have been made to the June 30, 1994 balances in order to conform to the presentation used at June 30, 1995.

(2) INCOME TAXES

    The Company qualifies as a real estate investment trust REIT under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. The Company did not have taxable income during the first six months of 1995 or 1994. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

(3) RELATED PARTY TRANSACTIONS

    On January 21, 1993, the Company entered into a one year property management agreement with Crocker Realty Management Services, Inc. (CRMS), an affiliate of Thomas J. Crocker, Chairman and a stockholder of the Company. CRMS also acts as exclusive leasing agent and construction manager. CRMS is paid 5% of aggregate gross revenue for each year for its property management services; 6% of aggregate fixed annual rental of each lease procured by CRMS for the first five years of a lease term and 4% for the next five years for each new lease and lesser amounts for renewals; and 8% of tenant improvement and other construction costs incurred by the Company for construction management services. In addition, CRMS will be reimbursed for all out-of-pocket expenses paid to third parties in connection with the rendition of services and all salaries and other expenses of on-site personnel and the allocable portion of salaries, other compensation and overhead of personnel employed by the manager who perform any portion of services contemplated under the agreement. CRMS is responsible for any co-broker leasing commissions. The agreement is automatically extended for successive one year periods unless terminated by either party upon written notice at least 90 days prior to the expiration date. In management's opinion, these fees are at rates not less favorable to the Company than that available from unaffiliated third parties.

    The Company has also retained affiliates of Thomas J. Crocker to provide administrative support services necessary for the day-to-day operations of the Company. The company reimburses such affiliates for: (a) the actual cost to the affiliates for goods, materials and services used for and by the Company obtained from unaffiliated parties, (b) administrative services necessary to the operation of the Company, including secretarial, bookkeeping, data processing and other office services, and (c) the services of certain personnel

                        CROCKER REALTY INVESTORS, INC.

    utilized by the Company directly involved in the organization and business of the Company, including persons who may be employees or officers of the affiliates, but not executive officers of the Company. The Company's offices have been provided free of charge by Crocker & Sons, Inc., an affiliate of Thomas J. Crocker. On April 1, 1995, the Company began paying rent to such affiliate, at a rate of $3,910 per month. On October 1, 1994, Crocker and Sons, Inc. began allocating payroll costs to the Company in accordance with item (c) above, and will continue to allocate these costs on an ongoing basis.

    The amounts earned by affiliated companies for the six months ended June 30, 1995 and 1994 and amounts included in due to affiliates at June 30, 1995 and December 31, 1994 are summarized as follows:


                             EARNED DURING THE SIX         DUE TO AFFILIATES AT
                             MONTHS ENDED JUNE 30,      --------------------------
                           --------------------------    JUNE 30,     DECEMBER 31,
                               1995          1994          1995           1994              DESCRIPTION
                               ----          ----        --------     ------------          -----------
                           (UNAUDITED)    (UNAUDITED)   (UNAUDITED)

Crocker Realty
 Management
 Services,Inc.............. $249,670        $115,729     $ 46,472       $ 50,608        Property management
                              32,797          34,025          --          42,771        Construction management
                              42,464          29,971          --         129,763        Leasing commissions
Crocker & Sons, Inc........    N/A             N/A        502,466         44,020        Building and tenant improvements
                               --             28,014          --             --         Interest and loan fees
                              94,856             --           --          72,164        Payroll allocations
                            --------        --------     --------       --------
                            $419,787        $207,739     $548,938       $339,326
                            ========        ========     ========       ========

Crocker & Sons, Inc. provided $1,100,000 for deposits made towards the purchase of a rental property acquired on April 27, 1994. This loan was repaid after the acquisition, including interest and loan fees.

(4) CONDENSED PRO FORMA FINANCIAL INFORMATION

    On April 27, 1994, the Company purchased One Boca Place for $30,179,228 paid for with cash from proceeds from a mortgage note payable.

    The following unaudited pro forma summary presents the condensed results of operations as if the 1994 acquisition had occurred as of January 1, 1994, and does not purport to be indicative of what would have occurred had the 1994 acquisition actually occurred as of January 1, 1994, or of results which may occur in the future.

                                                                SIX MONTHS ENDED
                                                                  JUNE 30, 1994
                                                                ----------------
                                                                   (UNAUDITED)
        Revenues...............................................    $4,155,000
                                                                   ==========
        Net loss...............................................    $ (680,000)
                                                                   ==========
        Net loss per common share..............................    $    (0.67)
                                                                   ==========
        Weighted average number of common shares outstanding...     1,020,000
                                                                  ===========


(5) SUBSEQUENT EVENT--MERGER

    On July 1, 1995, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 29, 1994, the Company was merged (the "Merger") into a wholly-owned subsidiary of Crocker Realty Trust, Inc., a Maryland corporation which changed its name from Southeast Realty Corp. to Crocker Realty Trust, Inc. on June 30, 1995. Upon consummation of the Merger, Crocker Realty Trust, Inc. owns 50

                        CROCKER REALTY INVESTORS, INC.

    properties, including the Company's properties. On June 30, 1995, Crocker Realty Management Services, Inc. and Crocker & Sons, Inc., companies which were controlled by Thomas J. Crocker, were also merged into a wholly-owned subsidiary of Crocker Realty Trust, Inc. The consummation of the Merger was subject to various conditions, including, among other conditions, the approval of a majority of the outstanding shares of the Company.
    Shareholders of more than a majority of the outstanding shares of the Company approved the Merger at the Company's Special Meeting of Shareholders held on June 29, 1995.

    As of June 30,  1995 and  December  31,  1994,  the Company  incurred  costs related to the Merger of approximately $1,025,000 and $310,000, respectively, net of total reimbursements received from Crocker Realty Trust, Inc. of approximately $147,000 as of both dates. Of the $1,025,000 incurred by the Company, approximately $819,000 remains unpaid as of June 30, 1995 and will be paid by Crocker Realty Trust, Inc. On July 1, 1995, the approximately $206,000 of deferred merger costs which were not reimbursed or paid by Crocker Realty Trust, Inc. were written off.

                       CROCKER REALTY INVESTORS, INC.

                             FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993

                 (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Crocker Realty Investors, Inc.:



We have audited the financial statements of Crocker Realty Investors, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crocker Realty Investors, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         KPMG PEAT MARWICK LLP


Fort Lauderdale, Florida
February 3, 1995

                        CROCKER REALTY INVESTORS, INC.

                                BALANCE SHEETS
                          DECEMBER 31, 1994 AND 1993

                                                                                                  1994           1993
                                                                                                ----------    ----------
ASSETS
Investment in real estate:
  Rental properties, net of accumulated depreciation of
     $1,336,366 and $140,188 at December 31, 1994
     and 1993, respectively (notes 3, 4 and 5)............................................     $46,390,687   $15,796,247
Other assets:
  Cash....................................................................................         653,623        24,579
  Rents and expense reimbursements receivable, net of allowance for doubtful accounts of
     $10,240 at December 31, 1994 (notes 3 and 4).........................................         213,472        35,394
  Deferred straight-line rents receivable (note 3)........................................         328,923        74,185
  Deposits, preacquisition and deferred merger costs (notes 3, 5 and 9)...................         321,204       604,000
  Deferred loan costs, net of accumulated amortization of $161,992 and $16,324 at December
     31, 1994 and 1993, respectively (note 4).............................................         804,508       355,621
  Deferred leasing costs, net of accumulated amortization of $38,678 and $2,887 at
     December 31, 1994 and 1993, respectively (notes 3 and 5).............................         539,247        59,498
  Prepaid expenses........................................................................         194,510        49,498
  Organization costs, net of accumulated amortization of $23,000 and $19,020 at December
     31, 1994 and 1993, respectively......................................................          34,500        46,000
  Other assets............................................................................         167,054        56,260
                                                                                               -----------    ----------
       Total assets.......................................................................     $49,647,728    17,101,282
                                                                                               ===========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable (note 4).........................................................     $39,845,438     7,911,062
  Accounts payable and accrued expenses...................................................         388,321       131,628
  Accrued interest expense (note 4).......................................................         327,034       --
  Accrued deferred merger costs...........................................................         204,334       --
  Due to affiliates (note 5)..............................................................         339,326       140,268
  Rents paid in advance...................................................................          43,984        50,536
  Deferred straight-line rent payable (note 3)............................................         146,000       --
  Tenant security deposits................................................................         384,935       149,754
  Other liabilities (note 4)..............................................................         238,678         4,477
                                                                                               -----------    ----------
       Total liabilities..................................................................      41,918,050     8,387,725
                                                                                               -----------    ----------
Stockholders' equity (notes 2, 4, 6, 7 and 9):
  Common stock, $.001 par value. Authorized 10,000,000 shares; issued and outstanding
     1,020,000 shares at December 31, 1994 and 1993.......................................           1,020         1,020
  Additional paid-in capital..............................................................       8,909,735     8,909,735
  Accumulated deficit.....................................................................      (1,181,077)     (197,198)
                                                                                                ----------    ----------
       Total stockholders' equity.........................................................       7,729,678     8,713,557
                                                                                                ----------    ----------
Commitments and contingencies (notes 3, 4, 5, 6, 7 and 9)
       Total liabilities and stockholders' equity.........................................     $49,647,728    17,101,282
                                                                                               ===========    ==========

See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.

                           STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993



                                                                       1994            1993
                                                                       ----            ----
Revenue (note 3):
  Rental income ................................................   $ 4,471,361        597,673
  Common area maintenance reimbursement ........................     2,613,357        256,541
  Lease termination fee ........................................       100,000           --
                                                                   -----------      ---------
                                                                     7,184,718        854,214
                                                                   -----------      ---------
Expenses:
  Rental property operating expenses ...........................     2,229,056        351,279
  Real estate taxes ............................................       706,583         86,924
  Property management fees to related party (note 5) ...........       345,610         36,374
  Amortization of deferred leasing costs (note 5) ..............        38,802          2,887
  Depreciation and amortization of rental property (note 3) ....     1,247,744        140,188
  General and administrative expenses (notes 5 and 6) ..........       639,430        432,431
  Loss on tenant defaults ......................................        38,374           --
                                                                    ----------      ---------
                                                                     5,245,599      1,050,083
                                                                    ----------      ---------
       Operating income (loss) .................................     1,939,119       (195,869)
                                                                    ----------      ---------
Other income (expense):
  Interest and other income ....................................        36,093        142,505
  Interest and amortization and accretion of loan costs (note 4)    (2,959,091)      (143,834)
                                                                    ----------       --------
       Total other income (expense) ............................    (2,922,998)        (1,329)
                                                                    ----------       --------
       Net loss ................................................   $  (983,879)      (197,198)
                                                                    ==========       ========
Net loss per share of common stock .............................   $     (0.96)         (0.21)
                                                                    ==========       ========
Weighted average number of shares outstanding ..................     1,020,000        946,027
                                                                    ==========       ========

See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                               COMMON STOCK          ADDITIONAL                        TOTAL
                                                            ------------------         PAID-IN    ACCUMULATED        STOCKHOLDERS'
                                                               SHARES      AMOUNT      CAPITAL      DEFICIT             EQUITY
                                                               ------      ------     ----------  -----------     -------------
Balance at December 31, 1992...............................     20,000     $   20      199,980         --            200,000
Issuance of common stock and common stock purchase warrants
  at January 28, 1993 (note 2).............................  1,000,000      1,000    8,705,655         --          8,706,655
Issuance of common stock purchase warrants at January 28,
  1993 pursuant to employment agreements (note 6)..........        --         --         4,000         --              4,000
Issuance of common stock purchase options at January 28,
  1993 (note 2)............................................        --         --           100         --                100
Net loss...................................................        --         --          --        (197,198)       (197,198)
                                                             ---------     ------    ---------    ----------       ---------

Balance at December 31, 1993...............................  1,020,000      1,020    8,909,735      (197,198)      8,713,557
Net loss...................................................        --         --          --        (983,879)       (983,879)
                                                             ---------     ------    ---------    ----------       ---------

Balance at December 31, 1994...............................  1,020,000     $1,020    8,909,735    (1,181,077)      7,729,678
                                                             =========     ======    =========     =========       =========



See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.

                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                                                  1994             1993
                                                                                               ----------       ----------

Cash flows from operating activities:
  Net loss ................................................................................   $   (983,879)      (197,198)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
  Depreciation and amortization of rental properties ......................................      1,247,744        140,188
    Amortization and accretion of loan costs ..............................................        390,869         16,324
    Amortization of deferred leasing costs ................................................         38,802          2,887
    Amortization of organization costs ....................................................         11,500         19,020
    Bad debt expense ......................................................................         14,535             --
    Loss on tenant defaults ...............................................................         38,374             --
    (Increase) decrease in operating assets:
      Deferred straight-line rents receivable .............................................       (261,216)       (74,185)
      Rents and expense reimbursements receivables ........................................       (189,059)       (35,394)
      Deferred leasing costs ..............................................................       (524,920)       (62,385)
      Prepaid expenses and other assets ...................................................       (255,806)      (105,758)
    Increase (decrease) in operating liabilities:
      Accounts payable and accrued expenses ...............................................         96,993        (58,196)
      Accrued interest expense ............................................................        327,034             --
      Accrued deferred merger costs .......................................................        204,334             --
      Rents paid in advance ...............................................................        (33,060)       (60,231)
      Tenant security deposits ............................................................        (21,944)        24,888
      Deferred straight-line rent payable .................................................        146,000             --
      Due to affiliates, net ..............................................................        222,038             --
         Total adjustments ................................................................      1,452,218       (192,842)
                                                                                               -----------     ----------
         Net cash provided by (used in) operating activities ..............................        468,339       (390,040)
                                                                                               -----------     ----------
Cash flows from investing activities:
  Acquisition of rental properties ........................................................    (29,735,895)   (15,085,967)
  Payments for building and tenant improvements ...........................................     (1,615,017)      (420,534)
  Purchase of securities held for sale ....................................................           --       (5,085,546)
  Proceeds from sales of securities held for sale .........................................           --        5,085,546
  Payment of deposits, pre-acquisition and deferred merger costs ..........................     (1,217,204)      (604,000)
  Refund of deposits ......................................................................      1,500,000             --
                                                                                               -----------    -----------
         Net cash used in investing activities ............................................    (31,068,116)   (16,110,501)
                                                                                               -----------    -----------

                                                                                                                       (continued)


See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.



                                                                                                  1994           1993
                                                                                              ------------   ----------
Cash flows from financing activities:
  Proceeds from issuance of common stock, warrants and options, net of $1,127,428 deducted
    for underwriting costs..................................................................  $    --         9,106,672
  Proceeds from borrowing under mortgage notes payable......................................    31,934,376    7,911,062
  Offering costs............................................................................       --          (262,477)
  Loan fees.................................................................................      (605,555)    (371,945)
  Due to affiliates, net....................................................................      (100,000)      84,043
                                                                                              ------------   ----------
         Net cash provided by financing activities..........................................    31,228,821   16,467,355
                                                                                              ------------   ----------
Net increase (decrease) in cash.............................................................       629,044      (33,186)
  Cash at beginning of period...............................................................        24,579       57,765
                                                                                              ------------   ----------
  Cash at end of period.....................................................................  $    653,623       24,579
                                                                                              ============   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest................................................................................  $  2,241,188      123,033
                                                                                              ============   ==========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     The Company acquired certain rental properties in April 1994, October 1993 and June 1993. Assets and liabilities assumed in conjunction with these acquisitions were as follows:


                                                                                                  1994           1993
                                                                                              ------------    ----------

Land........................................................................................  $  4,800,000     3,154,604
Building and improvements...................................................................    25,379,228    12,361,297
Accounts payable and accrued expenses.......................................................      (159,700)     (194,301)
Rents paid in advance.......................................................................       (26,508)     (110,767)
Security deposits...........................................................................      (257,125)     (124,866)
                                                                                              ------------    ----------
         Net cash used in acquisition of real estate........................................  $ 29,735,895    15,085,967
                                                                                              ============    ==========


See accompanying notes to financial statements.

                        CROCKER REALTY INVESTORS, INC.

                        NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization

     Crocker Realty Investors, Inc. ("CRI") was formed as a Delaware corporation on September 30, 1992 with the intent of qualifying as a real estate investment trust ("REIT") for Federal income tax purposes. On December 31, 1992, Crocker Acquisition Company, Inc. ("CAC"), a Florida corporation, was incorporated by the two 50% shareholders of CRI. CAC had an authorized capital stock consisting of 10,000,000 shares of common stock with a par value of $.001 per share. At the formation of CAC, each of the 50% shareholders of CRI received one share of the common stock of CAC. On December 31, 1992, CRI was merged into CAC with each of the 50% shareholders of CRI receiving 9,999 shares of CAC common stock in exchange for each of their 10,000 shares of CRI common stock, at which time CRI ceased to exist. Simultaneously with the merger, CAC changed its name to Crocker Realty Investors, Inc. (the "Company"). The Company was organized to acquire equity interests in office buildings, retail facilities or mixed-use facilities located in the continental United States, primarily in South Florida. The Company currently owns and operates three rental properties located in Boca Raton, Florida. The Company had no significant financial operations in 1992.

(b) Rental Property

     Rental properties are carried at cost, which is not in excess of each property's estimated net realizable value. Cost includes all costs directly related to the acquisition of each property, including legal fees and commissions, and all costs of making improvements to the acquired properties. Depreciation on the building and improvements is computed using the straight-line method over estimated useful lives. Amortization of tenant improvements is computed using the straight-line method over the initial lease terms of the respective leases. Repairs and maintenance are charged to expense as incurred.

(c) Offering Costs

     Offering costs are comprised of legal, accounting, printing, discounts, commissions and other costs incurred in connection with the offering of securities. These costs totaling $1,523,345 were charged to shareholders' equity upon consummation of the offering on January 28, 1993.

(d) Deferred Costs

     Deferred loan costs incurred in connection with financing are amortized using the interest method over the term of the loan. Deferred leasing costs are comprised primarily of leasing commissions and are amortized on a straight-line basis over the initial term of the respective leases.

(e) Organizational Costs

     Organization costs are amortized using the straight-line method over five years.

(f) Revenue Recognition

     Rental income adjusted for concessions and fixed escalations is recognized for financial reporting purposes on a straight-line basis over the initial term of each lease. Deferred rent on each lease is recognized for the difference between rental income calculated on the straight-line basis and the rental payments actually required

                         CROCKER REALTY INVESTORS, INC.

                           DECEMBER 31, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

    under the terms of each lease. Any such amounts deemed uncollectible are reserved in the period such a determination is made.

(g) Net Loss Per Share of Common Stock

     Net loss per share of common stock is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Stock option and warrants had no effect on the calculation as their effect is antidilutive.

(h) Income Taxes

     The Company qualifies as a real estate investment trust "REIT" under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. The Company did not have taxable income during 1994 or 1993. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

     The estimated tax loss for the year ended December 31, 1994 is approximately $1.8 million and was $310,000 for the year ended December 31, 1993. The difference between net loss for financial reporting purposes and tax loss is primarily due to the recognition of rental income on a straight-line basis for financial reporting purposes and differences in depreciable lives of the rental properties and improvements thereto. The differences between the tax basis and the reported amounts of assets and liabilities is immaterial.


(i) Reclassifications

     The 1993 financial statements have been reclassified to conform to the current period presentation.

(2) PUBLIC OFFERING

     The Company sold through a public offering, which was consummated on January 28, 1993, 1,000,000 shares of Common Stock at an offering price of $10 per share and 2,300,000 Warrants at a price of $.10 per Warrant. Until the completion of the offering, the shares of the Common Stock and the Warrants could only be purchased together on the basis of one share of Common Stock and two Warrants (except for the Underwriter's option to purchase up to 150,000 shares of Common Stock and/or 300,000 Warrants, solely for the purpose of covering over allotments). The Underwriter exercised only its option to purchase 300,000 Warrants. Each Warrant entitles the holder to purchase, during the four-year period commencing one year after the date of the offering, one share of Common Stock at $10.00 per share. Each Warrant can be exercised only if a registration statement covering the shares of Common Stock issuable upon exercise of the Warrant is current at the time of exercise and such shares of Common Stock have been registered or are qualified under Federal and state law or there is an exemption from such registration or qualification requirements. The Underwriter received an underwriting discount equal to $716,100 and it also received (1) an expense allowance on a non-accountable basis equal to $306,900,
(2) reimbursement for bona fide due diligence expenses of $51,150, (3) options (at the aggregate purchase price of $100) to purchase 100,000 shares of Common Stock at an initial exercise price of $16.50 per share, subject to adjustment to prevent dilution, for the four-year period commencing one year from the date of the offering, (4) reimbursement of certain advertising and mailing costs of $28,003, and

                         CROCKER REALTY INVESTORS, INC.

                           DECEMBER 31, 1994 AND 1993


(2) PUBLIC OFFERING (CONTINUED)

(5) reimbursement of other costs equal to $25,375. The Underwriter will also receive in certain circumstances a Warrant solicitation fee equal to 5% of the exercise price for each Warrant exercised.

(3) RENTAL PROPERTY

     In 1994 and 1993, the Company purchased office buildings and associated land located in Boca Raton, Florida, as follows:

                                                                                       CROCKER
                                             ONE BOCA PLACE     CROCKER SQUARE     FINANCIAL PLAZA
                                             --------------     --------------     ---------------

Date acquired.............................   April 27, 1994    October 14, 1993      June 28, 1993
Land......................................       $4,800,000           2,184,604            970,000
Building and improvements.................       25,379,228           8,600,000          3,761,297
                                                -----------          ----------          ---------
                                                $30,179,228          10,784,604          4,731,297
                                                ===========          ==========          =========

Components of rental properties are summarized as follows:


                                        DECEMBER 31,
                               ---------------------------         ESTIMATED
                                    1994            1993          USEFUL LIVES
                                    ----            ----          ------------

Land ......................   $  7,954,604       3,154,604               --
Buildings .................     35,852,213      11,652,119          40 years
Parking lots ..............        430,000         430,000          15 years
Building improvements .....        368,971          10,363          10 years
Tenant improvements .......      3,082,909         475,539         Life of lease
Equipment .................          4,702            --             3 years
Construction in progress...         33,654         213,810             --
                              ------------      ----------
                                47,727,053      15,936,435
Accumulated depreciation...     (1,336,366)       (140,188)
                              ------------      ----------
                              $ 46,390,687      15,796,247
                              ============      ==========


     All rental properties are pledged as security for the Company's mortgage notes payable (See note 4).

     Space in the properties are leased to tenants under month-to-month leases as well as operating leases with initial terms ranging from two to twenty years. Leases provide for base rent plus reimbursement of certain operating expenses.

     Commitments to complete improvements on rental properties as they are occupied totals approximately $364,000 at December 31, 1994.

                         CROCKER REALTY INVESTORS, INC.

                           DECEMBER 31, 1994 AND 1993

(3) RENTAL PROPERTY--(CONTINUED)

     Future minimum rentals, excluding tenant reimbursements of operating expenses, under noncancelable operating leases as of December 31, 1994 are:

YEAR ENDING DECEMBER 31:
- ------------------------
1995............................................................  $ 5,355,000
1996............................................................    4,539,000
1997............................................................    3,377,000
1998............................................................    3,115,000
1999............................................................    2,340,000
Thereafter......................................................    3,967,000
                                                                  -----------
Total future minimum rentals....................................  $22,693,000
                                                                  ===========

(4) MORTGAGE NOTES PAYABLE

     Mortgage notes payable consists of the following:



                                                                                           DECEMBER 31,
                                                                                   --------------------------
                                                                                        1994          1993
                                                                                        ----          ----
Mortgage note  payable to General  Electric  Capital  Corporation  ("GECC"),  as
  modified,  with monthly  payments of interest at GECC's  Composite  Commercial
  Paper  Rate  plus  4.00%  (9.34%  and  7.19% at  December  31,  1994 and 1993,
  respectively)  with all  principal  due on April 27,  1999 and  secured by all three of the Company's rental properties as well as an
  assignment of rents and other items at the properties.........................   $ 9,345,438      7,911,062

Mortgage note payable to GECC with monthly payments of interest at GECC's
  Composite Commercial Paper Rate plus 4.25% (9.59% at December 31, 1994) with a maturity  date of April 27,  1999 and  secured  by all three of the  Company's rental properties as well as an assignment of rents and other
  items at the properties.......................................................    30,500,000            --
                                                                                   -----------      ---------
                                                                                   $39,845,438      7,911,062
                                                                                   ===========      =========


     On October 13, 1993, the Company entered into a $10,302,000 credit facility with GECC. This facility was modified on April 27, 1994, which, among other changes, included an increase in the credit facility to $11,564,500. $9,345,438 has been advanced as of December 31, 1994 and was used to finance the acquisition of the Crocker Square property acquired as described in note 3, and to fund certain renovations and tenant improvements to Crocker Square and Crocker Financial Plaza, as well as to fund $242,763 in loan closing costs, and set up a $258,925 escrow for real estate taxes. The remaining undisbursed funds will be advanced for specified purposes including payment for certain additional renovations, tenant improvements, leasing costs, and the payment of a $114,500 additional interest amount which is due upon any prepayment of the loan, or at the loan's maturity date (whether by acceleration or otherwise). The $114,500 held back will only be funded in the

                         CROCKER REALTY INVESTORS, INC.

                           DECEMBER 31, 1994 AND 1993

(4) MORTGAGE NOTES PAYABLE--(CONTINUED)

event of a default by the Company. The additional interest amount is being accrued using the interest method over the life of the loan and is included in other liabilities on the balance sheet.

     The mortgage note payable may be prepaid in whole, but not in part, without penalty, at any time after April 27, 1995. Prior to that date, a prepayment fee equal to 5% of the outstanding principal balance will be charged in addition to the additional interest amount.

     On April 27, 1994, the Company purchased the One Boca Place property as described in note 3. The Company financed the entire purchase price with a $32.1 million loan from GECC. $30.5 million was received at closing and $1.6 million has been held back by GECC to fund the $1.6 million additional interest amount which is due upon prepayment of the loan, or at the loan's maturity date (whether by acceleration or otherwise). The $1.6 million held back will only be funded in the event of a default by the Company. The additional interest amount is being accrued using the interest method over the life of the loan and is included in other liabilities in the balance sheet. In addition to financing the acquisition, the $30.5 million received was used to fund $489,787 of the $554,787 in loan closing costs, and set up a $259,084 escrow for real estate taxes. The proceeds of the loan were also used to repay the $1.1 million outstanding principal amount due under a loan made by Crocker & Sons, Inc., an affiliate of Thomas J. Crocker, in connection with deposits made on the purchase price of the property. The outstanding principal balance of the loan is payable in an amount equal to 50% of the annual cash flow generated by the property after payment of interest on the loan, and tenant improvements and expenses at the property, for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal is payable at maturity on April 27, 1999.

     The mortgage note payable may be prepaid in whole or in part, without penalty, with a requirement that an initial prepayment be not less than $12 million. Upon an initial prepayment, the additional interest amount may be accelerated at GECC's sole option.

     In connection with the $32.1 million loan, the Company issued to GECC a warrant to purchase 160,000 shares of the common stock of the Company at an exercise price of $10.00 per share, subject to adjustment (the "Warrant"). Upon any prepayment of the loan, or at the loan's maturity (whether by acceleration or otherwise), GECC will, at its option, be entitled to exercise the Warrant by waiving the Company's obligation to pay the $1.6 million additional interest amount. If the issuance of the 160,000 shares would cause GECC to own in excess of 9.8% of the outstanding common stock of the Company, the Company would then issue only a number of shares equal to 9.8% of the outstanding common stock of the Company (giving effect to such issuance), and pay to GECC an amount equal to the current market price of the Company's common stock, as defined, multiplied by an amount equal to the excess of 160,000 shares over the actual number of shares issued.

(5) RELATED PARTY TRANSACTIONS

     On January 21, 1993, the Company entered into a one year property management agreement with Crocker Realty Management Services, Inc. ("CRMS"), an affiliate of Thomas J. Crocker, Chairman and a stockholder of the Company. CRMS also acts as exclusive leasing agent and construction manager. CRMS is paid 5% of aggregate gross revenue for each year for its property management services; 6% of aggregate fixed annual rental of each lease procured by CRMS for the first five years of a lease term and 4% for the next five years for each new lease and lesser amounts for renewals; and 8% of tenant improvement and other construction costs incurred by the Company for construction management services. In addition, CRMS will be reimbursed for all out-of-pocket expenses paid to third parties in connection with the rendition of services and all salaries and other

                        CROCKER REALTY INVESTORS, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                          DECEMBER 31, 1994 AND 1993

(5) RELATED PARTY TRANSACTIONS--(CONTINUED)

expenses of on-site personnel and the allocable portion of salaries, other compensation and overhead of personnel employed by the manager who perform any portion of services contemplated under the agreement. CRMS is responsible for any co-broker leasing commissions. The agreement is automatically extended for successive one year periods unless terminated by either party upon written notice at least 90 days prior to the expiration date. In management's opinion, these fees are at rates not less favorable to the Company than that available from unaffiliated third parties.

     The Company has also retained affiliates of Thomas J. Crocker to provide administrative support services necessary for the day-to-day operations of the Company. The Company reimburses such affiliates for: (a) the actual cost to the affiliates for goods, materials and services used for and by the Company obtained from unaffiliated parties, (b) administrative services necessary to the operation of the Company, including secretarial, bookkeeping, data processing and other office services, and (c) the services of certain personnel utilized by the Company directly involved in the organization and business of the Company, including persons who may be employees or officers of the affiliates but not executive officers of the Company. The Company's offices have been provided free of charge by Crocker & Sons, Inc., an affiliate of Thomas J. Crocker. In the future, the Company may be required to pay rent to such affiliate, at a rate not less favorable to the Company than that available from unaffiliated third parties. On October 1, 1994, Crocker and Sons, Inc. began allocating payroll costs to the Company in accordance with item (c) above, and will continue to allocate these costs on an ongoing basis.

     The amounts earned by affiliated companies for the years ended December 31, 1994 and 1993 and amounts included in due to affiliates at December 31, 1994 and 1993 are summarized as follows:


                                      EARNED DURING
                                       YEAR ENDED         DUE TO AFFILIATES AT
                                      DECEMBER 31,            DECEMBER 31,
                                   ---------------------  --------------------
                                     1994        1993       1994       1993             DESCRIPTION
                                     ----        ----       ----       ----         ------------------------
Crocker Realty
  Management
  Services, Inc................  $  345,610     36,374      50,608     15,467       Property management
                                    122,697     22,569      42,771     19,701       Construction management
                                    486,521      2,370     129,763     --           Leasing commissions

Crocker & Sons, Inc............         N/A        N/A      --        100,000       Purchase deposit
                                        N/A        N/A      --          5,100       Out-of-pocket expenses
                                                                                    Building and tenant
                                        N/A        N/A      44,020     --             improvements
                                     28,014     --          --         --           Interest and loan fees
                                     72,164     --          72,164     --           Payroll allocations
                                 ----------     ------     -------    -------
                                 $1,055,006     61,313     339,326    140,268
                                 ==========     ======     =======    =======



     As discussed in note 4, Crocker & Sons, Inc. provided $1,100,000 for deposits made towards the purchase of a rental property acquired on April 27, 1994. This loan was repaid after the acquisition, including interest and loan fees.

                         CROCKER REALTY INVESTORS, INC.

                           DECEMBER 31, 1994 AND 1993


(6) EMPLOYMENT AGREEMENTS

     On the effective date of the public offering, the Company entered into five-year employment agreements with Thomas J. Crocker, who serves as Chairman of the Board and Chief Executive Officer, and Richard S. Ackerman, who serves as President. Each of the officers are paid a base annual salary of $25,000 and are entitled to incentive compensation in an amount (not to exceed $150,000 for each in any fiscal year) equal to a percentage of the amount of total dividends distributed to stockholders during each fiscal year of the Company if such dividends equal at least 9% of stockholders' invested capital. Such percentage ranges between 3.5% and 9.5%, increasing gradually until the highest percentage is reached when annual dividends distributed are at least 14% of stockholders' invested capital. The amount of dividends to be distributed to stockholders will be determined by a majority of the disinterested directors (including a majority of the independent directors). Upon termination of Mr. Crocker's employment by the Company, the Company must cease to conduct business under or use the "Crocker" name, and any derivative thereof, and the logo associated with Mr. Crocker's affiliates.

     Upon consummation of the offering, the employment contracts also obligated the Company: (a) to grant each of two executive officers options to purchase 75,000 shares of the Common Stock, at an exercise price of $10.00 per share, pursuant to the Company's 1993 Stock Option Plan described further in note 7, and (b) to sell to each of two executive officers, at a purchase price of $.10 per Warrant, Warrants to purchase 20,000 shares of the Common Stock at an exercise price of $10.00 per share exercisable during the four-year period commencing one year after the effective date of the offering. On January 28, 1993, the officers purchased the Warrants for an aggregate purchase price of $4,000. On February 24, 1993, the Company granted stock options to the executive officers as described further in note 7.

(7) STOCK OPTIONS

     In 1993, the Company established a key employee stock option plan reserving 250,000 shares of common stock for sale to key employees at an option price that shall not be less than fair market value at the time the option is granted. The options will expire not more than ten years from the date of the grant. Pursuant to employment contracts, on February 24, 1993, the Company granted an option to purchase up to 75,000 shares of the Common Stock to each of two executive officers and an option to purchase up to 10,000 shares of the Common Stock to the Treasurer. On November 19, 1993, the Board of Directors granted an option to purchase up to 45,000 shares of common stock to each of the two executive officers. All options are exercisable at $10.00 per share as follows: (i) for one-third of the shares covered thereby after the first anniversary of the date of grant; (ii) for an additional one-third of the shares covered thereby after the second anniversary, and (iii) for the balance after the third anniversary. On January 28, 1993, the Company also granted an option to purchase 100,000 shares of Common Stock at $16.50 per share to the Underwriter as described in note 2. As a result of the Company issuing Warrants to GECC as described in note 4, the Underwriter's option exercise price and the number of shares underlying the option have been adjusted in accordance with provisions of the option to $7.85 per share and 210,292 shares, respectively.

(8) CONDENSED PRO FORMA FINANCIAL INFORMATION

On April 27, 1994, the Company purchased One Boca Place for $30,179,228 paid for with cash from proceeds from a mortgage note payable. On October 14, 1993, the Company purchased Crocker Square for $10,784,604 paid for with cash from proceeds of the offering and proceeds from a mortgage note payable. OnJune 28, 1993, the Company purchased Crocker Financial Plaza for $4,731,297 paid in cash from proceeds of the offering.

                        CROCKER REALTY INVESTORS, INC.

                          DECEMBER 31, 1994 AND 1993

(8) CONDENSED PRO FORMA  FINANCIAL  INFORMATION--(CONTINUED)

     The following unaudited pro forma summary presents the condensed results of operations as if the 1994 acquisition and 1993 acquisitions and initial public offering had occurred as of January 1, 1993, and does not purport to be indicative of what would have occurred had the 1994 acquisition and 1993 acquisitions and initial public offering actually occurred as of January 1, 1993, or of results which may occur in the future.

                                                         YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                          1994           1993
                                                          ----           ----
                                                        (UNAUDITED) (UNAUDITED)
Revenues.............................................. $ 8,670,000   7,240,000
                                                       ===========   =========
Net loss.............................................. $(1,360,000) (1,150,000)
                                                       ===========  ==========
Net loss per common share............................. $     (1.33)      (1.13)
                                                       ===========  ==========
Weighted average number of common shares outstanding...  1,020,000   1,020,000
                                                       ===========  ==========

(9) PROPOSED MERGER

     On September 29, 1994, the Company and Southeast Realty Corp., a newly formed Maryland corporation, entered into an agreement (the "Merger Agreement") pursuant to which, among other transactions, the Company will be merged into a wholly-owned subsidiary of Southeast Realty Corp. (the "Merger"). Upon the effectiveness of the Merger, Southeast Realty Corp. will own 50 properties. Contemporaneously with the Merger, Crocker Realty Management Services, Inc. and Crocker & Sons, Inc., companies which are controlled by Thomas J. Crocker, will be merged with a subsidiary of Southeast Realty Corp. The Merger Agreement provided for a due diligence period which expired on October 30, 1994. The consummation of the Merger is subject to various conditions, including, among other conditions, the approval of a majority of the outstanding shares of the Company, the representations and warranties of the parties shall be accurate in all material respects, no governmental entity or Federal or State court shall have issued any injunction or other order which restrains or prohibits the consummation of the Merger, all authorizations, waivers and consents required to be obtained in order to consummate the Merger shall have been obtained, and the number of shareholders dissenting to the Merger shall not exceed a specified number. The Merger Agreement may be terminated at any time by the mutual written consent of the parties or upon the occurrence of certain events. If the Merger is not consummated, the parties will not have liability to each other unless such failure to consummate is a result of a willful misrepresentation or breach of warranty or covenant contained in the Merger Agreement. The amount of damages recoverable by the non-breaching party is limited.

     As of December 31, 1994, the Company has incurred costs related to the Merger of approximately $310,000, net of reimbursements received from an affiliate of the proposed merger entity of approximately $147,000. Upon consummation of the Merger Agreement, all deferred merger costs will be expensed. Under certain circumstances, if the Merger does not take place, the Company will be required to repay the $147,000 in the form of shares of the Company's common stock based upon the lesser of the stock's trading price on the date of termination or $8.00 per share.

     Upon consummation of the Merger Agreement, the employment agreements and stock options described in notes 6 and 7, respectively, will be terminated, and new employment agreements and stock option plans will be implemented by the new entity.

                             CROCKER & SONS, INC.

                             Financial Statements

          As of June 29, 1995 and December 31, 1994, and for the period from January 1, 1995 through June 29, 1995

                                   (Unaudited)

                             CROCKER & SONS, INC.

                                BALANCE SHEETS

                  As of June 29, 1995 and December 31, 1994

                                 (Unaudited)


                                                                                         JUNE 29,    DECEMBER 31,
                                        ASSETS                                             1995         1994
                                        ------                                          ---------    ------------
Current assets:
     Cash.............................................................................  $  2,706     $  8,271
     Management fee receivable (note 4)...............................................    77,300      113,966
     Development fee receivable from affiliate of stockholder (note 4)................      --         63,000
     Reimbursable costs (note 7)......................................................      --         88,390
     Due from employees and stockholder...............................................     4,421        3,195
     Due from affiliates of stockholder, net (note 4).................................   797,751       45,881
     Prepaid insurance................................................................     4,867       20,412
                                                                                         -------      -------
          Total current assets........................................................   887,045      343,115
                                                                                         -------      -------
Property and equipment (note 3).......................................................   450,896      428,795
     Less accumulated depreciation....................................................  (363,718)    (352,718)
                                                                                        --------     --------
                                                                                          87,178       76,077
                                                                                          ------       ------
          Total assets................................................................  $974,223     $419,192
                                                                                        ========     ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------
Current liabilities:
     Accounts payable and accrued expenses............................................  $896,252     $ 65,085
     Accrued payroll and payroll taxes................................................     4,199        2,733
     Other liabilities................................................................     3,625       14,486
                                                                                           -----       ------
          Current liabilities.........................................................   904,076       82,304
                                                                                         -------       ------
Stockholders' equity (notes 6 and 7):
     Common stock, $1 par value. Authorized 7,500 shares; Issued and outstanding
         7,500........................................................................     7,500        7,500
     Additional paid-in capital.......................................................   449,388      329,388
     Accumulated deficit..............................................................  (386,741)          --
                                                                                        --------
          Total stockholders' equity..................................................    70,147      336,888
                                                                                          ------      -------
          Total liabilities and stockholders' equity..................................  $974,223     $419,192
                                                                                        ========     ========


Unaudited--See accompanying notes to financial statements.

                             CROCKER & SONS, INC.

                           STATEMENT OF OPERATIONS

                     For the period from January 1, 1995
                            through June 29, 1995

                                 (Unaudited)

Revenues (note 4):
  Management fees--buildings:
     Related parties..............................................  $  527,597
     Unrelated party..............................................      15,233
  Management fees--development and construction:
     Related parties..............................................     143,569
  Other
     Related parties..............................................      71,376
                                                                        ------
       Total revenues.............................................     757,775
                                                                       -------
Expenses:
  Payroll and related costs.......................................   1,933,239
  General and administrative (note 4).............................     112,176
  Depreciation....................................................      11,000
  Professional fees...............................................      31,602
  Communications..................................................      39,755
  Less: Allocation of costs to affiliate related to
     management activities (note 4)...............................     (94,856)
  Less: Allocation of costs to affiliate related to leasing, building and construction management
     activities (note 4)..........................................    (874,230)
                      -                                               --------
       Total expenses.............................................   1,158,686
                                                                     ---------
       Operating loss.............................................    (400,911)
                                                                      --------
Other income:
  Interest income.................................................      14,170
                                                                        ------
       Total other income.........................................      14,170
                                                                        ------
       Net loss...................................................  $ (386,741)
                                                                    ==========
Pro forma data (unaudited--see notes 2(d) and 5):
  Historical net loss.............................................  $ (386,741)
  Provision for pro forma income tax expense......................    (149,523)
                                                                      --------
       Pro forma net loss.........................................  $ (536,264)
                                                                    ==========
Pro forma net loss per share of common stock......................  $   (71.50)
                                                                    ==========
Weighted average number of shares outstanding.....................       7,500
                                                                         -----

Unaudited--See accompanying notes to financial statements.

                             CROCKER & SONS, INC.

                      STATEMENT OF STOCKHOLDERS' EQUITY

                     For the period from January 1, 1995
                            through June 29, 1995

                                 (Unaudited)


                                                              COMMON STOCK        ADDITIONAL                     TOTAL
                                                            -------------------    PAID-IN      ACCUMULATED   STOCKHOLDERS'
                                                            SHARES       AMOUNT    CAPITAL        DEFICIT        EQUITY
                                                            ------       ------   ----------    -----------   -------------
Balance at
  December 31, 1994...................................       7,500       $7,500   $329,388            --         $336,888
Stockholder contribution..............................          --           --    120,000            --          120,000
Net loss for the period from January 1, 1995 through
     June 29, 1995....................................          --           --         --      $(386,741)       (386,741)
                                                             -----       ------   --------      ---------
Balance at June 29, 1995..............................       7,500       $7,500   $449,388      $(386,741)       $ 70,147
                                                             =====       ======   ========      =========


Unaudited--See accompanying notes to financial statements.

                             CROCKER & SONS, INC.

                           STATEMENT OF CASH FLOWS

                     For the period from January 1, 1995
                            through June 29, 1995

                                 (Unaudited)

Cash flow from operating activities:
  Net loss..........................................................................  $(386,741)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation....................................................................    11,000
     Change in operating assets (increase) decrease:
       Management fee receivable.....................................................    36,666
       Development fee receivable from affiliate of stockholder......................    63,000
       Reimbursable costs............................................................    88,390
       Due from affiliates of stockholder, net.......................................  (751,870)
       Due from employees and stockholder............................................    (1,226)
       Prepaid insurance.............................................................    15,545
     Change in operating liabilities increase (decrease):
     Accounts payable and accrued expenses...........................................   831,167
       Accrued payroll and payroll taxes.............................................     1,466
       Other liabilities.............................................................   (10,861)
                                                                                        -------
            Total adjustments........................................................   283,277
                                                                                        -------
            Net cash used in operating activities....................................  (103,464)
                                                                                       --------
Cash flows from investing activities:
  Purchase of property and equipment.................................................   (22,101)
                                                                                        -------
            Net cash used in investing activities....................................   (22,101)
                                                                                        -------
Cash flows from financing activities:
  Stockholder contribution...........................................................   120,000
                                                                                        -------
            Net cash provided by financing activities................................   120,000
                                                                                        -------
Net decrease in cash.................................................................    (5,565)
Cash at beginning of period..........................................................     8,271
                                                                                          -----
Cash at end of period................................................................  $  2,706
                                                                                       ========

Unaudited--See accompanying notes to financial statements.

                             CROCKER & SONS, INC.

                  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                June 29, 1995

(1) BUSINESS

    Crocker & Sons, Inc. (the Company) is a real estate management company that provides sales promotion, operations, administration, accounting and collection services. Prior to September 22, 1994, Thomas J. Crocker was the Company's sole stockholder. As of June 29, 1995, Mr. Crocker is the majority stockholder.

    The Company was formed in 1989 when Thomas J. Crocker purchased the assets of WJC & Sons, Inc.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) REVENUE RECOGNITION

       Management fee revenue is recognized when earned in accordance with the terms of each respective management agreement.

    (B) PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost. Depreciation of property and equipment has been provided on the straight-line method based upon estimated useful lives as follows:

                     Equipment.............................. 5 years
                     Furniture and fixtures................. 5 years
                     Automobiles............................ 5 years

    (C) INCOME TAXES

       The Company is a subchapter "S" corporation. As such, the stockholders are personally responsible for any income tax expense on the Company's taxable income. Accordingly, the statements do not include any provision for income taxes which are the responsibility of the stockholders.

    (D) PRO FORMA INCOME TAX PROVISION

       Under the terms of a proposed merger (see note 7), the leasing operations of Crocker & Sons, Inc. will be transferred to any entity which is expected to be taxable as a C Corporation under the Internal Revenue Code. The remaining operations will be merged into a subsidiary of a proposed real estate investment trust, which is expected to qualify as such under the Internal Revenue Code and thus will not be subject to Federal income tax to the extent it distributes all of its taxable income to shareholders and meets certain other requirements.

       The pro forma tax provision has been calculated as if the leasing operations of Crocker & Sons, Inc. are part of a separate wholly-owned entity which is subject to taxation as a C Corporation.

       The pro forma net loss per share is based on the average number of common shares outstanding as shown in the Statement of Operations.

                             CROCKER & SONS, INC.

                                June 29, 1995


(3) PROPERTY AND EQUIPMENT

   A summary of property and equipment as of June 29, 1995 and December 31, 1994 is as follows:

                                                   JUNE 29,     DECEMBER 31,
                                                     1995          1994
                                                     ----          ----
     Equipment.................................  $  373,834      351,733
     Furniture and fixtures....................      70,241       70,241
     Automobiles...............................       6,821        6,821
                                                      -----        -----
                                                 $  450,896      428,795
                                                 ==========      =======

(4) RELATED PARTY AND SIGNIFICANT CUSTOMER TRANSACTIONS

   Substantially all of the Company's management fee revenue is earned from properties owned by or affiliated with Thomas J. Crocker or his father, from the development, construction and management of a property known as Mizner Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by Teachers Insurance and Annuity, from the development and management of a property known as the Arbors Office Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by an affiliate of The State Teachers Retirement System of Ohio, and from the management of other properties owned by Teachers Insurance and Annuity.

   Building management fees generally range from 1% to 5% of gross receipts collected by the property being managed. Development management fees are generally an agreed-upon amount with the property owner. Construction management fees are generally 8% of the total job cost.

   At the end of 1991, Crocker Realty Management Services, Inc. (CRMSI), an affiliate of the stockholder, was established to act as the leasing agent for properties managed by the Company. CRMSI has no employees and the Company allocates costs to CRMSI for the use of its personnel and services in connection with these leasing activities. The Company also allocates costs to CRMSI related to building management of buildings owned by Crocker Realty Investors, Inc. The allocation of costs is based on revenues earned by CRMSI.

    The Company had transactions with related parties and significant building owners as follows:

                                                                        RELATED PARTY
                                                        --------------------------------------------       TRACHERS
                                                                    MIZNER        ARBORS                  INSURANCE
                                                        AFFILIATES   PARK      OFFICE PARK     TOTAL      AND ANNUITY
                                                        ----------   ----      -----------     -----      -----------

Period from January 1, 1995 through June 29, 1995:
  Building management fees...........................   $256,402    $221,395     $49,800     $527,597        $15,233
  Development and construction management fees.......     54,485      42,000      47,084      143,569           --
  Other..............................................         --         630      70,746       71,376           --
As of June 29, 1995:
  Management fee receivable..........................     77,300          --          --       77,300           --
  Net due from affiliates of stockholder.............    737,572      60,179          --      797,751           --
As of December 31, 1994:
  Management fee receivable..........................     74,803      36,624          --      111,427          2,539
  Development fee receivable.........................         --      63,000          --       63,000           --
  Net due from affiliates of stockholder.............     45,881          --          --       45,881           --


                             CROCKER & SONS, INC.

                                June 29, 1995


(5) PRO FORMA INCOME TAXES

   The pro forma income tax expense attributable to earnings from the leasing operations, as described in note 2(d), for the period from January 1, 1995 through June 29, 1995 differ from the amounts computed by applying the U.S. Federal tax rate of 34 percent to pro forma pretax loss from the operations of the Company as a result of the following:

       Computed "expected" tax expense for the Company...........  $(131,492)
       Effect of taxable loss for the non-leasing operations
         of the  Company.........................................     266,591
       State income taxes, net of Federal income tax
         benefit.................................................      14,424
                                                                       ------
       Pro forma income tax expense..............................    $149,523
                                                                     ========

   The pro forma income taxes calculated above were prepared in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

(6) STOCKHOLDERS' EQUITY

   On June 29, 1995, the Company received a $120,000 capital contribution from Thomas J. Crocker.

(7) SUBSEQUENT EVENT--MERGER

   On June 30, 1995, pursuant to an Agreement and Plan of Merger (the Merger Agreement), dated as of September 29, 1994, the Company and Crocker Realty Management Services, Inc. (CRMSI) were merged (the Merger) into a wholly-owned subsidiary of Crocker Realty Trust, Inc., a Maryland corporation which changed its name from Southeast Realty Corp. to Crocker Realty Trust, Inc. on June 30, 1995. Upon consummation of the Merger, the shareholders of the Company and CRMSI received, in the aggregate, 637,500 shares of Crocker Realty Trust, Inc.'s common stock, representing approximately 4.5% of the outstanding shares of Crocker Realty Trust, Inc.'s common stock.

   The Merger Agreement provided for Crocker Realty Trust, Inc. to reimburse the Company for all expenses and costs of the Company, in assuming the management and accounting of Crocker Realty Trust, Inc.'s 50 properties, which are incurred prior to June 30, 1995. On March 16, 1995, the Company was reimbursed $88,390 of such costs incurred during the year ended December 31, 1994. This amount was reflected in these financial statements as reimbursable costs as of December 31, 1994.

                             CROCKER & SONS, INC.
                             FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT



The Stockholder
Crocker & Sons, Inc.:

     We have audited the accompanying balance sheet of Crocker & Sons, Inc. as of December 31, 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crocker & Sons, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                         KPMG PEAT MARWICK LLP


Fort Lauderdale, Florida
February 23, 1995

                             CROCKER & SONS, INC.
                                BALANCE SHEET
                              DECEMBER 31, 1994

                            ASSETS

Current assets:
  Cash...............................................................  $  8,271
  Management fees receivable (note 4)................................   113,966
  Development fee receivable from affiliate of stockholder (note 4)..    63,000
  Reimbursable costs (note 7)........................................    88,390
  Due from employees and stockholder.................................     3,195
  Due from affiliates of stockholder, net (note 4)...................    45,881
  Prepaid insurance..................................................    20,412
                                                                         ------
       Total current assets..........................................   343,115
                                                                        -------
Property and equipment (note 3)......................................   428,795
Less accumulated depreciation........................................  (352,718)
                                                                       --------
                                                                         76,077
                                                                         ------
       Total assets..................................................  $419,192
                                                                       ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................    65,085
  Accrued payroll and payroll taxes..................................     2,733
  Other liabilities..................................................    14,486
                                                                         ------
       Total current liabilities.....................................    82,304
                                                                         ------
Stockholders' equity (notes 6 and 7):
  Common stock, $1 par value. Authorized, issued and outstanding
7,500 shares.........................................................     7,500
  Additional paid-in capital.........................................   329,388
                                                                        -------
       Total stockholders' equity....................................   336,888
                                                                        -------
       Total liabilities and stockholders' equity....................  $419,192
                                                                       ========
                                      F-92


See accompanying notes to financial statements.

                             CROCKER & SONS, INC.
                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

Revenues (note 4):
  Management fees--buildings:
     Related parties..............................................  $   695,214
     Unrelated party..............................................      217,774
  Management fees--development and construction:
     Related parties..............................................      315,651
  Other:
     Related parties..............................................      177,245
     Unrelated party..............................................       19,949
                                                                         ------
       Total revenues.............................................    1,425,833
                                                                      ---------
Expenses:
  Payroll and related costs.......................................    2,147,368
  General and administrative (note 4).............................      309,941
  Depreciation....................................................       29,075
  Professional fees...............................................      103,745
  Communications..................................................       66,596
  Less: Allocation of costs to affiliate related to management
activities (note 4)...............................................      (72,164)
  Less: Allocation of costs to affiliate related to leasing and
building management activities (note 4)...........................     (811,208)
                                     -                                 --------
       Total expenses.............................................    1,773,353
                                                                      ---------
       Operating loss.............................................     (347,520)
                                                                       --------
Other income:
  Interest income.................................................       69,693
  Sales commission (note 4).......................................    1,157,437
Miscellaneous income..............................................      215,243
                                                                        -------
       Total other income.........................................    1,442,373
                                                                      ---------
       Net income.................................................   $1,094,853
                                                                     ==========
Pro forma data (unaudited--see notes 2 and 5):
  Historical net income...........................................    1,094,853
  Provision for pro forma income taxes............................      104,488
                                                                        -------
       Pro forma net income.......................................   $  990,365
                                                                     ==========
Pro forma net income per common share.............................   $   465.62
                                                                     ==========
Weighted average number of shares outstanding.....................        2,127
                                                                          =====

See accompanying notes to financial statements.

                             CROCKER & SONS, INC.
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                 COMMON STOCK       ADDITIONAL                      TOTAL
                                                                 ------------        PAID-IN    ACCUMULATED      STOCKHOLDERS'
                                                              SHARES     AMOUNT      CAPITAL      DEFICIT       EQUITY (DEFICIT)
                                                              ------     ------      -------      -------       ----------------
Balance at
  December 31, 1993........................................     100     $  100     1,050,992    (1,065,375)          (14,283)
Issuance of stock to majority stockholder..................   4,994      4,994        (4,994)        --                 --
Proceeds from issuance of stock to officers................   2,406      2,406       255,594         --              258,000
Distribution to majority stockholder.......................    --         --        (972,204)      (29,478)       (1,001,682)
Net income.................................................    --         --            --       1,094,853         1,094,853
                                                              ----      ------       -------     ---------         ---------
Balance at
  December 31, 1994........................................   7,500     $7,500       329,388         --              336,888
                                                              =====     ======       =======     =========           =======


See accompanying notes to financial statements.

                             CROCKER & SONS, INC.
                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

Cash flow from operating activities:
  Net income....................................................    $1,094,853
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation...............................................        29,075
     (Increase) decrease in operating assets:
       Management fees receivable...............................       (17,403)
       Development fee receivable...............................       (63,000)
       Reimbursable costs.......................................       (88,390)
       Due from employees and stockholder.......................         9,400
       Prepaid insurance........................................         9,677
       Utility deposits.........................................        81,250
     Increase (decrease) in operating liabilities:
       Accounts payable and accrued expenses....................        12,968
       Accrued payroll and payroll taxes........................        (3,993)
       Other liabilities........................................          (940)
                                                                          ----
             Total adjustments..................................       (31,356)
                                                                       -------
             Net cash provided by operating activities..........     1,063,497
                                                                     ---------
Cash flows from investing activities:
  Purchase of property and equipment............................       (40,482)
                                                                       -------
             Net cash used in investing activities..............       (40,482)
                                                                       -------
Cash flows from financing activities:
  Due to/from affiliates of stockholder, net....................      (292,991)
  Proceeds from issuance of stock...............................       258,000
  Distribution to majority stockholder..........................    (1,001,682)
                                                                    ----------
             Net cash used in financing activities..............    (1,036,673)
                                                                    ----------
Net decrease in cash............................................       (13,658)
Cash at beginning of year.......................................        21,929
                                                                        ------
Cash at end of year.............................................    $    8,271
                                                                    ==========



See accompanying notes to financial statements.

                             CROCKER & SONS, INC.

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1994


(1) BUSINESS

     Crocker & Sons, Inc. (the "Company") is a real estate management company that provides sales promotion, operations, administration, accounting and collection services. Prior to September 22, 1994, Thomas J. Crocker was the Company's sole stockholder. As of December 31, 1994, Mr. Crocker is the majority stockholder (see note 6 below).

     The Company was formed in 1989 when Thomas J. Crocker purchased the assets of WJC & Sons, Inc.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Revenue Recognition

     Management fee revenue is recognized when earned in accordance with the terms of each respective management agreement.

(b) Property and Equipment

     Property and equipment is stated at cost. Depreciation of property and equipment has been provided on the straight-line method based upon estimated useful lives as follows:

       Equipment.......................................    5 years
       Furniture and fixtures..........................    5 years
       Automobiles.....................................    5 years

(c) Income Taxes

     The Company is a subchapter "S" corporation. As such, the stockholder is personally responsible for any income tax expense on the Company's taxable income. Accordingly, the statements do not include any provision for income taxes which are the responsibility of the stockholder.

(d) Pro Forma Income Tax Provision

     Under the terms of a proposed merger, the leasing operations of Crocker & Sons, Inc. will be transferred to an entity which is expected to be taxable as a C Corporation under the Internal Revenue Code. The remaining operations will be merged into a subsidiary of a proposed real estate investment trust, which is expected to qualify as such under the Internal Revenue Code and thus will not be subject to Federal income tax to the extent it distributes all of its taxable income to shareholders and meets certain other requirements.

     The pro forma tax provision has been calculated as if the leasing operations of Crocker & Sons, Inc. are part of a separate wholly-owned entity which is subject to taxation as a C Corporation. Such presentation included the assumption that taxable net operating losses of the leasing operations would be carried forward to offset taxable income generated through December 31, 1994.

     The pro forma net income per share is based on the average number of common shares outstanding as shown in the Statement of Operations.

                              CROCKER & SONS, INC.

                                DECEMBER 31, 1994

(3) PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 31, 1994 is as follows:

            Equipment...............................  $  351,733
            Furniture and fixtures..................      70,241
            Automobiles.............................       6,821
                                                           -----
                                                      $  428,795
                                                      ==========

(4) RELATED PARTY AND SIGNIFICANT CUSTOMER TRANSACTIONS

     Substantially all of the Company's management fee revenue is earned from properties owned by or affiliated with Thomas J. Crocker or his father, from the development, construction and management of a property known as Mizner Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by Teachers Insurance and Annuity, from the development and management of a property known as the Arbors Office Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by an affiliate of The State Teachers Retirement System of Ohio, and from the management of other properties owned by Teachers Insurance and Annuity.

     Building management fees generally range from 1% to 5% of gross receipts collected by the property being managed. Development management fees are generally an agreed-upon amount with the property owner. Construction management fees are generally 8% of the total job cost.

      At the end of 1991, Crocker Realty Management Services, Inc. ("CRMSI"), an affiliate of the stockholder, was established to act as the leasing agent for properties managed by the Company. CRMSI has no employees and the Company allocates costs to CRMSI for the use of its personnel and services in connection with these leasing activities. The Company also allocates costs to CRMSI related to building management of buildings owned by Crocker Realty Investors, Inc. The allocation of costs is based on revenues earned by CRMSI.

     The Company had transactions with related parties and significant building owners as follows:

                                                                   RELATED PARTY
                                                ---------------------------------------------     TEACHERS
                                                               MIZNER        ARBORS               INSURANCE
                                                AFFILIATES      PARK     OFFICE PARK    TOTAL    AND ANNUITY
                                                ----------      ----     -----------    -----    -----------

Year ended December 31, 1994:
  Building management fees.....................  $260,251     312,030      122,933     695,214       217,774
  Development and construction management
       fees....................................      --       226,382       89,269     315,651          --
  Other........................................     5,645      28,195      143,405     177,245        19,949
As of December 31, 1994:
  Management fee receivable....................    74,803      36,624         --       111,427         2,539
  Development fee receivable...................      --        63,000         --        63,000          --
  Net due to/from affiliates
     of stockholder............................    45,881        --           --        45,881          --


                              CROCKER & SONS, INC.

                                DECEMBER 31, 1994
(4)  RELATED PARTY AND SIGNIFICANT CUSTOMER TRANSACTIONS--(CONTINUED)

     On February 17, 1994, the Company received a commission of $1,157,437 for the sale of two buildings owned by The State Teachers Retirement System of Ohio which were managed by the Company prior to the sale. Building, development and construction management fee revenue from these buildings for the year ended December 31, 1994 totaled approximately $34,000.

     On May 16, 1994, the Company ceased managing several buildings owned by Teachers Insurance and Annuity containing a total of approximately 606,000 rentable square feet. Building, development and construction management fee revenue and allocation of costs related to leasing activities earned from these buildings for the year ended December 31, 1994, totaled approximately $321,000.

     On March 9, 1994, the Company began managing a building containing approximately 315,000 rentable square feet, owned by an affiliate of the stockholder. On April 27, 1994, the Company began allocating costs to Crocker Realty Management Services, Inc., which began managing a building containing approximately 280,000 rentable square feet, which is owned by a company in which the stockholder is an officer. Building management fee revenue and allocation of costs related to leasing and building management activities from these buildings totaled approximately $427,000 for the year ended December 31, 1994.

     Starting on October 1, 1994, the Company began allocating certain payroll costs to Crocker Realty Investors Inc. ("CRI") relating to services of certain personnel utilized by CRI directly involved in the organization and business of CRI, excluding executive officers of CRI.


(5) PRO FORMA INCOME TAXES

     The pro forma income tax expense attributable to earnings from the leasing operations, as described in note 2(d), for the year ended December 31, 1994 differs from the amounts computed by applying the U.S. Federal tax rate of 34 percent to pro forma pretax earnings from the leasing operations as a result of the following:

Computed "expected" tax expense for the Company...................  $   372,250
Effect of assumed 100% distribution of real estate investment trust taxable income, for the non-leasing operations of the
  Company, to its shareholders....................................       (5,157)
State income taxes, net of Federal income tax benefit.............       39,193
Benefit of operating loss carry-forwards of the
  leasing operations..............................................     (301,798)
                                                                       --------
Pro forma income tax expense......................................  $   104,488
                                                                    ===========


     The pro forma income tax calculated above was prepared in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(6) STOCKHOLDERS' EQUITY

     On September 22, 1994, the Company issued 7,400 shares of stock. 4,994 of these shares were issued to Thomas J. Crocker with no corresponding contribution. Additional paid-in capital of $4,994 representing the par value of the common stock was transferred to the common stock account. The remaining 2,406 shares were issued to two officers of the Company in exchange for $258,000.

     Prior to the issuance of the  above-mentioned  shares of stock, the Company
paid  a  stockholder   distribution  to  Thomas  J.  Crocker  of  $1,001,682  or
approximately $10,017 per share.

(7) PROPOSED MERGER

     On September 29, 1994, the Company and Southeast Realty Corp., a newly formed Maryland corporation ("Southeast Realty"), entered into an agreement (the "Merger Agreement") pursuant to which, among other transactions, the Company and Crocker Realty Management Services, Inc. ("CRMSI") will be merged into a wholly-owned subsidiary of Southeast Realty. Upon consummation of the Merger, the shareholders of the Company and CRMSI will receive, in the aggregate, 637,500 shares of Southeast Realty's common stock, representing approximately 4.5% of the outstanding shares of Southeast Realty's common stock. The consummation of the Merger is subject to various conditions including, the satisfaction or waiver of the conditions to consummation of a merger ("the CRI Merger") of Crocker Realty Investors, Inc. ("CRI") with and into a wholly-owned subsidiary of Southeast Realty, pursuant to a merger agreement between CRI and Southeast Realty. The CRI Merger requires the approval of the holders of a majority of the outstanding shares of Crocker Realty Investors, Inc. Upon consummation of the mergers, Southeast Realty will own interests in 50 office properties.

     The Merger Agreement provides for Southeast Realty to reimburse the Company for all expenses and costs of the Company, in assuming the management and accounting of the 50 properties, which are incurred prior to the closing date of the merger. Subsequent to December 31, 1994, the Company was reimbursed $88,390 of such costs incurred during the year ended December 31, 1994. This amount has been reflected in these financial statements as reimbursable costs as of December 31, 1994.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          CROCKER REALTY TRUST, INC.
                          433 PLAZA REAL, SUITE 335
                          BOCA RATON, FLORIDA 33432

    The undersigned hereby appoints Thomas J. Crocker and Richard S. Ackerman, and each of them acting alone, with the power to appoint his substitute proxy to represent the undersigned and vote as designated below all of the shares of common stock, par value $.01 per share, of Crocker Realty Trust, Inc. (the
Common Stock) held of record by the undersigned at the close of business on August 26, 1996, at the Special Meeting of Stockholders to be held on September 20, 1996 and at any adjournment thereof.

1. Approval and adoption of an Agreement and Plan of Merger, dated as of April 29, 1996, by and among Highwoods Properties, Inc., a Maryland corporation (Highwoods), Cedar Acquisition Corp., a Maryland corporation and a subsidiary of Highwoods (CAC), and the Company, pursuant to which, among other things,
   (a) CAC will be merged with and into the Company; (b) each share of Common Stock (other than shares held by the Company or Highwoods or any wholly-owned subsidiary of Highwoods or the Company which will be cancelled) will be converted automatically into a right to receive $11.05243 in cash, without interest; and (c) the Company will become a subsidiary of Highwoods.

              FOR     /_/          AGAINST      /_/          ABSTAIN     /_/


2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                 Dated: ------------------------

                                                 Signature ---------------------

                                                 -------------------------------
                                                 Signature if held jointly

                                                 Please  sign  exactly  as  name
                                                 appears   to  the  left.   When
                                                 shares   are   held  by   joint
                                                 tenants, both should sign. When
                                                 signing as attorney,  executor,
                                                 administrator,    trustee    or
                                                 guardian,   please   give  full
                                                 title    as    such.    If    a
                                                 corporation,   please  sign  in
                                                 full    corporate    name    by
                                                 President  or other  authorized
                                                 officer.   If  a   partnership,
                                                 please sign in partnership name
                                                 by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.